PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 22, 2005)

                          $2,069,907,000 (APPROXIMATE)
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    Depositor

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP4

                            JPMORGAN CHASE BANK, N.A.
                        LASALLE BANK NATIONAL ASSOCIATION
                          EUROHYPO AG, NEW YORK BRANCH
                         PNC BANK, NATIONAL ASSOCIATION
                          KEYBANK NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                              Mortgage Loan Sellers

                                   ----------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-LDP4 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 184 fixed rate mortgage loans secured by first liens on
242 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2005-LDP4 certificates.
The Series 2005-LDP4 certificates are not obligations of J.P. Morgan Chase
Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-LDP4 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                     INITIAL CLASS         INITIAL                           ASSUMED             EXPECTED             RATED
                      CERTIFICATE          APPROX.       PASS-THROUGH          FINAL              RATINGS             FINAL
                      BALANCE OR         PASS-THROUGH        RATE          DISTRIBUTION          (MOODY'S/        DISTRIBUTION
                  NOTIONAL AMOUNT(1)         RATE        DESCRIPTION          DATE(3)         FITCH/DBRS)(5)        DATE(3)
                  ------------------   ---------------   ------------   ------------------   ----------------   ----------------

Class A-1 .....   $   84,707,000           4.6130%           Fixed         May 15, 2010         Aaa/AAA/AAA     October 15, 2042
Class A-2 .....   $  227,323,000           4.7900%           Fixed        August 15, 2010       Aaa/AAA/AAA     October 15, 2042
Class A-2FL ...   $  200,000,000(7)    LIBOR + 0.1250%    Floating(8)     August 15, 2010     Aaa/AAA/AAA(9)    October 15, 2042
Class A-3A1 ...   $  179,929,000           4.8710%           Fixed        August 15, 2012       Aaa/AAA/AAA     October 15, 2042
Class A-3A2 ...   $   75,000,000           4.9030%           Fixed         May 15, 2013         Aaa/AAA/AAA     October 15, 2042
Class A-4 .....   $  580,269,000           4.9180%         Fixed(6)       August 15, 2015       Aaa/AAA/AAA     October 15, 2042
Class A-SB ....   $  130,376,000           4.8240%         Fixed(6)      November 15, 2014      Aaa/AAA/AAA     October 15, 2042
Class A-M .....   $  267,707,000           4.9990%         Fixed(6)     September 15, 2015      Aaa/AAA/AAA     October 15, 2042
Class A-J .....   $  204,127,000           5.0400%         Fixed(6)     September 15, 2015      Aaa/AAA/AAA     October 15, 2042
Class X-2 .....   $2,602,260,000(10)       0.2222%       Variable(11)   September 15, 2012      Aaa/AAA/AAA     October 15, 2042
Class B .......   $   50,196,000           5.1290%         Fixed(6)     September 15, 2015       Aa2/AA/AA      October 15, 2042
Class C .......   $   23,424,000           5.0540%       Variable(12)   September 15, 2015    Aa3/AA-/AA(low)   October 15, 2042
Class D .......   $   46,849,000           5.1230%       Variable(12)   September 15, 2015        A2/A/A        October 15, 2042

----------
(Footnotes to table on page S-7)

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-36 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT
APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P MORGAN CHASE
COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., ABN AMRO INCORPORATED,
DEUTSCHE BANK SECURITIES INC., KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD
INVESTMENTS INC. AND PNC CAPITAL MARKETS, INC. WILL PURCHASE THE OFFERED
CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND
WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES,
ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC.
AND ABN AMRO INCORPORATED ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING AND
PNC CAPITAL MARKETS, INC., KEYBANC CAPITAL MARKETS, A DIVISION OF MCDONALD
INVESTMENTS INC. AND DEUTSCHE BANK SECURITIES INC. ARE ACTING AS CO-MANAGERS FOR
THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS
OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT SEPTEMBER 29, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY 101.8% OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS (EXCEPT WITH RESPECT TO THE CLASS A-2FL CERTIFICATES)
ACCRUED INTEREST FROM SEPTEMBER 1, 2005, BEFORE DEDUCTING EXPENSES PAYABLE BY
US.

--------------------------------------------------------------------------------

JPMORGAN                                                   ABN AMRO INCORPORATED

DEUTSCHE BANK SECURITIES   KEYBANC CAPITAL MARKETS     PNC CAPITAL MARKETS, INC.

SEPTEMBER 22, 2005

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

         Commercial Mortgage Pass-Through Certificates, Series 2005-LDP4

 [MAP OF THE UNITED STATES INDICATING LOCATION OF MORTGAGED PROPERTIES OMITTED]

Utah                                 North Carolina
1 property                           2 properties
$17,360,000                          $10,937,141
0.6% of total                        0.4% of total

Nebraska                             Georgia
2 properties                         8 properties
$14,045,505                          $27,500,960
0.5% of total                        1.0% of total

Missouri                             South Carolina
3 properties                         3 properties
$8,072,374                           $27,090,739
0.3% of total                        1.0% of total

Minnesota                            Florida
4 properties                         12 properties
$19,833,738                          $122,485,189
0.7% of total                        4.6% of total

Illinois                             Kentucky
7 properties                         2 properties
$121,819,731                         $23,750,000
4.5% of total                        0.9% of total

Wisconsin                            Tennessee
7 properties                         1 property
$97,858,736                          $4,800,000
3.6% of total                        0.2% of total

Michigan                             Alabama
6 properties                         1 property
$58,603,000                          $8,926,000
2.2% of total                        0.3% of total

New York                             Mississippi
8 properties                         1 property
$40,546,302                          $1,200,000
1.5% of total                        0.0% of total

New Hampshire                        Louisiana
3 properties                         5 properties
$16,646,854                          $30,160,878
0.6% of total                        1.1% of total

Indiana                              Arkansas
10 properties                        2 properties
$43,554,849                          $60,550,542
1.6% of total                        2.3% of total

Ohio                                 Oklahoma
10 properties                        6 properties
$61,131,000                          $12,238,617
2.3% of total                        0.5% of total

Pennsylvania                         Texas
14 properties                        36 properties
$247,884,738                         $318,933,602
9.3% of total                        11.9% of total

Massachusetts                        New Mexico
4 properties                         1 property
$149,129,971                         $3,496,696
5.6% of total                        0.1% of total

Connecticut                          Colorado
1 property                           2 properties
$32,250,000                          $12,998,881
1.2% of total                        0.5% of total

New Jersey                           Arizona
8 properties                         11 properties
$149,757,255                         $128,114,372
5.6% of total                        4.8% of total

Delaware                             California
3 properties                         26 properties
$51,330,000                          $333,055,851
1.9% of total                        12.4% of total

District of Columbia                 Nevada
2 properties                         2 properties
$46,320,000                          $39,800,000
1.7% of total                        1.5% of total

Maryland                             Oregon
7 properties                         3 properties
$54,085,311                          $37,675,000
2.0% of total                        1.4% of total

West Virginia                        Washington
1 property                           5 properties
$19,600,000                          $21,435,533
0.7% of total                        0.8% of total

Virginia
12 properties
$202,095,515
7.5% of total

[LEGEND OMITTED]
<1.0% Cut-off Date Balance
1.0% - 9.99% Cut-off Date Balance
>(or equal to) 10.0% Cut-off Date Balance

                     [4 PHOTOS OF REGENCY PORTFOLIO OMITTED]

                                Regency Portfolio
                                Various, Various

                [1 PHOTO OF ROUNDY'S DISTRIBUTION CENTER OMITTED]

                          Roundy's Distribution Center
                                 Oconomowoc, WI

                   [1 PHOTO OF ONE WORLD TRADE CENTER OMITTED]

                             One World Trade Center
                                 Long Beach, CA

                      [2 PHOTOS OF HILTON GLENDALE OMITTED]

                                 Hilton Glendale
                                  Glendale, CA

                   [2 PHOTOS OF SILVER CITY GALLERIA OMITTED]

                              Silver City Galleria
                                   Taunton, MA

                       [1 PHOTO OF GATEWAY CENTER OMITTED]

                                 Gateway Center
                                 Pittsburgh, PA

                   [1 PHOTO OF WATERWAY PLAZA I & II OMITTED]

                              Waterway Plaza I & II
                                  Woodlands, TX

                    [1 PHOTO OF PLASTIPAK PORTFOLIO OMITTED]

                               Plastipak Portfolio
                                Various, Various

                 [1 PHOTO OF HIGHLAND LANDMARK BUILDING OMITTED]

                           Highland Landmark Building
                                Downers Grove, IL

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-LDP4 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2005-LDP4 certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-LDP4 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-36 of this prospectus supplement, which describe risks that apply to the Series 2005-LDP4 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-198 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
123 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                       S-3

                                                                            PAGE
                                                                           -----

   Risks to the Mortgaged Properties Relating to Terrorist Attacks and

   Borrower May Be Unable to Repay Remaining Principal Balance on
      Maturity Date or Anticipated Repayment Date ......................    S-44
   Commercial and Multifamily Lending Is Dependent Upon Net Operating

   Risks Related to Redevelopment and Renovation at the Mortgaged
      Properties .......................................................    S-49
   Mortgaged Properties Leased to Borrowers or Borrower Affiliated

   Risks Relating to Affiliation with a Franchise or Hotel Management
      Company ..........................................................    S-56
   Lack of Skillful Property Management Entails Risks ..................    S-56
   Some Mortgaged Properties May Not Be Readily Convertible to
      Alternative Uses .................................................    S-57
   Condominium Ownership May Limit Use and Improvements ................    S-57
   Property Value May Be Adversely Affected Even When Current Operating
      Income Is Not ....................................................    S-58
   Mortgage Loans Secured by Leasehold Interests May Expose Investors to

   Optional Early Termination of the Trust Fund May Result in an Adverse

   Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase
      or Substitution of a Defective Mortgage Loan .....................    S-67
   Risks Relating to Enforceability of Yield Maintenance Charges,
      Prepayment Premiums or Defeasance Provisions .....................    S-67
   Risks Relating to Borrower Default ..................................    S-67
   Risks Relating to Interest on Advances and Special Servicing
      Compensation......................................................    S-68
   Risks of Limited Liquidity and Market Value .........................    S-68
   Different Timing of Mortgage Loan Amortization Poses Certain Risks ..    S-68
   Subordination of Subordinate Offered Certificates ...................    S-69

                                       S-4

                                                                            PAGE
                                                                           -----

   Zoning Compliance and Use Restrictions May Adversely Affect Property
      Value ............................................................    S-75
   Risks Relating to Costs of Compliance with Applicable Laws and
      Regulations ......................................................    S-75
   No Reunderwriting of the Mortgage Loans .............................    S-76
   Litigation or Other Legal Proceedings Could Adversely Affect the

   Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage

                                       S-5

                                                                            PAGE
                                                                           -----

   Certain Matters Regarding the Master Servicers, the Special Servicer

SCHEDULE I    CLASS X REFERENCE RATES
SCHEDULE II   CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX A-1     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
              PROPERTIES
ANNEX A-2     CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND
              MORTGAGED PROPERTIES
ANNEX A-3     DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS
ANNEX B       CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING
              COMMUNITY LOANS
ANNEX C       STRUCTURAL  AND COLLATERAL TERM SHEET
ANNEX D       FORM OF REPORT TO CERTIFICATEHOLDERS

                                      S-6

--------------------------------------------------------------------------------

                             SUMMARY OF CERTIFICATES

                 INITIAL CLASS
                  CERTIFICATE
                    BALANCE        APPROXIMATE   PASS-THROUGH      ASSUMED FINAL
                  OR NOTIONAL         CREDIT         RATE          DISTRIBUTION
    CLASS          AMOUNT(1)        SUPPORT(2)    DESCRIPTION         DATE(3)
------------   -----------------   -----------   ------------   ------------------

Offered
Certificates
A-1            $   84,707,000        30.000%        Fixed          May 15, 2010
A-2            $  227,323,000        30.000%        Fixed         August 15, 2010
A-2FL          $  200,000,000(7)     30.000%      Floating(8)     August 15, 2010
A-3A1          $  179,929,000        30.000%        Fixed         August 15, 2012
A-3A2          $   75,000,000        30.000%        Fixed          May 15, 2013
A-4            $  580,269,000        30.000%       Fixed(6)       August 15, 2015
A-SB           $  130,376,000        30.000%       Fixed(6)      November 15, 2014
A-M            $  267,707,000        20.000%       Fixed(6)     September 15, 2015
A-J            $  204,127,000        12.375%       Fixed(6)     September 15, 2015
X-2            $2,602,260,000            N/A     Variable(11)   September 15, 2012
B              $   50,196,000        10.500%       Fixed(6)     September 15, 2015
C              $   23,424,000         9.625%     Variable(12)   September 15, 2015
D              $   46,849,000         7.875%     Variable(12)   September 15, 2015
Non-Offered
Certificates
X-1            $2,677,074,880(13)        N/A     Variable(14)           N/A
A-1A           $  396,348,000        30.000%       Fixed(6)             N/A
E              $   23,424,000         7.000%     Variable(15)           N/A
F              $   40,156,000         5.500%     Variable(15)           N/A
G              $   26,771,000         4.500%     Variable(15)           N/A
H              $   30,117,000         3.375%     Variable(15)           N/A
J              $   10,039,000         3.000%       Fixed(6)             N/A
K              $   13,386,000         2.500%       Fixed(6)             N/A
L              $   13,385,000         2.000%       Fixed(6)             N/A
M              $    6,693,000         1.750%       Fixed(6)             N/A
N              $    3,346,000         1.625%       Fixed(6)             N/A
P              $   10,039,000         1.250%       Fixed(6)             N/A
NR             $   33,463,880            N/A       Fixed(6)             N/A

                  INITIAL
                  APPROX.      WEIGHTED        EXPECTED
                   PASS-       AVERAGE          RATINGS
                  THROUGH        LIFE          (MOODY'S/           PRINCIPAL
    CLASS          RATE       (YRS.)(4)     FITCH/DBRS)(5)         WINDOW(4)
------------   ------------   ---------   -------------------   --------------

Offered
Certificates
A-1                  4.6130%     2.59         Aaa/AAA/AAA       10/05 -- 05/10
A-2                  4.7900%     4.80         Aaa/AAA/AAA       06/10 -- 08/10
A-2FL          LIBOR+0.1250%     4.80        Aaa/AAA/AAA(9)     06/10 -- 08/10
A-3A1                4.8710%     5.96         Aaa/AAA/AAA       06/11 -- 08/12
A-3A2                4.9030%     7.02         Aaa/AAA/AAA       08/12 -- 05/13
A-4                  4.9180%     9.83         Aaa/AAA/AAA       11/14 -- 08/15
A-SB                 4.8240%     6.98         Aaa/AAA/AAA       05/10 -- 11/14
A-M                  4.9990%     9.89         Aaa/AAA/AAA       08/15 -- 09/15
A-J                  5.0400%     9.96         Aaa/AAA/AAA       09/15 -- 09/15
X-2                  0.2222%     N/A          Aaa/AAA/AAA             N/A
B                    5.1290%     9.96          Aa2/AA/AA        09/15 -- 09/15
C                    5.0540%     9.96       Aa3/AA--/AA(low)    09/15 -- 09/15
D                    5.1230%     9.96            A2/A/A         09/15 -- 09/15
Non-Offered
Certificates
X-1                  0.0417%     N/A          Aaa/AAA/AAA             N/A
A-1A                 4.8900%     N/A          Aaa/AAA/AAA             N/A
E                    5.1530%     N/A         A3/A--/A(low)            N/A
F                    5.1530%     N/A      Baa1/BBB+/BBB(high)         N/A
G                    5.1530%     N/A          Baa2/BBB/BBB            N/A
H                    5.1530%     N/A      Baa3/BBB--/BBB(low)         N/A
J                    4.6700%     N/A        Ba1/BB+/BB(high)          N/A
K                    4.6700%     N/A           Ba2/BB/BB              N/A
L                    4.6700%     N/A        Ba3/BB--/BB(low)          N/A
M                    4.6700%     N/A         B1/B+/B(high)            N/A
N                    4.6700%     N/A             B2/B/B               N/A
P                    4.6700%     N/A         B3/B--/B(low)            N/A
NR                   4.6700%     N/A            NR/NR/NR              N/A

----------
(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for the Class A-1, Class A-2,
     Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A certificates and the Class A-2FL regular interest are represented in the aggregate.

(3)  The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated
     Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is the distribution date in October 2042. See "Description of the Certificates--Assumed Final
     Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4)  The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations-- Weighted Average Life" in
     this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5)  Ratings shown are those of Moody's Investors Service, Inc., Fitch, Inc. and
     Dominion Bond Rating Service, Inc.

(6)  For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class A-1A,
     Class J, Class K, Class L, Class M, Class N, Class P and Class NR
     certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

(7)  The certificate balance of the Class A-2FL certificates will be equal to the certificate balance of the Class A-2FL regular interest. See
     "Description of the Swap Contract" in this prospectus supplement.

(8)  The pass-through rate applicable to the Class A-2FL certificates on each distribution date will be a per annum rate equal to LIBOR plus 0.1250%. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-2FL certificates may convert to a fixed rate equal to 4.6730% per annum. The initial LIBOR rate will be determined on September 27, 2005, and subsequent
     LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See "Description of the Swap
     Contract--The Swap Contract" and "Description of the Certificates--
     Distributions" in this prospectus supplement.

(9)  The ratings assigned to the Class A-2FL certificates only reflect the receipt of a fixed rate of interest at a rate equal to 4.6730% per annum.
     See "Ratings" in this prospectus supplement.

(10) The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(11) The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class
     X-2 certificates. See "Description of the Certificates--Distributions" in
     this prospectus supplement.

(12) The pass-through rates applicable to the Class C and Class D certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus 0.099% and 0.030%, respectively.

(13) The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(14) The pass-through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See "Description of the Certificates--Distributions" in this prospectus supplement.

(15) The pass-through rate applicable to the Class E, Class F, Class G and Class
     H certificates on each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

THE CLASS S, CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS
PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, which is a wholly-owned
                                 subsidiary of JPMorgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9271. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, LaSalle Bank National
                                 Association, a national banking association,
                                 Eurohypo AG, New York Branch, the New York
                                 branch of a German banking corporation, PNC
                                 Bank, National Association, a national banking
                                 association, KeyBank National Association, a
                                 national banking association, and Artesia
                                 Mortgage Capital Corporation, a Delaware
                                 corporation. JPMorgan Chase Bank, N.A. is the
                                 swap counterparty and an affiliate of the
                                 depositor and J.P. Morgan Securities Inc., one
                                 of the underwriters. LaSalle Bank National
                                 Association is also acting as the paying agent,
                                 the certificate registrar and the
                                 authenticating agent and is an affiliate of ABN
                                 AMRO Incorporated, one of the underwriters. PNC
                                 Bank, National Association is an affiliate of
                                 Midland Loan Services, Inc., one of the master
                                 servicers, and of PNC Capital Markets, Inc.,
                                 one of the underwriters. KeyBank National
                                 Association is an affiliate of McDonald
                                 Investments Inc., one of the underwriters. See
                                 "Description of the Mortgage Pool--The Mortgage
                                 Loan Sellers" in this prospectus supplement.

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                                      S-9

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                          SELLERS OF THE MORTGAGE LOANS

                                                                       AGGREGATE                     % OF         % OF
                                                        NUMBER         PRINCIPAL          % OF      INITIAL      INITIAL
                                                          OF            BALANCE         INITIAL       LOAN        LOAN
                                                       MORTGAGE       OF MORTGAGE         POOL      GROUP 1      GROUP 2
                                       SELLER            LOANS           LOANS          BALANCE     BALANCE      BALANCE
                                 ------------------   ----------   -----------------   ---------   ---------   ----------

                                 JPMorgan .........        44        $  974,134,319       36.4%       41.1%         9.5%
                                 LaSalle ..........        57           632,183,819       23.6        25.5         12.9
                                 Eurohypo .........        21           394,700,633       14.7         9.6         44.5
                                 PNC ..............        21           344,307,089       12.9        11.6         19.9
                                 KeyBank ..........        16           215,175,548        8.0         8.8          3.5
                                 Artesia ..........        25           116,573,472        4.4         3.4          9.7
                                                          ---        --------------      -----       -----        -----
                                 Total: ...........       184        $2,677,074,880      100.0%      100.0%       100.0%
                                                          ===        ==============      =====       =====        =====

Master Servicers..............   GMAC Commercial Mortgage Corporation, a
                                 California corporation, will act as master
                                 servicer with respect to 126 of the mortgage
                                 loans, representing approximately 64.4% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date (106
                                 mortgage loans in loan group 1, representing
                                 approximately 70.0% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date, and 20 mortgage loans
                                 in loan group 2, representing approximately
                                 32.1% of the aggregate principal balance of the
                                 mortgage loans in loan group 2 as of the
                                 cut-off date). Its principal servicing offices
                                 are located at 200 Witmer Road, Horsham,
                                 Pennsylvania 19044.

                                 Midland Loan Services, Inc., a Delaware
                                 corporation, will act as master servicer with
                                 respect to 58 of the mortgage loans,
                                 representing approximately 35.6% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date (41
                                 mortgage loans in loan group 1, representing
                                 approximately 30.0% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date, and 17 mortgage loans
                                 in loan group 2, representing approximately
                                 67.9% of the aggregate principal balance of
                                 the mortgage loans in loan group 2 as of the
                                 cut-off date). Its servicing offices are
                                 located at 10851 Mastin, Suite 700, Overland
                                 Park, Kansas 66210 and its telephone number is
                                 (913) 253-9000. Midland Loan Services, Inc.,
                                 is an affiliate of PNC Bank, National
                                 Association, one of the mortgage loan sellers,
                                 and of PNC Capital Markets, Inc., one of the
                                 underwriters.

                                 KeyCorp Real Estate Capital Markets, Inc., an
                                 Ohio corporation will act as primary servicer
                                 with respect to 16 of the mortgage loans,
                                 representing approximately 8.0% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date (15
                                 mortgage loans in loan group 1, representing
                                 approximately 8.8%

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                                      S-10

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                                 of the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date, and 1 mortgage loan in loan
                                 group 2, representing approximately 3.5% of
                                 the aggregate principal balance of the
                                 mortgage loans in loan group 2 as of the
                                 cut-off date).

                                 GMAC Commercial Mortgage Corporation and
                                 Midland Loan Services, Inc. will be primarily
                                 responsible for collecting payments and
                                 gathering information with respect to the
                                 mortgage loans included in the trust fund and
                                 the applicable companion loans that are not
                                 part of the trust fund. See "Servicing of the
                                 Mortgage Loans--The Master Servicers" in this
                                 prospectus supplement.

Special Servicer..............   J.E. Robert Company, Inc., a Virginia
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and will be
                                 primarily responsible for making decisions and
                                 performing certain servicing functions with
                                 respect to the mortgage loans that, in general,
                                 are in default or as to which default is
                                 imminent. The primary servicing offices of J.E.
                                 Robert Company, Inc. are located at 1650 Tysons
                                 Boulevard, Suite 1600, McLean, Virginia 22102.
                                 We anticipate that the initial controlling
                                 class representative will be JER Investors
                                 Trust Inc., an affiliate of the special
                                 servicer. The special servicer may be removed
                                 without cause under certain circumstances
                                 described in this prospectus supplement. See
                                 "Servicing of the Mortgage Loans--The Special
                                 Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. A corporate trust office of the
                                 trustee is located at 9062 Old Annapolis Road,
                                 Columbia, Maryland 21045. See "Description of
                                 the Certificates--The Trustee" in this
                                 prospectus supplement. Following the transfer
                                 of the mortgage loans into the trust, the
                                 trustee, on behalf of the trust, will become
                                 the mortgagee of record under each mortgage
                                 loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices
                                 located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the
                                 certificate registrar and authenticating agent.
                                 The paying agent's address is 135 South LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Global Securities and Trust Services
                                 Group, J.P. Morgan 2005-LDP4 and its telephone
                                 number is (312) 904-9387. LaSalle Bank National
                                 Association is also one of the mortgage loan
                                 sellers and an affiliate of ABN AMRO
                                 Incorporated, one of the underwriters. See
                                 "Description

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                                      S-11

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                                 of the Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this
                                 prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the due
                                 date in September 2005 for that mortgage loan
                                 or, with respect to those mortgage loans that
                                 have their first due date in October or
                                 November 2005, the later of September 1, 2005
                                 or the date of origination of that mortgage
                                 loan.

Closing Date..................   On or about September 29, 2005.

Distribution Date.............   The 15th day of each month or, if the 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in October
                                 2005.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates (other than with respect to the
                                 Class A-2FL certificates) and the Class A-2FL
                                 regular interest during the calendar month
                                 prior to the related distribution date. With
                                 respect to the Class A-2FL certificates, the
                                 interest accrual period will be the period from
                                 and including the distribution date of the
                                 month preceding the month in which the related
                                 distribution date occurs (or, in the case of
                                 the first distribution date, the closing date)
                                 to, but excluding the related distribution
                                 date. Except with respect to the Class A-2FL
                                 certificates, interest will be calculated on
                                 the offered certificates assuming that each
                                 month has 30 days and each year has 360 days.
                                 With respect to the Class A-2FL certificates,
                                 interest will be calculated based upon the
                                 actual number of days in the related interest
                                 accrual period and a year consisting of 360
                                 days, provided that if the pass-through rate
                                 for the Class A-2FL Certificates converts to a
                                 fixed rate, interest will be calculated
                                 assuming that each month has 30 days and each
                                 year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

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                                      S-12

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Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

Swap Contract.................   The trust will have the benefit of an
                                 interest rate swap contract relating to the
                                 Class A-2FL certificates issued by JPMorgan
                                 Chase Bank, N.A., which has a long-term
                                 certificates of deposit rating of "A-" by
                                 Fitch, Inc., "Aa2" by Moody's Investors
                                 Service, Inc. and "AA (low)" by Dominion Bond
                                 Rating Service, Inc. in an initial notional
                                 amount equal to the aggregate initial
                                 certificate balance of the Class A-2FL regular
                                 interest (and correspondingly, the Class A-2FL
                                 certificates). The notional amount of the swap
                                 contract will decrease to the extent of any
                                 decrease in the certificate balance of the
                                 Class A-2FL regular interest (and
                                 correspondingly, the Class A-2FL certificates).
                                 The swap contract will have a maturity date of
                                 October 15, 2042 (the same date as the rated
                                 final distribution date of the Class A-2FL
                                 certificates). Under the swap contract, the
                                 trust will generally be obligated to pay to the
                                 swap counterparty one business day prior to
                                 each distribution date an amount equal to the
                                 sum of (i) any yield maintenance charges
                                 distributable to the Class A-2FL regular
                                 interest and (ii) the product of (A) the
                                 notional amount of the swap contract and (B)
                                 the pass-through rate on the Class A-2FL
                                 regular interest, and the swap counterparty
                                 will generally be obligated to pay to the trust
                                 one business day prior to each distribution
                                 date an amount equal to the product of (i) the
                                 notional amount of the swap contract and (ii)
                                 LIBOR plus 0.1250% per annum. If there is an
                                 interest shortfall with respect to the Class
                                 A-2FL regular interest, there will be a
                                 corresponding dollar-for-dollar reduction in
                                 the interest payment made by the swap
                                 counterparty to the trust and, ultimately, a
                                 corresponding decrease in the effective
                                 pass-through rate on the Class A-2FL
                                 certificates for that distribution date. See
                                 "Risk Factors--Risks Relating to the Swap
                                 Contract" and "Description of the Swap
                                 Contract" in this prospectus supplement.

                                 OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2005-LDP4:

                                 o    Class A-1

                                 o    Class A-2

                                 o    Class A-2FL

                                 o    Class A-3A1

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                                      S-13

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                                 o    Class A-3A2

                                 o    Class A-4

                                 o    Class A-SB

                                 o    Class A-M

                                 o    Class A-J

                                 o    Class X-2

                                 o    Class B

                                 o    Class C

                                 o    Class D

                                 Series 2005-LDP4 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class E, Class F, Class
                                 G, Class H, Class J, Class K, Class L, Class
                                 M, Class N, Class P, Class NR, Class S, Class
                                 R and Class LR.

                                 The Series 2005-LDP4 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 184 fixed
                                 rate mortgage loans secured by first liens on
                                 242 commercial, multifamily and manufactured
                                 housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

                                 Class A-1 ............   $   84,707,000
                                 Class A-2 ............   $  227,323,000
                                 Class A-2FL ..........   $  200,000,000
                                 Class A-3A1 ..........   $  179,929,000
                                 Class A-3A2 ..........   $   75,000,000
                                 Class A-4 ............   $  580,269,000
                                 Class A-SB ...........   $  130,376,000
                                 Class A-M ............   $  267,707,000
                                 Class A-J ............   $  204,127,000
                                 Class X-2 ............   $2,602,260,000
                                 Class B ..............   $   50,196,000
                                 Class C ..............   $   23,424,000
                                 Class D ..............   $   46,849,000

                                 The Class A-2FL certificates will, at all
                                 times, have a certificate balance equal to the
                                 certificate balance of the Class A-2FL regular
                                 interest.

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which
                                 is set forth below for each class:

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                                      S-14

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                                 Class A-1 ............           4.6130%
                                 Class A-2 ............           4.7900%
                                 Class A-2FL ..........   LIBOR + 0.1250%(1)
                                 Class A-3A1 ..........           4.8710%
                                 Class A-3A2 ..........           4.9030%
                                 Class A-4 ............           4.9180%(2)
                                 Class A-SB ...........           4.8240%(2)
                                 Class A-M ............           4.9990%(2)
                                 Class A-J ............           5.0400%(2)
                                 Class X-2 ............           0.2222%(3)
                                 Class B ..............           5.1290%(2)
                                 Class C ..............           5.0540%(4)
                                 Class D ..............           5.1230%(4)

                                 ----------
                                 (1)   The pass-through rate applicable to the
                                       Class A-2FL certificates on each
                                       distribution date will be a per annum
                                       rate equal to LIBOR plus 0.1250% per
                                       annum. In addition, under certain
                                       circumstances described in this
                                       prospectus supplement, the pass-through
                                       rate applicable to the Class A-2FL
                                       certificates may convert to a fixed rate
                                       equal to 4.6730% per annum. The initial
                                       LIBOR rate will be determined on
                                       September 27, 2005, and subsequent LIBOR
                                       rates will be determined 2 LIBOR business
                                       days before the start of the related
                                       interest accrual period. See "Description
                                       of the Swap Contract--The Swap Contract"
                                       in this prospectus supplement.

                                 (2)   For any distribution date, if the
                                       weighted average of the net interest
                                       rates on the mortgage loans (in each case
                                       adjusted, if necessary, to accrue on the
                                       basis of a 360-day year consisting of
                                       twelve 30-day months) as of the first day
                                       of the related due period is less than
                                       the rate specified for any of the Class
                                       A-4, Class A-SB, Class A-M, Class A-J and
                                       Class B certificates with respect to the
                                       distribution date, then the pass-through
                                       rate for that class of certificates on
                                       that distribution date will equal the
                                       weighted average of the net interest
                                       rates on the mortgage loans.

                                 (3)   The interest accrual amount on the Class
                                       X-2 certificates will be calculated by
                                       reference to a notional amount equal to
                                       the aggregate of the class balances of
                                       all or some of the other classes of
                                       certificates or portions thereof. The
                                       pass-through rate on the Class X-2
                                       certificates will be based on the
                                       weighted average of the interest strip
                                       rates of the components of the Class X-2
                                       certificates, which will be based on the
                                       net mortgage rates applicable to the
                                       mortgage loans as of the preceding
                                       distribution date minus the pass-through
                                       rates of the components of the Class X-2
                                       certificates. See "Description of the
                                       Certificates-- Distributions" in this
                                       prospectus supplement.

                                 (4)   The pass-through rates applicable to the
                                       Class C and Class D certificates on each
                                       distribution date will be a per annum
                                       rate equal to the weighted average of the
                                       net mortgage rates on the mortgage loans
                                       (in each cash adjusted, if necessary, to
                                       accrue on the basis of a 360-day year
                                       consisting of twelve 30-day months) minus
                                       0.099% and 0.030% respectively.

B. Interest Rate Calculation
   Convention.................   Interest on the certificates (other than the
                                 Class A-2FL certificates) and the Class A-2FL
                                 regular interest will be calculated based on a
                                 360-day year consisting of twelve 30-day
                                 months, or a "30/360 basis". Interest on the
                                 Class A-2FL certificates will be calculated
                                 based on the actual number of days in each
                                 interest accrual period and a 360-day year, or
                                 an "actual/360 basis", provided that if the
                                 pass-through rate for the Class A-2FL
                                 certificates converts to a fixed rate, interest
                                 will be calculated on a 30/360 basis.

                                 For purposes of calculating the pass-through
                                 rates on the Class A-4, Class A-SB, Class A-M,
                                 Class A-J, Class X-2,

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                                      S-15

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                                 Class B, Class C and Class D certificates and
                                 each other class of the certificates with a
                                 pass-through rate that is based on, limited by
                                 or equal to, the weighted average of the net
                                 mortgage rates on the mortgage loans, the
                                 mortgage loan interest rates will not reflect
                                 any default interest rate, any rate increase
                                 occurring after an anticipated repayment date,
                                 any mortgage loan term modifications agreed to
                                 by the special servicer or any modifications
                                 resulting from a borrower's bankruptcy or
                                 insolvency.

                                 For purposes of calculating the pass-through
                                 rates on the certificates and the Class A-2FL
                                 regular interest, the interest rate for each
                                 mortgage loan that accrues interest based on
                                 the actual number of days in each month and
                                 assuming a 360-day year, or an "actual/360
                                 basis," will be recalculated, if necessary, so
                                 that the amount of interest that would accrue
                                 at that recalculated rate in the applicable
                                 month, calculated on a 30/360 basis, will equal
                                 the amount of interest that is required to be
                                 paid on that mortgage loan in that month,
                                 subject to certain adjustments as described in
                                 "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates", and "--Interest Distribution Amount" in
                                 this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of
                                 specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3A1, Class
                                 A-3A2, Class A-4, Class A-SB, Class A-1A, Class
                                 X-1 and Class X-2 certificates and the Class
                                 A-2FL regular interest: To pay interest
                                 concurrently, (a) on the Class A-1, Class A-2,
                                 Class A-3A1, Class A-3A2, Class A-4 and Class
                                 A-SB certificates and the Class A-2FL regular
                                 interest, pro rata, from the portion of the
                                 funds available for distribution attributable
                                 to the mortgage loans in loan group 1, (b) on
                                 the Class A-1A certificates from the portion of
                                 the funds available for distribution
                                 attributable to the mortgage loans in loan
                                 group 2 and (c) on the Class X-1 and Class X-2
                                 certificates from the funds available for
                                 distribution attributable to all mortgage
                                 loans, without regard to loan groups, in each
                                 case in accordance with their interest
                                 entitlements. However, if, on any distribution
                                 date, the funds available for distribution (or
                                 applicable portion) are insufficient to pay in
                                 full the total amount of interest to be paid to
                                 any of the classes

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                                      S-16

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                                 described above, the funds available for
                                 distribution will be allocated among all those
                                 classes, pro rata, without regard to loan
                                 groups, in accordance with their interest
                                 entitlements for that distribution date.

                                 Second/Class A-1, Class A-2, Class A-3A1, Class
                                 A-3A2, Class A-4, Class A-SB and Class A-1A
                                 certificates and the Class A-2FL regular
                                 interest: To the extent of funds allocated to
                                 principal and available for distribution,
                                 (a)(1) first, to the Class A-SB certificates,
                                 available principal received from loan group 1
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, funds attributed to
                                 principal received from loan group 2 remaining
                                 after payments specified in clause (b) below
                                 have been made, until the certificate balance
                                 of the Class A-SB certificates is reduced to
                                 the planned principal balance set forth in
                                 Schedule II to this prospectus supplement; (2)
                                 then to principal on the Class A-1
                                 certificates, in an amount equal to the funds
                                 attributable to mortgage loans in loan group 1
                                 remaining after the payments specified in
                                 clause (1) above have been made and, after the
                                 Class A-1A certificates have been reduced to
                                 zero, the funds attributable to mortgage loans
                                 in loan group 2, until the Class A-1
                                 certificates have been reduced to zero, (3)
                                 then to principal on the Class A-2 certificates
                                 and the Class A-2FL regular interest, pro rata,
                                 in an amount equal to the funds attributable to
                                 mortgage loans in loan group 1 remaining after
                                 the payments specified in clauses (1) and (2)
                                 above have been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the certificate balances of the
                                 Class A-2 certificates and the Class A-2FL
                                 regular interest have been reduced to zero, (4)
                                 then to principal on the Class A-3A1
                                 certificates in an amount equal to the funds
                                 attributable to mortgage loans in loan group 1
                                 remaining after the payments specified in
                                 clauses (1), (2) and (3) above have been made
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, the funds attributable to
                                 mortgage loans in loan group 2 until the Class
                                 A-3A1 certificates have been reduced to zero,
                                 (5) then to principal on the Class A-3A2
                                 certificates, in an amount equal to the funds
                                 attributable to mortgage loans in loan group 1
                                 remaining after the payments specified in
                                 clauses (1), (2), (3) and (4) above have been
                                 made and, after the Class A-1A certificates
                                 have been reduced to zero, the funds
                                 attributable to mortgage loans in loan group 2,
                                 until the Class A-3A2 certificates have been
                                 reduced to zero, (6) then to principal on the
                                 Class A-4 certificates, in an amount equal to
                                 the funds attributable to mortgage loans in
                                 loan group 1

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                                      S-17

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                                 remaining after the payments specified in
                                 clauses (1), (2), (3), (4) and (5) above have
                                 been made and, after the Class A-1A
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 2, until the Class A-4 certificates have
                                 been reduced to zero, (7) then to principal on
                                 the Class A-SB certificates in an amount equal
                                 to the funds attributable to mortgage loans in
                                 loan group 1 remaining after the payments
                                 specified in clauses (1), (2), (3), (4), (5)
                                 and (6) above have been made and, after the
                                 Class A-1A certificates have been reduced to
                                 zero, the funds attributable to mortgage loans
                                 in loan group 2, until the Class A-SB
                                 certificates have been reduced to zero, and (b)
                                 to the Class A-1A certificates, in an amount
                                 equal to the funds attributable to mortgage
                                 loans in loan group 2 and, after the Class A-SB
                                 certificates have been reduced to zero, the
                                 funds attributable to mortgage loans in loan
                                 group 1 remaining after the payments specified
                                 in clause (a) have been made, until the Class
                                 A-1A certificates have been reduced to zero. If
                                 the certificate balance of each and every class
                                 of certificates other than the Class A-1, Class
                                 A-2, Class A-3A1 Class A-3A2, Class A-4, Class
                                 A-SB and Class A-1A certificates and the Class
                                 A-2FL regular interest has been reduced to zero
                                 as a result of the allocation of mortgage loan
                                 losses to those certificates, funds available
                                 for distributions of principal will be
                                 distributed to the Class A-1, Class A-2, Class
                                 A-3A1, Class A-3A2, Class A-4, Class A-SB and
                                 Class A-1A certificates and the Class A-2FL
                                 regular interest, pro rata, rather than
                                 sequentially, without regard to loan groups,
                                 the distribution priorities above or the
                                 planned principal balance of the Class A-SB
                                 certificates.

                                 Third/Class A-1, Class A-2, Class A-3A1, Class
                                 A-3A2, Class A-4, Class A-SB and Class A-1A
                                 certificates and the Class A-2FL regular
                                 interest: To reimburse the Class A-1, Class
                                 A-2, Class A-3A1, Class A-3A2, Class A-4, Class
                                 A-SB and Class A-1A certificates and the Class
                                 A-2FL regular interest, pro rata, for any
                                 previously unreimbursed losses on the mortgage
                                 loans allocable to principal that were
                                 previously borne by those classes, without
                                 regard to loan group.

                                 Fourth/Class A-M certificates: To the Class A-M
                                 certificates as follows: (a) first, to interest
                                 on the Class A-M certificates in the amount of
                                 its interest entitlement; (b) second, to the
                                 extent of funds allocated to principal and
                                 available for distribution remaining after
                                 distributions in respect of principal to each
                                 class with a higher priority (in this case, the
                                 Class A-1, Class A-2, Class A-3A1, Class A-3A2,
                                 Class A-4, Class A-SB and Class A-1A
                                 certificates and the Class A-2FL regular

--------------------------------------------------------------------------------

                                      S-18

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                                 interest), to principal on the Class A-M
                                 certificates until the certificate balance of
                                 the Class A-M certificates has been reduced to
                                 zero; and (c) third, to reimburse the Class A-M
                                 certificates for any previously unreimbursed
                                 losses on the mortgage loans allocable to
                                 principal that were previously borne by that
                                 class.

                                 Fifth/Class A-J certificates: To the Class A-J
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocation of priority Fourth
                                 above.

                                 Sixth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Seventh/Class C certificates: To the Class C
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Eighth/Class D certificates: To the Class D
                                 certificates in a manner analogous to the Class
                                 A-M certificates' allocations of priority
                                 Fourth above.

                                 Ninth/Non-offered certificates (other than the
                                 Class A-1A, Class S and Class X-1
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3A1, Class A-3A2,
                                 Class A-4, Class A-SB and Class A-1A
                                 certificates and the Class A-2FL regular
                                 interest, except in the event of insufficient
                                 funds, as described above, the pool of mortgage
                                 loans will be deemed to consist of two distinct
                                 groups, loan group 1 and loan group 2. Loan
                                 group 1 will consist of 147 mortgage loans,
                                 representing approximately 85.2% of the
                                 aggregate principal balance of all the mortgage
                                 loans as of the cut-off date, and loan group 2
                                 will consist of 37 mortgage loans, representing
                                 approximately 14.8% of the aggregate principal
                                 balance of all the mortgage loans as of the
                                 cut-off date. Loan group 2 will include 78.5%
                                 of all the mortgage loans secured by
                                 multifamily and manufactured housing community
                                 properties as a percentage of the aggregate
                                 principal balance of all the mortgage loans as
                                 of the cut-off date. Annex A-1 to this
                                 prospectus supplement will set forth the loan
                                 group designation with respect to each mortgage
                                 loan.

                                 On each distribution date, funds available for
                                 distribution on the Class A-2FL certificates
                                 will be distributed in the following amounts
                                 and order of priority: (a) first, to interest
                                 on the Class A-2FL certificates, in the amount
                                 of its interest entitlement; (b) second, to the
                                 extent of funds allocated to principal

--------------------------------------------------------------------------------

                                      S-19

--------------------------------------------------------------------------------

                                 in respect of the Class A-2FL regular interest,
                                 to principal on the Class A-2FL certificates
                                 until the certificate balance of the Class
                                 A-2FL certificates has been reduced to zero;
                                 and (c) third, to reimburse the Class A-2FL
                                 certificates for any previously unreimbursed
                                 losses on the mortgage loans allocable to
                                 principal that were previously borne by the
                                 Class A-2FL certificates.

B. Interest and Principal
   Entitlements...............   A description of the interest entitlement of
                                 each class of certificates and the Class A-2FL
                                 regular interest can be found in "Description
                                 of the Certificates-- Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal
                                 required to be distributed to each class of
                                 certificates and the Class A-2FL regular
                                 interest entitled to principal on a particular
                                 distribution date also can be found in
                                 "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C. Yield Maintenance Charges..   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the offered
                                 certificates (other than the Class X-2 and
                                 Class A-2FL certificates) and the Class A-2FL
                                 regular interest as described in "Description
                                 of the Certificates--Allocation of Yield
                                 Maintenance Charges and Prepayment Premiums" in
                                 this prospectus supplement. For so long as the
                                 swap contract is in effect, any yield
                                 maintenance charges distributable in respect of
                                 the Class A-2FL regular interest will be
                                 payable to the swap counterparty pursuant to
                                 the terms of the swap contract. If the swap
                                 contract is no longer in effect, any yield
                                 maintenance charges allocable to the Class
                                 A-2FL regular interest will be paid to the
                                 holders of the Class A-2FL certificates.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes of
                                 certificates and the Class A-2FL regular
                                 interest will be senior or subordinate, as the
                                 case may be, to the payment rights of other
                                 classes of certificates and the Class A-2FL
                                 regular interest. The chart shows the
                                 entitlement to receive principal and/or
                                 interest of certain classes of certificates and
                                 the Class A-2FL regular interest (other than
                                 excess interest that accrues on the mortgage
                                 loans that have anticipated repayment dates) on
                                 any

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                                      S-20

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                                 distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3A1, Class A-3A2, Class A-4, Class A-SB,
                                 Class A-1A, Class X-1 and Class X-2
                                 certificates and the Class A-2FL regular
                                 interest). It also shows the manner in which
                                 mortgage loan losses are allocated to certain
                                 classes of certificates in ascending order
                                 (beginning with the other classes of
                                 certificates (other than the Class S, Class R
                                 and Class LR certificates) that are not being
                                 offered by this prospectus supplement). No
                                 principal payments or mortgage loan losses will
                                 be allocated to the Class S, Class R, Class LR,
                                 Class X-1 or Class X-2 certificates, although
                                 principal payments and mortgage loan losses may
                                 reduce the notional amount of the Class X-1
                                 and/or Class X-2 certificates and, therefore,
                                 the amount of interest they accrue. In
                                 addition, while mortgage loan losses and
                                 available funds shortfalls will not be directly
                                 allocated to the Class A-2FL certificates,
                                 mortgage loan losses and available funds
                                 shortfalls may be allocated to the Class A-2FL
                                 regular interest in reduction of the
                                 certificate balance of the Class A-2FL regular
                                 interest and the amount of its interest
                                 entitlement, respectively. Any decrease in the
                                 certificate balance of the Class A-2FL regular
                                 interest will result in a corresponding
                                 decrease in the certificate balance of the
                                 Class A-2FL certificates, and any interest
                                 shortfalls suffered by the Class A-2FL regular
                                 interest will reduce the amount of interest
                                 distributed on the Class A-2FL certificates to
                                 the extent described in this prospectus
                                 supplement.

                                 -----------------------------------------------
                                       Class A-1, Class A-2, Class A-3,
                                 Class A-4, Class A-SB, Class X-1* and Class
                                             X-2* certificates
                                 -----------------------------------------------
                                                       |
                                 -----------------------------------------------        ----------------------
                                 Class A-M certificates and Class A-2FL regular     ---  Swap Provider
                                                    interest                         |  ----------------------
                                 -----------------------------------------------     |
                                                       |                             |
                                 -----------------------------------------------     |  ----------------------
                                            Class A-J certificates                       Class A-2FL
                                 -----------------------------------------------         certificates(**)
                                                       |                                ----------------------
                                 -----------------------------------------------
                                             Class B certificates
                                 -----------------------------------------------
                                                       |
                                 -----------------------------------------------
                                             Class C certificates
                                 -----------------------------------------------
                                                       |
                                 -----------------------------------------------
                                             Class D certificates
                                 -----------------------------------------------
                                                       |
                                 -----------------------------------------------
                                          Non-offered certificates**
                                 -----------------------------------------------

                                 ----------
                                 *     The Class X-1 and Class X-2 certificates
                                       are interest-only certificates, and the
                                       Class A-1A and Class X-1 certificates are
                                       not offered by this prospectus
                                       supplement.

                                 **    The Class A-2FL certificates are entitled
                                       to receive floating rate payments from a
                                       swap provider under the interest rate
                                       swap contract in exchange for the fixed
                                       rate payments to which the Class A-2FL
                                       regular interest is entitled.

                                 ***   Excluding the Class A-1A and Class X-1
                                       certificates.

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                                      S-21

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                                 Other than the swap contract for the Class
                                 A-2FL certificates and the subordination of
                                 certain classes of certificates, as described
                                 above, no other form of credit enhancement will
                                 be available for the benefit of the holders of
                                 the offered certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates or the
                                 Class A-2FL regular interest will reduce the
                                 certificate balance of that class of
                                 certificates or the Class A-2FL regular
                                 interest (and correspondingly the Class A-2FL
                                 certificates) respectively.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

E. Shortfalls in Available
   Funds......................   The following types of shortfalls in available
                                 funds will reduce distributions to the classes
                                 of certificates (or the Class A-2FL regular
                                 interest) with the lowest payment priorities:
                                 shortfalls resulting from the payment of
                                 special servicing fees and other additional
                                 compensation that the special servicer is
                                 entitled to receive; shortfalls resulting from
                                 interest on advances made by a master servicer,
                                 the special servicer or the trustee (to the
                                 extent not covered by late payment charges or
                                 default interest paid by the related borrower);
                                 shortfalls resulting from extraordinary
                                 expenses of the trust; and shortfalls resulting
                                 from a modification of a mortgage loan's
                                 interest rate or principal balance or from
                                 other unanticipated or default-related expenses
                                 of the trust. Reductions in distributions to
                                 the Class A-2FL regular interest will cause a
                                 corresponding reduction in distributions to the
                                 Class A-2FL certificates to the extent
                                 described in this prospectus supplement. In
                                 addition, prepayment interest shortfalls that
                                 are not covered by certain compensating
                                 interest payments made by the applicable master
                                 servicer are required to be allocated to the
                                 certificates and the Class A-2FL regular
                                 interest (and thus to the Class A-2FL
                                 certificates to the extent described in this
                                 prospectus supplement), on a pro rata basis, to
                                 reduce the amount of interest payable on the
                                 certificates and the Class A-2FL regular
                                 interest (and correspondingly to the Class
                                 A-2FL certificates to the extent described in
                                 this prospectus supplement). See "Description
                                 of the Certificates--Distributions--Priority"
                                 in this prospectus supplement.

ADVANCES

A. P&I Advances...............   Each master servicer is required to advance a
                                 delinquent periodic mortgage loan payment with
                                 respect to those mortgage loans for which it is
                                 acting as master servicer unless it (or the
                                 special servicer or the trustee) determines
                                 that the advance will be non-recoverable. The
                                 applicable master servicer will not be required
                                 to

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                                      S-22

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                                 advance balloon payments due at maturity in
                                 excess of the regular periodic payment,
                                 interest in excess of a mortgage loan's regular
                                 interest rate or any prepayment premiums or
                                 yield maintenance charges. The amount of the
                                 interest portion of any advance will be subject
                                 to reduction to the extent that an appraisal
                                 reduction of the related mortgage loan has
                                 occurred. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. There may be other circumstances in
                                 which the applicable master servicer will not
                                 be required to advance one full month of
                                 principal and/or interest. If the applicable
                                 master servicer fails to make a required
                                 advance, the trustee will be required to make
                                 the advance. Neither the applicable master
                                 servicer nor the trustee is required to advance
                                 amounts determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement. If an interest
                                 advance is made by a master servicer, that
                                 master servicer will not advance its servicing
                                 fee, but will advance the trustee's fee.
                                 Neither of the master servicers nor the trustee
                                 will be required to advance any amounts due to
                                 be paid by the swap counterparty for
                                 distribution to the Class A-2FL certificates.

B. Property Protection
   Advances...................   Each master servicer may be required (with
                                 respect to those mortgage loans for which it is
                                 acting as master servicer), and the special
                                 servicer may be permitted, to make advances to
                                 pay delinquent real estate taxes, assessments
                                 and hazard insurance premiums and similar
                                 expenses necessary to:

                                 o    protect and maintain the related mortgaged
                                      property;

                                 o    maintain the lien on the related mortgaged
                                      property; or

                                 o    enforce the related mortgage loan
                                      documents.

                                 If the applicable master servicer fails to make
                                 a required advance of this type, the trustee is
                                 required to make this advance. None of the
                                 master servicers, the special servicer or the
                                 trustee is required to advance amounts
                                 determined to be non-recoverable. See
                                 "Description of the Certificates-- Advances" in
                                 this prospectus supplement.

C. Interest on Advances.......   The applicable master servicer, the special
                                 servicer and the trustee, as applicable, will
                                 be entitled to interest on the above described
                                 advances at the "Prime Rate" as published in
                                 The Wall Street Journal, as described in this
                                 prospectus supplement. Interest accrued on
                                 outstanding advances may result in reductions
                                 in amounts otherwise

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                                      S-23

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                                 payable on the certificates. Neither of the
                                 master servicers nor the trustee will be
                                 entitled to interest on advances made with
                                 respect to principal and interest due on a
                                 mortgage loan until the related due date has
                                 passed and any grace period for late payments
                                 applicable to the mortgage loan has expired.
                                 See "Description of the Certificates--Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement
                                 and "Description of the Certificates--Advances
                                 in Respect of Delinquencies" and "Description
                                 of the Pooling Agreements--Certificate Account"
                                 in the prospectus.

                                 THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 184 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 242 commercial,
                                 multifamily and manufactured housing community
                                 mortgaged properties.

                                 The aggregate principal balance of the mortgage
                                 loans as of the cut-off date will be
                                 approximately $2,677,074,880.

                                 Three (3) mortgage loans (referred to in this
                                 prospectus supplement as the AB mortgage loans)
                                 are each evidenced by the senior of two notes
                                 secured by a single mortgage on the related
                                 mortgaged property and a single assignment of
                                 leases, with the subordinate companion loan not
                                 being part of the trust fund. The AB mortgage
                                 loans are each secured by the mortgaged
                                 properties identified on Annex A-1 to this
                                 prospectus supplement as the Roundy's
                                 Distribution Center mortgaged property, the
                                 Stoney Falls Apartments mortgaged property and
                                 the Oakridge Apartments mortgaged property,
                                 respectively, representing approximately 2.1%,
                                 0.6%, and 0.4% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (1 mortgage loan in loan group 1,
                                 representing approximately 2.4% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 1 as of the cut-off date,
                                 and 2 mortgage loans in loan group 2,
                                 representing approximately 3.8% and 2.5%,
                                 respectively, of the aggregate principal
                                 balance of the mortgage loans in loan group 2
                                 as of the cut-off date).

                                 The AB mortgage loans and their related
                                 subordinate companion loans are each subject to
                                 an intercreditor agreement. The related
                                 intercreditor agreement generally allocates
                                 collections in respect of the related

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                                      S-24

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                                 mortgage loan prior to certain events,
                                 generally including a monetary event of
                                 default, or material non-monetary event of
                                 default to the mortgage loan in the trust fund
                                 and the related subordinate companion loan on a
                                 pro rata basis, except that the subordinate
                                 companion loan secured by the mortgaged
                                 property identified on Annex A-1 to this
                                 prospectus supplement as the Roundy's
                                 Distribution Center is interest-only until
                                 maturity other than prepayments of the related
                                 subordinate companion loan that can only be
                                 made with the applicable lender's consent.
                                 After certain events, including a certain
                                 monetary event of default or material
                                 non-monetary event of default, the related
                                 intercreditor agreement generally allocates
                                 collections in respect of the AB mortgage loans
                                 first to the mortgage loan in the trust fund
                                 and second to the related subordinate companion
                                 loan. The applicable master servicer and the
                                 special servicer will service and administer
                                 each AB mortgage loan and its subordinate
                                 companion loan pursuant to the pooling and
                                 servicing agreement and the related
                                 intercreditor agreement so long as each AB
                                 mortgage loan is part of the trust fund.
                                 Amounts attributable to each subordinate
                                 companion loan will not be assets of the trust,
                                 and will be beneficially owned by the holder of
                                 the subordinate companion loan. See
                                 "Description of the Mortgage Pool--AB Mortgage
                                 Loan Pairs" in this prospectus supplement.

                                 The subordinate companion loan secured by the
                                 mortgaged property identified on Annex A-1 to
                                 this prospectus supplement as Roundy's
                                 Distribution Center has a maximum principal
                                 balance of $18,500,000. At origination, only
                                 $6,000,000 was advanced to the borrower. The
                                 holder of this subordinate companion loan may
                                 advance the additional amounts, up to the total
                                 maximum of $18,500,000 to the related borrower
                                 at any time in its sole discretion.

                                 The holders of the subordinate companion loan
                                 related to the Roundy's Distribution Center
                                 mortgage loan will have the right, under
                                 certain conditions, (i) to direct, consent, or
                                 provide advice with respect to certain actions
                                 proposed to be taken by the applicable master
                                 servicer or the special servicer, as
                                 applicable, with respect to the related senior
                                 loan or mortgaged property and (ii) to make
                                 cure payments on the related senior loan.

                                 The holder of each subordinate companion loan
                                 will have the right to purchase the related AB
                                 mortgage loan under certain limited
                                 circumstances. In addition, the holders of
                                 certain of the subordinate companion loans will
                                 have the right to approve certain

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                                      S-25

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                                 modifications to the related senior loan under
                                 certain circumstances. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as specifically provided in
                                 this prospectus supplement, information
                                 presented in this prospectus supplement
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to a
                                 mortgage loan with a subordinate companion loan
                                 is calculated without regard to the related
                                 subordinate companion loan. The sum of the
                                 numerical data in any column may not equal the
                                 indicated total due to rounding. Unless
                                 otherwise indicated, all figures presented in
                                 this "Summary of Terms" are calculated as
                                 described under "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" in
                                 this prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 in each case, as of the cut-off date. The
                                 principal balance of each mortgage loan as of
                                 the cut-off date assumes the timely receipt of
                                 principal scheduled to be paid on or before the
                                 cut-off date and no defaults, delinquencies or
                                 prepayments on any mortgage loan on or prior to
                                 the cut-off date.

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                                      S-26

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                                    ALL MORTGAGE LOANS            LOAN GROUP 1                LOAN GROUP 2
                                               --------------------------  --------------------------  -------------------------

Aggregate outstanding principal
   balance(1) ...............................              $2,677,074,880              $2,280,726,670               $396,348,210
Number of mortgage loans ....................                         184                         147                         37
Number of mortgaged properties ..............                         242                         202                         40
Number of crossed loan pools ................                           2                           2                          0
Range of mortgage loan principal
   balances .................................  $1,080,000 to $349,730,000  $1,080,000 to $349,730,000  $1,276,711 to $68,000,000
Average mortgage loan principal balance .....                 $14,549,320                 $15,515,147                $10,712,114
Range of mortgage rates .....................           4.7000% to 7.3600%          4.7000% to 5.9700%         4.7100% to 7.3600%
Weighted average mortgage rate ..............                      5.1879%                     5.1677%                    5.3042%
Range of original terms to maturity(2) ......     60 months to 240 months     60 months to 240 months    60 months to 216 months
Weighted average original term to
   maturity(2) ..............................                  106 months                  105 months                 111 months
Range of remaining terms to maturity(2) .....     57 months to 240 months     57 months to 240 months    59 months to 215 months
Weighted average remaining term to
   maturity(2) ..............................                  105 months                  104 months                 109 months
Range of original amortization terms(3) .....    120 months to 371 months    120 months to 371 months   180 months to 360 months
Weighted average original amortization
   term(3) ..................................                  347 months                  346 months                 354 months
Range of remaining amortization terms(3) ....    120 months to 371 months    120 months to 371 months   179 months to 360 months
Weighted average remaining amortization
   term(3) ..................................                  347 months                  346 months                 353 months
Range of loan-to-value ratios(4) ............               28.0% to 82.9%              29.1% to 81.7%             28.0% to 82.9%
Weighted average loan-to-value ratio(4) .....                        73.0%                       72.2%                      77.4%
Range of loan-to-value ratios as of the
   maturity date(2)(5) ......................               34.4% to 80.0%              34.4% to 80.0%             43.6% to 80.0%
Weighted average loan-to-value ratio as of
   the maturity date(2)(5) ..................                        65.9%                       65.0%                      71.2%
Range of debt service coverage ratios(6) ....               1.18x to 3.60x              1.19x to 3.60x             1.18x to 1.95x
Weighted average debt service coverage
   ratio(6) .................................                        1.49x                       1.51x                      1.35x
Percentage of aggregate outstanding
   principal balance consisting of:
Balloon mortgage loans
Partial Interest Only(7) ....................                        39.4%                       36.8%                      54.1%
Balloon(8) ..................................                        30.4%                       33.2%                      14.1%
Interest Only(9) ............................                        29.3%                       29.1%                      30.4%
Fully Amortizing Loans ......................                         1.0%                        0.9%                       1.4%

----------
(1)  Subject to a permitted variance of plus or minus 10%.

(2)  In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.

(3)  Excludes the mortgage loans that pay interest-only to maturity.

(4)  In the case of 1 mortgage loan (identified as Loan No. 76 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the aggregate principal balance of the mortgage loans as of the cut-off date
     (0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the loan-to-value ratio was calculated assuming the application of a holdback in the amount of $652,564.80 in reduction of the respective cut-off date principal balance.

(5)  Excludes the fully amortizing mortgage loans.

(6)  In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows pursuant to the related mortgage loan documents. In the case of 1 mortgage loan (identified as Loan No. 111 on
     Annex A-1 to this prospectus supplement, representing approximately 0.2% of the aggregate principal balance of the mortgage loans as of the cut-off date (1.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the debt service coverage ratio was calculated assuming the application of a letter of credit in reduction of the respective cut-off date principal balance and assuming a revised debt service payment. Generally, the DSCR for partial interest-only loans was calculated based on the first principal and interest payments made into the trust during the term of the loan. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

(7)  Includes 3 partial interest-only ARD loans representing approximately 2.2%
     of the aggregate principal balance of the mortgage loans as of the cut-off date.

(8)  Includes 8 amortizing ARD loans representing approximately 0.8% of the aggregate principal balance of the mortgage loans as of the cut-off date but excludes interest-only and partial interest-only balloon loans.

(9)  Includes 1 interest-only ARD loan representing approximately 0.1% of the aggregate principal balance of the mortgage loans as of the cut-off date.

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                                      S-27

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                                 The mortgage loans accrue interest based on the
                                 following conventions:

                                 INTEREST ACCRUAL BASIS

                                                                AGGREGATE                 % OF      % OF
                                                                PRINCIPAL       % OF    INITIAL   INITIAL
                                    INTEREST     NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                                    ACCRUAL       MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
                                     BASIS         LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 -------------   ---------   --------------   -------   -------   -------

                                 Actual/360 ..      179      $2,625,530,122     98.1%     97.9%     99.3%
                                 30/360 ......        5          51,544,758      1.9       2.1       0.7
                                                    ---      --------------    -----     -----     -----
                                 Total: ......      184      $2,677,074,880    100.0%    100.0%    100.0%
                                                    ===      ==============    =====     =====     =====

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                                 AMORTIZATION TYPES

                                                                      AGGREGATE                 % OF      % OF
                                                         NUMBER       PRINCIPAL       % OF    INITIAL   INITIAL
                                                           OF        BALANCE OF     INITIAL     LOAN      LOAN
                                       TYPE OF          MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
                                    AMORTIZATION          LOANS         LOANS       BALANCE   BALANCE   BALANCE
                                 --------------------   --------   --------------   -------   -------   -------

                                 Partial Interest
                                    Only(1)(2) ......       67     $1,053,686,900     39.4%     36.8%     54.1%
                                 Balloon(3) .........       86        813,809,044     30.4      33.2      14.1
                                 Interest Only(4) ...       24        784,044,758     29.3      29.1      30.4
                                 Fully Amortizing ...        7         25,534,178      1.0       0.9       1.4
                                                            --     --------------    -----     -----     -----
                                 Total: .............      184     $2,677,074,880    100.0%    100.0%    100.0%
                                                           ===     ==============    =====     =====     =====

                                 ----------
                                 (1)  The interest-only periods range from 12 to
                                      60 months.

                                 (2)  Includes 3 partial interest-only ARD loans
                                      representing approximately 2.2% of the
                                      aggregate principal balance of the pool of
                                      mortgage loans as of the cut-off date.

                                 (3)  Includes 8 amortizing ARD loans
                                      representing approximately 0.8% of the
                                      aggregate principal balance of the pool of
                                      mortgage loans as of the cut-off date but
                                      excludes interest-only and partial
                                      interest-only loans.

                                 (4)  Includes 1 interest-only ARD loan
                                      representing approximately 0.1% of the
                                      aggregate principal balance of the pool of
                                      mortgage loans as of the cut-off date.

                                 Twelve (12) mortgage loans, representing
                                 approximately 3.1% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (representing approximately 3.6%
                                 of the aggregate principal balance of the
                                 mortgage loans in loan group 1 as of the
                                 cut-off date), provide for an increase in the
                                 related interest rate after a certain date,
                                 referred to as the anticipated repayment date.
                                 The interest accrued in excess of the original
                                 rate, together with any interest on that
                                 accrued interest, will be deferred and will not
                                 be paid until the principal balance of the
                                 related mortgage loan has been paid, at which
                                 time the deferred interest will be paid to the
                                 Class S certificates. In addition, after the
                                 anticipated

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                                      S-28

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                                 repayment date, cash flow in excess of that
                                 required for debt service and certain budgeted
                                 expenses with respect to the related mortgaged
                                 property will be applied towards the payment of
                                 principal (without payment of a yield
                                 maintenance charge) of the related mortgage
                                 loan until its principal balance has been
                                 reduced to zero. A substantial principal
                                 payment would be required to pay off these
                                 mortgage loans on their anticipated repayment
                                 dates. The amortization terms for these
                                 mortgage loans are significantly longer than
                                 the periods up to the related mortgage loans'
                                 anticipated repayment dates. See "Description
                                 of the Mortgage Pool--ARD Loans" in this
                                 prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage
                                 Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment provisions
                                 of the mortgage loans:

                                        OVERVIEW OF PREPAYMENT PROTECTION

                                                                        AGGREGATE                 % OF      % OF
                                                                        PRINCIPAL       % OF    INITIAL   INITIAL
                                                         NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                                       PREPAYMENT         MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
                                       PROTECTION          LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 ---------------------   ---------   --------------   -------   -------   -------

                                 Defeasance ..........      160      $2,109,813,358     78.8%     77.6%     85.9%
                                 Defeasance/Yield
                                    Maintenance ......        2         360,050,000     13.4      15.8       0.0
                                 Yield
                                    Maintenance ......       22         207,211,522      7.7       6.6      14.1
                                                            ---      --------------    -----     -----     -----
                                 Total: ..............      184      $2,677,074,880    100.0%    100.0%    100.0%
                                                            ===      ==============    =====     =====     =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related mortgaged
                                 property as collateral for the related mortgage
                                 loan.

--------------------------------------------------------------------------------

                                      S-29

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                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity date
                                 or anticipated repayment date as follows:

                                              PREPAYMENT OPEN PERIOD

                                                             AGGREGATE                 % OF      % OF
                                                             PRINCIPAL       % OF    INITIAL   INITIAL
                                              NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                                    OPEN       MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
                                  PAYMENTS      LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 ----------   ---------   --------------   -------   -------   -------

                                 1 ........        7      $  172,437,128      6.4%      4.6%     17.2%
                                 2 ........        4          66,450,542      2.5       2.3       3.4
                                 3 ........       82         586,233,007     21.9      21.8      22.7
                                 4 ........       64       1,383,104,721     51.7      55.5      29.7
                                 5 ........        2          53,700,000      2.0       2.4       0.0
                                 7 ........       17         326,284,971     12.2       9.7      26.3
                                 10 .......        2          32,000,000      1.2       1.4       0.0
                                 12 .......        1           5,695,011      0.2       0.2       0.0
                                 13 .......        3          13,200,000      0.5       0.5       0.7
                                 24 .......        1          24,000,000      0.9       1.1       0.0
                                 37 .......        1          13,969,501      0.5       0.6       0.0
                                                  --      --------------    -----     -----     -----
                                 Total: ...      184      $2,677,074,880    100.0%    100.0%    100.0%
                                                 ===      ==============    =====     =====     =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage
                                 Loans--Defeasance; Collateral Substitution;
                                 Property Releases" in this prospectus
                                 supplement.

                                   CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                                                   AGGREGATE                 % OF      % OF
                                                                   PRINCIPAL       % OF    INITIAL   INITIAL
                                                    NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                                                     MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
                                    CURRENT USE       LOANS          LOANS       BALANCE   BALANCE   BALANCE
                                 ----------------   ---------   --------------   -------   -------   -------

                                 Retail .........       98      $  951,609,868     35.5%     41.7%      0.0%
                                 Office .........       46         778,652,578     29.1      34.1       0.0
                                 Multifamily ....       46         501,337,943     18.7       4.7      99.5
                                 Industrial .....       37         300,837,158     11.2      13.2       0.0
                                 Hotel ..........        2          89,100,000      3.3       3.9       0.0
                                 Self Storage ...       11          51,965,974      1.9       2.3       0.0
                                 Manufactured
                                    Housing
                                    Community ...        2           3,571,360      0.1       0.1       0.5
                                                       ---      --------------    -----     -----     -----
                                 Total: .........      242      $2,677,074,880    100.0%    100.0%    100.0%
                                                       ===      ==============    =====     =====     =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                 The mortgaged properties are located in 38
                                 states and the District of Columbia. The
                                 following table lists the states which have
                                 concentrations of mortgaged properties of 5% or
                                 more:

--------------------------------------------------------------------------------

                                      S-30

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                                      GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                                                    AGGREGATE
                                                                    PRINCIPAL       % OF
                                                     NUMBER OF     BALANCE OF     INITIAL
                                                     MORTGAGED      MORTGAGE        POOL
                                       STATE        PROPERTIES        LOANS       BALANCE
                                 ----------------   ----------   --------------   -------

                                 California .....        26      $  333,055,851     12.4%
                                 Texas ..........        36         318,993,602     11.9
                                 Pennsylvania ...        14         247,884,738      9.3
                                 Virginia .......        12         202,095,515      7.5
                                 New Jersey .....         8         149,757,255      5.6
                                 Massachusetts ..         4         149,129,971      5.6
                                 Other ..........       142       1,276,217,948     47.7
                                                        ---      --------------    -----
                                 Total: .........       242      $2,677,074,880    100.0%
                                                        ===      ==============    =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                     GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                                                    AGGREGATE
                                                                    PRINCIPAL       % OF
                                                     NUMBER OF     BALANCE OF     INITIAL
                                                     MORTGAGED      MORTGAGE        POOL
                                       STATE        PROPERTIES        LOANS       BALANCE
                                 ----------------   ----------   --------------   -------

                                 California .....        25      $  331,232,714     14.5%
                                 Texas ..........        24         198,986,002      8.7
                                 Virginia .......        11         193,445,515      8.5
                                 Pennsylvania ...        13         179,884,738      7.9
                                 New Jersey .....         8         149,757,255      6.6
                                 Massachusetts ..         4         149,129,971      6.5
                                 Illinois .......         7         121,819,731      5.3
                                 Other ..........       110         956,470,745     41.9
                                                        ---      --------------    -----
                                 Total: .........       202      $2,280,726,670    100.0%
                                                        ===      ==============    =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

                                     GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                                                   AGGREGATE
                                                                   PRINCIPAL      % OF
                                                     NUMBER OF    BALANCE OF    INITIAL
                                                     MORTGAGED     MORTGAGE       POOL
                                       STATE        PROPERTIES       LOANS      BALANCE
                                 ----------------   ----------   ------------   -------

                                 Texas ..........        12      $119,947,600     30.3%
                                 Pennsylvania ...         1        68,000,000     17.2
                                 Florida ........         4        45,337,089     11.4
                                 Arizona ........         3        34,625,000      8.7
                                 Kentucky .......         2        23,750,000      6.0
                                 Other ..........        18       104,688,521     26.4
                                                        ---      ------------    -----
                                 Total: .........        40      $396,348,210    100.0%
                                                        ===      ============    =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to mortgaged properties and not
                                      mortgage loans, the information for
                                      mortgage loans secured by more than one
                                      mortgaged property is based on allocated
                                      loan amounts as stated in Annex A-1.

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                                      S-31

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                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates (other than the Class
                                 X-2 certificates) will be offered in minimum
                                 denominations of $10,000 initial certificate
                                 balance. Investments in excess of the minimum
                                 denominations may be made in multiples of $1.
                                 The Class X-2 certificates will be issued,
                                 maintained and transferred only in minimum
                                 denominations of authorized initial notional
                                 amount of not less than $1,000,000, and in
                                 integral multiples of $1 in excess thereof.

Registration, Clearance and
   Settlement.................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates through:
                                 (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry system
                                 through DTC (with the consent of the DTC
                                 participants), Clearstream Banking, societe
                                 anonyme or Euroclear Bank, as operator of the
                                 Euroclear System, with respect to all or any
                                 portion of any class of the offered
                                 certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus
                                 supplement and in the prospectus.

Information Available to
   Certificateholders.........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.
                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

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                                      S-32

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                                 o    Bloomberg, L.P., Trepp, LLC and Intex
                                      Solutions, Inc.; and

                                 o    the paying agent's website at
                                      www.etrustee.net.

Optional Termination..........   On any distribution date on which the aggregate
                                 principal balance of the pool of mortgage loans
                                 remaining in the trust fund is less than 1% of
                                 the aggregate principal balance of the mortgage
                                 loans as of the cut-off date, certain entities
                                 specified in this prospectus supplement will
                                 have the option to purchase all of the
                                 remaining mortgage loans (and all property
                                 acquired through exercise of remedies in
                                 respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates), including the Class X-1
                                 certificates (provided, however, that the
                                 offered certificates are no longer outstanding
                                 and there is only one holder of the outstanding
                                 certificates) for the mortgage loans remaining
                                 in the trust.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement and
                                 "Description of the Certificates-- Termination"
                                 in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the Class A-2FL regular
                                 interest, the swap contract, the floating rate
                                 account and the interest that is deferred after
                                 the anticipated repayment date on the mortgage
                                 loans that have anticipated repayment dates and
                                 the related distribution account for this
                                 deferred interest) as two separate REMICs -- a
                                 lower-tier REMIC and an upper-tier REMIC -- for
                                 federal income tax purposes. The portion of the
                                 trust representing the deferred interest
                                 described above will be treated as a grantor
                                 trust for federal income tax purposes. The
                                 grantor trust will also hold the Class A-2FL
                                 regular interest, the swap contract and the
                                 floating rate account, and the Class A-2FL
                                 certificates will represent an undivided
                                 beneficial interest in those assets. In the
                                 opinion of counsel, the portions of the trust
                                 referred to above will qualify for this
                                 treatment.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    Each class of offered certificates (other
                                      than the Class A-2FL certificates) and the
                                      Class A-2FL regular interest will
                                      represent "regular interests" in the
                                      upper-tier REMIC.

--------------------------------------------------------------------------------

                                      S-33

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                                 o    The Class A-2FL certificates will
                                      represent an undivided interest in a
                                      portion of the trust fund which is treated
                                      as a grantor trust for federal income tax
                                      purposes, which portion includes the Class
                                      A-2FL regular interest, the floating rate
                                      account and the beneficial interest of the
                                      Class A-2FL certificates in the swap
                                      contract.

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    You will be required to report income on
                                      the regular interests represented by your
                                      certificates using the accrual method of
                                      accounting.

                                 o    It is anticipated that the offered
                                      certificates (other than the Class A-2FL
                                      certificates and the Class X-2
                                      certificates) and the Class A-2FL regular
                                      interest will be issued at a premium, and
                                      that the Class X-2 certificates will be
                                      issued with original issue discount for
                                      federal income tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations..   Subject to important considerations described
                                 under "Certain ERISA Considerations" in this
                                 prospectus supplement and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts. In particular, fiduciaries of plans
                                 contemplating purchase of the Class A-2FL
                                 certificates should review the additional
                                 requirements for purchases of Class A-2FL
                                 certificates by plans, as discussed under
                                 "Certain ERISA Considerations" in this
                                 prospectus supplement.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

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                                      S-34

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Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc., Fitch, Inc. and Dominion Bond
                                 Rating Service, Inc.:

                                                   MOODY'S   FITCH     DBRS
                                                   -------   ------  --------
                                 Class A-1 .....     Aaa      AAA       AAA
                                 Class A-2 .....     Aaa      AAA       AAA
                                 Class A-2FL ...     Aaa      AAA       AAA
                                 Class A-3A1 ...     Aaa      AAA       AAA
                                 Class A-3A2 ...     Aaa      AAA       AAA
                                 Class A-4 .....     Aaa      AAA       AAA
                                 Class A-SB ....     Aaa      AAA       AAA
                                 Class A-M .....     Aaa      AAA       AAA
                                 Class A-J .....     Aaa      AAA       AAA
                                 Class X-2 .....     Aaa      AAA       AAA
                                 Class B .......     Aa2       AA       AA
                                 Class C .......     Aa3       AA-   AA (low)
                                 Class D .......      A2       A         A

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the offered
                                 certificates may nonetheless issue a rating
                                 and, if one does, it may be lower than those
                                 stated above. The security ratings do not
                                 address the frequency of prepayments (whether
                                 voluntary or involuntary) of mortgage loans,
                                 the degree to which prepayments might differ
                                 from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates. Also,
                                 the security ratings do not represent any
                                 assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-2 certificateholders might not
                                 fully recover their investments in the event of
                                 rapid prepayments of the mortgage loans
                                 (including both voluntary and involuntary
                                 prepayments). In addition, a security rating of
                                 the Class A-2FL certificates does not represent
                                 any assessment as to whether the floating
                                 interest rate on these certificates will
                                 convert to a fixed rate. With respect to the
                                 Class A-2FL certificates, Moody's Investors
                                 Service, Inc., Fitch, Inc. and Dominion Bond
                                 Rating Service, Inc. are only rating the
                                 receipt of interest up to the fixed per annum
                                 rate applicable to the Class A-2FL regular
                                 interest. See "Yield and Maturity
                                 Considerations," "Risk Factors" and
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement and "Yield and
                                 Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and
                                 "Rating" in the prospectus for a discussion of
                                 the basis upon which ratings are given and the
                                 conclusions that may not be drawn from a
                                 rating.

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                                      S-35

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Texas, Pennsylvania, Virginia,
New Jersey and Massachusetts secure mortgage loans representing approximately
12.4%, 11.9%, 9.3%, 7.5%, 5.6% and 5.6%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in California, Texas, Virginia, Pennsylvania,
New Jersey, Massachusetts and Illinois secure mortgage loans representing approximately 14.5%, 8.7%, 8.5%, 7.9%, 6.6%, 6.5% and 5.3%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in Texas, Pennsylvania, Florida, Arizona and
Kentucky secure mortgage loans representing approximately 30.3%, 17.2%, 11.4%,
8.7% and 6.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 20 of the mortgaged properties securing mortgage loans representing approximately 10.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in southern California (representing approximately 11.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), and 6 of the mortgaged properties securing mortgage loans representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in northern California (5 mortgage loans in loan group 1, representing approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 1 mortgage loan in loan group 2, representing approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern
California, mortgaged properties located north of San Luis Obispo County, Kern
County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.
Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental

                                      S-36

rules or fiscal policies--also may adversely affect the mortgaged properties.
For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes)
than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Louisiana, Alabama and
Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The mortgaged properties do not all require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks--Hurricane Katrina" below, "Servicing of the
Mortgage Loans--Maintenance of Insurance" in this prospectus supplement and
"Description of the Pooling Agreements--Hazard Insurance Policies" in the
accompanying prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Twenty-six (26) of the mortgaged properties, representing approximately
12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (25 mortgage loans in loan group 1, representing approximately
14.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 1 mortgage loan in loan group 2, representing approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in the State of California.
Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of default is given for a statutory period of time following foreclosure pursuant to the trustee's power of sale. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure.
Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale. California's "one action rule"
requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under
California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances. See "--Risks Associated with One Action
Rules" below.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of

                                      S-37

such attacks could (i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o    The largest mortgage loan represents approximately 13.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represents approximately 15.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 17.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 3 largest mortgage loans represent, in the aggregate,
          approximately 21.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately
          25.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 31.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 10 largest mortgage loans represent, in the aggregate, approximately 38.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately
          44.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 56.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Fifteen Mortgage Loans or Groups
of Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
2.2% of the aggregate principal balance of the mortgage

                                      S-38

loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                        AGGREGATE                    % OF INITIAL   % OF INITIAL
                         NUMBER OF      PRINCIPAL     % OF INITIAL       LOAN           LOAN
                         MORTGAGED     BALANCE OF         POOL          GROUP 1       GROUP 2
    PROPERTY TYPE       PROPERTIES   MORTGAGE LOANS      BALANCE        BALANCE       BALANCE
---------------------   ----------   --------------   ------------   ------------   ------------

Retail ..............       98        $951,609.868        35.5%          41.7%          0.0%
Office ..............       46        $778,652,578        29.1%          34.1%          0.0%
Multifamily .........       46        $501,337,943        18.7%           4.7%         99.5%
Industrial ..........       37        $300,837,158        11.2%          13.2%          0.0%

----------
(1)  Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in
     Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o    Sixteen (16) groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 13.4% (the mortgage loans with Macquarie Countrywide Corporation, Regency Centers
          Corporation, or their respective affiliates as sponsors) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 15.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). See
          "Description of the Mortgage Pool--Top Fifteen Mortgage Loans or
          Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement relating to the Regency Portfolio, the 901 W. Landstreet
          Road Portfolio and the Sterling Pointe Shopping Center mortgage loans.

     o    Twelve (12) mortgage loans, representing approximately 25.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (11 mortgage loans in loan group 1, representing approximately 29.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 1 mortgage loan in loan group 2, representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property (other than the cross-collateralized groups of mortgage loans).

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

                                      S-39

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 2 groups of mortgage loans (comprised of 4 mortgage loans representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 1.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted with each other.
Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by borrower could be avoided if a court were to determine that:

     o    the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o    the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o    subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o    take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities, generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans, generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "single-purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 11 of the mortgage loans, representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1, representing approximately 5.3% of the aggregate principal balance of

                                      S-40

the mortgage loans in loan group 1 as of the cut-off date, and 2 mortgage loans in loan group 2, representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a
"single-purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

     o    operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of those borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to 16 mortgage loans (including certain mortgage loans described under "Description of the Mortgage Pool--Top Fifteen Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement), representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 6.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 4 mortgage loans in loan group 2, representing approximately 11.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right of partition exercises such right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another

                                      S-41

loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 3 mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of a lease, with the subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex A-1 to this prospectus supplement as the Roundy's
Distribution Center mortgaged property, the Stoney Falls Apartments mortgaged property and the Oakridge Apartments mortgaged property, respectively, representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 2 mortgage loans in loan group 2, representing approximately 6.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust fund. The second loan in each case is a subordinate companion loan and is not included in the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special Servicer May Be Directed to Take Actions" below, the holders of the subordinate companion loan related to the Roundy's Distribution
Center mortgage loan will have the right, under certain conditions, (i) to direct, consent, or provide advice with respect to certain actions proposed to be taken by the applicable master servicer or the special servicer, as applicable, with respect to the related senior loan or mortgaged property and
(ii) to make cure payments on the related senior loan. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of the subordinate companion loans will have the right to approve certain modifications to the related AB Mortgage loan under certain circumstances. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage
Pool--Additional Debt--AB Mortgage Loans" in this prospectus supplement. The subordinate companion loans are generally subordinate in right of payment to the related 3 mortgage loans, subject to the terms of the related intercreditor agreement. See "Description of the Mortgage Pool--Additional Debt--AB Mortgage
Loans" in this prospectus supplement.

     Although the subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

                                      S-42

     o    the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o    the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan, as the case may be, or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan, as the case may be.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this prospectus supplement and "Certain Legal
Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 10 mortgage loans (identified as Loan
Nos. 28, 34, 36, 47, 56, 57, 61, 65, 73 and 83 on Annex A-1 to this prospectus supplement), representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 8 mortgage loans in loan group 2, representing approximately 26.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit the related borrowers to incur secured subordinate debt, subject to various conditions, including that each Rating Agency confirms in writing that the incurrence of such debt will not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any class of certificates. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See "Description of the Mortgage
Pool--Additional Debt--Unsecured Subordinate Indebtedness" in this prospectus supplement. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage
Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May Cause Special Risks" above.
Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

                                      S-43

     o    With respect to 13 mortgage loans (identified as Loan Nos. 13, 20, 28,
          34, 36, 47, 50, 56, 57, 61, 65, 73 and 83 on Annex A-1 to this prospectus supplement), representing approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 5.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 8 mortgage loans in loan group 2, representing approximately 26.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the ownership interests of the direct or indirect owners of the related borrower have been pledged as security for mezzanine debt, subject to the terms of an intercreditor agreement or a subordination and standstill agreement.

     o    In the case of 6 mortgage loans (identified as Loan Nos. 2, 40, 43,
          48, 60 and 131 on Annex A-1 to this prospectus supplement), representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 8.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 1 mortgage loan in loan group 2, representing approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the direct or indirect owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     o    In the case of two mortgage loans (identified as Loan Nos. 39 and 69 on Annex A-1 to this prospectus supplement), representing
          approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) is structured with preferred equity. In the event of a default, the preferred equity holder may take over control of the borrower, subject to certain conditions set forth in the relevant documents.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated

                                      S-44

repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The mortgage loan sellers have informed us that 177 of the mortgage loans, representing approximately 99.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (142 mortgage loans in loan group 1, representing approximately 99.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 35 mortgage loans in loan group 2, representing approximately 98.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 67 mortgage loans, representing approximately 39.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (54 mortgage loans in loan group 1, representing approximately 36.8% of the aggregate principal balance of the mortgage loans in group 1 as of the cut-off date and 13 mortgage loans in loan group 2, representing approximately 54.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 60 months of their respective terms and 24 mortgage loans, representing approximately 29.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (14 mortgage loans in loan group 1, representing approximately 29.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 10 mortgage loans in loan group 2, representing approximately
30.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only until their respective anticipated repayment dates or maturity dates, as applicable.

     The mortgage loan sellers have informed us that 12 of the mortgage loans, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), mature in the year 2035.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to

                                      S-45

greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o    perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

     o    national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

                                      S-46

     o    the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases.
This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space;
and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 31 mortgage loans, representing approximately 14.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 16.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are leased to a single tenant. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. For example, with respect to the mortgage loan (identified as Loan No.
3 on Annex A-1 to this prospectus supplement), representing approximately 3.7%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the property is wholly leased to an affiliate of the related borrower. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to the maturity dates or anticipated repayment dates. See Annex A-1 to this prospectus supplement for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties
Have Special Risks" and "--Office Properties Have Special Risks" below.

                                      S-47

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case;

     o    rental payments could not be collected for any other reason; or

     o    a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In the case of 1 mortgage loan (identified as Loan No. 10 on Annex
A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), a tenant directly leasing approximately
19% of the mortgaged property is delinquent in its required rental payments.
Although approximately 75% of this tenant's space has been subleased to third-party tenants, the subtenants pay the prime tenant all sublease payments and the sublease rentals are each less than the prime tenant's lease rate. We cannot assure you that in the event the prime tenant defaults under its lease that the subtenants will continue to occupy their subleased space and fulfill their sublease obligations or enter into direct leases with the related borrower, or that the space will be relet. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single tenant mortgaged properties, during the term of the related mortgage loans.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under "Description of the Mortgage Pool--Top Fifteen Mortgage
Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement. For example, the Western U.S. Alliance Portfolio mortgage loan
(identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is

                                      S-48

scheduled to have 100% lease rollover prior to the maturity date. The Highland
Landmark Building mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have 100.0% lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.
Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See "Risks Relating to Prepayments and Repurchases" below and "Description of the Mortgage Pool--Top Fifteen Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to

                                      S-49

occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

     The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). With respect to the mortgage loan identified as Loan No. 44 on
Annex A-1 to this prospectus supplement, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)), the single tenant has previously filed for Chapter 11 bankruptcy protection on October 5, 2000, and has not yet emerged from the proceedings, but remains in occupancy of the related mortgaged property. The tenant has not affirmed or rejected its lease. We cannot assure you that such tenant will not be more likely than other tenants to utilize its rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Ninety-eight (98) retail properties secure mortgage loans representing approximately 35.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date

                                      S-50

(approximately 41.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property.
A "shadow anchor" is usually larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o    an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's or shadow anchor tenant's lease; or
          if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o    the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o    the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
          payment of rent).

     Fifty-one (51) of the mortgaged properties, securing mortgage loans representing approximately 26.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately
31.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant".
Fifteen (15) of the mortgaged properties, securing mortgage loans representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 3.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored".
Thirty-two (32) of the mortgaged properties, securing mortgage loans representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately
7.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored".

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an
"anchor" or a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" and "--Certain Additional
Risks Relating to Tenants" above.

                                      S-51

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties, including the mortgaged property securing
1 mortgage loan (identified as Loan No. 14 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), has a movie theater as part of the mortgaged property. These retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties. See
"--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Forty-six (46) office properties secure mortgage loans representing approximately 29.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 34.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o    the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o    the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o    the desirability of the area as a business location;

     o    the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o    an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Mortgage Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Forty-six (46) multifamily properties secure mortgage loans representing approximately 18.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7

                                      S-52

mortgaged properties securing mortgage loans in loan group 1, representing approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 39 mortgaged properties securing mortgage loans in loan group 2, representing 99.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o    the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o    the location of the property, for example, if there is a change in the neighborhood over time;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o    the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o    in the case of student housing facilities (mortgaged properties securing the mortgage loans identified as Loan Nos. 37, 45 and 70 on
          Annex A-1 to this prospectus supplement), which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o    dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
          and

     o    government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent

                                      S-53

increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Five (5) of the mortgaged properties, securing mortgage loans representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 26.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), may be eligible (or may become eligible in the future) for and may receive low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance
Rental Certificate Program of the United States Department of Housing and Urban
Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties.
With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See "Description of the Mortgage Pool--Assistance
Programs" in this prospectus supplement.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Thirty-seven (37) industrial properties secure mortgage loans representing approximately 11.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    reduced demand for industrial space because of a decline in a particular industry segment;

     o    the property becoming functionally obsolete;

     o    building design and adaptability;

     o    unavailability of labor sources;

     o    changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o    changes in proximity of supply sources;

     o    the expenses of converting a previously adapted space to general use;
          and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

                                      S-54

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 2 of the mortgage loans representing approximately
3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Various factors may adversely affect the economic performance of a hotel, including:

     o    adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o    continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties.
See "--Risks to the Mortgaged Properties Relating to Terrorist Attacks and
Foreign Conflicts" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

                                      S-55

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Two (2) of the hotel properties that secure the mortgage loans representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o    the continued existence and financial strength of the franchise or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

                                      S-56

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, as described below, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of 3 mortgaged properties (identified as Loan Nos. 40, 43 and 106 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. The mortgaged property securing 1 mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is subject to a deed restriction that the property is to be used as a first class hotel and if it fails to be used as a first class hotel, title will revert to the local redevelopment agency. The lender is entitled to receive a notice of any breach of this restriction at least 15 months prior to the recording of a formal notice of default and the formal notice of default must be recorded at least 3 months prior to the reversion. The issuance of a notice of default is an event of default under the related mortgage loan documents.

     Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties are subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of such mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

     Zoning or other restrictions may also prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" above.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

     With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such

                                      S-57

voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o    the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 9 mortgage loans, representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.3%
of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold was to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor

                                      S-58

specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks"
and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect "as stabilized"
values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.
For example, one of the buildings located

                                      S-59

on the mortgaged property securing one mortgage loan (identified as Loan No. 65 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), was destroyed by fire in May 2005. As a result,
18 units out of the 308 units at the mortgaged property are currently closed while repairs continue. The cost of the restoration is estimated to be approximately $950,000. Restoration is expected to be completed in December
2005. Repair and reconstruction of the building has started. The borrower has insurance for the reconstruction and loss of rents, which will continue until
180 days following completion of the restoration. The appraised value of the mortgaged property was determined before the fire damage and a new appraisal has not been performed. The actual value of the property might be different if an appraisal was performed as of the date of this prospectus supplement.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicers, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the applicable master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the applicable master servicer, the special servicer or any of their respective affiliates holds Series 2005-LDP4 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. JER Investors Trust
Inc., which we anticipate will be the initial directing certificateholder, is an affiliate of the special servicer. This relationship may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series
2005-LDP4 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates. See "--Special Servicer May
Be Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the applicable master servicer or the special servicer.

                                      S-60

     Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. For example, with respect to 10 mortgage loans made to related borrowers (identified as Loan Nos. 28, 34, 36, 47, 56, 57, 61, 65, 73 and 83 on Annex A-1 to this prospectus supplement), representing approximately
4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans, representing approximately 1.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 8 mortgage loans, representing approximately 26.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the interests in those borrowers secure $75,000,000 in mezzanine debt, which debt is held by the related mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool-- Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of J.P. Morgan Chase Commercial Mortgage
Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. PNC Bank, National Association is an affiliate of Midland Loan
Services, Inc., one of the master servicers, and of PNC Capital Markets, Inc., one of the underwriters. KeyBank National Association is an affiliate of
McDonald Investments Inc., one of the underwriters. LaSalle Bank National
Association is one of the mortgage loan sellers, is acting as the paying agent, the certificate registrar and the authenticating agent and is an affiliate of
ABN AMRO Incorporated, one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o    a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o    affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Three (3) mortgage loans, representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 6.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are each evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loan in each case will not be included as an asset of the trust fund. However, each such subordinate companion loan will be serviced

                                      S-61

under the pooling and servicing agreement, subject to the related intercreditor agreement. Each holder of a subordinate companion loan will also have certain rights with respect to the related AB mortgage loan, which is an asset of the trust fund, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related AB mortgage loan or purchase the related AB mortgage loan if the AB mortgage loan is in default. See "Description of the Mortgage Pool--AB Mortgage
Loan Pairs" in this prospectus supplement. In exercising such rights, no holder of any subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or with respect to any AB mortgage loan, in certain circumstances the holder of a related subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder of the Series 2005-LDP4
Certificates may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the holder of a subordinate companion loan may direct the applicable special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the applicable special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the applicable special servicer may be removed without cause by the directing certificateholder) as described in this prospectus supplement. See "Description of the Mortgage Pool--AB Mortgage Loan
Pairs" and "Servicing of the Mortgage Loans--General", "--The Special Servicer"
and "--The Directing Certificateholder" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2)
reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the applicable master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      S-62

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
(Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the
Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and
Class A-1A certificates and the Class A-2FL regular interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3A1, Class
A-3A2, Class A-4 and Class A-SB certificates and the Class A-2FL regular interest will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-4, Class A-SB, Class A-M, Class A-J, Class
B, Class C and Class D certificates could (or in the case of the Class C and
Class D certificates would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates because the pass-through rates on those classes of certificates are based on or limited by the weighted average of the net mortgage rates on the mortgage loans.
The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See
"Yield and Maturity Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2, Class A-3A1,
Class A-3A2, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M and Class N

                                      S-63

certificates and the Class A-2FL regular interest as described under
"Description of the Certificates--General" in this prospectus supplement, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates.
Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be.
However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 37 months. See "Description of the Mortgage Pool--Certain Terms and Conditions of
the Mortgage Loans-- Prepayment Provisions" for an overview of the open periods.
Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date.
See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges and prepayment premiums;

     o    the applicable master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

                                      S-64

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

          (i)  will be released to the related borrower upon satisfaction of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

          (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates-- Termination; Retirement
of Certificates" in this prospectus supplement.

                                      S-65

SENSITIVITY TO LIBOR AND YIELD CONSIDERATIONS

     The yield to investors in the Class A-2FL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-2FL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2FL certificates.

     In addition, because interest payments on the Class A-2FL certificates may be reduced or the pass-through rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-2FL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments which are not subject to such interest-rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-2FL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or the conversion to a fixed rate which is below the rate which would otherwise be payable at the floating rate would have such a negative impact.
There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-2FL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

RISKS RELATING TO THE SWAP CONTRACT

     The trust will have the benefit of a swap contract relating to the Class
A-2FL certificates issued by JPMorgan Chase Bank, N.A. Because the Class A-2FL regular interest accrues interest at a fixed rate of interest, subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans, the ability of the holders of the Class A-2FL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap
Contract--The Swap Counterparty" in this prospectus supplement.

     If the swap counterparty's long-term rating is not at least "A3" by Moody's
Investors Service, Inc. or "A--" by Fitch, Inc., the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another rating agency trigger event. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after such a trigger event, the trustee (or the paying agent on its behalf) will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-2FL certificates, to enforce the rights of the trust under the swap contract as may be permitted by the terms thereof and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2FL certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

     During the occurrence of such a trigger event and in the event that a replacement swap counterparty is not found, the Class A-2FL certificate pass-through rate will convert to a fixed interest rate subject to a maximum pass-through rate equal to the weighted average of the net interest rates on the mortgage loans. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the Class A-2FL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-2FL certificates within the time frame and in advance of the Distribution Date that
DTC requires to modify the payment.

                                      S-66

     In addition, if the funds allocated to payment of interest distributions on the Class A-2FL regular interest are insufficient to make all required interest payments on the Class A-2FL regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-2FL regular interest had been sufficient to make all required interest payments on the Class A-2FL regular interest. As a result, the holders of the Class A-2FL certificates may experience an interest shortfall. See "Description of the Swap Contract" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a
REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The
Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement and "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

                                      S-67

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so.
Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement.
Classes that have a later sequential designation or a lower

                                      S-68

payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB or Class
X-2 certificates or Class A-2FL regular interest, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class A-1A and Class X-1 certificates.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii)
subject to a lender's environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o    that will be remediated or abated in all material respects by the closing date;

     o    for which an escrow or letter of credit for the remediation was established;

     o    for which an environmental insurance policy was obtained from a third party insurer;

     o    for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o    for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o    for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

                                      S-69

     o    as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such "no further action" or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

     o    that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills.
Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     For example with respect to 1 mortgage loan (identified as Loan No. 12 on
Annex A-1 to this prospectus supplement), representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), tests performed on one of the properties securing the mortgage loan revealed evidence of impact to soil and groundwater from historic fill materials. An environmental escrow has been established in the amount of $227,375, which represents approximately 125% of the projected remedial costs. Additionally with respect to 1 mortgage loan (identified as Loan
No. 51 on Annex A-1 to this prospectus supplement), representing approximately
0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the Phase I site assessment with respect to one of the properties securing the mortgage loan indicates that the related mortgaged property is listed on certain federal and state databases of properties potentially subject to environmental remediation.
A prior tenant at the mortgaged property never submitted a formal closure plan for a former waste storage facility on the mortgaged property because the prior tenant believed that the hazardous material were removed from the mortgaged property before regulations requiring such a formal closure plan became effective. An environmental escrow has been established in the amount of
$400,000 to cover the costs and expenses associated obtaining and reviewing documentation relating to the database listings, and any remedial actions which may be required in connection with the failure of the prior tenant to provide a formal closure plan. We cannot assure you that these reserves will be sufficient to pay any associated costs.

     See "Description of the Mortgage Pool--Underwriting Guidelines and
Processes--Environmental Site Assessment" and "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in
Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental
Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property.

                                      S-70

Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent.
Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action"
broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See
"Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all

                                      S-71

leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants'
leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 12.4%, 11.9% and 4.6% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.5%, 8.7% and 3.4%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.5%, 30.3% and 11.4%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas and Florida, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes). The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we can not assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program. The
Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The
Treasury Department established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United
States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

                                      S-72

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium.
If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26,
2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November
26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance
Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the
Terrorism Insurance Program for an additional 2 years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005 and the Secretary of the Treasury announced on June 30, 2005 the Treasury
Department's opposition to an extension of the Terrorism Risk Insurance Act of
2002 in its current form. Prior to the terrorist attacks in London in July 2005, the Bush administration had stated that it would only support extending the
Terrorism Insurance Program if changes were made to the law to increase the magnitude of the events that would trigger coverage under the Terrorism
Insurance Program, increase deductibles and co-payments, and eliminate some lines of insurance altogether. The London terrorist attacks have reinvigorated the debate over the extension of the Terrorism Insurance Program. In addition, proposals for replacing the Terrorism Insurance Program, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. If the Terrorism Risk Insurance Act of
2002 is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).
In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Act of 2002.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real

                                      S-73

properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.
For example, with respect to the Western US Alliance Portfolio mortgage loan
(identified as Loan No. 5 on Annex A-1 to this prospectus supplement)
representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of the greater of $150,000 or
$150,000 as increased by the consumer price index, and with respect to the
Highland Landmark Building mortgage loan (identified as Loan No. 11 on Annex A-1 to this prospectus supplement), representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for a premium per annum not in excess of the greater of $90,000 or $90,000 as increased by the consumer price index.

     With respect to the Metropolitan Bank Tower mortgage loan (identified as
Loan No. 13 on Annex A-1 to this prospectus supplement) representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is not required if the cost of the premium for all insurance required to be maintained by borrower exceeds 200% of the cost of such premiums without such terrorism coverage.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the applicable master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and subject to the consent of the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the applicable master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no

                                      S-74

assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                                      S-75

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See
"Description of the Mortgage Pool--Representations and Warranties; Repurchases
and Substitutions" in this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings or other adverse situations will not have a material adverse effect on your investment.

     With respect to 3 mortgage loans (identified as Loan Nos. 4, 10 and 33 on
Annex A-1 to this prospectus supplement), representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.1% of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date) Triple Net Properties,
LLC ("Triple Net") or G REIT, Inc. is the sponsor of these mortgage loans and its affiliate, Triple Net Properties Realty, Inc., is the property manager for these mortgaged properties. Triple Net has advised each related mortgage loan seller that the SEC has opened an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., an affiliate of Triple
Net, indicated that the SEC has requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the
Securities Act of 1933, as amended, for the private offerings in which Triple
Net and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In addition, the SEC has requested financial information regarding REITs and other companies advised by Triple Net.

     In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis, and (iii) with respect to certain programs sponsored by Triple Net, where Triple Net invested either alongside or in other programs sponsored by Triple Net, the nature and results of these investments were not fully and accurately disclosed in the tables resulting in an overstatement of Triple Net's program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G
REIT, Inc. or Triple Net. In addition, we cannot assure you that if litigation were to commence or securityholders were to assert claims related to the foregoing, it would not have a material adverse effect on your investment.

                                      S-76

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     Hurricane Katrina. In late August 2005, Hurricane Katrina and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the
United States (parts of Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some Gulf Coast areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with Hurricane
Katrina and its aftermath.

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-77

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 184 fixed rate mortgage loans secured by 242 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $2,677,074,880 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A Certificates (as described herein). Loan Group 1 will consist of 147 mortgage loans, representing approximately 85.2% of the Initial Pool Balance (the "Initial Loan Group 1
Balance"). Loan Group 2 will consist of 37 mortgage loans, representing approximately 14.8% of the Initial Pool Balance (the "Initial Loan Group 2
Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios with respect to each AB Mortgage Loan, is calculated without regard to the related Subordinate Companion Loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument (a
"Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 2 mortgaged properties securing mortgage loans
(identified as Loan Nos. 1 and 14 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the Initial Pool Balance (representing approximately 3.2% of the Initial Loan Group 1 Balance) by allocated loan amount, on the fee simple estate and a separate leasehold estate in an adjacent portion of the commercial property; or

     (3) with respect to 7 mortgaged properties securing mortgage loans
(identified as Loan Nos. 21, 27, 33, 48, 123, 147 and 166 on Annex A-1 to this prospectus supplement), representing approximately 3.5% of the Initial Pool
Balance (representing approximately 4.1% of the Initial Loan Group 1 Balance) by allocated loan amount, on a leasehold estate in a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates.
See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about September 29, 2005 (the "Closing Date" ), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., LaSalle Bank National
Association, Eurohypo AG, New York Branch, PNC Bank, National Association,
Artesia Mortgage Capital Corporation and KeyBank National Association
(collectively, the "Mortgage Loan Sellers") pursuant to six mortgage loan purchase agreements (the "Purchase Agreements"), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the

                                      S-78

Certificates (the "Certificateholders"). For each mortgage loan that does not have a first full payment of interest due until November 2005, the related
Mortgage Loan Seller will also be required to convey to the trust all amounts in respect of interest that would otherwise have been due if the related borrower had been required to make a full payment of interest in October 2005. See "--The
Mortgage Loan Sellers" below and "Description of the Pooling
Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus.

     The mortgage loans were originated in the period between August 2004 and
September 2005. Sixty-three (63) of the mortgage loans, representing approximately 26.6% of the Initial Pool Balance (51 mortgage loans in Loan Group
1, representing approximately 26.7% of the Initial Loan Group 1 Balance, and 12
mortgage loans in Loan Group 2, representing approximately 26.1% of the Initial
Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

     We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related
Mortgaged Property could reduce the market value of the related Mortgaged
Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Mortgage Loans. Three (3) mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 8, 39 and 66 on Annex A-1 to this prospectus supplement), representing approximately 3.0% of the Initial Pool Balance (1 mortgage loan in Loan Group 1, representing approximately 2.4% of the Initial
Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing approximately 6.3% of the Initial Loan Group 2 Balance), are each a senior loan in a

                                      S-79

split loan structure with a subordinate companion loan (with respect to each AB
Mortgage Loan, the "Subordinate Companion Loan" and, together with the related
AB Mortgage Loan, an "AB Mortgage Loan Pair"). No Subordinate Companion Loan is
an asset of the trust fund. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "Roundy's Distribution Center AB
Mortgage Loan") (identified as Loan No. 8 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $55,000,000. The related Subordinate Companion Loan, which is not included in the trust, has a maximum principal amount of $18,500,000 of which only $6,000,000 was outstanding at origination. The borrower may request additional advances up to the maximum principal amount of the Subordinate Companion Loan as described under "--AB
Mortgage Loan Pairs--The Roundy's Distribution Center Loan Pair" below.

     The second such AB Mortgage Loan (the "Stoney Falls Apartments AB Mortgage
Loan") (identified as Loan No. 39 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $15,030,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $500,000.

     The third such AB Mortgage Loan (the "Oakridge Apartments AB Mortgage
Loan") (identified as Loan No. 66 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $9,875,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $625,000.

     The Stoney Falls Apartments AB Mortgage Loan and the Oakridge Apartments AB
Mortgage Loan are collectively referred to in this prospectus supplement as the
"Mezz Cap AB Mortgage Loans" (and each, individually, a "Mezz Cap AB Mortgage
Loan"), and the related AB Mortgage Loan Pairs are collectively referred to in this prospectus supplement as the "Mezz Cap Loan Pairs" (and each, individually, a "Mezz Cap Loan Pair").

     The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan as described under "--AB Mortgage
Loan Pairs" below.

     The following table sets forth for each of the AB Mortgage Loans both the debt service coverage ratio ("DSCR") and loan-to-value ("LTV") ratios without taking into account the related Subordinate Companion Loan and the combined DSCR and LTV Ratios taking into account the related Subordinate Companion Loan.

                                                                                     AB MORTGAGE
                                                       AB MORTGAGE     MORTGAGE       LOAN PAIR
                                                        LOAN PAIR    LOAN CUT-OFF   CUT-OFF DATE
                                   LOAN     MORTGAGE     COMBINED      DATE LTV       COMBINED
        AB MORTGAGE LOAN           GROUP   LOAN DSCR       DSCR          RATIO      LTV RATIO(1)
-------------------------------    -----   ---------   -----------   ------------   ------------

Roundy's Distribution Center AB
   Mortgage Loan ................    1       1.45x        1.35x          63.6%          85.0%
Stoney Falls Apartments AB
   Mortgage Loan ................    2       1.24x        1.16x          79.9%          82.6%
Oakridge Apartments AB Mortgage
   Loan .........................    2       1.22x        1.08x          63.7%          67.7%

----------
(1)  With respect to the Roundy's Distribution Center AB Mortgage Loan, the
     maximum principal balance of $18,500,000 of the related Subordinate
     Companion Loan was assumed for purposes of calculating the loan-to-value ratio.

     Other Secured Subordinate Indebtedness. As of the Cut-off Date, the
applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted secured subordinate indebtedness with respect to the mortgage loans:

     o    In addition to the outstanding secured indebtedness discussed above, with respect to the mortgage loans identified as Loan Nos. 28, 34, 36,
          47, 56, 61, 65, 73 and 83 on Annex A-1

                                      S-80

          to this prospectus supplement, representing approximately 4.8% of the
          Initial Pool Balance (approximately 1.1% of the Initial Loan Group 1
          Balance and approximately 26.3% of the Initial Loan Group 2 Balance), the borrower may incur secured subordinated indebtedness, subject to the satisfaction of certain predetermined conditions.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of mezzanine loans typically have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o    In the case of 1 mortgage loan identified as Loan No. 13 on Annex A-1 to this prospectus supplement, representing approximately 1.9% of the
          Initial Pool Balance (representing approximately 2.2% of the Initial
          Loan Group 1 Balance), a mezzanine loan in the original principal amount of $22,645,203 (of which $2,128,958 remains to be funded) has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower. The mezzanine loan is held by an affiliate of the related borrower.

     o    In the case of 10 mortgage loans made to affiliated borrowers identified as Loan Nos. 28, 34, 36, 47, 56, 57, 61, 65, 73 and 83 on
          Annex A-1 to this prospectus supplement, representing approximately
          4.8% of the Initial Pool Balance (2 mortgage loans in Loan Group 1, representing approximately 1.1% of the Initial Loan Group 1 Balance and 8 mortgage loans in Loan Group 2, representing approximately 26.3%
          of the Initial Loan Group 2 Balance), a mezzanine loan in the original principal amount of $75,000,000 has been made to the owner of the related borrowers, secured by such owner's ownership interests in the borrowers.

     o    In the case of 1 mortgage loan identified as Loan No. 20 on Annex A-1 to this prospectus supplement, representing approximately 1.1% of the
          Initial Pool Balance (approximately 1.3% of the Initial Loan Group 1
          Balance), a mezzanine loan in the original principal amount of
          $3,800,000 has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

     o    In the case of 1 mortgage loan identified as Loan No. 50 on Annex A-1 to this prospectus supplement, representing approximately 0.5% of the
          Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1
          Balance), a mezzanine loan in the original principal amount of
          $1,500,000 has been made to the owner of the related borrower, secured by such owner's ownership interests in the borrower.

                                      S-81

     o    In the case of 6 mortgage loans (identified as Loan Nos. 2, 40, 43,
          48, 60 and 131 on Annex A-1 to this prospectus supplement), representing approximately 7.3% of the Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 8.0% of the
          Initial Loan Group 1 Balance, and 1 mortgage loans in Loan Group 2, representing approximately 2.8% of the Initial Loan Group 2 Balance), the direct or indirect owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio tests.

     o    In the case of 2 mortgage loans (identified as Loan Nos. 39 and 69 on
          Annex A-1 to this prospectus supplement), representing approximately
          0.9% of the Initial Pool Balance (approximately 6.0% of the Initial
          Loan Group 2 Balance), the indirect owner of the borrower is structured with preferred equity. In the event of a default, the preferred equity holder may take over control of the borrower, subject to certain conditions set forth in the relevant documents.

     Unsecured Subordinate Indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan:

     o    In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 3.7% of the
          Initial Pool Balance (approximately 4.4% of the Initial Loan Group 1
          Balance), the related borrower was allowed to maintain its existing guaranty of a bond indenture of its parent company, Plastipak
          Holdings, Inc., and, if required, to execute and deliver a replacement guaranty for the same subject to certain conditions set forth in the related loan documents, including a requirement that the guaranteed obligations not exceed $500,000,000 in the aggregate.

     o    In the case of 1 mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the
          Initial Pool Balance (approximately 2.3% of the Initial Loan Group 1
          Balance), the related borrower is permitted to incur future unsecured debt. Such unsecured debt must be advanced by the sole member of the borrower, not exceeding at any time a total of $2,655,000 in the aggregate. The unsecured debt is required to be fully subordinate in all respects to the repayment of the related mortgage loan and all other obligations arising under the related loan documents pursuant to a subordination agreement satisfactory to mortgage lender in its sole discretion.

     o    In the case of 1 mortgage loan (identified as Loan No. 81 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the
          Initial Pool Balance (approximately 0.3% of the Initial Loan Group 1
          Balance), in connection with an assumption of the loan approved by lender, the approved new borrower may incur up to $2,500,000 in unsecured subordinate seller carryback financing.

     o    In the case of 1 mortgage loan (identified as Loan No. 105 on Annex
          A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group
          1 Balance), the borrower has a one time right to incur up to $300,000 in unsecured debt for the purpose of financing the expansion of the structures located on the Mortgaged Property.

     o    In the case of 1 mortgage loan (identified as Loan No. 180 on Annex
          A-1 to this prospectus supplement), representing approximately 0.05%
          of the Initial Pool Balance (approximately 0.1% of the Initial Loan
          Group 1 Balance), the borrower is permitted to incur additional debt so long as the aggregate total indebtedness then owed by the borrower
          (not including the mortgage loan) does not exceed 65% of the then aggregate fair market value of all property (other than the mortgaged property) then owned by the related borrower and the total indebtedness then owed by the borrower as to any particular property owned by the borrower does not exceed an amount equal to 90% of the fair market value of that particular property.

                                      S-82

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--
Subordinate Financing" in the prospectus.

AB MORTGAGE LOAN PAIRS

     General

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single mortgage and a single assignment of leases and rents. The
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the second of the two notes, will not be part of the trust fund.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to separate intercreditor agreements (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The applicable Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement.

     The Roundy's Distribution Center Loan Pair

     Servicing Provisions of the Roundy's Distribution Center Loan Pair
Intercreditor Agreement. The applicable Master Servicer and the Special Servicer will service and administer the Roundy's Distribution Center Mortgage Loan and
the related Subordinate Companion Loan pursuant to the Pooling and Servicing
Agreement and the related Intercreditor Agreement for so long as the Roundy's
Distribution Center AB Mortgage Loan is part of the trust; provided that prior to an acceleration of the loan, the occurrence and continuance of an event of default under the related mortgage loan documents, the loan becoming specially serviced as the result of an event of default or the occurrence of the maturity date, the servicer of the Roundy's Distribution Center Subordinate Companion
Loan will collect its principal and interest payments directly from the borrower.

     General. The Roundy's Distribution Center AB Mortgage Loan is one of two
mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying mortgaged properties (the
"Roundy's Distribution Center Mortgaged Property"). The Roundy's Distribution
Center AB Mortgage Loan is evidenced by promissory note A. The other mortgage loan in the split loan structure evidenced by promissory note B is referred to in this prospectus supplement as the "Roundy's Distribution Center Subordinate
Companion Loan." The Roundy's Distribution Center Subordinate Companion Loan,
which has a maximum principal balance of $18,500,000 of which only $6,000,000 was advanced to the borrower at the time of origination of the mortgage loan, is subordinate to the Roundy's Distribution Center AB Mortgage Loan. Only the
Roundy's Distribution Center AB Mortgage Loan is included in the trust. The
Roundy's Distribution Center AB Mortgage Loan and the Roundy's Distribution
Center Subordinate Companion Loan together are referred to in this prospectus supplement as the "Roundy's Distribution Center Loan Pair."

     The holder of the Roundy's Distribution Center AB Mortgage Loan and the
holder of the Roundy's Distribution Center Subordinate Companion Loan have entered into an intercreditor agreement that sets forth their respective rights
(the "Roundy's Distribution Center Intercreditor Agreement").

                                      S-83

     Prior to a Control Appraisal Event with respect to the Roundy's
Distribution Center Loan Pair, unless the holder is an affiliate of the related borrower, the holder of the Roundy's Distribution Center Subordinate Companion
Loan will have the right to direct, consent or provide advice to the applicable
Master Servicer or the Special Servicer, as applicable, with respect to the
Roundy's Distribution Center Loan Pair. These rights will generally include the right to exercise certain of the rights of the Directing Certificateholder set forth in "Servicing of the Mortgage Loans--The Directing Certificateholder" in
this prospectus supplement. As of the date of origination, the holder of the
Roundy's Distribution Center Subordinate Companion Loan was an affiliate of the borrower. Upon the occurrence and during the continuance of a Control Appraisal
Event or if the holder is an affiliate of the borrower with respect to the
Roundy's Distribution Center Loan Pair, the Directing Certificateholder will be entitled to exercise all of the rights under the Pooling and Servicing Agreement with respect to the Roundy's Distribution Center Loan Pair, and the holder of the Roundy's Distribution Center Subordinate Companion Loan will not be entitled to exercise such rights. A "Control Appraisal Event" with respect to the
Roundy's Distribution Center Loan Pair will exist if, and for so long as, the initial principal balance of the related Subordinate Companion Loan (minus the sum (i) of any principal payments (whether as principal prepayments or otherwise) allocated to, and received on, such Subordinate Companion Loan after the cut-off date, (ii) any appraisal reduction allocated to such Subordinate
Companion Loan and (iii) realized losses allocated to such Subordinate Companion
Loan) is less than 25% of the initial principal balance of the Roundy's
Distribution Center Loan Pair.

     Under the terms of the loan documents the Roundy's Distribution Center
Subordinate Companion Loan has a maximum principal balance of $18,500,000. At origination, only $6,000,000 was advanced to the borrower. The holder of the
Roundy's Distribution Center Subordinate Companion Loan may advance the additional amounts, up to a total maximum of $18,500,000 to the related borrower at any time in its sole discretion.

     Distributions. The Roundy's Distribution Center Subordinate Companion Loan
provides for scheduled payments of interest-only until maturity. Under the terms of the Intercreditor Agreement for the Roundy's Distribution Center Loan Pair,
prior to the occurrence and continuance of a mortgage loan becoming a specially serviced mortgage loan as the result of the occurrence of an event of default, the maturity date or the application of any casualty or condemnation proceeds (a
"Roundy's Waterfall Event"), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to Roundy's Distribution Center Loan Pair will generally be paid in the following manner:

     First, the holder of the Roundy's Distribution Center AB Mortgage Loan will receive accrued and unpaid interest on its outstanding principal at its interest rate;

     Second, all principal payments (other than Roundy's B Note Prepayments)
will be paid to the holder of the Roundy's Distribution Center AB Mortgage Loan;

     Third, the holder of the Roundy's Distribution Center Subordinate Companion
Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fourth, all Roundy's B Note Prepayments will be paid to the holder of the
Roundy's Distribution Center Subordinate Companion Loan;

     Fifth, any prepayment premiums will be paid to the holder of the Roundy's
Distribution Center AB Mortgage Loan and to the holder of the Roundy's
Distribution Center Subordinate Companion Loan on a pro rata basis in accordance with the respective principal balance of each loan;

     Sixth, any unreimbursed costs and expenses paid or advanced by the holder of the Subordinate Companion Loan will be paid to such holder; and

     Seventh, if any excess amount is paid by the borrower, that amount will be paid to the holders of the Roundy's Distribution Center AB Mortgage Loan and the
Roundy's Distribution Center Subordinate Companion Loan on a pro rata basis in accordance with the respective principal balance of each loan.

                                      S-84

     Following the occurrence and during the continuance of a Roundy's Waterfall
Event, after payment of all amounts then payable or reimbursable under the
Pooling and Servicing Agreement with respect to Roundy's Distribution Center
Loan Pair, payments and proceeds received will generally be applied in the following manner:

     First, the holder of the Roundy's Distribution Center AB Mortgage Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Second, the holder of the Roundy's Distribution Center AB Mortgage Loan will receive an amount up to its principal balance until such principal balance has been paid in full;

     Third, any prepayment premium that is allocable to the Roundy's
Distribution Center AB Mortgage Loan, to the extent actually paid by the borrower, will be paid to the holder of the Roundy's Distribution Center AB
Mortgage Loan;

     Fourth, any default interest in excess of the interest paid in accordance with clause first above, will be paid to the holder of the Roundy's Distribution
Center AB Mortgage Loan at the default rate for that loan;

     Fifth, the holder of the Roundy's Distribution Center Subordinate Companion
Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Sixth, the holder of the Roundy's Distribution Center Subordinate Companion
Loan will receive an amount up to its principal balance, until such principal balance has been paid in full;

     Seventh, any prepayment premium that is allocable to the Roundy's
Distribution Center Subordinate Companion Loan, to the extent actually paid by the borrower, will be paid to the holder of the Roundy's Distribution Center
Subordinate Companion Loan;

     Eighth, any default interest in excess of the interest paid in accordance with clause fifth above, will be paid to the holder of the Roundy's Distribution
Center Subordinate Companion Loan at the default rate for that loan;

     Ninth, any unreimbursed costs and expenses paid or advanced by the holder of the Subordinate Companion Loan will be paid to such holder; and

     Tenth, if any excess amount is paid by the borrower, such amount will generally be paid to the holder of the Roundy's Distribution Center AB Mortgage
Loan and to the holder of the Roundy's Distribution Center Subordinate Companion
Loan pro rata, in accordance with their respective initial principal balances.

     "Roundy's B Note Prepayments" means any prepayments of the Roundy's
Distribution Center Subordinate Companion Loan to which the holder consents.

     Cure Rights. In the event that the related borrower fails to make any payment of principal or interest on the Roundy's Distribution Center Loan Pair, resulting in a monetary event of default or material non-monetary event of default with respect to the Roundy's Distribution Center Loan Pair exists and is continuing, the holder of the Roundy's Distribution Center Subordinate Companion
Loan will have the right to cure such event of default subject to certain limitations set forth in the Roundy's Distribution Center Intercreditor
Agreement. So long as the holder of the Roundy's Distribution Center Subordinate
Companion Loan is exercising a cure right, neither the applicable Master
Servicer nor the Special Servicer will be permitted to (i) accelerate the
Roundy's Distribution Center AB Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the Roundy's Distribution Center Loan Pair to special servicing or (iii) commence foreclosure proceedings.

     Purchase Option. Upon the termination of the cure period in connection with the cure rights described above, the holder of the Roundy's Distribution Center
Subordinate Companion Loan (unless it is an affiliate of the borrower) will have an option to purchase the Roundy's Distribution Center AB Mortgage Loan from the trust fund at a price generally equal to the unpaid principal balance of the
Roundy's Distribution Center AB Mortgage Loan, plus accrued

                                      S-85

and unpaid interest on such balance, all related unreimbursed servicing advances and any other additional trust fund expenses relating to the Roundy's
Distribution Center Loan Pair.

     The Mezz Cap AB Mortgage Loans

     Servicing Provisions of the Mezz Cap Loan Pairs Intercreditor Agreements.
The applicable Master Servicer and the Special Servicer will service and administer each Mezz Cap AB Mortgage Loan and the related Subordinate Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
Intercreditor Agreement for so long as the related Mezz Cap AB Mortgage Loan is part of the trust; provided that prior to an acceleration or certain events of default under the related mortgage loan documents as described below, the servicer of the related Subordinate Companion Loan will collect its principal and interest payments directly from the borrower. The applicable Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any Mezz Cap AB Mortgage Loan or the related Subordinate Companion
Loan if the proposed amendment, modification or extension adversely affects the holder of the related Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See "Servicing of the Mortgage Loans--The Directing
Certificateholder" in this prospectus supplement.

     Application of Payments on the Mezz Cap Loan Pairs. Pursuant to each of the related Intercreditor Agreements and prior to the occurrence of (i) the acceleration of a Mezz Cap AB Mortgage Loan or the related Subordinate Companion
Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the applicable Master Servicer and the servicer of the related Subordinate Companion Loan. Any escrow and reserve payments required in respect of any Mezz Cap AB Mortgage Loan or the related Subordinate Companion
Loan will be paid to the applicable Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the related Mezz Cap AB Mortgage
Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate Companion Loan will be subordinated to all payments due on the related Mezz Cap AB Mortgage Loan, and the amounts with respect to such Mezz
Cap AB Mortgage Loan and the related Subordinate Companion Loan will be paid:

     First, to the applicable Master Servicer, Special Servicer, Trustee or
Paying Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     Second, to the applicable Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

     Third, to the trust, in an amount equal to non-default interest due with respect to the Mezz Cap AB Mortgage Loan;

     Fourth, to the trust, in an amount equal to the principal balance of the
Mezz Cap AB Mortgage Loan until paid in full;

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap AB Mortgage Loan;

     Sixth, to the holder of the related Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related
Subordinate Companion Loan;

     Seventh, to the holder of the related Subordinate Companion Loan, in an amount equal to non-default interest due with respect to the related Subordinate
Companion Loan;

                                      S-86

     Eighth, to the holder of the related Subordinate Companion Loan, in an amount equal to the principal balance of the related Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the related Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Companion Loan;

     Tenth, to the trust and the holder of the related Subordinate Companion
Loan, in an amount equal to any unpaid default interest accrued on the Mezz Cap
AB Mortgage Loan and the related Subordinate Companion Loan, respectively;

     Eleventh, to the trust and the holder of the related Subordinate Companion
Loan on a pro rata basis based upon outstanding principal balances in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the applicable Master Servicer, the Special Servicer or the Trustee; and

     Twelfth, any excess, to the trust as holder of the Mezz Cap AB Mortgage
Loan and the holder of the related Subordinate Companion Loan, pro rata, based upon outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the Mezz Cap AB
Mortgage Loans. Amounts payable to the trust as holder of the Mezz Cap AB
Mortgage Loans pursuant to the related Intercreditor Agreements will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement, and amounts payable to the holders of the related Subordinate Companion Loans will be distributed to such holders net of fees and expenses on the related Subordinate Companion Loans.

     Purchase Options. In the event that (i) any payment of principal or interest on a Mezz Cap AB Mortgage Loan or its related Subordinate Companion
Loan becomes 90 or more days delinquent, (ii) the principal balance of a Mezz
Cap AB Mortgage Loan or its related Subordinate Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan is not paid at maturity, (iv) the borrower under a Mezz Cap AB Mortgage Loan or its related Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under the related Subordinate
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mezz Cap AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related
Mezz Cap AB Mortgage Loan, together with all unpaid interest on such Mezz Cap AB
Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under such Mezz Cap AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a related Mezz Cap AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of a
Mezz Cap AB Mortgage Loan.

                                      S-87

TOP FIFTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:

                                    LOAN    CUT-OFF DATE    % OF INITIAL     LOAN        UW      CUT-OFF      PROPERTY
             LOAN NAME             GROUP      BALANCE       POOL BALANCE   PER UNIT   DSCR(1)   LTV RATIO       TYPE
--------------------------------   -----   --------------   ------------   --------   -------   ---------   -----------

Regency Portfolio ..............     1     $  349,730,000       13.1%      $    155    1.67x      75.1%     Retail
Silver City Galleria ...........     1        137,514,971        5.1%      $    192    1.42x      68.8%     Retail
Plastipak Portfolio ............     1        100,000,000        3.7%      $     22    1.80x      64.2%     Industrial
One World Trade Center .........     1         90,000,000        3.4%      $    159    1.27x      68.7%     Office
Western US Alliance Data
   Systems Portfolio ...........     1         70,750,000        2.6%      $    146    1.34x      74.0%     Office
Creekside Apartments ...........     2         68,000,000        2.5%      $ 66,277    1.21x      80.0%     Multifamily
Gateway Center .................     1         64,874,218        2.4%      $     44    1.63x      76.3%     Office
Roundy's Distribution Center ...     1         55,000,000        2.1%      $     50    1.45x      63.6%     Industrial
Hilton Glendale ................     1         53,100,000        2.0%      $151,282    1.72x      69.4%     Hotel
Waterway Plaza I & II ..........     1         52,500,000        2.0%      $    143    1.36x      76.1%     Office
Highland Landmark Building .....     1         50,000,000        1.9%      $    181    1.41x      79.4%     Office
901 W. Landstreet Road
   Portfolio ...................     1         49,952,442        1.9%      $     50    1.26x      79.9%     Industrial
Metropolitan Bank Tower ........     1         49,950,542        1.9%      $     80    1.34x      79.9%     Office
Church Street Plaza ............     1         39,000,000        1.5%      $    221    1.57x      74.9%     Retail
Sterling Pointe Shopping
   Center ......................     1         38,775,000        1.4%      $    301    1.19x      79.8%     Retail
                                           --------------       ----                   ----       ----
TOTAL/WEIGHTED AVERAGE .........           $1,269,147,174       47.4%                  1.50x      73.4%
                                           ==============       ====                   ====       ====

----------
(1)  The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

     For more information regarding the top fifteen mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     Twelve (12) mortgage loans (the "ARD Loans"), representing approximately
3.1% of the Initial Pool Balance (representing approximately 3.6% of the Initial
Loan Group 1 Balance), provide that, if after a certain date (each, an
"Anticipated Repayment Date"), the borrower has not prepaid the respective ARD
Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the
Anticipated Repayment Date) (the "Revised Rate") rather than the stated Mortgage
Rate (the "Initial Rate"). The Anticipated Repayment Date for an ARD Loan is
generally 5 to 10 years after the origination of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to one of (a) the greater of the Initial
Rate plus 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum;
(b) the greater of the Initial Rate plus 4% or the then current treasury rate corresponding to a term equal to the remaining amortization period of such ARD
Loan plus a specified percentage ranging from 3.1% to 5.2% or (c) the initial rate plus 2%. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their
Anticipated Repayment Dates, the payment of interest at the excess of the
Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S
Certificates.

                                      S-88

     Additionally, generally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on, the respective Anticipated
Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrowers on or about their Anticipated
Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                              OVERVIEW OF DUE DATES

                                 AGGREGATE                 % OF      % OF
                                 PRINCIPAL       % OF    INITIAL   INITIAL
                  NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                   MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
    DUE DATE        LOANS          LOANS       BALANCE   BALANCE   BALANCE
---------------   ---------   --------------   -------   -------   -------
1 .............      150      $2,306,350,775     86.2%     88.6%     72.0%
5 .............        1         137,514,971      5.1       6.0       0.0
11 ............       33         233,209,134      8.7       5.4      28.0
                     ---      --------------    -----     -----     -----
Total .........      184      $2,677,074,880    100.0%    100.0%    100.0%
                     ===      ==============    =====     =====     =====

     The mortgage loans have grace periods as set forth in the following table:

                            OVERVIEW OF GRACE PERIODS

                                 AGGREGATE                 % OF      % OF
                                 PRINCIPAL       % OF    INITIAL   INITIAL
                  NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                   MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
  GRACE PERIOD      LOANS          LOANS       BALANCE   BALANCE   BALANCE
---------------   ---------   --------------   -------   -------   -----
0 .............       37      $  717,109,134     26.8%     26.6%     28.0%
5 .............      109       1,543,675,912     57.7      56.8      62.5
7 .............       33         361,331,371     13.5      14.2       9.5
10 ............        5          54,958,463      2.1       2.4       0.0
                     ---      --------------    -----     -----     -----
Total .........      184      $2,677,074,880    100.0%    100.0%    100.0%
                     ===      ==============    =====     =====     =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, such as prior to the acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

                                      S-89

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"), or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360
Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS

                                        AGGREGATE                 % OF      % OF
                                        PRINCIPAL       % OF    INITIAL   INITIAL
                         NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                          MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
INTEREST ACCRUAL BASIS     LOANS          LOANS       BALANCE   BALANCE   BALANCE
----------------------   ---------   --------------   -------   -------   -------

Actual/360 ...........      179      $2,625,530,122     98.1%     97.9%     99.3%
30/360 ...............        5          51,544,758      1.9       2.1       0.7
                            ---      --------------    -----     -----     -----
Total ................      184      $2,677,074,880    100.0%    100.0%    100.0%
                            ===      ==============    =====     =====     =====

     The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES

                                                    AGGREGATE                 % OF      % OF
                                                    PRINCIPAL       % OF    INITIAL   INITIAL
                                     NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                                      MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
       TYPE OF AMORTIZATION            LOANS          LOANS       BALANCE   BALANCE   BALANCE
----------------------------------   ---------   --------------   -------   -------   -------

Balloon Loans
   Partial Interest-Only(1)(2) ...       67      $1,053,686,900     39.4%     36.8%     54.1%
   Balloon(3) ....................       86         813,809,044     30.4      33.2      14.1
   Interest Only (4) .............       24         784,044,758     29.3      29.1      30.4
Fully Amortizing Loans ...........        7          25,534,178      1.0       0.9       1.4
                                        ---      --------------    -----     -----     -----
Total ............................      184      $2,677,074,880    100.0%    100.0%    100.0%
                                        ===      ==============    =====     =====     =====

----------
(1)  The interest-only periods range from 12 to 60 months.

(2)  Includes 3 partial interest-only ARD loans, representing approximately 2.2%
     of the Initial Pool Balance.

(3)  Includes 8 amortizing ARD loans representing approximately 0.8% of the
     Initial Pool Balance but excludes interest-only and partial interest-only loans.

(4)  Includes 1 interest-only ARD loan representing approximately 0.1% of the
     Initial Pool Balance.

     Prepayment Provisions. Most mortgage loans prohibit any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                        OVERVIEW OF PREPAYMENT PROTECTION

                                                 AGGREGATE                  % OF      % OF
                                                 PRINCIPAL        % OF    INITIAL   INITIAL
                                   NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                                    MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
      PREPAYMENT PROTECTION          LOANS         LOANS        BALANCE   BALANCE   BALANCE
--------------------------------   ---------   --------------   -------   -------   -------

Defeasance .....................      160      $2,109,813,358     78.8%     77.6%     85.9%
Defeasance/Yield Maintenance ...        2         360,050,000     13.4      15.8       0.0
Yield Maintenance ..............       22         207,211,522      7.7       6.5      14.1
                                      ---      --------------    -----     -----     -----
Total ..........................      184      $2,677,074,880    100.0%    100.0%    100.0%
                                      ===      ==============    =====     =====     =====

     With respect to 21 mortgage loans, representing approximately 7.5% of the
Initial Pool Balance (16 mortgage loans in Loan Group 1, representing approximately 6.4% of the Initial Loan

                                      S-90

Group 1 Balance, and 5 mortgage loans in Loan Group 2, representing approximately 14.1% of the Initial Loan Group 2 Balance), "Yield Maintenance
Charge" will generally, subject to variations, be equal to the greater of (in certain cases, the lesser of), (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate
(or as stated in the related loan documents), less the amount of principal being prepaid. The term "Discount Rate" generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage)
that has the most closely corresponding maturity date to the maturity date,
Anticipated Repayment Date or remaining weighted average life, as applicable, of the mortgage loan, in some cases converted to a monthly equivalent yield.

     With respect to 3 mortgage loans, representing approximately 13.7% of the
Initial Pool Balance (representing approximately 16.0% of the Initial Loan Group
1 Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of a series of "Monthly
Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or the Anticipated Repayment Date, as applicable, of such mortgage loan, discounted at the "Treasury Rate". "Monthly
Amount" will generally mean the note rate of such mortgage loan less the
Treasury Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid. "Treasury Rate" generally means the yield on a U.S.
Treasury security that has the most closely corresponding maturity date to the maturity date or Anticipated Repayment Date as applicable of such mortgage loan, in some cases converted to a monthly equivalent yield.

     Yield Maintenance Charges and prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans permit voluntary prepayment without the payment of a
Yield Maintenance Charge or any prepayment premium during an "open period"
immediately prior to and including the stated maturity date or Anticipated
Repayment Date set forth in the following table:

                             PREPAYMENT OPEN PERIODS

                                        AGGREGATE                 % OF      % OF
                                        PRINCIPAL       % OF    INITIAL   INITIAL
                         NUMBER OF     BALANCE OF     INITIAL     LOAN      LOAN
                          MORTGAGE      MORTGAGE        POOL    GROUP 1   GROUP 2
OPEN PERIOD (PAYMENTS)     LOANS          LOANS       BALANCE   BALANCE   BALANCE
----------------------   ---------   --------------   -------   -------   -------

1 ....................        7      $  172,437,128      6.4%      4.6%     17.2%
2 ....................        4          66,450,542      2.5       2.3       3.4
3 ....................       82         586,233,007     21.9      21.8      22.7
4 ....................       64       1,383,104,721     51.7      55.5      29.7
5 ....................        2          53,700,000      2.0       2.4       0.0
7 ....................       17         326,284,971     12.2       9.7      26.3
10 ...................        2          32,000,000      1.2       1.4       0.0
12 ...................        1           5,695,011      0.2       0.2       0.0
13 ...................        3          13,200,000      0.5       0.5       0.7
24 ...................        1          24,000,000      0.9       1.1       0.0
37 ...................        1          13,969,501      0.5       0.6       0.0
                            ---      --------------    -----     -----     -----
Total ................      184      $2,677,074,880    100.0%    100.0%    100.0%
                            ===      ==============    =====     =====     =====

                                      S-91

     Unless a mortgage loan is relatively near its stated maturity date (or
Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance
Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of
Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists.
In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and
Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of Insurance and
Condemnation Proceeds. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield
Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay a Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See "Certain
Legal Aspects of Mortgage Loans--Default Interest and Limitations on
Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 162 of the mortgage loans, representing approximately 92.3% of the Initial Pool Balance
(130 mortgage loans in Loan Group 1, representing approximately 93.4% of the
Initial Loan Group 1 Balance, and 32 mortgage loans in Loan Group 2, representing approximately 85.9% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the
"Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related
Mortgage in exchange for a grant of a security interest in certain government securities (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the applicable Master Servicer on any due date
     (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
     Date (or, in some cases, the first day of the open period), including all amounts

                                      S-92

     due and outstanding on the ARD Loan), assuming, in the case of each ARD
     Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     Except as described below, the mortgage loans secured by more than one
Mortgaged Property that permit release of one or more of the Mortgaged
Properties without releasing all such Mortgaged Properties by means of partial
Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 105% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged
Properties after the partial Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the applicable Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged
Property will be released from the lien of the mortgage loan and the pledged
U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the applicable Master
Servicer) will assume all of the defeased obligations of a borrower exercising a
Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     In the case of one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 3.7% of the Initial Pool
Balance (representing approximately 4.4% of the Initial Loan Group 1 Balance), the related mortgage loan documents, subject to certain conditions, permit the borrower to obtain the partial release of up to three of the related Mortgaged
Properties in connection with (a) a partial defeasance of 125% of a specified amount and the satisfaction of specified debt service ratio and loan-to-value ratio tests for the remaining portions of the Mortgaged Property after the partial defeasance, or (b) if the partial release is to occur prior to expiration of the applicable defeasance lockout period, a partial prepayment, with payment of the applicable yield maintenance amount, of a specified amount and the satisfaction of specified debt service coverage and loan-to-value ratio tests for the remaining portions of the Mortgaged Property after the partial release. Additionally, in connection with a partial release that is to occur prior to expiration of the applicable defeasance lockout period, the mortgage loan would be restructured to have a recalculated required monthly principal and interest payment based upon the remaining balance, interest rate and remaining months of the original amortization term of the mortgage loan.

                                      S-93

     In the case of one mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 2.6% of the Initial Pool
Balance (representing approximately 3.1% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the release of one or more of the properties comprising the Mortgaged Property subject to certain conditions, including the payment of 115% of the value of the portion of the Mortgaged
Property to be released; provided, however, that the borrower is permitted to defease an amount equal to 100% of the allocated loan amount of the released portion if the borrower simultaneously deposits with the mortgage lender a letter of credit in an amount equal to 15% of the allocated loan amount of the released portion.

     In the case of one mortgage loan (identified as Loan No. 19 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool
Balance (representing approximately 1.4% of the Initial Loan Group 1 Balance), the related mortgage loan documents, subject to certain conditions, permit the borrower to obtain the partial release of an improved portion of the Mortgaged
Property in connection with (a) a partial defeasance of 125% of the greater of
(i) a specified amount, or (ii) the amount which, when subtracted from the then current outstanding principal balance, satisfies specified debt service ratio and loan-to-value ratio tests for the remaining portions of the Mortgaged
Property after the partial release, or (b) if the partial release is to occur prior to expiration of the applicable defeasance lockout period, a partial prepayment, with payment of the applicable yield maintenance amount, of the greater of (i) a specified amount, or (ii) the amount which, when subtracted from the then current outstanding principal balance, satisfies additional specified debt service coverage and loan-to-value ratio tests for the remaining portions of the Mortgaged Property after the partial release.

     In the case of one mortgage loan (identified as Loan No. 23 on Annex A-1 to this prospectus supplement), representing approximately 1.0% of the Initial Pool
Balance (representing approximately 1.2% of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the release of one or both of the properties comprising the Mortgaged Property in connection with the sale of one or both of such properties to an unaffiliated third party or an affiliate of the borrower (if on an arms-length basis), subject to certain conditions. The related mortgage loan documents also permit the release of a specific portion that was not given any value in the underwriting of the related Mortgaged
Property to the New Jersey Department of Transportation.

     Two mortgage loans (identified as Loan Nos. 41 and 81 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool
Balance (representing approximately 1.0% of the Initial Loan Group 1 Balance)
are cross-collateralized. In connection with either a defeasance or an assumption of either mortgage loan, the borrower has the right to have the cross-collateralization feature terminated provided certain debt service coverage and loan-to-value ratio tests are satisfied or, if the specified loan-to-value ratio test is not satisfied, an appropriate escrow is required to be established. In addition, certain of the mortgage loans permit the release of one or more portions of the related Mortgaged Property without releasing all of such Mortgaged Property by means of partial release that generally requires the satisfaction of certain conditions, including (1) the prepayment of at least the allocated loan amount together with any applicable prepayment consideration (2)
the payment of a specified percentage (generally between 105% and 125%) of the allocated loan amount or value of such portions to be released and/or (3)
certain debt service coverage ratio and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining portions of the Mortgaged Property after the partial release.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

                                      S-94

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Many of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above and "Risk
Factors--Multifamily Properties Have Special Risks" in this prospectus supplement.

     The applicable Master Servicer, with respect to non-Specially Serviced
Mortgage Loans, and the Special Servicer, with respect to Specially Serviced
Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that, with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the applicable Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced
Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated
Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing
Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated
Principal Balance greater than or equal to $20,000,000, (y) with a Stated
Principal Balance greater than or equal to 5% of the aggregate Stated Principal
Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the applicable Master Servicer, with respect to non-Specially Serviced Mortgage
Loans, and the Special Servicer, with respect to Specially Serviced Mortgage
Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or
(b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced
Mortgage Loan, the applicable Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the applicable Master Servicer or Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over
$20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents;
provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such

                                      S-95

confirmation, the applicable Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a)
the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged
Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance. The
Mortgaged Properties securing 32 mortgage loans, representing approximately
14.7% of the Initial Pool Balance (approximately 16.4% of the Initial Loan Group
1 Balance and approximately 4.8% of the Initial Loan 2 Balance) by allocated loan amount, are located in areas that are considered a high earthquake risk
(seismic zones 3 or 4). These areas include all or parts of the States of
California, Utah, Oregon and Washington. No Mortgaged Property has a probable maximum loss ("PML") in excess of 20%.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the mortgage loan seller's mortgage loans for which such assessments were not obtained which insures the trust fund against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related
Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged
Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from

                                      S-96

environmental conditions at or emanating from the Mortgaged Property; and (iii)
after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off
Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate.

     Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan is calculated without regard to the related Subordinate
Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all
partial interest-only loans were calculated based on the first principal and interest payment made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in such cross-collateralized group. "Underwritten Cash
Flow" or "UW NCF"

                                      S-97

means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or
"NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for such Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged
Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten
Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex
A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The
Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements.
These adjustments were principally for real estate tax and insurance expenses
(e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property.
However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance
(approximately 1.0% of the Initial Loan Group 1 Balance), the DSCR (and the
underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged
Property on an as-stabilized basis, that are consistent with the respective performance related criteria required to obtain the release of a

                                      S-98

cash escrow. In the case of 1 mortgage loan (identified as Loan No. 111 on Annex
A-1 to this prospectus supplement), representing approximately 0.2% of the
Initial Pool Balance (1.2% of the Initial Loan Group 2 Balance), the debt service coverage ratio was calculated assuming the application of a letter of credit in reduction of the respective cut-off date principal balance and assuming a revised debt service payment. In the case of 1 mortgage loan
(identified as Loan No. 22 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance (1.3% of the Initial
Loan Group 1 Principal Balance), that pays interest only for the first 60 months of its term, the DSCR was calculated based on the interest-only monthly payment.
When the DSCR for that mortgage loan is calculated based on the first principal and interest payment due after the interest-only period ends, the DSCR is 1.11x.
See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 1 mortgage loan (identified as Loan No. 76 on
Annex A-1 to this prospectus supplement), representing approximately 0.3% of the
Initial Pool Balance (0.4% of the Initial Loan Group 1 Balance), the
loan-to-value ratio was calculated assuming the application of holdback in the amount of $652,564.80 in reduction of the respective cut-off date principal balance. In the case of 1 of the mortgage loans (identified as Loan No. 111 on
Annex A-1 to this prospectus supplement), representing approximately 0.2% of the
Initial Pool Balance 1 mortgage loan in Loan Group 2 representing approximately
1.2% of the Initial Loan Group 2 Balance), the stabilized appraised values were used as defined in the related appraisals and the assumed stabilization date is on or prior to the cut-off date. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the
Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the stated maturity date or Anticipated
Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated
Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of the related origination date, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged
Property. In a declining real estate market, the appraised value of a Mortgaged
Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV
Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans".

                                      S-99

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A., LaSalle Bank
National Association, Eurohypo AG, New York Branch, PNC Bank, National
Association, Artesia Mortgage Capital Corporation and KeyBank National
Association. JPMorgan Chase Bank, N.A. is the Swap Counterparty and an affiliate of both the Depositor and of J.P. Morgan Securities Inc., one of the
Underwriters. LaSalle Bank National Association is also the Paying Agent,
Authenticating Agent and Certificate Registrar and an affiliate of ABN AMRO
Incorporated, one of the Underwriters. PNC Bank, National Association is an
affiliate of Midland Loan Services, Inc., one of the master servicers, and of
PNC Capital Markets, Inc., one of the Underwriters. KeyBank National Association
is an affiliate of McDonald Investments Inc., one of the Underwriters.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, National Association ("JPMCB") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency,
a bureau of the United States Department of the Treasury. It is a member of the
Federal Reserve System and its deposits are insured by the Federal Deposit
Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Prior to November 13, 2004, JPMCB was in the legal form of a banking corporation organized under the laws of the State of New York and was named
JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the
"Conversion"). Immediately after the Conversion, Bank One, N.A. (Chicago) and
Bank One, N.A. (Columbus) merged into JPMCB.

     JPMCB is also the Swap Counterparty and an affiliate of J.P. Morgan Chase
Commercial Mortgage Securities Corp., which is the Depositor, and an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of
April 1, 2005, LaSalle had total assets of approximately $63.7 billion. LaSalle is also the Paying Agent, Authenticating Agent and Certificate Registrar and an
affiliate of ABN AMRO Incorporated, which is an Underwriter.

EUROHYPO AG, NEW YORK BRANCH

     Eurohypo AG, New York Branch ("Eurohypo") is the New York branch of a
German banking corporation and focuses on real estate and public finance banking. As of June 30, 2005, Eurohypo had total assets of approximately 239 billion EUR (U.S.$289 billion) of which approximately 94 billion EUR (U.S.$114 billion) are real estate loans. Eurohypo has three offices in the United States located in New York, Chicago and Los Angeles with over 80 professionals concentrating on real estate investment banking. Eurohypo originates its loans in the United States through its New York branch.

PNC BANK, NATIONAL ASSOCIATION

     PNC Bank, National Association ("PNC") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC's business is subject to examination and regulation by

                                      S-100

United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC is a
wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a
Pennsylvania corporation ("PNC Financial"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2004, PNC had total consolidated assets representing approximately 92.58% of PNC Financial's consolidated assets. PNC is an affiliate of Midland Loan Services, Inc., which is one of the master servicers, and of PNC Capital Markets, Inc., which is an Underwriter. The principal offices of PNC Bank are located at One PNC Plaza, 249 Fifth Avenue,
Pittsburgh, Pennsylvania 15222.

KEYBANK NATIONAL ASSOCIATION

     KeyBank National Association ("KeyBank") is a national banking association.
KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2005, KeyBank had
total assets of approximately $86.5 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $79.94 billion and approximately $6.56 billion in stockholder's equity. KeyBank is an affiliate of McDonald Investments Inc., which is an Underwriter.

ARTESIA MORTGAGE CAPITAL CORPORATION

     Artesia Mortgage Capital Corporation ("Artesia") is a Delaware corporation engaged in the business of originating and securitizing U.S. commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah,
Washington. It is a wholly owned subsidiary of Dexia Bank which is rated "AA+"
by Fitch and "Aa2" by Moody's. Dexia Bank is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of approximately 389 billion EUR (U.S.$527 billion) and a stock market capitalization of approximately 19 billion EUR (U.S.$26 billion) as of December
2004.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense

                                      S-101

statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related
Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, which would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i)
determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other response prior to the origination of the mortgage loan, (B)
establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time,
(D) obtain an environmental insurance policy for the Mortgaged Property, (E)
provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant response is not necessary or required.

     Certain of the mortgage loans may also have lender's or other environmental policies. See "--Certain Terms and Conditions of the Mortgage Loans--Hazard,
Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage Loan
Seller obtains or updates a physical assessment report ("PAR") for each
Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure

                                      S-102

needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related
Mortgage Loan Seller may require based on the specific characteristics of the
Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreement, UCC
     Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
     Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

                                      S-103

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy (or a binding commitment therefor) insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (h) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance
     (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

          (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (j) the Mortgage Loan Seller's endorsement of the related Mortgage
     Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

          (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

          (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

          (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan
     Seller's actual knowledge, as of the Closing Date, the related Mortgaged
     Property is, in all material respects, in compliance with, and used and occupied in

                                      S-104

     accordance with, all restrictive covenants of record applicable to the
     Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent
     (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

          (q) to (i) the Mortgage Loan Seller's knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) the Mortgage Loan Seller's actual knowledge, no condemnation proceedings are pending;

          (r) as of the date of origination of the mortgage loan and as of the
     Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

          (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, there were, and to the Mortgage Loan
     Seller's actual knowledge, as of the Closing Date, there are, no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution
Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan
(or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3)
all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the
Depositor or the Trustee in respect of the breach or

                                      S-105

defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the
Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the applicable Master Servicer, the Special Servicer, the Trustee and the Directing
Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage"
within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under
"--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage
Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a
"value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable
Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the
Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating
Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing
Certificateholder; (o) prohibit Defeasance within two years of the Closing Date;
(p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier
REMIC or the imposition of tax on either REMIC other than a tax on

                                      S-106

income expressly permitted or contemplated to be imposed by the terms of the
Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file, and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b)
through (r) of the preceding sentence, except the rates described in clause (b)
above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates (other than the class A-2FL
Certificates) or the class A-2FL Regular Interest having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing
Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure the breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the applicable Master Servicer, the Special Servicer, the Trustee or
the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan
Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage
Loan Seller to the Depositor, and none of the Depositor, the Master Servicers, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying
Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the
Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so.
However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the
Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a
Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed
Loans. In such event, the applicable Mortgage Loan Seller will be required to
(1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially

                                      S-107

and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and Warranties; Repurchases and
Substitutions". The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties as of the Cut-off Date, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related
Crossed Loans, including the affected Crossed Loan as of the Cut-off Date and
(y) 75%. Notwithstanding the foregoing, the related Mortgage Loan Seller may, at its option, repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary
Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the
cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 55 mortgage loans (the "Lockbox Loans"), representing approximately 47.9% of the Initial Pool Balance (52 mortgage loans in Loan Group
1, representing approximately 52.5% of the Initial Loan Group 1 Balance, and 3
mortgage loans in Loan Group 2, representing approximately 21.7% of the Initial
Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 12 Lockbox Loans, representing approximately 15.6% of the Initial Pool Balance (11 mortgage loans in Loan Group 1, representing approximately 17.7% of the Initial Loan Group 1
Balance, and 1 mortgage loan in Loan Group 2, representing approximately 3.5% of the Initial Loan Group 2 Balance) the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 20 Lockbox Loans, representing approximately 22.2% of the Initial
Pool Balance (19 mortgage loans in Loan Group 1, representing approximately
25.9% of the Initial Loan Group 1 Balance, and 1 mortgage loan in Loan Group 2, representing approximately 1.0% of the Initial Loan Group 2 Balance), a cash management account was required to be established for such mortgage loans on or about the

                                      S-108

origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 3 Lockbox Loans, representing approximately 3.3% of the Initial Loan Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 3.9% of the Initial Group 1
Balance, the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 20 Lockbox Loans, representing approximately 6.8% of the Initial Pool Balance (19 mortgage loans in Loan Group 1, representing approximately 5.0% of the Initial Loan Group 1
Balance, and 1 mortgage loan in Loan Group 2, representing approximately 17.2%
of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or
(iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The
Lockbox Accounts will not be assets of either REMIC.

                                      S-109

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement among the Depositor, the Master Servicers, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO
Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution
Accounts, the Interest Reserve Account, the Floating Rate Account, the Excess
Interest Distribution Account, the Gain on Sale Reserve Account or the REO
Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor; and (6) certain rights under the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-LDP4 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-2FL, Class A-3A1, Class A-3A2, Class
A-4, Class A-SB and Class A-1A Certificates (collectively, the "Class A
Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the
"Class X Certificates"), and the Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class P, Class NR, Class S, Class R and Class LR Certificates. The Class A
Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates."
The Class A-M, Class A-J, Class B, Class C and Class D Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The
Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class A-2FL, Class A-3A1, Class A-3A2, Class
A-4, Class A-SB, Class A-M, Class A-J, Class X-2, Class B, Class C and Class D
Certificates are offered hereby (collectively, the "Offered Certificates"). The
Class A-1A, Class X-1, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR
Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     On the Closing Date, the "Class A-2FL Regular Interest" will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The
Class A-2FL Regular Interest is not offered hereby. The Depositor will transfer the Class A-2FL Regular Interest to the trust in exchange for the Class A-2FL
Certificates. The Class A-2FL Certificates are offered hereby. The Class A-2FL
Certificates will represent all of the beneficial ownership interest in the portion of the trust that consists of the Class A-2FL Regular Interest, the
Floating Rate Account and the Swap Contract.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates) and the
Class A-2FL Regular Interest (and correspondingly, the Class A-2FL Certificates)
outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each
Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates)
and the Class A-2FL Regular Interest (and correspondingly, the Class A-2FL
Certificates) will be reduced by any distributions of principal actually made on,

                                      S-110

and any Collateral Support Deficit actually allocated to, that Class of
Certificates (other than the Class S Certificates, Class X Certificates and
Residual Certificates) and the Class A-2FL Regular Interest (and
correspondingly, the Class A-2FL Certificates) on that Distribution Date. The
Certificate Balance of the Class A-2FL Certificates will be reduced on each
Distribution Date in an amount corresponding to any such reduction in the
Certificate Balance of the Class A-2FL Regular Interest. The initial Certificate
Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The initial Certificate
Balance of the Class A-2FL Regular Interest will be equal to the initial
Certificate Balance of the Class A-2FL Certificates, which is expected to be the balance set forth on the cover of this prospectus supplement. The Class S
Certificates, the Class X-1 Certificates, the Class X-2 Certificates and the
Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1 Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-2FL, Class X-1, Class X-2, Class S, Class R and Class LR
Certificates) (the "Principal Balance Certificates") and the Class A-2FL Regular
Interest outstanding from time-to-time. The initial Notional Amount of the Class
X-1 Certificates will be approximately $2,677,074,880.

     The Notional Amount of the Class X-2 Certificates will equal:

          (1) up to and including the Distribution Date in March, 2006, the sum of (a) the lesser of $57,156,000 and the Certificate Balance of the Class
     A-1 Certificates, (b) the lesser of $395,933,000 and the Certificate
     Balance of the Class A-1A Certificates and (c) the aggregate of the
     Certificate Balances of the Class A-2, Class A-3A1, Class A-3A2, Class A-4,
     Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
     F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and
     the Class A-2FL Regular Interest;

          (2) after the Distribution Date in March, 2006, through and including the Distribution Date in September, 2006, the sum of (a) the lesser of
     $50,270,000 and the Certificate Balance of the Class A-1 Certificates, (b)
     the lesser of $395,394,000 and the Certificate Balance of the Class A-1A
     Certificates and (c) the aggregate of the Certificate Balances of the Class
     A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-M, Class A-J,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K, Class L and Class M Certificates and the Class A-2FL Regular
     Interest;

          (3) after the Distribution Date in September, 2006, through and including the Distribution Date in March, 2007, the sum of (a) the lesser of $5,978,000 and the Certificate Balance of the Class A-1 Certificates,
     (b) the lesser of $388,187,000 and the Certificate Balance of the Class
     A-1A Certificates and (c) the aggregate of the Certificate Balances of the
     Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-M,
     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K, Class L and Class M Certificates and the Class A-2FL
     Regular Interest;

          (4) after the Distribution Date in March, 2007, through and including the Distribution Date in September, 2007, the sum of (a) the lesser of
     $186,662,000 and the Certificate Balance of the Class A-2 Certificates, (b)
     the lesser of $379,859,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the lesser of $164,226,000 and the Certificate Balance of the Class A-2FL Regular Interest, (d) the aggregate of the Certificate
     Balances of the Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-M,
     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K and Class L Certificates and (e) the lesser of $2,380,000 and the Certificate Balance of the Class M Certificates;

          (5) after the Distribution Date in September, 2007, through and including the Distribution Date in March, 2008, the sum of (a) the lesser of $142,859,000 and the

                                      S-111

     Certificate Balance of the Class A-3A1 Certificates, (b) the lesser of
     $371,725,000 and the Certificate Balance of the Class A-1A Certificates,
     (c) the aggregate of the Certificate Balances of the Class A-3A2, Class
     A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
     Class F, Class G, Class H and Class J Certificates and (d) the lesser of
     $2,572,000 and the Certificate Balance of the Class K Certificates;

          (6) after the Distribution Date in March, 2008, through and including the Distribution Date in September, 2008, the sum of (a) the lesser of
     $72,934,000 and the Certificate Balance of the Class A-3A1 Certificates,
     (b) the lesser of $331,052,000 and the Certificate Balance of the Class
     A-1A Certificates, (c) the aggregate of the Certificate Balances of the
     Class A-3A2, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C,
     Class D, Class E, Class F and Class G Certificates and (d) the lesser of
     $17,112,000 and the Certificate Balance of the Class H Certificates;

          (7) after the Distribution Date in September, 2008, through and including the Distribution Date in March, 2009, the sum of (a) the lesser of $22,941,000 and the Certificate Balance of the Class A-3A1 Certificates,
     (b) the lesser of $314,226,000 and the Certificate Balance of the Class
     A-1A Certificates, (c) the aggregate of the Certificate Balances of the
     Class A-3A2, Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C,
     Class D, Class E and Class F Certificates and (e) the lesser of $21,850,000 and the Certificate Balance of the Class G Certificates;

          (8) after the Distribution Date in March, 2009, through and including the Distribution Date in September, 2009, the sum of (a) the lesser of
     $58,938,000 and the Certificate Balance the Class A-3A2 Certificates, (b)
     the lesser of $306,600,000 and the Certificate Balance of the Class A-1A
     Certificates, (c) the aggregate of the Certificate Balances of the Class
     A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D, Class E
     and Class F and (e) the lesser of $1,794,000 and the Certificate Balance of the Class G Certificates;

          (9) after the Distribution Date in September, 2009, through and including the Distribution Date in March, 2010, the sum of (a) the lesser of $21,906,000 and the Certificate Balance of the Class A-3A2 Certificates,
     (b) the lesser of $299,943,000 and the Certificate Balance of the Class
     A-1A Certificates, (d) the aggregate of the Certificate Balances of the
     Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C, Class D and
     Class E Certificates and (e) the lesser of $23,272,000 and the Certificate
     Balance of the Class F Certificates;

          (10) after the Distribution Date in March, 2010, through and including the Distribution Date in September, 2010, the sum of (a) the lesser of
     $521,396,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $124,695,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $280,853,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B, Class C, Class D and Class E
     Certificates and (d) the lesser of $5,294,000 and the Certificate Balance of the Class F Certificates;

          (11) after the Distribution Date in September, 2010, through and including the Distribution Date in March, 2011, the sum of (a) the lesser of $399,335,000 and the Certificate Balance of the Class A-4 Certificates,
     (b) the lesser of $110,600,000 and the Certificate Balance of the Class
     A-SB Certificates, (c) the lesser of $270,922,000 and the Certificate
     Balance of the Class A-1A Certificates, (d) the aggregate of the
     Certificate Balances of the Class A-M, Class A-J, Class B, Class C and
     Class D Certificates and (e) the lesser of $11,859,000 and the Certificate
     Balance of the Class E Certificates;

          (12) after the Distribution Date in March, 2011, through and including the Distribution Date in September, 2011, the sum of (a) the lesser of
     $380,228,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $95,789,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $255,366,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B and Class C Certificates and (e) the
     lesser of $42,811,000 and the Certificate Balance of the Class D
     Certificates;

                                      S-112

          (13) after the Distribution Date in September, 2011, through and including the Distribution Date in March, 2012, the sum of (a) the lesser of $345,420,000 and the Certificate Balance of the Class A-4 Certificates,
     (b) the lesser of $82,115,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $175,841,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B and Class C Certificates and (e) the
     lesser of $28,518,000 and the Certificate Balance of the Class D
     Certificates;

          (14) after the Distribution Date in March, 2012, through and including the Distribution Date in September, 2012, the sum of (a) the lesser of
     $272,123,000 and the Certificate Balance of the Class A-4 Certificates, (b)
     the lesser of $67,670,000 and the Certificate Balance of the Class A-SB
     Certificates, (c) the lesser of $171,344,000 and the Certificate Balance of the Class A-1A Certificates, (d) the aggregate of the Certificate Balances of the Class A-M, Class A-J, Class B and Class C Certificates and (e) the
     lesser of $15,466,000 and the Certificate Balance of the Class D
     Certificates; and

          (15) after the Distribution Date in September 2012, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $2,602,260,000.

     The Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $607,167,880.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.
The "Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates
(this person, a "Certificate Owner") will be entitled to receive an Offered
Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry
Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from
Certificate Owners through its participating organizations (together with
Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the
"Participants")), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate
Owners through DTC and its Participants in accordance with DTC procedures. See
"Description of the Certificates-- Book-Entry Registration and Definitive
Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered
Certificates will be transferred on the book-entry records of DTC and its
Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, will serve as paying agent (in that capacity, the "Paying Agent"). LaSalle Bank
National Association is one of the Mortgage

                                      S-113

Loan Sellers and an affiliate of one of the Underwriters. In addition, LaSalle
Bank National Association will initially serve as certificate registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating
Agent"). The Paying Agent's address is 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group,
JPMorgan 2005-LDP4, and its telephone number is (312) 904-9387. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee
(the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the
"Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying
Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust for comparable losses, liabilities and expenses for which the Trustee is indemnified as described under
"Description of the Pooling Agreements--Certain Matters Regarding the Trustee"
in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the
United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories")
which in turn will hold those positions in customers' securities accounts in the
Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

                                      S-114

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to
a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the
Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its
Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect
Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information"
below, Certificate Owners will not be recognized by the Trustee, the Paying
Agent, the Special Servicer or the Master Servicers as holders of record of
Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered
Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicers, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership

                                      S-115

interest. The information in this prospectus supplement concerning DTC,
Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master
Servicers will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in October 2005 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record
Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the
Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The amount allocated to the Class A-2FL Regular Interest on the business day prior to each Distribution Date will be deposited into the Floating Rate
Account on such date, less the portion of such amount, if any, due to the Swap
Counterparty under the Swap Contract with respect to such Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under the Swap
Contract with respect to the Distribution Date will be deposited into the
Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.

     Each Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (each or collectively, as applicable, the "Certificate Account") as described in the Pooling and Servicing
Agreement. Each Master Servicer is required to deposit in its Certificate
Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off
Date and other

                                      S-116

amounts received or advanced with respect to the mortgage loans (for which it is acting as master servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing
Agreement. Notwithstanding the foregoing, the collections on the AB Mortgage
Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust fund pursuant to the related
Intercreditor Agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by each Master Servicer from the applicable
Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders (other than the holders of the Class A-2FL and Class S Certificates) and to the Floating Rate
Account in respect of the Class A-2FL Regular Interest, as described in this prospectus supplement. Each of the Certificate Accounts and the Distribution
Account will conform to certain eligibility requirements set forth in the
Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master
Servicer Remittance Date occurring each February and on any Master Servicer
Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by each
Master Servicer or P&I Advances made on the related mortgage loans into the
Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the
"Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage
Rate for each Withheld Loan on its Stated Principal Balance as of the
Distribution Date in the month preceding the month in which the related Master
Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the
Master Servicer Remittance Date occurring each March (beginning in 2006), the
Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable)
and February, if any, and deposit that amount into the Lower-Tier Distribution
Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, each Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received by that
Master Servicer prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

                                      S-117

     The Paying Agent is required to establish and maintain a "Floating Rate
Account", which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class A-2FL Certificates.
Promptly upon receipt of any payment or other receipt in respect of the Class
A-2FL Regular Interest or the Swap Contract, the Paying Agent will deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in
this prospectus supplement.

     Each Master Servicer is authorized but not required to direct the investment of funds held in its respective Certificate Account in U.S.
government securities and other obligations that are acceptable to each of the
Rating Agencies ("Permitted Investments"). Each Master Servicer will be entitled to retain any interest or other income earned on such funds in the Certificate
Account maintained by it and each Master Servicer will be required to bear any losses resulting from the investment of such funds in the Certificate Account maintained by it, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, the Gain on Sale Reserve Account and the Excess
Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class A-2FL and Class S Certificates) and the
Class A-2FL Regular Interest (and thus to the holders of the Class A-2FL
Certificates to the extent described in this prospectus supplement) on each
Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO
Properties that is on deposit in the Certificate Account, the Lower-Tier
Distribution Account and, without duplication, the REO Account, as of the related Master Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic
     Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
     Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related
     Determination Date, subsequent to the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account, the Lower-Tier
     Distribution Account and, without duplication, the REO Account in error;
     and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the applicable Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See
"Description of the Pooling Agreements-- Certificate Account" in the prospectus;
and

                                      S-118

     (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution
Account pursuant to the Pooling and Servicing Agreement.

     The aggregate amount available for distributions to the holders of the
Class A-2FL Certificates on each Distribution Date (the "Class A-2FL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2FL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract for such Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract for such Distribution Date. See "Description of the Swap
Contract" in this prospectus supplement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due
Period with respect to mortgage loans with their first due date in October or
November 2005 will begin on the Cut-off Date of such mortgage loan.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates or the Class A-2FL Regular
Interest have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the
Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates and the Class
A-2FL Regular Interest, pro rata, from the portion of the Available Distribution
Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those
Classes; (ii) on the Class A-1A Certificates from the portion of the Available
Distribution Amount for such Distribution Date attributable to mortgage loans in
Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those
Classes, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any
Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate
Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such
Class of Certificates for such Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4,
Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest, in
reduction of those Classes, concurrently:

     (i)(A) first, to the Class A-SB Certificates in an amount equal to the
Group 1 Principal Distribution Amount for such Distribution Date and, after the
Class A-1A Certificates have been reduced to zero, the Group 2 Principal
Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below on such Distribution Date, until the Certificate
Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned
Principal Balance, for such Distribution Date,

                                      S-119

     (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above) for such Distribution Date and, after the
Class A-1A Certificates have been reduced to zero, the Group 2 Principal
Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Class
A-1 Certificates are reduced to zero,

     (C) then, to the Class A-2 Certificates and the Class A-2FL Regular
Interest, pro rata, in an amount equal to the Group 1 Principal Distribution
Amount (or the portion of it remaining after payments specified in clauses
(i)(A) and (B) above) for such Distribution Date and, after the Class A-1A
Certificates have been reduced to zero, the Group 2 Principal Distribution
Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Class A-2
Certificates and the Class A-2FL Regular Interest are reduced to zero,

     (D) then, to the Class A-3A1 Certificates, in an amount equal to the Group
1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B) and (C) above and clause (ii) below have been made on such
Distribution Date, until the Class A-3A1 Certificates are reduced to zero,

     (E) then, to the Class A-3A2 Certificates, in an amount equal to the Group
1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B), (C) and (D) above and clause (ii) below have been made on such
Distribution Date, until the Class A-3A2 Certificates are reduced to zero,

     (F) then, to the Class A-4 Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above) for such Distribution
Date and, after the Class A-1A Certificates have been reduced to zero, the Group
2 Principal Distribution Amount remaining after payments specified in clauses
(i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such
Distribution Date, until the Class A-4 Certificates are reduced to zero, and

     (G) then, to the Class A-SB Certificates, in an amount equal to the Group 1
Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above) for such
Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above and clause (ii)
below have been made on such Distribution Date, until the Class A-SB
Certificates are reduced to zero; and

     (ii) to the Class A-1A Certificates, in an amount equal to the Group 2
Principal Distribution Amount for such Distribution Date and, after the Class
A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution
Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E),
(F) and (G) above have been made on such Distribution Date, until the Class A-1A
Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4,
Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest, pro
rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for the Class A-M
Certificates;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-M Certificates, in reduction of their respective Certificate Balances, an amount equal to

                                      S-120

the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the
Certificate Balance of that class is reduced to zero;

     Sixth, to the Class A-M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A
Certificates and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates and Class A-M Certificates on that Distribution Date), until that Class is reduced to zero;

     Ninth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates and Class A-J Certificates to zero, to the
Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates and Class A-J
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Twelfth, to the Class B Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates and Class B
Certificates to zero, to the Class C Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates and Class B Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates and Class C Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Eighteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                      S-121

     Twentieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificates to zero, to the
Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates and Class D
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Twenty-first, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates to zero, to the Class F Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates and Class E Certificates on that Distribution
Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates
and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates and Class F
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Twenty-seventh, to the Class G Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates and Class G Certificates to zero, to the Class H
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates and Class G Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class H Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                      S-122

     Thirty-second, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates and Class H
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-third, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates and Class J
Certificates to zero, to the Class K Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates and Class J Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates and Class K Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates and Class L Certificates to zero, to the
Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates and Class L
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

                                      S-123

     Forty-second, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates and Class M
Certificates to zero, to the Class N Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates and Class M Certificates on that Distribution
Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-fifth, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-seventh, following reduction of the Certificate Balances of the Class
A Certificates, Class A-M Certificate, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates
and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,
Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates and Class N
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Forty-eighth, to the Class P Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-ninth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fiftieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-M Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates,
Class N Certificates and Class P Certificates to zero, to the Class NR
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates,
Class E Certificates, Class F Certificates, Class G Certificates, Class H
Certificates, Class J Certificates, Class K Certificates, Class L Certificates,
Class M Certificates, Class N Certificates and Class P Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifty-first, to the Class NR Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

                                      S-124

     Fifty-second, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the
Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or
Class A-2FL Regular Interest in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate
Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those Certificates (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate
Balances), among the Class A Certificates without regard to the priorities set forth above and without regard to Loan Group.

     Distributions on the Class A-2FL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-2FL Regular Interest and,
correspondingly, the Class A-2FL Certificates has not been reduced to zero, the
Paying Agent is required to apply amounts on deposit in the Floating Rate
Account to the extent of the Class A-2FL Available Funds, in the following order of priority:

     First, to the Class A-2FL Certificates in respect of interest, up to an amount equal to the Class A-2FL Interest Distribution Amount;

     Second, to the Class A-2FL Certificates in respect of principal, the Class
A-2FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

     Third, to the Class A-2FL Certificates until all amounts of Collateral
Support Deficit previously allocated to the Class A-2FL Certificates, but not previously reimbursed, have been reimbursed in full. See "Description of the
Swap Contract" in this prospectus supplement.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates and the Class A-2FL Regular Interest (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.6130%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.7900%.

     The Pass-Through Rate on the Class A-2FL Regular Interest is a per annum rate equal to 4.6730%.

     The Pass-Through Rate on the Class A-2FL Certificates is a per annum rate equal to LIBOR plus 0.1250%; provided, however, under certain circumstances described under "Description of the Swap Contract--The Swap Contract" in this prospectus supplement, the Pass-Through Rate on the Class A-2FL Certificates may
be effectively reduced or may convert to a per annum rate equal to the
Pass-Through Rate on the Class A-2FL Regular Interest.

     The Pass-Through Rate on the Class A-3A1 Certificates is a per annum rate equal to 4.8710%.

     The Pass-Through Rate on the Class A-3A2 Certificates is a per annum rate equal to 4.9030%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 4.9180%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 4.8240%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.8900%, subject to a maximum rate equal to the WAC Rate.

                                      S-125

     The Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to 4.9990%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to 5.0400%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.1290%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate minus 0.0990%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate minus 0.0300%.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 4.6700%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.6700%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.6700%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.6700%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.6700%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 4.6700%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 4.6700%, subject to a maximum rate equal to the WAC Rate.

     The term "LIBOR" means, with respect to the Class A-2FL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related
LIBOR Determination Date. If such rate does not appear on Dow Jones Market
Service Page 3750, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Paying
Agent to provide such bank's offered quotation of such rates at approximately
11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will request the principal London office of any four major reference banks in the London interbank market selected by the Paying
Agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual
Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one

                                      S-126

month, commencing on the LIBOR Determination Date with respect to such Interest
Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Paying Agent will determine LIBOR for each Interest Accrual Period, and the determination of LIBOR by the Paying Agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-2FL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A "LIBOR Business Day" is any
day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately 0.0417%
and 0.2222% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Component") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates or the Class A-2FL Regular Interest. In general, the Certificate
Balance of each Class of Principal Balance Certificates or the Class A-2FL
Regular Interest will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of
Principal Balance Certificates or the Class A-2FL Regular Interest is identified under "--General" above as being part of the Notional Amount of the Class X-2
Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate
Class X-1 Components for purposes of calculating the Pass-Through Rate of the
Class X-1 Certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates. For each
Distribution Date through and including the Distribution Date in September 2012, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

          (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-2FL
     Regular Interest, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
     (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the
     Class C Certificates, the sum of (i) the Class X-2 Strip Rate for the
     applicable Class X-2 Component and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance
     Certificates and (y) for each other Class of Principal Balance Certificates and the Class A-2FL Regular Interest, the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates or the Class A-2FL Regular
     Interest;

          (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-2FL Regular Interest, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1
     Strip Rate will equal the excess, if any, of (a) the WAC Rate for the
     Distribution Date, over (b)(x) with respect to the Class C Certificates, the sum of (i) the Class X-2 Strip Rate for the applicable Class X-2
     Component and (ii) the Pass-Through Rate in effect for the Distribution
     Date for the applicable Class of Principal Balance Certificates and (y) for
     each other Class of Principal Balance Certificates and the Class A-2FL
     Regular Interest, the greater of (i) the reference rate specified on
     Schedule I for such Distribution Date and (ii) the Pass-Through

                                      S-127

     Rate in effect for the Distribution Date for the applicable Class of
     Principal Balance Certificates or the Class A-2FL Regular Interest;

          (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates or the Class A-2FL
     Regular Interest, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates or the Class A-2FL Regular
     Interest; and

          (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates or the Class A-2FL Regular Interest, and if the designated portion of the Certificate Balance does not also constitute a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates or the Class A-2FL Regular Interest.

     For each Distribution Date after the Distribution Date in September 2012, the Certificate Balance of each Class of Principal Balance Certificates and the
Class A-2FL Regular Interest will constitute one or more separate Class X-1
Components, and the applicable Class X-1 Strip Rate with respect to each such
Class X-1 Component for each Distribution Date will equal the excess, if any, of
(a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates
and the Class A-2FL Regular Interest whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution
Date through and including the Distribution Date in September 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a "Class X-2
Component") of the Class X-2 Certificates outstanding immediately prior to the
Distribution Date (weighted on the basis of the balances of the applicable Class
X-2 Components immediately prior to the Distribution Date). Each Class X-2
Component will be comprised of all or a designated portion of the Certificate
Balance of a specified Class of Principal Balance Certificates and the Class
A-2FL Regular Interest. If all or a designated portion of the Certificate
Balance of any Class of Principal Balance Certificates and the Class A-2FL
Regular Interest is identified under "--General" above as being part of the
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion of that
Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates.
For each Distribution Date through and including the Distribution Date in
September 2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class C Certificates, the lesser of:

          (a) the Class X-2 Fixed Strip Rate (as defined in the table below),
     and

          (b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance
     Certificates whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component, and

     (y) with respect to each other Class of Principal Balance Certificates and the Class A-2FL Regular Interest, the excess, if any, of:

          (a) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

          (b) the Pass-Through Rate in effect on such Distribution Date for the
     Class of Principal Balance Certificates and the Class A-2FL Regular
     Interest whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component.

                                      S-128

     After the Distribution Date in September 2012, the Class X-2 Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

  CLASS X-2 COMPONENT RELATING TO THE
FOLLOWING PRINCIPAL BALANCE CERTIFICATE   CLASS X-2 FIXED STRIP RATE
---------------------------------------   --------------------------
Class C ...............................             0.0690%

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement. The Pass-Through Rate on the Class A-2FL Regular Interest for the
first Distribution Date is expected to be a per annum rate equal to 4.6730%.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the applicable Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the
Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related
Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related
Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the
Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class A-2FL Certificates, Class S Certificates and
Residual Certificates) and the Class A-2FL Regular Interest during the related
Interest Accrual Period. The "Interest Distribution Amount" of any Class of
Certificates (other than the Class A-2FL Certificates, Class S Certificates and
Residual Certificates) or the Class A-2FL Regular Interest for any Distribution
Date is an amount equal to all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-2FL Regular Interest for that
Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates. The "Class A-2FL Interest Distribution Amount" will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the
Class A-2FL Certificates on the Certificate Balance of such Class and

                                      S-129

(b) to the extent not previously paid, amounts of interest distributable on the
Class A-2FL Certificates for all previous Distribution Dates. See "Description of the Swap Contract" in this prospectus supplement.

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates, Residual Certificates and the Class A-2FL
Certificates) and the Class A-2FL Regular Interest for each Distribution Date will be the calendar month prior to the calendar month in which that
Distribution Date occurs. With respect to the Class A-2FL Certificates, the
Interest Accrual Period will be the period from and including the Distribution
Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date. Except with respect to the Class
A-2FL Certificates, interest will be calculated assuming that each month has 30 days and each year has 360 days. With respect to the Class A-2FL Certificates, the Interest Accrual Period will be calculated on the basis of the actual number of days in the related interest accrual period and assuming each year has 360 days. See "Description of the Swap Contract" in this prospectus supplement.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class A-2FL Certificates, the Class S Certificates and the Residual Certificates) and the Class A-2FL Regular Interest for each
Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-2FL Regular Interest,
respectively, for that Distribution Date accrued for the related Interest
Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced
(other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates' or Class A-2FL Regular Interest's, as the case may be, allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the applicable Master Servicer's Compensating Interest Payment for the related
Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate
Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class A-2FL Certificates, the Class S Certificates, the Residual
Certificates and the Class X Certificates) and the Class A-2FL Regular Interest
will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall,
multiplied by (b) a fraction, the numerator of which is equal to the Interest
Distribution Amount in respect of that Class of Certificates or the Class A-2FL
Regular Interest, respectively, as the case may be, for the related Distribution
Date, and the denominator of which is equal to the aggregate Interest
Distribution Amount in respect of all Classes of Certificates (other than the
Class A-2FL Certificates, the Class S Certificates, the Residual Certificates
and the Class X Certificates) for the related Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-2FL Regular
Interest will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the Class A-2FL Certificateholders. See
"Description of the Swap Contract" in this prospectus supplement.

     Principal Distribution Amount. So long as the Class A-4 or Class A-SB
Certificates and the Class A-1A Certificates remain outstanding, the Principal
Distribution Amount for each Distribution Date will be calculated on a Loan
Group-by-Loan Group basis. On each Distribution Date after the Certificate
Balance of either the Class A-4 and Class A-SB Certificates or the Class A-1A
Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal
Distribution Amount" for any Distribution Date is an amount equal to the sum of
(a) the Principal Shortfall for that Distribution Date, (b) the Scheduled
Principal Distribution Amount for that Distribution Date and (c) the Unscheduled
Principal Distribution Amount for that Distribution Date; provided, that the
Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances

                                      S-130

that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and
(ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution
Amount for such Distribution Date (provided, that in the case of clause (i) and
(ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group
1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i)
and (ii) of the definition of "Group 2 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 2 for that Distribution Date (provided, further, (x) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (x)
of the definition of "Group 2 Principal Distribution Amount", such recovery will be applied to increase the Group 1 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs; and (y)
that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group
2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal
Distribution Amount for

                                      S-131

that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of
"Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution
Date (provided, further, (x) that, in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal
Distribution Amount as required under clause (y) of the definition of "Group 1
Principal Distribution Amount", such recovery will be applied to increase the
Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (y) that in the case of clause (iii)
above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2
Principal Distribution Amount up to such amounts and then to increase the Group
1 Principal Distribution Amount).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all
Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable, or advanced by the applicable Master
Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the applicable Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal
Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the applicable Master
Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan, with a due date occurring after the related
Determination Date, subsequent to the related due date) whether in the form of
Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the applicable Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and
Insurance and Condemnation Proceeds shall be reduced by any unpaid Special
Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

                                      S-132

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the
Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class
A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR
Certificates and the Class A-2FL Regular Interest on the preceding Distribution
Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and
Class A-SB Certificates and the Class A-2FL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class
A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates and the
Class A-2FL Regular Interest on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Schedule II to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions.

     Based on the above assumptions, the Certificate Balance of the Class A-SB
Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the aggregate balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class
A-2, Class A-3A1, Class A-3A2 and Class A-4 Certificates and the Class A-2FL
Regular Interest have been reduced to zero, any portion of the Group 2 Principal
Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB
Certificates until the Certificate Balance of such Certificates is reduced to zero. See "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     With respect to any Distribution Date, the amount of principal distributions to the Class A-2FL Certificates will be equal to the amount of principal distributions to the Class A-2FL Regular Interest as described under
"Description of the Certificates--Distributions--Priority" and "Description of
the Swap Contract" in this prospectus supplement.

                                      S-133

     With respect to any Distribution Date, the "Class A-2FL Principal
Distribution Amount" will be an amount equal to the amount of principal allocated in respect of the Class A-2FL Regular Interest on such Distribution
Date. See "Description of the Certificates--Distributions--Priority" and
"Description of the Swap Contract" in this prospectus supplement.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal
Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first
Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates or the Class A-2FL Regular
Interest, as well as for purposes of calculating the Servicing Fee and Trustee
Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the applicable Master Servicer or Special Servicer, will continue to be "due"
in respect of the REO Loan; and amounts received in respect of the related REO
Property, net of payments to be made, or reimbursement to the applicable Master
Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the applicable Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class A-2FL and Class X-2 Certificates), the Class
A-2FL Regular Interest and the Class A-1A, Class E, Class F, Class G and Class H
Certificates in the following manner: the holders of each Class of Offered
Certificates (excluding the Class A-2FL and Class X-2 Certificates) and the
Class A-2FL Regular Interest and the Class A-1A, Class E, Class F, Class G and
Class H Certificates will be entitled to receive, with respect to the related
Loan Group, as applicable, on each Distribution Date an amount of Yield
Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the
Certificates representing principal payments in respect of mortgage loans in
Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the
Base Interest Fraction for the related principal prepayment and such Class of
Certificates or the Class A-2FL Regular Interest, as applicable, and (c) the
Yield Maintenance

                                      S-134

Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-2FL Regular
Interest entitled to distributions of principal, with respect to the related
Loan Group, as applicable, on any particular Distribution Date on which Yield
Maintenance Charges are distributable, the aggregate amount of such Yield
Maintenance Charges will be allocated among all such Classes of Certificates and the Class A-2FL Regular Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     On any Distribution Date, for so long as the Swap Contract is in effect,
Yield Maintenance Charges distributable in respect of the Class A-2FL Regular
Interest will be payable to the Swap Counterparty and on any Distribution Date
on which the Swap Contract is not in effect or is in default, Yield Maintenance
Charges distributable in respect of the Class A-2FL Regular Interest will be payable to the holders of the Class A-2FL Certificates. See "Description of the
Swap Contract" in this prospectus supplement.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3A1, Class A-3A2, Class A-4, Class A-SB, Class A-1A, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates and the Class A-2FL Regular Interest is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the
Pass-Through Rate on such Class of Certificates or the Class A-2FL Regular
Interest, as applicable, and (ii) the Discount Rate used in calculating the
Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield
Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one.
If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

                                      S-135

CLASS DESIGNATION   ASSUMED FINAL DISTRIBUTION DATE
-----------------   -------------------------------
Class A-1 .......             May 15, 2010
Class A-2 .......            August 15, 2010
Class A-2FL .....            August 15, 2010
Class A-3A1 .....            August 15, 2012
Class A-3A2 .....             May 15, 2013
Class A-4 .......            August 15, 2015
Class A-SB ......           November 15, 2014
Class A-M .......          September 15, 2015
Class A-J .......          September 15, 2015
Class X-2 .......          September 15, 2012
Class B .........          September 15, 2015
Class C .........          September 15, 2015
Class D .........          September 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be the Distribution Date in October 2042, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o    the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

     o    the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N
          Certificates,

     o    the rights of the holders of the Class N, Class P and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class M Certificates,

     o    the rights of the holders of the Class M, Class N, Class P and Class
          NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o    the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

                                      S-136

     o    the rights of the holders of the Class K, Class L, Class M, Class N,
          Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o    the rights of the holders of the Class J, Class K, Class L, Class M,
          Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o    the rights of the holders of the Class H, Class J, Class K, Class L,
          Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o    the rights of the holders of the Class G, Class H, Class J, Class K,
          Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o    the rights of the holders of the Class F, Class G, Class H, Class J,
          Class K, Class L, Class M, Class N, Class P and Class NR Certificates
          will be subordinated to the rights of the holders of the Class E
          Certificates,

     o    the rights of the holders of the Class E, Class F, Class G, Class H,
          Class J, Class K, Class L, Class M, Class N, Class P and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class D Certificates,

     o    the rights of the holders of the Class D, Class E, Class F, Class G,
          Class H, Class J, Class K, Class L, Class M, Class N, Class P and
          Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o    the rights of the holders of the Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P
          and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o    the rights of the holders of the Class B, Class C, Class D, Class E,
          Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
          N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

     o    the rights of the holders of the Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
          M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

     o    the rights of the holders of the Class A-M Certificates, Class A-J,
          Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
          J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and
          Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class
A-M Certificates, the holders of the Class A-J Certificates, the holders of the
Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates, the holders of the Class A-J
Certificates, the holders of the Class B Certificates, the holders of the Class
C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the
Class C Certificates by the

                                      S-137

subordination of the Class D Certificates and the Non-Offered Subordinate
Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate
Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the Non-Offered Subordinate
Certificates, to the holders of the Class A-M Certificates by the subordination of the Class A-J, Class B, Class C and Class D Certificates and the Non-Offered
Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class
A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest that are still outstanding, pro rata, without regard to Loan Groups or the planned principal balance of the Class A-SB Certificates, until their Certificate
Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class
A-SB Certificates until the Certificate Balance of the Class A-SB Certificates
Class A-SB Component have been reduced, in the aggregate, to the Class A-SB
Planned Principal Balance, second, to the Class A-1 Certificates until their
Certificate Balances have been reduced to zero, third, to the Class A-2
Certificates and the Class A-2FL Regular Interest, pro rata, until their
Certificate Balances have been reduced to zero, fourth, to the Class A-3A1
Certificates, until their Certificate Balances have been reduced to zero, fifth, to the Class A-3A2 Certificates, until their Certificate Balances have been reduced to zero, sixth,to the Class A-4 Certificates until their Certificate
Balances have been reduced to zero, seventh, to the Class A-SB Certificates, until their Certificate Balances have been reduced to zero, and then, if the
Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero, and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate
Balances have been reduced to zero, and then, if any of the Class A-1, Class
A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-SB Certificates and the
Class A-2FL Regular Interest are still outstanding, to such Certificates and the
Class A-2FL Regular Interest in accordance with the foregoing priorities.

     Allocation to the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class
A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular
Interest, for so long as they are outstanding, of the entire Principal
Distribution Amount with respect to the related Loan Group, for each
Distribution Date will have the effect of reducing the aggregate Certificate
Balance of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class
A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest at a
proportionately faster rate than the rate at which the aggregate Stated
Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class
A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A Certificates and the
Class A-2FL Regular Interest, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4,
Class A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and
Class A-1A Certificates and the Class A-2FL Regular Interest by the Subordinate
Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3A1, Class A-3A2,
Class A-4, Class A-SB and Class A-1A Certificates and the Class A-2FL Regular
Interest, the successive allocation on each Distribution Date of the remaining
Principal Distribution Amount to the Class A-M Certificates, Class A-J
Certificates, Class B Certificates, Class C Certificates, Class D Certificates
and the Non-Offered Certificates (other than the Class X-1 and Class S
Certificates and the Residual

                                      S-138

Certificates), in that order, for so long as they are outstanding, will provide a similar, diminishing benefit to the Class A-M Certificates, the Class A-J
Certificates, the Class B Certificates, Class C Certificates and Class D
Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the
Class X Certificates and the Residual Certificates) with later sequential designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the applicable Master Servicer, the
Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate
Balance of the Certificates (other than the Class S and Class X Certificates and the Residual Certificates) and Class A-2FL Regular Interest after giving effect to distributions of principal on that Distribution Date (any deficit,
"Collateral Support Deficit"). The Paying Agent will be required to allocate any
Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J,
Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and
Class A-M Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of
Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class
A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A Certificates and the
Class A-2FL Regular Interest, pro rata, without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate
Balances of the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class
A-SB and Class A-1A Certificates and the Class A-2FL Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a Class of
Certificates (or, in the case of the Class A-2FL Certificates, a reduction in
Certificate Balance corresponding to any Collateral Support Deficit allocated to the Class A-2FL Regular Interest) will be allocated among the respective
Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class
X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits, and any Collateral
Support Deficit allocated in reduction of the Certificate Balance of the Class
A-2FL Regular Interest will result in a corresponding reduction in the
Certificate Balance of the Class A-2FL Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--Paying Agent,
Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Master Servicers and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the
Master Servicers and the Depositor" in the

                                      S-139

prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal
Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.
Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates or the Class A-2FL Regular Interest in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), each Master Servicer (with respect to the mortgage loans for which it is acting as master servicer) will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the business day preceding the
Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer
Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled
Payment. The applicable Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be.
However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance
Date and no interest will accrue on any P&I Advance (or portion thereof) made to the extent that the related Master Servicer is holding the related principal or interest payments (or portion thereof) in connection with any dispute, claims or offset. To the extent that the applicable Master Servicer fails to make a P&I
Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicers nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest or with respect to a Subordinate Companion Loan. In addition, neither the Master Servicers, nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class
A-2FL Certificates.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related
Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related Distribution
Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the

                                      S-140

related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the
Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, each Master Servicer (with respect to the mortgage loans for which it is acting as master servicer) will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or
REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged
Property. To the extent that the applicable Master Servicer fails to make a
Servicing Advance that it is required to make under the Pooling and Servicing
Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The applicable Master Servicer, the Special Servicer or the Trustee, as
applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which that
Advance was made, whether in the form of late payments, Insurance and
Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan ("Related Proceeds"). Notwithstanding any statement to the contrary contained herein, none of the Master Servicers, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"). Each of the
Master Servicers, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a
Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in its Certificate Account (first from principal collections and then from interest collections) or, if amounts in that Master Servicer's Certificate
Account are not sufficient, from the other Master Servicer's Certificate
Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a consecutive period up to 12 months; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, the applicable Master Servicer, the Special Servicer or the Trustee,
as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the applicable Master Servicer or the Special Servicer, constitute a violation of the Servicing Standards or contractual duty under the Pooling and Servicing
Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and
Servicing Agreement. Each of the Master Servicers, the Special Servicer and the
Trustee will be entitled to recover any Advance (together with interest thereon)
that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections on the

                                      S-141

mortgage loans in its Certificate Account or, if amounts in that Master
Servicer's Certificate Account are not sufficient, from the other Master
Servicer's Certificate Account. A Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either
(a) has determined in accordance with the Servicing Standards (in the case of the applicable Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed
Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of the applicable Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed
Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable
Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other
Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing
Standards that any P&I Advance or Servicing Advance, if made, would be a
Nonrecoverable Advance and may deliver to the applicable Master Servicer and the
Trustee notice of such determination which shall be conclusive and binding with respect to such persons. In making such non-recoverability determination, such person will be entitled to consider (among other things) whether the borrower is obligated under the terms of the related mortgage loan as it may have been modified to pay the related Advances, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is or would be a Nonrecoverable Advance will be conclusive and binding on the Certificateholders, the applicable Master
Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the applicable Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made on any Subordinate Companion Loan. No Servicing Advances will be made with respect to any Subordinate Companion Loan if the related AB Mortgage
Loan is no longer part of the trust. Any requirement of the applicable Master

                                      S-142

Servicer, Special Servicer or Trustee to make an Advance in the Pooling and
Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See
"Description of the Certificates--Advances in Respect of Delinquencies" and
"Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicers, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in its Certificate
Account (or if amounts in that Master Servicer's Certificate Account are insufficient, the other Master Servicer's Certificate Account), interest, compounded annually, at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicers nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in this prospectus supplement and "Description of the
Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan, an Appraisal Reduction is required to be calculated. An "Appraisal
Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the applicable Master Servicer, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the applicable Master Servicer such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b)
the excess of (1) the sum of (x) 90% of the appraised value of the related
Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable
Master Servicer as an Advance), or (B) by an internal valuation performed by the
Special Servicer

                                      S-143

with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2)
the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special
Servicing Fees and all other amounts due and unpaid under that mortgage loan
(which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable Master Servicer, the Special Servicer or the
Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth Business Day following delivery to the applicable Master Servicer of the MAI appraisal or the completion of the valuation, the applicable Master Servicer will be required to calculate and report to the Directing Certificateholder and the Paying Agent the
Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the applicable Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days or 90 days, respectively, after the initial delinquency for the related
Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the outstanding principal balance of the AB Mortgage Loan and the related Subordinate Companion Loan, and all resulting Appraisal
Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates, and then to the Class A-M
Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive
Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal
(which may be an update of a prior appraisal), the cost of which will be a
Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the applicable Master Servicer is required to redetermine and report to the Directing Certificateholder, the Special Servicer,
the Trustee and the Paying Agent, the recalculated amount of the Appraisal
Reduction with respect to the mortgage loan or Companion Loan, as applicable.
Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged
Property within the 12-month period prior to the occurrence of the Appraisal
Reduction Event.

                                      S-144

Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged
Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation and provides notice to the applicable Master Servicer of its intent to use such previous Appraisal or update.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicers, the Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Swap Counterparty, the Trustee and certain assignees of the
Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any,
a statement (a "Statement to Certificateholders") based in part upon information provided by each Master Servicer in accordance with the Commercial Mortgage
Securities Association (or any successor organization reasonably acceptable to the Master Servicers and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest or Class A-2FL Interest Distribution Amount, and with respect to the Class A-2FL Certificates, notification that the amount of interest distributed thereon is the Interest Distribution Amount with respect to the Class A-2FL Regular Interest, which amount is being paid as a result of a Swap Default;

          (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the
     Paying Agent and servicing compensation paid to the Master Servicers and the Special Servicer with respect to the Due Period for the Distribution
     Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution
     Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO
     Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount and the Class A-2FL Available
     Funds for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

                                      S-145

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the
     Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

          (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to each
     Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (26) the aggregate amount of interest on Servicing Advances paid to each Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

                                      S-146

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date);

          (31) LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

          (32) the amounts received and paid in respect of the Swap Contract;

          (33) identification of any Rating Agency Trigger Event or Swap Default
     as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract;

          (34) the amount of any (A) payment by the Swap Counterparty as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event; and

          (35) the amount of and identification of any payments on the Class
     A-2FL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the
     Swap Contract.

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Paying
Agent and the Master Servicers) known as the "CMSA Investor Reporting Package")
related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicers, and direction from the Depositor, or is otherwise directed to do so under the Pooling and
Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a
Certificateholder or Certificate Owner reasonably requests, to enable
Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying
Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis,

                                      S-147

including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from each Master Servicer pursuant to the
Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special
Servicer, the Master Servicers, the Directing Certificateholder, each Rating
Agency, any designee of the Depositor or any other person to whom the Paying
Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of each Master Servicer or the Special Servicer and delivered to the
     Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the applicable Master Servicer or the
     Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicers or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicers or
Special Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as
Operating Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicers and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicers or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and each Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports

                                      S-148

and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to
Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to
Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Except as otherwise set forth in this paragraph, the Master Servicers, the
Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the
Certificates are registered on the books and records of the Certificate
Registrar. The initial registered holder of the Offered Certificates will be
Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2
Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the
Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the
Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all
Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR
Certificates will be entitled to any Voting Rights. For purposes of determining
Voting Rights, the Certificate Balance of each Class (other than the Class S
Certificates) will not be reduced by the amount allocated to that Class of any
Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a
Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective
Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicers, the Special Servicer nor the Depositor will be entitled to exercise any Voting
Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement;
provided, however, that the restrictions will not apply to the exercise of the
Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto, (2)
the voluntary exchange of all the then outstanding certificates (other than the
Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding and (b) there is only one holder of the then outstanding
Certificates (other than the Class S and the Residual Certificates and (c) each
Master Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the
Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each
Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, each Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets

                                      S-149

of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO
Properties then included in the trust fund (which fair market value for any REO
Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master
Servicers and the Trustee, plus the reasonable out-of-pocket expenses of the applicable Master Servicer related to such purchase, unless the applicable
Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the
Controlling Class, the Special Servicer, each Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate and the Master Servicers must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the applicable Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the
Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority".

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the applicable Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN: Corporate
Trust Services (CMBS)-J.P. Morgan Chase Commercial Mortgage Securities Corp.,
Series 2005-LDP4. As compensation for the performance of its routine duties, the
Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0008% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee
Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling
Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
prospectus.

     The Trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust as provided in the Pooling and Servicing Agreement.

                                      S-150

                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-2FL Regular
Interest to the trust in exchange for the Class A-2FL Certificates, which will represent all of the beneficial interest in the portion of the trust fund consisting of the Class A-2FL Regular Interest, the Swap Contract and the
Floating Rate Account.

     The Paying Agent, on behalf of the trust, will enter into an interest rate swap agreement (the "Swap Contract"), related to the Class A-2FL Regular
Interest, with JPMorgan Chase Bank, N.A. (the "Swap Counterparty"). The Swap
Contract will have a maturity date of the Distribution Date in October 2042 (the same date as the Rated Final Distribution Date of the Class A-2FL Certificates).
The Paying Agent will make available to the Swap Counterparty the Statement to
Certificateholders, which statement will include LIBOR as applicable to the related Interest Accrual Period. See "Description of the
Certificates--Distributions" in this Prospectus Supplement. The Paying Agent will also calculate the amounts, if any, due from or payable to the Swap
Counterparty under the Swap Contract.

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the holders of the Class A-2FL
Certificates the Class A-2FL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (vi) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

THE SWAP CONTRACT

     The Swap Contract will provide that, so long as the Swap Contract is in effect, (a) on each Distribution Date, commencing in October 2005, the Paying
Agent will pay or cause to be paid to the Swap Counterparty (i) any Yield
Maintenance Charges in respect of the Class A-2FL Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-2FL Regular Interest accrued for the related Interest
Accrual Period on the Certificate Balance of the Class A-2FL Certificates, and
(b) on the business day before each Distribution Date, commencing in October
2005, the Swap Counterparty will pay to the Paying Agent, for the benefit of the
Class A-2FL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-2FL Certificates accrued for the related Interest
Accrual Period on the Certificate Balance of the Class A-2FL Certificates. Such
payments will be made on a net basis.

     On any Distribution Date for which the funds allocated to payment of the
Interest Distribution Amount of the Class A-2FL Regular Interest are
insufficient to pay all amounts due to the Swap Counterparty under the Swap
Contract for such Distribution Date, the amounts payable by the Swap
Counterparty to the trust under the Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the
Class A-2FL Certificates will experience a shortfall in their anticipated yield.

     If the Swap Counterparty's long-term rating is not at least "A3" by Moody's
Investors Service Inc. or "A--" by Fitch, Inc. (each, a "Rating Agency Trigger
Event"), the Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency Trigger
Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a
Rating Agency Trigger Event or fails to make a payment to the trust required under the Swap Contract (each such event, a "Swap Default") then the Paying
Agent will be required, subject to the Paying Agent's determination that costs of enforcement will be recoverable, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-2FL Certificates,
to enforce the rights of

                                      S-151

the trust under the Swap Contract as may be permitted by the terms thereof and use any termination fees received from the Swap Counterparty (as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2FL Certificates.

     Any conversion to distributions equal to distributions on the Class A-2FL
Regular Interest pursuant to a Swap Default will become permanent following the determination by either the Paying Agent or the holders of 25% of the Class
A-2FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-2FL
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on the Class A-2FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-2FL Regular
Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-2FL Certificates if notice of the resulting change in payment terms of the Class A-2FL Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Paying Agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the
Swap Counterparty under the Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-2FL Regular Interest for such
Distribution Date is actually received by the Paying Agent.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the
Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty.

THE SWAP COUNTERPARTY

     JPMorgan Chase Bank, N.A. ("JPMCB") is the Swap Counterparty under the Swap
Contract. JPMCB is also a Mortgage Loan Seller, is an affiliate of J.P. Morgan
Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

     JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the
Office of the Comptroller of the Currency, a bureau of the United States
Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

     The long-term certificates of deposit of JPMCB are rated "A--" by Fitch,
"Aa2" by Moody's and "AA (low)" by DBRS.

     JPMorgan Chase & Co. files reports with the Securities and Exchange
Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange
Commission at http://www.sec.gov.

                                      S-152

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the
Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicers (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The applicable Master
Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the applicable Master Servicer will remain primarily responsible for the servicing of those mortgage loans). KRECM will act as primary servicer with respect to 16 of the underlying mortgage loans, representing approximately 8.0% of the aggregate Initial Pool Balance loans as of the cut-off date (15 mortgage loans in Loan Group 1, representing approximately 8.8% of the Initial Loan Group 1 Balance, and 1 mortgage loan in
Loan Group 2, representing approximately 3.5% of the Initial Loan Group 2
Balance). KRECM may not be terminated as a primary servicer, including by the trustee or other successor to the applicable master servicer, except for cause.
Except in certain limited circumstances set forth in the Pooling and Servicing
Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicers and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Mortgage Loan or mezzanine loan, the terms of the related Intercreditor Agreement, which will govern in the event of any disagreement between such Intercreditor Agreement and the Pooling and Servicing Agreement) and, to the extent consistent with the foregoing, in accordance with the applicable Servicing Standard. The "Servicing Standards"
means the General Servicing Standard or the GMAC Servicing Standard, as
applicable. The "General Servicing Standard" means with respect to any Master
Servicer (other than GMAC Commercial Mortgage Corporation) or Special Servicer
the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable
Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the applicable Master
Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the applicable Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially
Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each AB Mortgage Loan, the holder of the related Subordinate Companion Loan taking into account the subordinate nature of the subject Companion Loan, subject to any rights contained in the related Intercreditor Agreement) as a collective whole, as determined by the applicable Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

                                      S-153

          (A) any relationship that the applicable Master Servicer or the
     Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any
     Mortgage Loan Seller or any other party to the Pooling and Servicing
     Agreement;

          (B) the ownership of any Certificate or, if applicable, a Subordinate
     Companion Loan, by the applicable Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

          (C) the applicable Master Servicer's obligation to make Advances;

          (D) the applicable Master Servicer or the Special Servicer's, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

          (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable Master Servicer or the Special Servicer, as the case may be;

          (F) any option to purchase any mortgage loan or Companion Loan it may have; and

          (G) any debt that the applicable Master Servicer or the Special
     Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates.

     The "GMAC Servicing Standard" means, with respect to GMAC Commercial
Mortgage Corporation, (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher with respect to mortgage loans that are comparable to the mortgage loans it is servicing under the Pooling and Servicing
Agreement, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

          (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

          (B) the ownership of any Certificate or, if applicable, a mezzanine loan or the Companion Loan, by the Master Servicer or any of its
     affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances; and

          (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

     Except as otherwise described under "--Inspections; Collection of Operating
Information" below, each Master Servicer will be responsible initially for the servicing and administration of the mortgage loans for which it is acting as
Master Servicer (including each AB Mortgage Loan, if applicable). Each Master
Servicer will be required to transfer its servicing responsibilities to the
Special Servicer with respect to any mortgage loan (and any related Subordinate
Companion Loan):

               (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the applicable Master Servicer (who shall promptly notify the Special
          Servicer and the Directing Certificateholder of such delinquency) on or prior to the related maturity date with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the applicable Master Servicer, which provides that such refinancing will occur within 60 days, provided that if such refinancing does not occur within such period, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of the
          60-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

                                      S-154

               (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than
          60 days delinquent, in the case of each AB Mortgage Loan or Mortgage
          Loan with mezzanine debt, the holder of the related Subordinate
          Companion Loan or mezzanine debt cures such delinquency);

               (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within
          60 days, that mortgage loan will not be considered a Specially
          Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

               (4) as to which the applicable Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

               (5) as to which, in the judgment of the applicable Master
          Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

               (6) as to which a default of which the applicable Master Servicer or the Special Servicer, as applicable, has notice (other than a failure by the related borrower to pay principal or interest) and which the applicable Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing
          Certificateholder), determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the
          Certificateholders (or, with respect to each AB Mortgage Loan, the interest of the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable
          Insurance Default (or if no grace period is specified for events of default which are capable of cure, 60 days); or

               (7) as to which the applicable Master Servicer or Special
          Servicer (in the case of the Special Servicer, with the consent of the
          Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent,
          (ii) such default will materially impair the value of the
          corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of
          Certificateholders (or, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such
          30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7), with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism, may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under
          "--Maintenance of Insurance" below.

     However, the applicable Master Servicer will be required to continue to (w)
receive payments on the mortgage loan (including amounts collected by the
Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged
Property is acquired in respect of any mortgage loan (upon acquisition, an "REO
Property") whether

                                      S-155

through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special
Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Subordinate Companion Loans) serviced by the
Special Servicer and any mortgage loans (including the Subordinate Companion
Loans) that have become REO Loans are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." If any Subordinate Companion Loan
becomes specially serviced, then the related AB Mortgage Loan will become a
Specially Serviced Mortgage Loan. If any AB Mortgage Loan becomes a Specially
Serviced Mortgage Loan, then the related Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. Each Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a
Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the applicable Master
Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status
Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder. If the Directing Certificateholder
does not disapprove an Asset Status Report within ten business days, the Special
Servicer will be required to implement the recommended action as outlined in the
Asset Status Report. The Directing Certificateholder may object to any Asset
Status Report within ten business days of receipt; provided, however, that the
Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the
Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the
Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the
Directing Certificateholder and the Special Servicer have not agreed upon an
Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status
Report with respect to such Specially Serviced Mortgage Loan, the Special
Servicer will implement the actions described in the most recent Asset Status
Report submitted to the Directing Certificateholder by the Special Servicer.
Each final Asset Status Report will be required to be delivered to the applicable Master Servicer, the Trustee (upon request), the Paying Agent, each
Rating Agency and, if applicable, to the holder of the related Subordinate
Companion Loan.

THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the applicable
Master Servicer or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the applicable Master Servicer or the
Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action
(provided that if such written objection has not been received by the applicable
Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

                                      S-156

          (i)  any proposed or actual foreclosure upon or comparable conversion
               (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

          (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

          (iii) any proposed sale of a defaulted mortgage loan or REO Property
               (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination;
               Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

          (v)  any release of material real property collateral or any acceptance of substitute or additional collateral for any
               mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

          (vi) certain waivers of "due-on-sale" or "due-on-encumbrance" clauses with respect to a mortgage loan or consent to such waiver;

          (vii) any management company changes or franchise changes with respect to a mortgage loan, with a principal balance greater than
               $2,500,000 with respect to management company changes and
               franchise changes, for which the applicable Master Servicer is required to consent or approve;

          (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than
               releases required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

          (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

          (x)  any determination by the Special Servicer of an Acceptable
               Insurance Default;

provided that in the event that the applicable Master Servicer or the Special
Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Master
Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the applicable
Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing
Certificateholder may reasonably deem advisable; provided that the applicable
Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the
Directing Certificateholder that would cause it to violate applicable law, the related loan documents, the Pooling and Servicing Agreement, including the
Servicing Standards, or the REMIC Provisions (and, with respect to any AB
Mortgage Loan, subject to the rights of the holder of the related Subordinate
Companion Loan as described under "Description of the Mortgage Pool--AB Mortgage
Loan Pairs" in this prospectus supplement).

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate
Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

                                      S-157

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The
Controlling Class as of the Closing Date will be the Class NR Certificates.

     Neither the Master Servicers nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder that would cause either the Master Servicers or the
Special Servicer to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC
Provisions.

     Notwithstanding the foregoing, with respect to the Roundy's Distribution
Center AB Mortgage Loan Pair, the Directing Certificateholder will not be entitled to exercise all the rights set forth above if the related Subordinated
Companion Loan is held by any entity other than the related borrower or an affiliate of the related borrower. Rather, the holder of the Roundy's
Distribution Center Subordinate Companion Loan will then be entitled to exercise certain of such rights as described under the Roundy's Distribution Center
Intercreditor Agreement and "Description of the Mortgage Pool--AB Mortgage Loan
Pairs" in this prospectus supplement.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the
Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder:

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class,

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

          (d) may take actions that favor the interests of the holders of the
     Controlling Class over the interests of the holders of one or more other
     Classes of Certificates,

          (e) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

          (f) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The taking of, or refraining from the taking of, any action by either of the Master Servicers or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder that does not violate any law or the
Servicing Standards or any other provisions of the Pooling and Servicing
Agreement will not result in any liability on the part of either of the Master
Servicers or the Special Servicer.

                                      S-158

     Generally, the holders of the Subordinate Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the
Directing Certificateholder described above.

THE MASTER SERVICERS

     There will be two master servicers under the Pooling and Servicing
Agreement, GMAC Commercial Mortgage Corporation and Midland Loan Services, Inc.
(each, a "Master Servicer").

                                   NO. OF   % OF INITIAL MORTGAGE
              NAME                  LOANS        POOL BALANCE
--------------------------------   ------   ---------------------
GMAC Commercial Mortgage
   Corporation .................     126            64.4%
Midland Loan Services, Inc. ....      58            35.6%

     GMAC Commercial Mortgage Corporation is a California corporation with its principal offices located at 200 Witmer Road, Horsham, Pennsylvania 19044. As of
June 30, 2005, GMAC Commercial Mortgage Corporation was the servicer of a portfolio of multifamily and commercial loans totaling approximately $214.2 billion in aggregate outstanding principal balance.

     General Motors Acceptance Corporation has entered into a definitive agreement to sell a 60 percent equity interest in the parent of GMAC Commercial
Mortgage Corporation to a consortium of investors comprised of Five Mile Capital
Partners, Kohlberg Kravis Roberts & Co. and Goldman Sachs Capital Partners.
Members of the current GMAC Commercial Holding Corp. ("GMACCH") management team will also invest in GMACCH shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close in the fourth quarter of this year. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of the GMAC Commercial Mortgage Corporation business unit that acts as Master Servicer or as to the impact of any such changes.

     Midland Loan Services, Inc. is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland Loan Services, Inc.'s
address is 10851 Mastin, Suite 700, Building 82, Overland Park, Kansas 66210.

     As of June 30, 2005, Midland Loan Services, Inc. was servicing approximately 15,879 commercial and multifamily loans with a total principal balance of approximately $118.8 billion. The collateral for these loans is located in all fifty states, the District of Columbia, Puerto Rico, Guam and
Canada. Approximately 10,603 of the loans, with a total principal balance of approximately $84.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

     Midland Loan Services, Inc., is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's Investors Service, Inc.,
Fitch and S&P and has received the highest rankings as a master, primary and special servicer from Fitch and S&P.

     Midland Loan Services, Inc. currently maintains an Internet-based investor reporting system, CMBS Investor Insight (Registered Trademark), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services.
Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight (Registered
Trademark) through Midland Loan Services, Inc.'s website at www.midlandls.com.
Midland Loan Services, Inc. may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight
(Registered Trademark) . Specific questions about portfolio, loan and property performance may be sent to Midland Loan Services, Inc. via e-mail at
askmidland@midlandls.com.

                                      S-159

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

     KeyCorp Real Estate Capital Markets, Inc. ("KRECM"), an Ohio corporation, is the primary servicer of 16 mortgage loans in the trust fund. KRECM is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the
Underwriters. KeyBank National Association and McDonald Investments Inc. are
both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is
911 Main Street, Suite 1500, Kansas City, Missouri 64105. As of March 31, 2005,
KRECM was responsible for servicing approximately 5,459 commercial and multifamily loans with a total principal balance of approximately $36.3 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands.

     The information set forth in the immediately preceding paragraphs concerning the Master Servicers has been provided by the applicable Master
Servicer and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master
Servicers make no representations as to the validity or sufficiency of the
Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     J.E. Robert Company, Inc. (the "Special Servicer"), a Virginia corporation
("JER"), will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. As Special Servicer, JER is a privately owned company whose principal offices are located at 1650 Tysons Boulevard, Suite 1600, McLean,
Virginia 22102. JER has additional regional offices in Dallas, Texas; North
Haven, Connecticut; Los Angeles, California; Chicago, Illinois and international offices in Paris, London and Mexico City. The principal business of the Special
Servicer is real estate investment and asset management of real estate debt and equity assets. Since its founding in 1981, the JER has been a large asset manager for both the private and government sectors, having managed over $30 billion in book value of real estate and real estate debt. Since its inception and through April 30, 2005, JER has been engaged on 37 transactions covering over $19.9 billion in book value and has managed the recovery over 1,780 loans under its special servicing capacity. JER, together with its investment clients, has also been an active investor in non-investment grade commercial mortgage-backed securities, having acquired subordinate securities in excess of
$1 billion. As of December 31, 2004, JER and its affiliates were managing portfolios of approximately $1.6 billion comprised of real estate loans and real estate owned assets.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer, and neither the
Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of each Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans that it services and, if provided under the related Intercreditor Agreement, the Subordinate
Companion Loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.020000% to 0.130000%. As of the Cut-off Date the weighted average Servicing Fee Rate will be approximately 0.034094% per annum.
Pursuant to the terms of the Pooling and Servicing Agreement, Midland Loan
Services,

                                      S-160

Inc. will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan it is responsible for servicing and, if provided under an
Intercreditor Agreement, any related Subordinate Companion Loan notwithstanding any termination or resignation of Midland Loan Services, Inc. as Master
Servicer; provided, that Midland Loan Services, Inc. may not retain any portion of the Servicing Fee to the extent required to appoint a successor master servicer. In addition, Midland Loan Services, Inc. will have the right to assign and transfer its right to receive that retained portion of its Servicing Fee to another party. In addition to the Servicing Fee, each Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and, if provided under the related Intercreditor Agreement, the Subordinate Companion Loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and, if provided under the related Intercreditor Agreement, the related Subordinate Companion Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate Companion Loans since the Closing Date.
Each Master Servicer also is authorized but not required to invest or direct the investment of funds held in the applicable Certificate Account in Permitted
Investments, and the applicable Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. Each Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and the Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Subordinate Companion
Loans. The Servicing Fee for each mortgage loan is included in the
Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate. Notwithstanding the foregoing, with respect to the Subordinate Companion Loans, the Servicing
Fee, if any, will be computed as provided in the related Intercreditor
Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout
Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate"), in each case calculated on the basis of the Stated
Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and
Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage
Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced
Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

                                      S-161

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout
Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage
Loan solely because the borrower had not made three consecutive timely Periodic
Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments. The Special
Servicer will not be entitled to receive any Workout Fees after a termination for cause.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced
Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced
Mortgage Loan or REO Property as to which the Special Servicer receives any
Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee
for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a
Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or, if such repurchase occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced
Mortgage Loan by the majority holder of the Controlling Class within the first
90 days after the Special Servicer's determination of the fair value of such
Specially Serviced Mortgage Loan (or with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan, provided that the purchase occurs within the first 90 days after such option to purchase first becomes exercisable), the Special Servicer, within the first 90 days after the Special
Servicer's determination of the fair value of such Specially Serviced Mortgage
Loan, or its assignee (other than an unaffiliated assignee of the Special
Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer's determination of the fair value of such
Specially Serviced Mortgage Loan) or the applicable Master Servicer, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund or (iv) the purchase of any loan by a related mezzanine lender; provided that a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The Special Servicer
may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan. Notwithstanding the foregoing, with respect to any Subordinate Companion Loan, the Liquidation Fee, if any, will be computed as provided in the related Intercreditor Agreement.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not
Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be

                                      S-162

entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage
Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing
Date. The Special Servicer will not be entitled to retain any portion of Excess
Interest paid on the ARD Loans.

     Although each Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide each Master Servicer or the Special
Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the applicable Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on its
Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicers and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicers nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Each Master Servicer will be responsible for all fees payable to any sub-servicer of a mortgage loan that the
Master Servicer is responsible for servicing. See "Description of the
Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment
(or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related
Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess
Interest) on such prepayment will constitute a "Prepayment Interest Shortfall."
Prepayment Interest Excesses (to the extent not offset by Prepayment Interest
Shortfalls) collected on the mortgage loans will be retained by the applicable
Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The applicable Master Servicer will be required to deliver to the Paying
Agent for deposit in the Distribution Account on each Master Servicer Remittance
Date, without any right of reimbursement thereafter, a cash payment (a
"Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary Principal Prepayments received in respect of the mortgage loans (other than a Specially Serviced Mortgage Loan or a mortgage loan on which the Special
Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its
Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, (B) all Prepayment
Interest Excesses in respect of the mortgage loans for the related Distribution
Date and (C) to the extent earned solely on principal payments, net investment earnings received by the applicable Master Servicer during such Due Period with respect to the mortgage loans and related Companion Loan subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related borrower to deviate from the terms of

                                      S-163

the related mortgage loan documents regarding principal prepayments (other than
(X) subsequent to a default under the related mortgage loan documents, (Y)
pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such
Due Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the applicable Master
Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recoverability determination with respect to any required Servicing Advance, the applicable Master Servicer (with respect to mortgage loans) or the Special
Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates as determined by the Special Servicer in accordance with the Servicing Standards, and the Trustee has an insurable interest; provided that the applicable Master Servicer will not be obligated to maintain insurance against property damage resulting from terrorist or similar acts if the borrower's failure is an Acceptable Insurance Default as determined by the Special Servicer; provided, further, that the applicable Master Servicer shall not itself be required to maintain any insurance coverage with respect to a Mortgaged Property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the applicable Master Servicer determines that a
Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the applicable Master Servicer will be required to use efforts consistent with the
Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the applicable
Master Servicer or the Special Servicer, as applicable, in accordance with the
Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards. The Directing
Certificateholder shall have no liability with respect to that determination.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required

                                      S-164

to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11,
2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C)
notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the applicable Master
Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable
Insurance Default, the Special Servicer will be required to notify the applicable Master Servicer and the applicable Master Servicer will be required to use efforts consistent with the Servicing Standards to cause the borrower to maintain such insurance. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating
Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, as to which default the applicable Master Servicer and the
Special Servicer may forbear taking any enforcement action; provided that the
Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and with the Directing
Certificateholder's consent, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;
provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consent; provided, further, that upon the Special Servicer's determination, consistent with the
Servicing Standards, that exigent circumstances do not allow the Special
Servicer to wait for the consent of the Directing Certificateholder, the Special
Servicer will not be required to do so. The Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a
Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, neither the applicable Master Servicer nor the Directing
Certificateholder will be liable for any loss related to the failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO
Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special
Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

                                      S-165

     The Pooling and Servicing Agreement provides that the applicable Master
Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the applicable Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the
Special Servicer will not be required to maintain earthquake insurance on any
REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the applicable Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the applicable Master
Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the applicable Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the
Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The applicable Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing
Agreement. The Special Servicer will have the sole authority (but may be required under the Pooling and Servicing Agreement to take direction from and obtain the approval of the Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan, subject to any rights of the holder of the related
Subordinate Companion Loan to consent to such modification, waiver or amendment).

                                      S-166

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage
Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the
     Rated Final Distribution Date and (B) if the Specially Serviced Mortgage
     Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing
     Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class S Certificates and the Class X
Certificates) or Class A-2FL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the applicable Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the
Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in
this prospectus supplement.

     The modification, waiver or amendment of each AB Mortgage Loan is subject to certain limitations set forth in the related AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced
Mortgage Loan, the Special Servicer will be required to order an appraisal
(which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special
Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing
Standards.

     In the event a mortgage loan is in default, the Directing Certificateholder and the Special Servicer will each have an assignable option (a "Purchase
Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan, subject to the purchase right of the holder of the related Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement) at a price
(the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage

                                      S-167

loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all
Yield Maintenance Charges and/or prepayment penalties then due (except if the
Purchase Option is exercised by the Controlling Class Certificateholder), plus
(d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special
Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing
Agreement, including workout and foreclosure, consistent with the Servicing
Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Mortgage Loan Pair, the purchase of an
AB Mortgage Loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer,
or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the applicable Master Servicer (or, if the applicable
Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option
Price represents a fair value for the mortgage loan in default. The applicable
Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO
Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee will be collectible not more than once in any six month period.

     The Purchase Option with respect to each AB Mortgage Loan (and the purchase price) is subject to the rights of the holder of the related Subordinate
Companion Loan to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement (and such purchase price is subject to the terms of the related Intercreditor
Agreement). See "Description of the Mortgage Pool--AB Mortgage Loan Pairs" in
this prospectus supplement. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See "Description of the Mortgage Pool-- Additional Debt--Mezzanine
Debt" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the

                                      S-168

third calendar year beginning after the year of acquisition, unless (1) the
Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a
REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and
Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in
Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged
Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the
Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary"
within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate
(currently 35%) and may also be subject to state or local taxes. The Pooling and
Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to
Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.
These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.
See "Certain Federal Income Tax Consequences" and "Federal Income Tax
Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool" in the prospectus.

                                      S-169

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the applicable Master Servicer,
Special Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Paying Agent, the applicable Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation
Proceeds recovered on any mortgage loan, prior to the distribution of those
Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the applicable Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the applicable Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the applicable Master Servicer, as the case may be, for its expenses and (2) the applicable Master Servicer has not determined that the advance would be a
Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year, in which case the applicable Master Servicer will not be required to perform or cause to be performed such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of any AB Mortgage Loan, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related Intercreditor Agreement). The Special Servicer or the applicable Master
Servicer, as the case may be, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged
Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the applicable Master Servicer, as the case may be, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special

                                      S-170

Servicer or the Master Servicers likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports
to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits each Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any
Class of Certificates; and the approval of such successor by the Directing
Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the applicable Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the
Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the
Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicers, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment;
provided, however, that none of the Master Servicers, the Special Servicer, the
Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing
Agreement or by reason of negligent disregard of the obligations and duties. The
Pooling and Servicing Agreement will also provide that the Master Servicers, the
Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the
Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicers, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicers, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the
Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of any AB Mortgage Loan, the rights of the Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole))
under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the applicable Master
Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

                                      S-171

     Pursuant to the Pooling and Servicing Agreement, the applicable Master
Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding
the foregoing, each of the Master Servicers and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and
Servicing Agreement are met.

     Any person into which the applicable Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the applicable Master Servicer, the Special
Servicer or the Depositor is a party, or any person succeeding to the business of the applicable Master Servicer, the Special Servicer or the Depositor, will be the successor of the applicable Master Servicer, the Special Servicer or the
Depositor, as the case may be, under the Pooling and Servicing Agreement. The applicable Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the applicable Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the applicable Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the applicable Master Servicer to deposit into, or remit to the Paying Agent for deposit into the
     Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within one business day after the day such deposit is required to be made, or to remit to the applicable Master Servicer for deposit in the
     Certificate Account any such remittance required to be made by the Special
     Servicer on the day such remittance is required to be made under the
     Pooling and Servicing Agreement;

          (c) any failure by the applicable Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the applicable Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement)
     after written notice of the failure has been given to the applicable Master
     Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the applicable Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders
     of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the applicable Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the applicable Master Servicer or the
     Special Servicer of any representation or warranty in the Pooling and
     Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicers or the
     Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master

                                      S-172

     Servicers, the Special Servicer, the Depositor, the Paying Agent and the
     Trustee by the Certificateholders of any Class, evidencing as to that
     Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the applicable Master
     Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable Master Servicer or the Special Servicer, and certain actions by or on behalf of the applicable Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) Moody's places its ratings on any Class of Certificates on a
     "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such "watch" status is not rescinded within 60 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

          (g) Moody's downgrades the then-current ratings of any Class of
     Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade;

          (h) the Trustee has received a written notice from Fitch or DBRS
     (which the Trustee is required to promptly forward to the applicable Master
     Servicer or the Special Servicer, as the case may be), to the effect that if the applicable Master Servicer or the Special Servicer, as the case may be, continues to act in such capacity, the rating or ratings on one or more
     Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the applicable Master Servicer or the Special
     Servicer, as the case may be, as the sole or material factor in such action; provided that the applicable Master Servicer or the Special
     Servicer, as the case may be, shall have 90 days to resolve such matters to the satisfaction of Fitch or DBRS, as applicable (or such longer time period as may be agreed in writing by Fitch or DBRS, as applicable), prior to the replacement of the applicable Master Servicer or the Special
     Servicer or the downgrade of any Class of Certificates; and

          (i) the Master Servicer or the Special Servicer is no longer rated at least "CMS3" or "CSS3", respectively by Fitch and the Master Servicer or
     Special Servicer is not reinstated to that rating within 90 days of the delisting.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the applicable Master
Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the
Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing
Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing
Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or
Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the applicable
Master Servicer or Special Servicer, as the case may be, under the Pooling and
Servicing Agreement and that has been approved by the Directing
Certificateholder, which approval shall not be unreasonably withheld.

                                     S-173

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the applicable holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as
Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing
Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the
Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided that (A)
     the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
     Class of Certificates by either Rating Agency, as evidenced by a letter from any Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the
     Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the
     Residual Certificates to a non-permitted transferee (see "Certain Federal
     Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
     on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency; and

                                      S-174

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller or adversely affects any holder of a Subordinate Companion Loan without the consent of the applicable holder of the Subordinate Companion Loan.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate
Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate Companion
Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Subordinate Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan
Seller under a Purchase Agreement without the consent of the applicable Mortgage
Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related
Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (which may be at the trust fund's expense)
to the effect that the amendment is permitted under the Pooling and Servicing
Agreement and that the amendment or the exercise of any power granted to the applicable Master Servicer, the Special Servicer, the Depositor, the Trustee,
the Paying Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a
REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                      S-175

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the
Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral Support
Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related
Class X-2 Components).

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement. The yield to investors in the Class A-2FL
Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such
Class of Certificates. See "Description of the Swap Contract" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A
Certificates have been reduced to zero, any remaining Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates, until their Certificate
Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates and the Class A-2FL
Regular Interest, pro rata, until their Certificate Balances are reduced to zero, fourth, in respect of the Class A-3A1 Certificates, until their
Certificate Balance is reduced to zero; fifth, in respect of the Class A-3A2
Certificates until their Certificate Balance is reduced to zero; sixth,in respect of the Class A-4 Certificates until their Certificate Balance is reduced to zero; and seventh, in respect of the Class A-SB Certificates, until their
Certificate Balance is reduced to zero; and the Group 2 Principal Distribution
Amount (and, after the Class A-4 and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each
Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M
Certificates, then in respect of the Class A-J Certificates, and then in respect of the Class B, Class C and Class D Certificates and then the Non-Offered
Certificates (other than the Class A-1A, Class S and Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of
Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the applicable
Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A Certificates
and the Class A-2FL Regular Interest will generally be based upon the particular
Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class
A-SB Certificates and the Class A-2FL Regular Interest

                                      S-176

will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB
Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the
Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and Class A-1A
Certificates and the Class A-2FL Regular Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution
Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed on the Class A-SB Certificates until the Certificate Balance of the
Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4 and
Class A-1A Certificates and the Class A-2FL Regular Interest were outstanding.
Furthermore, because the Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amounts of the related Class X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated
Repayment Dates. The failure of a borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the applicable Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master
Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment
Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class
A-1A Certificates and the Class A-2FL Regular Interest, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the
Certificates, or, in the case of the Class X-2 Certificates, applied to reduce the Notional Amounts of the related Class X-2 Components. An investor should consider, in the case of any Offered Certificate (other than the Class X-2
Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is

                                      S-177

lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of
Certificates or applicable portions thereof, the yield to maturity on the Class
X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     Principal prepayments on the mortgage loans may (or in the case of each of the Class C and Class D Certificates, will) also affect the yield on each of the
Class A-4, Class A-SB, Class A-M, Class A-J, Class B, Class C and Class D
Certificates because those classes of Certificates have a Pass-Through Rate based on or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates and
then the Class A-M Certificates, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates, the resulting losses and shortfalls will then be borne, pro rata, by the Class A
Certificates. Although losses will not be allocated to the Class X-2
Certificates directly, they will reduce the Notional Amount of the related Class
X-2 Components to the extent such losses are allocated to the related Classes of
Principal Balance Certificates and the Class A-2FL Regular Interest, and
therefore the Class X-2 Notional Amount, which will reduce the yield on such
Certificates. In addition, although losses will not be directly allocated to the
Class A-2FL Certificates, losses allocated to the Class A-2FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class
A-2FL Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged
Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the
prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of

                                      S-178

the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates (other than the Class A-2FL
Certificates) or the Class A-2FL Regular Interest on any Distribution Date is
less than the Distributable Certificate Interest then payable for that Class of
Certificates or the Class A-2FL Regular Interest, as applicable, the shortfall will be distributable to holders of that Class of Certificates or the Class
A-2FL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of
Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-2FL Regular Interest will be distributed to the holders of the Class
A-2FL Certificates to the extent such shortfall is not otherwise payable to the
Swap Counterparty pursuant to the Swap Contract.

     Pass-Through Rate of the Class A-2FL Certificates. The yield to investors in the Class A-2FL Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-2FL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2FL
Certificates. In addition, because interest payments on the Class A-2FL
Certificates may be reduced or the Pass-Through Rate may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-2FL Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-2FL Certificates. As a result, the effect on such investor's yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-2FL Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level one-month
LIBOR.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled

                                      S-179

amortization, voluntary prepayments, Insurance and Condemnation Proceeds and
Liquidation Proceeds. As described in this prospectus supplement, the Group 1
Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each
Distribution Date will generally be distributable first, in respect of the Class
A-SB Certificates, until the Certificate Balance of the Class A-SB Certificates are reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates and the Class A-2FL Regular
Interest, pro rata, until their Certificate Balances are reduced to zero, fourth, in respect of the Class A-3A1 Certificates, until their Certificate
Balance is reduced to zero, fifth, in respect of the Class A-3A2 Certificates until their Certificate Balance is reduced to zero; sixth, in respect of the
Class A-4 Certificates until their Certificate Balance is reduced to zero and seventh, in respect of the Class A-SB Certificates, until their Certificate
Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable in respect of the Class A-1A Certificates until their
Certificate Balance is reduced to zero. After those distributions, the remaining
Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates, and then in respect of the Class A-J, Class B, Class C and Class D Certificates
and then the Non-Offered Certificates (other than the Class A-1A, Class S and
Class X-1 Certificates), in that order, in each case until the Certificate
Balance of each such Class of Certificates is reduced to zero. A reduction in the Certificate Balance of the Class A-2FL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-2FL
Certificates.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "0% CPR", "25% CPR", "50% CPR",
"75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted or any applicable period in which prepayment is permitted if accompanied by a Yield Maintenance Charge. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in October 2005;

          (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the applicable Master
     Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, and the holder of a Subordinate Companion
     Loan will not exercise its option to purchase the related AB Mortgage Loan, and the holder of any mezzanine loan or other indebtedness will not exercise its option to purchase the related mortgage loan;

                                      S-180

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period and/or Defeasance Lockout Period and Yield Maintenance
     period at the respective levels of CPR set forth in the tables;

          (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (f) the Closing Date is September 29, 2005;

          (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

          (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

          (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

          (j) the optional termination of the trust will not be exercised; and

          (k) the Swap Contract is not subject to a Swap Default.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables.
These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables
(except for the last table, which is labeled "Discount Margins for the Class
A-2FL Certificates at the Respective CPRs Set Forth Below") indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the
Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last table, which is labeled "Discount Margins for the
Class A-2FL Certificates at the Respective CPRs Set Forth Below", shows the discount margins of the Class A-2FL Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

              DATE                    0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100       100       100       100       100
September 15, 2006 ................      84        84        84        84        84
September 15, 2007 ................      66        66        66        66        66
September 15, 2008 ................      43        43        43        43        43
September 15, 2009 ................      18        18        18        18        18
September 15, 2010 ................       0         0         0         0         0
Weighted Average Life (years)(1) ..    2.59      2.58      2.58      2.58      2.58

----------
(1)  The weighted average life of the Class A-1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                                      S-181

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   ---------

Initial Percentage ................     100       100       100       100       100
September 15, 2006 ................     100       100       100       100       100
September 15, 2007 ................     100       100       100       100       100
September 15, 2008 ................     100       100       100       100       100
September 15, 2009 ................     100       100       100       100       100
September 15, 2010 ................       0         0         0         0         0
Weighted Average Life (years)(1) ..    4.80      4.79      4.77      4.75      4.54

----------
(1)  The weighted average life of the Class A-2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2FL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100       100       100       100       100
September 15, 2006 ................     100       100       100       100       100
September 15, 2007 ................     100       100       100       100       100
September 15, 2008 ................     100       100       100       100       100
September 15, 2009 ................     100       100       100       100       100
September 15, 2010 ................       0         0         0         0         0
Weighted Average Life (years)(1) ..    4.80      4.79      4.77      4.75      4.54

----------
(1)  The weighted average life of the Class A-2FL Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2FL Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3A1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100       100       100       100       100
September 15, 2006 ................     100       100       100       100       100
September 15, 2007 ................     100       100       100       100       100
September 15, 2008 ................     100       100       100       100       100
September 15, 2009 ................     100       100       100       100       100
September 15, 2010 ................     100       100       100       100       100
September 15, 2011 ................      25        25        25        25        25
September 15, 2012 ................       0         0         0         0         0
Weighted Average Life (years)(1) ..    5.96      5.93      5.88      5.81      5.50

----------
(1)  The weighted average life of the Class A-3A1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A1 Certificates.

                                      S-182

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-3A2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100       100       100       100       100
September 15, 2006 ................     100       100       100       100       100
September 15, 2007 ................     100       100       100       100       100
September 15, 2008 ................     100       100       100       100       100
September 15, 2009 ................     100       100       100       100       100
September 15, 2010 ................     100       100       100       100       100
September 15, 2011 ................     100       100       100       100       100
September 15, 2012 ................      16        16        16        16        16
September 15, 2013 ................       0         0         0         0         0
Weighted Average Life (years)(1) ..    7.02      7.02      7.02      7.01      6.80

----------
(1)  The weighted average life of the Class A-3A2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3A2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3A2 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                  0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100       100       100       100       100
September 15, 2006 ................     100       100       100       100       100
September 15, 2007 ................     100       100       100       100       100
September 15, 2008 ................     100       100       100       100       100
September 15, 2009 ................     100       100       100       100       100
September 15, 2010 ................     100       100       100       100       100
September 15, 2011 ................     100       100       100       100       100
September 15, 2012 ................     100       100       100       100       100
September 15, 2013 ................     100       100       100       100        96
September 15, 2014 ................     100        99        98        96        94
September 15, 2015 ................       0         0         0         0         0
Weighted Average Life (years)(1) ..    9.83      9.79      9.75      9.69      9.50

----------
(1)  The weighted average life of the Class A-4 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                                      S-183

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ........................     100       100       100       100       100
September 15, 2006 ........................     100       100       100       100       100
September 15, 2007 ........................     100       100       100       100       100
September 15, 2008 ........................     100       100       100       100       100
September 15, 2009 ........................     100       100       100       100       100
September 15, 2010 ........................      94        94        94        94        94
September 15, 2011 ........................      72        72        72        72        72
September 15, 2012 ........................      50        50        50        50        50
September 15, 2013 ........................      28        28        28        28        28
September 15, 2014 ........................       4         4         4         4         4
September 15, 2015 ........................       0         0         0         0         0
Weighted Average Life (years)(1) ..........    6.98      6.98      6.98      6.98      6.98

----------
(1)  The weighted average life of the Class A-SB Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-M CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ........................     100       100       100       100       100
September 15, 2006 ........................     100       100       100       100       100
September 15, 2007 ........................     100       100       100       100       100
September 15, 2008 ........................     100       100       100       100       100
September 15, 2009 ........................     100       100       100       100       100
September 15, 2010 ........................     100       100       100       100       100
September 15, 2011 ........................     100       100       100       100       100
September 15, 2012 ........................     100       100       100       100       100
September 15, 2013 ........................     100       100       100       100       100
September 15, 2014 ........................     100       100       100       100       100
September 15, 2015 ........................       0         0         0         0         0
Weighted Average Life (years)(1) ..........    9.89      9.88      9.88      9.88      9.71

----------
(1)  The weighted average life of the Class A-M Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

                                     S-184

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ........................     100       100       100       100       100
September 15, 2006 ........................     100       100       100       100       100
September 15, 2007 ........................     100       100       100       100       100
September 15, 2008 ........................     100       100       100       100       100
September 15, 2009 ........................     100       100       100       100       100
September 15, 2010 ........................     100       100       100       100       100
September 15, 2011 ........................     100       100       100       100       100
September 15, 2012 ........................     100       100       100       100       100
September 15, 2013 ........................     100       100       100       100       100
September 15, 2014 ........................     100       100       100       100       100
September 15, 2015 ........................       0         0         0         0         0
Weighted Average Life (years)(1) ..........    9.96      9.96      9.94      9.92      9.77

----------
(1)  The weighted average life of the Class A-J Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ........................     100       100       100       100       100
September 15, 2006 ........................     100       100       100       100       100
September 15, 2007 ........................     100       100       100       100       100
September 15, 2008 ........................     100       100       100       100       100
September 15, 2009 ........................     100       100       100       100       100
September 15, 2010 ........................     100       100       100       100       100
September 15, 2011 ........................     100       100       100       100       100
September 15, 2012 ........................     100       100       100       100       100
September 15, 2013 ........................     100       100       100       100       100
September 15, 2014 ........................     100       100       100       100       100
September 15, 2015 ........................       0         0         0         0         0
Weighted Average Life (years)(1) ..........    9.96      9.96      9.96      9.96      9.79

----------
(1)  The weighted average life of the Class B Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class B Certificates.

                                     S-185

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ........................     100       100       100       100       100
September 15, 2006 ........................     100       100       100       100       100
September 15, 2007 ........................     100       100       100       100       100
September 15, 2008 ........................     100       100       100       100       100
September 15, 2009 ........................     100       100       100       100       100
September 15, 2010 ........................     100       100       100       100       100
September 15, 2011 ........................     100       100       100       100       100
September 15, 2012 ........................     100       100       100       100       100
September 15, 2013 ........................     100       100       100       100       100
September 15, 2014 ........................     100       100       100       100       100
September 15, 2015 ........................       0         0         0         0         0
Weighted Average Life (years)(1) ..........    9.96      9.96      9.96      9.96      9.79

----------
(1)  The weighted average life of the Class C Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                    DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-------------------------------------------   ------   -------   -------   -------   --------

Initial Percentage ........................     100       100       100       100       100
September 15, 2006 ........................     100       100       100       100       100
September 15, 2007 ........................     100       100       100       100       100
September 15, 2008 ........................     100       100       100       100       100
September 15, 2009 ........................     100       100       100       100       100
September 15, 2010 ........................     100       100       100       100       100
September 15, 2011 ........................     100       100       100       100       100
September 15, 2012 ........................     100       100       100       100       100
September 15, 2013 ........................     100       100       100       100       100
September 15, 2014 ........................     100       100       100       100       100
September 15, 2015 ........................       0         0         0         0         0
Weighted Average Life (years)(1) ..........    9.96      9.96      9.96      9.96      9.79

----------
(1)  The weighted average life of the Class D Certificates is determined by (a)
     multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the
     Class D Certificates.

                                     S-186

     The discount margins set forth in the table below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-2FL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class
A-2FL Certificates. The table below assumes that the Class A-2FL Certificates settle without accrued interest. The following table has been prepared on the basis of the modeling assumptions above.

                                DISCOUNT MARGINS
             FOR THE CLASS A-2FL CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
                                           DISC      DISC      DISC      DISC      DISC
                                          MARGIN    MARGIN    MARGIN    MARGIN    MARGIN
                 PRICE                     (BPS)    (BPS)     (BPS)     (BPS)      (BPS)
---------------------------------------   ------   -------   -------   -------   --------

 99.68750% ............................     19.6      19.6      19.6      19.7      19.9
 99.75000% ............................     18.2      18.2      18.2      18.2      18.5
 99.81250% ............................     16.7      16.8      16.8      16.8      17.0
 99.87500% ............................     15.3      15.3      15.3      15.4      15.5
 99.93750% ............................     13.9      13.9      13.9      13.9      14.0
100.00000% ............................     12.5      12.5      12.5      12.5      12.5
100.06250% ............................     11.1      11.1      11.1      11.1      11.0
100.12500% ............................      9.7       9.7       9.7       9.6       9.5
100.18750% ............................      8.3       8.3       8.2       8.2       8.0
100.25000% ............................      6.9       6.8       6.8       6.8       6.6
100.31250% ............................      5.4       5.4       5.4       5.4       5.1
Weighted Average Life (years)(1) ......     4.80      4.79      4.77      4.75      4.54

----------
(1)  The weighted average life of the Class A-2FL Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2FL Certificates.

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE APPLICABLE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD
HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2 CERTIFICATES BECAUSE A
TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF
THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE CLASS X-2 CERTIFICATES AND
ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL
INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION; RETIREMENT OF
CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under "--Weighted Average
Life" above. It was further assumed that the purchase price of the Class X-2
Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from
September 1, 2005 to the Closing Date.

                                     S-187

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the
Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

              SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES

                                                  PREPAYMENT ASSUMPTION (CPR)
    ASSUMED PURCHASE PRICE (OF INITIAL       -------------------------------------
NOTIONAL AMOUNT OF CLASS X-2 CERTIFICATES)     0%     25%     50%     75%     100%
------------------------------------------   -----   -----   -----   -----   -----

1.12108% .................................   4.628%  4.628%  4.628%  4.628%  4.628%

                                     S-188

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC
Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the
"Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a
"REMIC") within the meaning of Sections 860A through 860G (the "REMIC
Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3A1, Class
A-3A2, Class A-4, Class A-SB, Class A-1A, Class X-1, Class X-2, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class P and Class NR Certificates and the
Class A-2FL Regular Interest will evidence the "regular interests" in the
Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of "residual interest" in the Upper-Tier REMIC and the Class LR Certificates
will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the
Class S, Class R and Class LR Certificates) are "Regular Certificates" as
defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham
& Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust will also hold the Class
A-2FL Regular Interest, the Swap Contract and the Floating Rate Account, and the
Class A-2FL Certificates will represent undivided beneficial interests in such portion of the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust fund's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of any AB Mortgage Loan, an allocable portion of the property securing the related
AB Mortgage Loan Pair) and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR
Certificates, which will represent the sole class of residual interest in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular
Interests and their proceeds and will issue the Regular Certificates (other than the Class A-2FL Certificates and the Class A-2FL Regular Interest) as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates (other than the Class A-2FL Certificates) and the Class A-2FL
Regular Interest generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates, other than the Class A-2FL and
Class X-2 Certificates, and the Class A-2FL Regular Interest will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment
Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences"
and "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates" in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-2FL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-2FL Regular Interest and the Swap Contract for
purposes of accruing

                                      S-189

discount or premium or computing gain or loss upon disposition of the Class
A-2FL Regular Interest, and with respect to the Class A-2FL Certificates, references in such discussion to the "regular interests" are to the Class A-2FL
Regular Interest and amounts allocable thereto.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over their respective issue prices (including accrued interest from
September 1, 2005). Any "negative" amounts of original issue discount on the
Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID
Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates and the Class A-2FL Regular
Interest as described under "Description of the Certificates--Allocation of
Yield Maintenance Charges and Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield
Maintenance Charges so allocated should be taxed to the holder of an Offered
Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the applicable Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any,
may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield
Maintenance Charge paid to the Swap Counterparty with respect to the Class A-2FL
Regular Interest will be treated as received by the holders of the Class A-2FL
Certificates and paid as a periodic payment by the holders of the Class A-2FL
Certificates under the Swap Contract. See "--Taxation of the Swap Contract"
below.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . .
.. residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the
Cut-off Date, mortgage loans representing approximately 18.9% of the Initial
Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates, other than the Class A-2FL
Certificates, which represent interests in the Swap Contract in addition to the
Class A-2FL Regular Interest, will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal
Income Tax Consequences" and "Federal Income Tax Consequences for REMIC
Certificates" in the prospectus.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-2FL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-2FL Certificates must allocate the price they pay for their Certificates

                                      S-190

between their interests in the Class A-2FL Regular Interest and the Swap
Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-2FL Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-2FL Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class
A-2FL Regular Interest. If the Swap Contract is "on-market", no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-2FL Certificates and the Class A-2FL Regular Interest, it is
anticipated that the Class A-2FL Regular Interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the holders of the Class
A-2FL Certificates. The holder of a Class A-2FL Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate).
Prospective purchasers of Class A-2FL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.
Regulations promulgated by the U.S. Department of Treasury ("Treasury") treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant". It is not known whether any Swap
Premium would be treated in part as a loan under Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-2FL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-2FL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class
A-2FL Certificate under Treasury regulations. A holder of a Class A-2FL
Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the
Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The Class A-2FL Certificates, representing a beneficial ownership in the
Class A-2FL Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-2FL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-2FL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

                                      S-191

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences" and "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in the prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of
ERISA, and the excise taxes imposed on the prohibited transactions pursuant to
Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the
Depositor, the Trustee, each Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by each Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities and Exchange Commission under the Securities Act of 1933, as amended.

                                      S-192

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-2FL Certificates which benefit from the Swap Contract:

          (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

          (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

          (c) The fiduciary of a Plan purchasing any class of Certificates subject to a swap contract must be either:

          o    a "qualified professional asset manager" (as defined in PTE
               84-14);

          o    an "in-house asset manager" (as defined in PTE 96-23); or

          o    a Plan fiduciary with total assets under management of at least
               $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing Date.
However, any Plan contemplating purchase of the Class A-2FL Certificates must make its own determination that all of the additional requirements of the
Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-2FL Certificates.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, each Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the
Offered Certificates by a Plan and (3) the holding of Offered Certificates by a
Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the

                                      S-193

taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a
Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is
(a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a
Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.
See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered
Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief by an exemption may not cover all acts which might be construed as prohibited transactions.

     Persons who have an ongoing relationship with the Teachers' Retirement
System of the State of Illinois, which is a governmental plan, should note that this plan owns an equity interest in the related borrower of the Silver City
Galleria mortgage loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold
Offered Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                      S-194

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement"), between J.P. Morgan Securities Inc. for itself and as representative of ABN AMRO Incorporated, Deutsche Bank Securities Inc.,
KeyBanc Capital Markets, a Division of McDonald Investments Inc. and PNC Capital
Markets, Inc. (collectively, the "Underwriters"), and the Depositor, the
Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective
Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

                    J.P. MORGAN       ABN AMRO      DEUTSCHE BANK        MCDONALD        PNC CAPITAL
     CLASS        SECURITIES INC.   INCORPORATED   SECURITIES INC.   INVESTMENTS INC.   MARKETS, INC.
---------------   ---------------   ------------   ---------------   ----------------   -------------

Class A-1 .....    $   84,707,000         $          $                       $                $
Class A-2 .....    $  227,323,000         $          $                       $                $
Class A-2FL ...    $  200,000,000         $          $                       $                $
Class A-3A1 ...    $  179,929,000         $          $                       $                $
Class A-3A2 ...    $   75,000,000         $          $                       $                $
Class A-4 .....    $  555,269,000         $          $25,000,000             $                $
Class A-SB ....    $  130,376,000         $          $                       $                $
Class A-M .....    $  267,707,000         $          $                       $                $
Class A-J .....    $  204,127,000         $          $                       $                $
Class X-2 .....    $2,602,260,000         $          $                       $                $
Class B .......    $   50,196,000         $          $                       $                $
Class C .......    $   23,424,000         $          $                       $                $
Class D .......    $   46,849,000         $          $                       $                $

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have severally agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be 101.8% of the initial aggregate Certificate Balance of the Offered
Certificates, plus (except with respect to the Class A-2FL Certificates) accrued interest on the Offered Certificates from September 1, 2005, before deducting expenses payable by the Depositor estimated to be approximately $3,900,000. The
Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the
Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. One or more of the
Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information", we cannot assure you that any additional

                                      S-195

information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered
Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers
and the Swap Counterparty. PNC Capital Markets, Inc., one of the Underwriters,
is an affiliate of PNC Bank, National Association, one of the Mortgage Loan
Sellers. McDonald Investments Inc., one of the Underwriters, is an affiliate of
KeyBank National Association, one of the Mortgage Loan Sellers. ABN AMRO
Incorporated, one of the Underwriters, is an affiliate of LaSalle Bank National
Association, one of the Mortgage Loan Sellers, the Paying Agent, the
Authenticating Agent and the Certificate Registrar.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's"),
Fitch, Inc. ("Fitch") and Dominion Bond Rating Service, Inc. ("DBRS" and,
together with Moody's and Fitch, the "Rating Agencies"):

CLASS   MOODY'S   FITCH     DBRS
-----   -------   -----   -------
 A-1      Aaa      AAA       AAA
 A-2      Aaa      AAA       AAA
A-2FL     Aaa      AAA       AAA
A-3A1     Aaa      AAA       AAA
A-3A2     Aaa      AAA       AAA
 A-4      Aaa      AAA       AAA
 A-SB     Aaa      AAA       AAA
 A-M      Aaa      AAA       AAA
 A-J      Aaa      AAA       AAA
 X-2      Aaa      AAA       AAA
  B       Aa2       AA       AA
  C       Aa3      AA-    AA (low)
  D        A2       A         A

     A rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered
Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

                                      S-196

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2
Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such
Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The Notional
Amounts upon which interest is calculated with respect to the Class X-2
Certificates are subject to reduction in connection with each reduction of a corresponding component whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2
Certificates do not address the timing or magnitude of reduction of such
Notional Amounts, but only the obligation to pay interest timely on such
Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

     A rating on the Class A-2FL Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-2FL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-2FL Regular Interest, and are not rating the receipt of interest accrued at LIBOR plus 0.1250%.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the
Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                                      S-197

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE
                                                                         -------
30/360 Basis .........................................................     S-90
AB Mortgage Loan .....................................................     S-79
AB Mortgage Loan Pair ................................................     S-80
Acceptable Insurance Default .........................................    S-165
Actual/360 Basis .....................................................     S-90
Additional Exclusions ................................................    S-165
Administrative Cost Rate .............................................    S-129
Advances .............................................................    S-141
Anticipated Repayment Date ...........................................     S-88
Appraisal Reduction ..................................................    S-143
Appraisal Reduction Event ............................................    S-143
ARD Loans ............................................................     S-88
Artesia ..............................................................    S-101
Asset Status Report ..................................................    S-156
Assumed Final Distribution Date ......................................    S-135
Assumed Scheduled Payment ............................................    S-133
Authenticating Agent .................................................    S-114
Available Distribution Amount ........................................    S-118
Base Interest Fraction ...............................................    S-135
CBE ..................................................................    S-187
Certificate Account ..................................................    S-116
Certificate Balance ..................................................    S-110
Certificate Owner ....................................................    S-113
Certificate Registrar ................................................    S-114
Certificateholders ...................................................     S-79
Certificates .........................................................    S-110
Class ................................................................    S-110
Class A Certificates .................................................    S-110
Class A-2FL Available Funds ..........................................    S-119
Class A-2FL Interest Distribution Amount .............................    S-129
Class A-2FL Principal Distribution Amount ............................    S-134
Class A-2FL Regular Interest .........................................    S-110
Class A-SB Planned Principal Balance .................................    S-133
Class X Certificates .................................................    S-110
Class X-1 Component ..................................................    S-127
Class X-1 Strip Rate .................................................    S-127
Class X-2 Component ..................................................    S-128
Class X-2 Strip Rate .................................................    S-128
Clearstream ..........................................................    S-113
Closing Date .........................................................     S-78
CMSA Investor Reporting Package ......................................    S-147
Code .................................................................    S-189
Collateral Support Deficit ...........................................    S-139
Compensating Interest Payment ........................................    S-163
Constant Prepayment Rate .............................................    S-180
Controlling Class ....................................................    S-158
Controlling Class Certificateholder ..................................    S-158
Conversion ...........................................................    S-100
Corrected Mortgage Loan ..............................................    S-156
CPR ..................................................................    S-180
Crossed Loan .........................................................    S-107
Cross-Over Date ......................................................    S-125
Cut-off Date Balance .................................................     S-78
Cut-off Date LTV Ratios ..............................................     S-99
DBRS .................................................................    S-196
Defeasance ...........................................................     S-92
Defeasance Lockout Period ............................................     S-92
Depositor ............................................................     S-78
Depositories .........................................................    S-114
Determination Date ...................................................    S-116
Direct Participants ..................................................    S-114
Directing Certificateholder ..........................................    S-157
Discount Rate ........................................................     S-91
Distributable Certificate Interest ...................................    S-130
Distribution Account .................................................    S-117
Distribution Date ....................................................    S-116
DSCR .................................................................     S-80
DTC ..................................................................    S-113
Due Period ...........................................................    S-119
Effective Gross Income ...............................................     S-98
ERISA ................................................................    S-192
ERISA Plan ...........................................................    S-192
ESA ..................................................................    S-102
Euroclear ............................................................    S-113
Eurohypo .............................................................    S-100
Events of Default ....................................................    S-172
Excess Interest ......................................................    S-129
Excess Interest Distribution Account .................................    S-117
Excluded Plan ........................................................    S-193
Exemption ............................................................    S-192
FIRREA ...............................................................    S-102
Fitch ................................................................    S-196
Floating Rate Account ................................................    S-118
Form 8-K .............................................................     S-97
G REIT, Inc. .........................................................     S-76
Gain on Sale Reserve Account .........................................    S-117
General Servicing Standard ...........................................    S-153
GMAC Servicing Standard ..............................................    S-154
GMACCH ...............................................................    S-159
Group 1 Principal Distribution Amount ................................    S-131
Group 1 Principal Shortfall ..........................................    S-133
Group 2 Principal Distribution Amount ................................    S-131

                                      S-198

                                                                           PAGE
                                                                         -------
Group 2 Principal Shortfall ..........................................    S-133
Indirect Participants ................................................    S-114
Initial Loan Group 1 Balance .........................................     S-78
Initial Loan Group 2 Balance .........................................     S-78
Initial Pool Balance .................................................     S-78
Initial Rate .........................................................     S-88
Initial Resolution Period ............................................    S-105
Insurance and Condemnation Proceeds ..................................    S-117
Intercreditor Agreement ..............................................     S-83
Interest Accrual Period ..............................................    S-130
Interest Distribution Amount .........................................    S-129
Interest Reserve Account .............................................    S-117
IRS ..................................................................    S-169
JER ..................................................................    S-160
JPMCB ................................................................    S-100,
                                                                          S-152
KeyBank ..............................................................    S-101
KRECM ................................................................    S-160
LaSalle ..............................................................    S-100
LIBOR ................................................................    S-126
LIBOR Business Day ...................................................    S-127
LIBOR Determination Date .............................................    S-127
Liquidation Fee ......................................................    S-162
Liquidation Fee Rate .................................................    S-162
Liquidation Proceeds .................................................    S-117
Loan Group 1 .........................................................     S-78
Loan Group 2 .........................................................     S-78
Loan Groups ..........................................................     S-78
Lockbox Accounts .....................................................    S-108
Lockbox Loans ........................................................    S-108
Lockout Period .......................................................     S-90
Lower-Tier Distribution Account ......................................    S-117
Lower-Tier REMIC .....................................................    S-189
Lower-Tier REMIC Regular Interests ...................................    S-189
LTV ..................................................................     S-80
LTV Ratio ............................................................     S-99
MAI ..................................................................    S-106
Master Servicer ......................................................    S-159
Master Servicer Remittance Date ......................................    S-140
Maturity Date LTV Ratios .............................................     S-99
Mezz Cap AB Mortgage Loan ............................................     S-80
Mezz Cap AB Mortgage Loans ...........................................     S-80
Mezz Cap Loan Pair ...................................................     S-80
Mezz Cap Loan Pairs ..................................................     S-80
Monthly Amount .......................................................     S-91
Monthly Amounts ......................................................     S-91
Moody's ..............................................................    S-196
Mortgage .............................................................     S-78
Mortgage Loan Sellers ................................................     S-78
Mortgage Note ........................................................     S-78
Mortgage Rate ........................................................    S-129
Mortgaged Property ...................................................     S-78
Net Aggregate Prepayment Interest Shortfall ..........................    S-130
Net Mortgage Rate ....................................................    S-129
Net Operating Income .................................................     S-98
NOI ..................................................................     S-98
Non-Offered Certificates .............................................    S-110
Non-Offered Subordinate Certificates .................................    S-137
Nonrecoverable Advance ...............................................    S-141
Notional Amount ......................................................    S-111
Oakridge Apartments AB Mortgage Loan .................................     S-80
Offered Certificates .................................................    S-110
Operating Statements .................................................     S-98
Option Price .........................................................    S-167
PAR ..................................................................    S-102
Participants .........................................................    S-113
Pass-Through Rate ....................................................    S-125
Paying Agent .........................................................    S-113
Paying Agent Fee .....................................................    S-114
Paying Agent Fee Rate ................................................    S-114
Percentage Interest ..................................................    S-113
Periodic Payments ....................................................    S-118
Permitted Investments ................................................    S-118
Plan .................................................................    S-192
PML ..................................................................     S-96
PNC ..................................................................    S-100
PNC Financial ........................................................    S-101
Pooling and Servicing Agreement ......................................    S-110
Prepayment Assumption ................................................    S-189
Prepayment Interest Excess ...........................................    S-163
Prepayment Interest Shortfall ........................................    S-163
Primary Collateral ...................................................    S-108
Prime Rate ...........................................................     S-68,
                                                                          S-143
Principal Balance Certificates .......................................    S-111
Principal Distribution Amount ........................................    S-130
Principal Shortfall ..................................................    S-133
Purchase Agreements ..................................................     S-78
Purchase Option ......................................................    S-167
Purchase Price .......................................................    S-105
P&I Advance ..........................................................    S-140
Qualified Substitute Mortgage Loan ...................................    S-106
Rated Final Distribution Date ........................................    S-136
Rating Agencies ......................................................    S-196
Rating Agency Trigger Event ..........................................    S-151

                                      S-199

                                                                           PAGE
                                                                         -------
Record Date ..........................................................    S-116
Regular Certificates .................................................    S-189
Reimbursement Rate ...................................................    S-143
REIT .................................................................    S-190
Related Proceeds .....................................................    S-141
Release Date .........................................................     S-92
REMIC ................................................................    S-189
REMIC Provisions .....................................................    S-189
REO Account ..........................................................    S-166
REO Loan .............................................................    S-134
REO Property .........................................................    S-155
Residual Certificates ................................................    S-110
Restricted Group .....................................................    S-192
Revised Rate .........................................................     S-88
Roundy's B Note Prepayments ..........................................     S-85
Roundy's Distribution Center AB Mortgage Loan ........................     S-80
Roundy's Distribution Center Intercreditor Agreement .................     S-83
Roundy's Distribution Center Loan Pair ...............................     S-83
Roundy's Distribution Center Mortgaged Property ......................     S-83
Roundy's Distribution Center Subordinate Companion Loan ..............     S-83
Roundy's Waterfall Event .............................................     S-84
Rules ................................................................    S-115
Scheduled Principal Distribution Amount ..............................    S-132
Senior Certificates ..................................................    S-110
Servicing Advances ...................................................    S-141
Servicing Fee ........................................................    S-160
Servicing Fee Rate ...................................................    S-160
Servicing Standards ..................................................    S-153
Similar Law ..........................................................    S-192
Special Servicer .....................................................    S-160
Special Servicing Fee ................................................    S-161
Special Servicing Fee Rate ...........................................    S-161
Specially Serviced Mortgage Loans ....................................    S-156
Stated Principal Balance .............................................    S-134
Statement to Certificateholders ......................................    S-145
Stoney Falls Apartments AB Mortgage Loan .............................     S-80
Subordinate Certificates .............................................    S-110
Subordinate Companion Loan ...........................................     S-80
Subordinate Offered Certificates .....................................    S-110
Swap Contract ........................................................    S-151
Swap Counterparty ....................................................    S-151
Swap Default .........................................................    S-151
Swap Premium .........................................................    S-191
Treasury .............................................................    S-191
Treasury Rate ........................................................     S-91
Triple Net ...........................................................     S-76
Trustee ..............................................................     S-78
Trustee Fee ..........................................................    S-150
Trustee Fee Rate .....................................................    S-150
Underwriters .........................................................    S-195
Underwriting Agreement ...............................................    S-195
Underwritten Cash Flow ...............................................     S-97
Underwritten Cash Flow Debt Service Coverage Ratio ...................     S-97
Underwritten NOI .....................................................     S-98
Unscheduled Principal Distribution Amount ............................    S-132
Upper-Tier Distribution Account ......................................    S-117
Upper-Tier REMIC .....................................................    S-189
UW DSCR ..............................................................     S-97
UW NCF ...............................................................     S-97
UW NOI ...............................................................     S-98
Voting Rights ........................................................    S-149
WAC Rate .............................................................    S-129
Withheld Amounts .....................................................    S-117
Withheld Loans .......................................................    S-117
Workout Fee ..........................................................    S-161
Workout Fee Rate .....................................................    S-161
Workout-Delayed Reimbursement Amount .................................    S-141
Yield Maintenance Charge .............................................     S-91

                                      S-200

                                   SCHEDULE I
                             CLASS X REFERENCE RATES

 DISTRIBUTION DATE   REFERENCE RATE
------------------   --------------
   October 2005         5.12301%
   November 2005        5.29120%
   December 2005        5.12267%
   January 2006         5.12265%
   February 2006        5.12264%
    March 2006          5.12284%
    April 2006          5.29113%
     May 2006           5.12259%
     June 2006          5.29110%
     July 2006          5.12256%
    August 2006         5.29107%
  September 2006        5.29106%
   October 2006         5.12252%
   November 2006        5.29102%
   December 2006        5.12247%
   January 2007         5.12244%
   February 2007        5.12242%
    March 2007          5.12265%
    April 2007          5.29088%
     May 2007           5.12233%
     June 2007          5.29082%
     July 2007          5.12261%
    August 2007         5.29114%
  September 2007        5.29111%
   October 2007         5.12252%
   November 2007        5.29104%
   December 2007        5.12245%
   January 2008         5.29097%
   February 2008        5.12238%
    March 2008          5.12246%
    April 2008          5.29086%
     May 2008           5.12227%
     June 2008          5.29079%
     July 2008          5.12220%
    August 2008         5.29071%
  September 2008        5.29068%
   October 2008         5.12209%
   November 2008        5.29060%
   December 2008        5.12201%
   January 2009         5.12196%
   February 2009        5.12192%
    March 2009          5.12226%
    April 2009          5.29037%
     May 2009           5.12179%
     June 2009          5.29029%
     July 2009          5.12171%
    August 2009         5.29020%

                                    Sch. I-1

DISTRIBUTION DATE   REFERENCE RATE
-----------------   --------------
  September 2009       5.29016%
   October 2009        5.12158%
   November 2009       5.29007%
   December 2009       5.12149%
   January 2010        5.12145%
   February 2010       5.12141%
    March 2010         5.12176%
    April 2010         5.28983%
     May 2010          5.12126%
     June 2010         5.28974%
     July 2010         5.12229%
    August 2010        5.30951%
  September 2010       5.31029%
   October 2010        5.13878%
   November 2010       5.31025%
   December 2010       5.13888%
   January 2011        5.14124%
   February 2011       5.14123%
    March 2011         5.14186%
    April 2011         5.31277%
     May 2011          5.14120%
     June 2011         5.31276%
     July 2011         5.16847%
    August 2011        5.33836%
  September 2011       5.33834%
   October 2011        5.16609%
   November 2011       5.33948%
   December 2011       5.16709%
   January 2012        5.33944%
   February 2012       5.16705%
    March 2012         5.16726%
    April 2012         5.33938%
     May 2012          5.16779%
     June 2012         5.34107%
     July 2012         5.16785%
    August 2012        5.33969%
  September 2012       5.33967%

                                    Sch. I-2

                                   SCHEDULE II
                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

             DATE                   BALANCE
-----------------------------   ---------------
October 15, 2005 ............   $130,376,000.00
November 15, 2005 ...........    130,376,000.00
December 15, 2005 ...........    130,376,000.00
January 15, 2006 ............    130,376,000.00
February 15, 2006 ...........    130,376,000.00
March 15, 2006 ..............    130,376,000.00
April 15, 2006 ..............    130,376,000.00
May 15, 2006 ................    130,376,000.00
June 15, 2006 ...............    130,376,000.00
July 15, 2006 ...............    130,376,000.00
August 15, 2006 .............    130,376,000.00
September 15, 2006 ..........    130,376,000.00
October 15, 2006 ............    130,376,000.00
November 15, 2006 ...........    130,376,000.00
December 15, 2006 ...........    130,376,000.00
January 15, 2007 ............    130,376,000.00
February 15, 2007 ...........    130,376,000.00
March 15, 2007 ..............    130,376,000.00
April 15, 2007 ..............    130,376,000.00
May 15, 2007 ................    130,376,000.00
June 15, 2007 ...............    130,376,000.00
July 15, 2007 ...............    130,376,000.00
August 15, 2007 .............    130,376,000.00
September 15, 2007 ..........    130,376,000.00
October 15, 2007 ............    130,376,000.00
November 15, 2007 ...........    130,376,000.00
December 15, 2007 ...........    130,376,000.00
January 15, 2008 ............    130,376,000.00
February 15, 2008 ...........    130,376,000.00
March 15, 2008 ..............    130,376,000.00
April 15, 2008 ..............    130,376,000.00
May 15, 2008 ................    130,376,000.00
June 15, 2008 ...............    130,376,000.00
July 15, 2008 ...............    130,376,000.00
August 15, 2008 .............    130,376,000.00
September 15, 2008 ..........    130,376,000.00
October 15, 2008 ............    130,376,000.00
November 15, 2008 ...........    130,376,000.00
December 15, 2008 ...........    130,376,000.00
January 15, 2009 ............    130,376,000.00
February 15, 2009 ...........    130,376,000.00
March 15, 2009 ..............    130,376,000.00
April 15, 2009 ..............    130,376,000.00
May 15, 2009 ................    130,376,000.00
June 15, 2009 ...............    130,376,000.00
July 15, 2009 ...............    130,376,000.00
August 15, 2009 .............    130,376,000.00

                                    Sch. II-1

            DATE                   BALANCE
----------------------------   --------------
September 15, 2009 .........   130,376,000.00
October 15, 2009 ...........   130,376,000.00
November 15, 2009 ..........   130,376,000.00
December 15, 2009 ..........   130,376,000.00
January 15, 2010 ...........   130,376,000.00
February 15, 2010 ..........   130,376,000.00
March 15, 2010 .............   130,376,000.00
April 15, 2010 .............   130,376,000.00
May 15, 2010 ...............   130,375,171.93
June 15, 2010 ..............   128,560,021.11
July 15, 2010 ..............   126,577,243.60
August 15, 2010 ............   124,695,497.00
September 15, 2010 .........   122,537,877.33
Octobert 15, 2010 ..........   120,040,945.23
November 15, 2010 ..........   117,751,190.45
December 15, 2010 ..........   115,233,461.48
January 15, 2011 ...........   112,922,132.34
February 15, 2011 ..........   110,600,431.18
March 15, 2011 .............   107,618,278.08
April 15, 2011 .............   105,272,771.76
May 15, 2011 ...............   102,700,824.03
June 15, 2011 ..............   100,332,687.12
July 15, 2011 ..............    97,967,123.50
August 15, 2011 ............    95,789,623.65
September 15, 2011 .........    93,602,269.65
October 15, 2011 ...........    91,207,216.32
November 15, 2011 ..........    88,999,124.57
December 15, 2011 ..........    86,583,901.96
January 15, 2012 ...........    84,354,886.96
February 15, 2012 ..........    82,115,784.19
March 15, 2012 .............    79,474,252.96
April 15, 2012 .............    77,213,061.85
May 15, 2012 ...............    74,746,195.64
June 15, 2012 ..............    72,463,606.26
July 15, 2012 ..............    69,975,928.37
August 15, 2012 ............    67,670,911.36
September 15, 2012 .........    65,365,565.45
October 15, 2012 ...........    62,894,189.63
November 15, 2012 ..........    60,600,891.48
December 15, 2012 ..........    58,108,640.82
January 15, 2013 ...........    55,793,687.65
February 15, 2013 ..........    53,468,258.86
March 15, 2013 .............    50,569,659.84
April 15, 2013 .............    48,220,591.75
May 15, 2013 ...............    45,673,247.26
June 15, 2013 ..............    43,322,793.42
July 15, 2013 ..............    40,777,345.71
August 15, 2013 ............    38,404,732.04
September 15, 2013 .........    36,021,379.13

                                    Sch. II-2

            DATE                  BALANCE
----------------------------   -------------
October 15, 2013 ...........   33,443,933.61
November 15, 2013 ..........   31,038,126.50
December 15, 2013 ..........   28,438,842.05
January 15, 2014 ...........   26,010,379.83
February 15, 2014 ..........   23,570,925.04
March 15, 2014 .............   20,575,888.47
April 15, 2014 .............   18,111,835.05
May 15, 2014 ...............   15,455,900.89
June 15, 2014 ..............   12,968,671.20
July 15, 2014 ..............   10,290,195.83
August 15, 2014 ............    7,779,582.48
September 15, 2014 .........    5,257,603.91
October 15, 2014 ...........    2,545,331.65
November 15, 2014 ..........            0.00

                                    Sch. II-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

LOAN #   SELLER  PROPERTY NAME                                  STREET ADDRESS                              CITY
------   ------  -------------                                  --------------                              ----

   1     JPMCB   Regency Portfolio                              Various                                     Various
 1.01            Greenbriar Town Center                         13043 Lee Jackson Memorial Highway          Fairfax
 1.02            Festival at Manchester Lakes                   7001 Manchester Boulevard                   Franconia
 1.03            Village Commons                                711 Village Boulevard                       West Palm Beach
 1.04            Kamp Washington Shopping Center                11046 Lee Highway                           Fairfax
 1.05            Plaza Square                                   625-709 Hamburg Turnpike                    Wayne
 1.06            Kenhorst Plaza                                 100-820 Kenhorst Plaza                      Reading
 1.07            Watkins Park Plaza                             24 Watkins Park Drive                       Upper Marlboro
 1.08            First State Plaza                              1608 - 1718 West Newport Pike               Wilmington
 1.09            Warwick Square Shopping Center                 2395 York Road                              Jamison
 1.10            Mercer Square Shopping Center                  73 Old Dublin Pike                          Doylestown
 1.11            Newtown Square Shopping Center                 3544 West Chester Pike                      Newton
 1.12            Mayfair Shopping Center                        6410-6442 Frankford Avenue                  Philadelphia
 1.13            Takoma Park                                    6851 New Hampshire Avenue                   Takoma Park
 1.14            Shoppes of Graylyn                             1704-1738 Marsh Road                        Wilmington
 1.15            Goshen Plaza                                   9100-9158 Rothbury Drive                    Gaithersburg
 1.16            Hanover Village Shopping Center                7003-7047 Mechanicsville Turnpike           Mechanicsville
 1.17            Laburnum Park Shopping Center                  400-4390 South Laburnum Avenue              Richmond
 1.18            Firstfield Shopping Center                     505-531 Quince Orchard Road                 Gaithersburg
 1.19            Glen Lea Centre                                3808 Mechanicsville Turnpike                Richmond
 1.20            Colonial Sq/PA                                 928-976 South George Street                 York
   2      EHY    Silver City Galleria                           2 Galleria Mall Drive                       Taunton
   3      PNC    Plastipak Portfolio                            Various                                     Various
 3.01            Pineville, LA                                  4101 Pardue Road                            Pineville
 3.02            Champaign, IL                                  3310 West Springfield Avenue                Champaign
 3.03            Jackson Center Route 65, OH                    18015 State Route 65                        Jackson Center
 3.04            Garland, TX                                    3201 Miller Park North                      Garland
 3.05            McCalla, AL                                    7150 Jerfferson Metropolitan Parkway        McCalla
 3.06            Plant City, FL                                 4211 Amberjack Boulevard                    Plant City
 3.07            East Longmeadow, MA                            108 Industrial Drive                        East Longmeadow
 3.08            Plymouth Township, MI                          41575 Ann Arbor Road                        Plymouth Township
 3.09            Medina, OH                                     850 W Smith Road                            Medina
 3.10            Westland, MI                                   1351 Hix Road                               Westland
 3.11            Dundee, MI                                     500 N Dunham Street                         Dundee
 3.12            Highlands, TX                                  222 Kerry Street                            Highland
 3.13            Lima, OH                                       435 Roush Road                              Lima
 3.14            Jackson Center Washington St., OH              300 Washington Street                       Jackson Center
   4    LaSalle  One World Trade Center                         One World Trade Center                      Long Beach
   5     JPMCB   Western US Alliance Data Systems Portfolio     Various                                     Various
 5.01            Alliance Data Systems                          17655 and 17657 Waterview Parkway           Dallas
 5.02            Southwest Center                               7632 Southwest Durham Road                  Tigard
 5.03            Gateway 23                                     21950 East Copley Drive                     Diamond Bar
 5.04            Gateway 22                                     21810 East Copley Drive                     Diamond Bar
 5.05            Gateway 12                                     1550 Valley Vista Drive                     Diamond Bar
   6      EHY    Creekside Apartments                           2500 Knights Road                           Bensalem
   7    LaSalle  Gateway Center                                 420 Fort Duquesne Boulevard                 Pittsburgh
   8    LaSalle  Roundy's Distribution Center                   1111 Delafield Road                         Oconomowoc
   9      KEY    Hilton Glendale                                100 West Glenoaks Boulevard                 Glendale
  10      PNC    Waterway Plaza I & II                          10001 & 10003 Woodloch Forest Drive         The Woodlands
  11     JPMCB   Highland Landmark Building                     3075 Highland Parkway                       Downers Grove
  12     JPMCB   901 W. Landstreet Road Portfolio               Various                                     Various
 12.01           1200 Harrison Avenue                           1200 Harrison Avenue                        Kearny
 12.02           901 West Landstreet Road                       901 West Landstreet Road                    Orlando
  13    LaSalle  Metropolitan Bank Tower                        425 West Capitol Avenue                     Little Rock
  14    LaSalle  Church Street Plaza                            900-950 Church Street, 1700-1706 Maple      Evanston
                                                                Avenue, 1701-1749 Maple Avenue
  15    LaSalle  Sterling Pointe Shopping Center                Highway 65 and Sterling Parkway             Lincoln
  16     JPMCB   Embassy Suites                                 1250 22nd Street, N.W.                      Washington
  17     JPMCB   23 Main Street                                 23 Main Street                              Holmdel
  18      PNC    AMLI at Walnut Creek                           12001 Dessau Road                           Austin
  19      KEY    Founders Plaza                                 99 and 111 Founders Plaza                   East Hartford
  20     JPMCB   Brookfield Office Portfolio                    Various                                     Brookfield
 20.01           Pinnacle II                                    13935 Bishops Drive                         Brookfield
 20.02           Pinnacle III                                   13845 Bishops Drive                         Brookfield
 20.03           Pinnacle I                                     13890 Bishops Drive                         Brookfield
  21     JPMCB   301-307 College Park                           301, 303, 305 and 307 College Road East     Princeton
  22     JPMCB   Central Park Estates                           47305 Central Park Boulevard                Novi
  23     JPMCB   Princeton Corporate Plaza Portfolio            Various                                     Various
 23.01           Princeton Corporate Plaza                      1-11 Deer Park Drive                        Monmouth Junction
 23.02           One Naylon Place                               One Naylon Place                            Livingston Township
  24    LaSalle  Pelican Square Shopping Center                 4575 Highway One                            Rehoboth Beach

                                                  NUMBER OF  PROPERTY              PROPERTY                               YEAR
LOAN #   STATE   ZIP CODE  COUNTY                PROPERTIES  TYPE                  SUBTYPE                 YEAR BUILT  RENOVATED
------   -----   --------  ------                ----------  --------              --------                ----------  ---------

   1    Various   Various  Various                   20      Retail                Various                   Various    Various
 1.01     VA       22030   Fairfax                    1      Retail                Anchored                   1970        1992
 1.02     VA       22310   Fairfax                    1      Retail                Anchored                   1989
 1.03     FL       33409   Palm Beach                 1      Retail                Anchored                   1987
 1.04     VA       22030   Fairfax City               1      Retail                Anchored                   1961        1996
 1.05     NJ       07470   Passaic                    1      Retail                Anchored                   1990
 1.06     PA       19607   Berks                      1      Retail                Anchored                   1990
 1.07     MD       20772   Prince Georges             1      Retail                Anchored                   1986
 1.08     DE       19804   New Castle                 1      Retail                Anchored                   1988        1993
 1.09     PA       18929   Bucks                      1      Retail                Anchored                   1999
 1.10     PA       18901   Bucks                      1      Retail                Anchored                   1989
 1.11     PA       19073   Delaware                   1      Retail                Anchored                   1955        1985
 1.12     PA       19135   Philadelphia               1      Retail                Anchored                   1958        1987
 1.13     MD       20912   Prince George              1      Retail                Anchored                   1968        1995
 1.14     DE       19810   New Castle                 1      Retail                Anchored                   1959        1987
 1.15     MD       20886   Montgomery                 1      Retail                Unanchored                 1987
 1.16     VA       23111   Hanover                    1      Retail                Anchored                   1971
 1.17     VA       23231   Henrico                    1      Retail                Shadow Anchored            1988
 1.18     MD       20878   Montgomery                 1      Retail                Unanchored                 1980
 1.19     VA       23223   Henrico                    1      Retail                Anchored                   1965
 1.20     PA       17403   York                       1      Retail                Unanchored                 1955        1974
   2      MA       02780   Bristol                    1      Retail                Anchored                   1992        1999
   3    Various   Various  Various                   14      Various               Various                   Various    Various
 3.01     LA       71360   Rapides                    1      Industrial            Warehouse/Distribution     2004
 3.02     IL       61822   Champaign                  1      Industrial            Warehouse/Distribution     1991        1998
 3.03     OH       45334   Shelby                     1      Industrial            Warehouse/Distribution     1973
 3.04     TX       75042   Dallas                     1      Industrial            Warehouse/Distribution     1996        2002
 3.05     AL       35111   Jefferson                  1      Industrial            Warehouse/Distribution     2002
 3.06     FL       33566   Hillsborough               1      Industrial            Warehouse/Distribution     1997
 3.07     MA       01028   Hampden                    1      Industrial            Warehouse/Distribution     1980
 3.08     MI       48170   Wayne                      1      Industrial            Warehouse/Distribution     1968        2004
 3.09     OH       44256   Medina                     1      Industrial            Warehouse/Distribution     1960
 3.10     MI       48185   Wayne                      1      Industrial            Warehouse/Distribution     1975
 3.11     MI       48131   Monroe                     1      Industrial            Warehouse/Distribution     1967
 3.12     TX       77562   Harris                     1      Industrial            Warehouse/Distribution     1981        1995
 3.13     OH       45801   Allen                      1      Industrial            Warehouse/Distribution     1975
 3.14     OH       45334   Shelby                     1      Industrial            Warehouse/Distribution     1970
   4      CA       90831   Los Angeles                1      Office                CBD                        1989
   5    Various   Various  Various                    5      Office                Suburban                  Various    Various
 5.01     TX       75252   Collin                     1      Office                Suburban                   1998        2000
 5.02     OR       97224   Washington                 1      Office                Suburban                   2001
 5.03     CA       91765   Los Angeles                1      Office                Suburban                   1999
 5.04     CA       91765   Los Angeles                1      Office                Suburban                   1999
 5.05     CA       91765   Los Angeles                1      Office                Suburban                   1999
   6      PA       19020   Bucks                      1      Multifamily           Garden                     1971
   7      PA       15222   Allegheny                  1      Office                CBD                        1960        2000
   8      WI       53066   Waukesha                   1      Industrial            Warehouse/Distribution     2005
   9      CA       91202   Los Angeles                1      Hotel                 Full Service               1992        1996
  10      TX       77380   Montgomery                 1      Office                Suburban                   2001
  11      IL       60515   DuPage                     1      Office                Suburban                   1997
  12    Various   Various  Various                    2      Industrial            Warehouse/Distribution    Various    Various
 12.01    NJ       07032   Hudson                     1      Industrial            Warehouse/Distribution     1988
 12.02    FL       32824   Orange                     1      Industrial            Warehouse/Distribution     1974        1989
  13      AR       72201   Pulaski                    1      Office                CBD                        1986
  14      IL       60201   Cook                       1      Retail                Anchored                   2003

  15      CA       95648   Placer                     1      Retail                Anchored                   2005
  16      DC       20037   District of Columbia       1      Hotel                 Full Service               1986        2005
  17      NJ       07733   Monmouth                   1      Office                Suburban                   1977
  18      TX       78754   Travis                     1      Multifamily           Garden                     2004
  19      CT       06108   Hartford                   1      Office                Suburban                   1970        2005
  20      WI       53005   Waukesha                   3      Office                Suburban                  Various
 20.01    WI       53005   Waukesha                   1      Office                Suburban                   2003
 20.02    WI       53005   Waukesha                   1      Office                Suburban                   2003
 20.03    WI       53005   Waukesha                   1      Office                Suburban                   1999
  21      NJ       08540   Middlesex                  1      Office                Suburban                   1978        1980
  22      MI       48374   Oakland                    1      Multifamily           Garden                     2003
  23      NJ      Various  Various                    2      Office                Suburban                  Various    Various
 23.01    NJ       08852   Middlesex                  1      Office                Suburban                   1986        1992
 23.02    NJ       07039   Essex                      1      Office                Suburban                   1962        2005
  24      DE       19971   Sussex                     1      Retail                Anchored                   1999

                                                                                                                    ORIGINAL
                     UNIT OF                 OCCUPANCY    APPRAISED    APPRAISAL      CURRENT        ORIGINAL        BALANCE
LOAN #      UNITS    MEASURE    OCCUPANCY %     DATE    VALUE ($)(15)   DATE(15)  LTV % (1),(19)  BALANCE ($)(2)  PER UNIT ($)
------      -----    -------    -----------  ---------  -------------  ---------  --------------  --------------  ------------

   1    2,253,353  Square Feet      94.1      05/13/05    465,625,000                  75.1          349,730,000           155
 1.01     345,935  Square Feet     100.0      05/13/05     95,300,000   03/11/05                      73,250,000           212
 1.02     165,568  Square Feet      92.9      05/13/05     43,200,000   03/11/05                      33,260,000           201
 1.03     169,053  Square Feet      96.7      05/13/05     34,700,000   03/15/05                      25,240,000           149
 1.04      71,825  Square Feet     100.0      05/13/05     29,000,000   03/04/05                      22,330,000           311
 1.05     103,842  Square Feet     100.0      05/13/05     28,000,000   03/07/05                      21,560,000           208
 1.06     161,424  Square Feet      92.3      05/13/05     27,500,000   03/13/05                      20,780,000           129
 1.07     113,443  Square Feet      98.6      05/13/05     25,200,000   03/09/05                      19,400,000           171
 1.08     164,576  Square Feet      89.1      05/13/05     23,300,000   03/11/05                      17,940,000           109
 1.09      93,269  Square Feet      96.1      05/13/05     21,100,000   03/20/05                      16,250,000           174
 1.10      91,400  Square Feet      98.0      05/13/05     20,400,000   03/20/05                      15,710,000           172
 1.11     146,893  Square Feet      94.5      05/13/05     22,000,000   03/13/05                      15,690,000           107
 1.12     115,027  Square Feet      98.2      05/13/05     20,200,000   03/20/05                      15,550,000           135
 1.13     108,168  Square Feet      97.8      05/13/05     14,200,000   03/08/05                      10,450,000            97
 1.14      66,676  Square Feet      97.6      05/13/05     12,200,000   03/11/05                       9,390,000           141
 1.15      45,654  Square Feet      96.9      05/13/05     11,000,000   03/14/05                       8,470,000           186
 1.16      96,146  Square Feet      95.3      05/13/05     10,600,000   03/10/05                       7,980,000            83
 1.17      64,993  Square Feet      88.5      05/13/05      9,500,000   03/10/05                       7,320,000           113
 1.18      22,328  Square Feet     100.0      05/13/05      8,925,000   03/14/05                       6,870,000           308
 1.19      78,493  Square Feet      42.7      05/13/05      5,700,000   03/10/05                       2,290,000            29
 1.20      28,640  Square Feet      80.3      05/13/05      3,600,000   03/13/05                               0             0
   2      714,898  Square Feet      89.1      05/27/05    200,000,000   05/18/05       68.8          138,000,000           193
   3    4,447,890  Square Feet     100.0      09/06/05    155,725,000    Various       64.2          100,000,000            22
 3.01     566,000  Square Feet     100.0      09/06/05     30,750,000   07/12/05                      19,746,000            35
 3.02     683,187  Square Feet     100.0      09/06/05     22,000,000   07/01/05                      14,128,000            21
 3.03   1,000,585  Square Feet     100.0      09/06/05     16,000,000   06/30/05                      10,275,000            10
 3.04     408,597  Square Feet     100.0      09/06/05     15,400,000   08/01/05                       9,889,000            24
 3.05     296,276  Square Feet     100.0      09/06/05     13,900,000   07/12/05                       8,926,000            30
 3.06     212,000  Square Feet     100.0      09/06/05     12,000,000   06/28/05                       7,706,000            36
 3.07     262,747  Square Feet     100.0      09/06/05      8,900,000   06/30/05                       5,715,000            22
 3.08     128,800  Square Feet     100.0      09/06/05      8,450,000   07/08/05                       5,426,000            42
 3.09     293,076  Square Feet     100.0      09/06/05      8,200,000   07/11/05                       5,266,000            18
 3.10     184,631  Square Feet     100.0      09/06/05      7,500,000   07/08/05                       4,816,000            26
 3.11     135,257  Square Feet     100.0      09/06/05      4,300,000   07/08/05                       2,761,000            20
 3.12      84,119  Square Feet     100.0      09/06/05      3,650,000   07/07/05                       2,344,000            28
 3.13     126,615  Square Feet     100.0      09/06/05      3,300,000   06/30/05                       2,119,000            17
 3.14      66,000  Square Feet     100.0      09/06/05      1,375,000   06/30/05                         883,000            13
   4      564,752  Square Feet      87.0      08/25/05    131,000,000   06/03/05       68.7           90,000,000           159
   5      485,989  Square Feet     100.0      06/13/05     95,650,000                  74.0           70,750,000           146
 5.01     230,061  Square Feet     100.0      06/13/05     36,000,000   06/30/05                      26,750,000           116
 5.02      88,335  Square Feet     100.0      06/13/05     20,500,000   07/11/05                      15,375,000           174
 5.03      71,739  Square Feet     100.0      06/13/05     17,600,000   07/12/05                      13,000,000           181
 5.04      55,095  Square Feet     100.0      06/13/05     13,000,000   07/12/05                       9,750,000           177
 5.05      40,759  Square Feet     100.0      06/13/05      8,550,000   07/12/05                       5,875,000           144
   6        1,026     Units         94.4      05/31/05     85,000,000   06/01/05       80.0           68,000,000        66,277
   7    1,464,595  Square Feet      80.5      06/30/05     85,000,000   06/06/05       76.3           65,000,000            44
   8    1,092,074  Square Feet     100.0      09/01/05     86,450,000   07/01/05       63.6           55,000,000            50
   9          351     Rooms         77.3      07/01/05     76,500,000   06/10/05       69.4           53,100,000       151,282
  10      366,043  Square Feet      96.3      06/16/05     69,000,000   05/26/05       76.1           52,500,000           143
  11      276,461  Square Feet      99.9      06/30/05     63,000,000   06/02/05       79.4           50,000,000           181
  12      995,770  Square Feet      99.9      07/15/05     62,500,000                  79.9           50,000,000            50
 12.01    400,206  Square Feet     100.0      07/15/05     36,100,000   04/27/05                      28,880,000            72
 12.02    595,564  Square Feet      99.9      07/15/05     26,400,000   05/03/05                      21,120,000            35
  13      624,527  Square Feet      90.0      08/31/05     62,500,000   05/25/05       79.9           50,000,000            80
  14      176,243  Square Feet     100.0      07/20/05     52,100,000   07/01/05       74.9           39,000,000           221

  15      129,020  Square Feet      96.5      09/01/05     48,600,000   05/24/05       79.8           38,775,000           301
  16          318     Rooms         81.2      05/31/05     77,500,000   06/16/05       46.5           36,000,000       113,208
  17      399,393  Square Feet     100.0      08/08/05     45,900,000   06/24/05       73.0           33,500,000            84
  18          460     Units         93.3      07/15/05     42,000,000   05/31/05       79.3           33,300,000        72,391
  19      391,698  Square Feet      99.1      07/01/05     43,100,000   06/01/05       74.8           32,250,000            82
  20      250,198  Square Feet      94.9      10/01/05     38,200,000   06/29/05       80.0           30,560,000           122
 20.01    101,251  Square Feet      96.7      10/01/05     15,625,000   06/29/05                      12,500,000           123
 20.02     80,326  Square Feet      95.7      10/01/05     12,300,000   06/29/05                       9,840,000           123
 20.03     68,621  Square Feet      91.2      10/01/05     10,275,000   06/29/05                       8,220,000           120
  21      228,980  Square Feet      79.4      08/31/05     41,500,000   07/01/05       72.3           30,000,000           131
  22          254     Units         86.6      07/01/05     39,100,000   05/16/05       74.2           29,000,000       114,173
  23      242,131  Square Feet      94.1      08/01/05     44,000,000                  62.8           27,650,000           114
 23.01    216,244  Square Feet      95.7      08/01/05     41,300,000   07/01/05                      26,000,000           120
 23.02     25,887  Square Feet      80.8      08/01/05      2,700,000   07/05/05                       1,650,000            64
  24      144,253  Square Feet     100.0      05/31/05     30,000,000   07/05/05       80.0           24,000,000           166

                           CURRENT                   LOAN    % OF     % OF                                                  NET
            CURRENT        BALANCE    % OF INITIAL   GROUP   LOAN     LOAN    CROSSED     RELATED    INTEREST   ADMIN.    MORTGAGE
LOAN #  BALANCE ($)(2)  PER UNIT ($)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN (3)  BORROWER(4)   RATE %     FEE %   RATE %(5)
------  --------------  ------------  ------------  ------  -------  -------  --------  -----------  --------  --------  ---------

   1       349,730,000           155      13.1%        1     15.3%                           A       5.000500  0.020800   4.979700
 1.01       73,250,000           212                   1
 1.02       33,260,000           201                   1
 1.03       25,240,000           149                   1
 1.04       22,330,000           311                   1
 1.05       21,560,000           208                   1
 1.06       20,780,000           129                   1
 1.07       19,400,000           171                   1
 1.08       17,940,000           109                   1
 1.09       16,250,000           174                   1
 1.10       15,710,000           172                   1
 1.11       15,690,000           107                   1
 1.12       15,550,000           135                   1
 1.13       10,450,000            97                   1
 1.14        9,390,000           141                   1
 1.15        8,470,000           186                   1
 1.16        7,980,000            83                   1
 1.17        7,320,000           113                   1
 1.18        6,870,000           308                   1
 1.19        2,290,000            29                   1
 1.20                0             0                   1
   2       137,514,971           192       5.1%        1      6.0%                                   4.764400  0.020800   4.743600
   3       100,000,000            22       3.7%        1      4.4%                                   5.540000  0.080800   5.459200
 3.01       19,746,000            35                   1
 3.02       14,128,000            21                   1
 3.03       10,275,000            10                   1
 3.04        9,889,000            24                   1
 3.05        8,926,000            30                   1
 3.06        7,706,000            36                   1
 3.07        5,715,000            22                   1
 3.08        5,426,000            42                   1
 3.09        5,266,000            18                   1
 3.10        4,816,000            26                   1
 3.11        2,761,000            20                   1
 3.12        2,344,000            28                   1
 3.13        2,119,000            17                   1
 3.14          883,000            13                   1
   4        90,000,000           159       3.4%        1      3.9%                           P       5.175000  0.020800   5.154200
   5        70,750,000           146       2.6%        1      3.1%                                   5.076500  0.025800   5.050700
 5.01       26,750,000           116                   1
 5.02       15,375,000           174                   1
 5.03       13,000,000           181                   1
 5.04        9,750,000           177                   1
 5.05        5,875,000           144                   1
   6        68,000,000        66,277       2.5%        2              17.2%                          5.115000  0.020800   5.094200
   7        64,874,218            44       2.4%        1      2.8%                                   5.400000  0.020800   5.379200
   8        55,000,000            50       2.1%        1      2.4%                                   4.700000  0.020800   4.679200
   9        53,100,000       151,282       2.0%        1      2.3%                                   5.210000  0.050800   5.159200
  10        52,500,000           143       2.0%        1      2.3%                           P       5.220000  0.070800   5.149200
  11        50,000,000           181       1.9%        1      2.2%                                   5.320000  0.040800   5.279200
  12        49,952,442            50       1.9%        1      2.2%                           G       5.460000  0.020800   5.439200
 12.01      28,852,531            72                   1
 12.02      21,099,912            35                   1
  13        49,950,542            80       1.9%        1      2.2%                                   5.300000  0.020800   5.279200
  14        39,000,000           221       1.5%        1      1.7%                                   5.230000  0.020800   5.209200

  15        38,775,000           301       1.4%        1      1.7%                           M       5.300000  0.020800   5.279200
  16        36,000,000       113,208       1.3%        1      1.6%                                   4.930000  0.033020   4.896980
  17        33,500,000            84       1.3%        1      1.5%                                   5.540000  0.020800   5.519200
  18        33,300,000        72,391       1.2%        2               8.4%                          5.280000  0.070800   5.209200
  19        32,250,000            82       1.2%        1      1.4%                                   5.231000  0.050800   5.180200
  20        30,560,000           122       1.1%        1      1.3%                                   4.940000  0.065800   4.874200
 20.01      12,500,000           123                   1
 20.02       9,840,000           123                   1
 20.03       8,220,000           120                   1
  21        30,000,000           131       1.1%        1      1.3%                                   5.190000  0.020800   5.169200
  22        29,000,000       114,173       1.1%        1      1.3%                                   5.110000  0.020800   5.089200
  23        27,650,000           114       1.0%        1      1.2%                                   5.020000  0.020800   4.999200
 23.01      26,000,000           120                   1
 23.02       1,650,000            64                   1
  24        24,000,000           166       0.9%        1      1.1%                                   5.180000  0.020800   5.159200

                       MONTHLY DEBT    ANNUAL DEBT                     FIRST
LOAN #  ACCRUAL TYPE  SERVICE ($)(6)  SERVICE ($)(7)  NOTE DATE  PAYMENT DATE (17)  REM. TERM  REM. AMORT  I/O PERIOD (8)  SEASONING
------  ------------  --------------  --------------  ---------  -----------------  ---------  ----------  --------------  ---------

   1     Actual/360    1,477,595.08   17,731,140.96    06/16/05      08/01/05           58           0            60            2
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
   2     Actual/360    721,071.61      8,652,859.32    06/06/05      07/05/05           69         357             0            3
   3     Actual/360    690,148.46      8,281,781.52    09/09/05      11/01/05          120         240             0            0
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
   4     Actual/360    492,810.78      5,913,729.36    07/12/05      09/01/05          119         360            60            1
   5     Actual/360    383,115.98      4,597,391.76    07/20/05      09/01/05          119         360            60            1
 5.01
 5.02
 5.03
 5.04
 5.05
   6     Actual/360    369,832.86      4,437,994.32    07/12/05      09/11/05          119         360            60            1
   7     Actual/360    364,995.01      4,379,940.12    06/30/05      08/01/05          118         358             0            2
   8     Actual/360    334,654.17      4,015,850.04    08/09/05      10/01/05          120         264             0            0
   9     Actual/360    233,744.48      2,804,933.76    07/07/05      09/01/05           83           0            84            1
  10     Actual/360    288,932.19      3,467,186.28    06/17/05      08/01/05          118         360            60            2
  11     Actual/360    224,745.37      2,696,944.44    07/25/05      09/01/05          119           0           120            1
  12     Actual/360    282,640.94      3,391,691.28    07/20/05      09/01/05          119         359             0            1
12.01
12.02
  13     Actual/360    277,652.33      3,331,827.96    07/29/05      09/01/05          119         359             0            1
  14     Actual/360    172,335.76      2,068,029.12    07/21/05      09/01/05           59           0            60            1

  15     Actual/360    215,319.38      2,583,832.56    07/22/05      09/01/05          119         360            60            1
  16     Actual/360    149,954.17      1,799,450.04    07/27/05      09/01/05          119           0           120            1
  17     Actual/360    191,050.90      2,292,610.80    08/12/05      10/01/05          156         360            12            0
  18     Actual/360    184,503.08      2,214,036.96    06/28/05      08/01/05          118         360            36            2
  19     Actual/360    177,706.36      2,132,476.32    07/14/05      09/01/05          119         360            16            1
  20     Actual/360    162,933.90      1,955,206.80    08/03/05      10/01/05          120         360            60            0
20.01
20.02
20.03
  21     Actual/360    164,547.99      1,974,575.88    08/31/05      10/01/05          120         360            24            0
  22     Actual/360    157,633.68      1,891,604.16    07/27/05      09/01/05          119         360            60            1
  23     Actual/360    148,769.33      1,785,231.96    09/01/05      10/01/05          120         360            24            0
23.01
23.02
  24     Actual/360    105,038.89      1,260,466.68    07/18/05      09/01/05          119           0           120            1

           PAYMENT   GRACE   MATURITY/               FINAL
LOAN #    DUE DATE  PERIOD  ARD DATE(9)  ARD LOAN  MAT DATE   LOAN #
------    --------  ------  -----------  --------  --------   ------

   1          1        0      07/01/10      No                   1
 1.01                                                          1.01
 1.02                                                          1.02
 1.03                                                          1.03
 1.04                                                          1.04
 1.05                                                          1.05
 1.06                                                          1.06
 1.07                                                          1.07
 1.08                                                          1.08
 1.09                                                          1.09
 1.10                                                          1.10
 1.11                                                          1.11
 1.12                                                          1.12
 1.13                                                          1.13
 1.14                                                          1.14
 1.15                                                          1.15
 1.16                                                          1.16
 1.17                                                          1.17
 1.18                                                          1.18
 1.19                                                          1.19
 1.20                                                          1.20
   2          5        5      06/10/11      No                   2
   3          1        5      10/01/15      No                   3
 3.01                                                          3.01
 3.02                                                          3.02
 3.03                                                          3.03
 3.04                                                          3.04
 3.05                                                          3.05
 3.06                                                          3.06
 3.07                                                          3.07
 3.08                                                          3.08
 3.09                                                          3.09
 3.10                                                          3.10
 3.11                                                          3.11
 3.12                                                          3.12
 3.13                                                          3.13
 3.14                                                          3.14
   4          1        5      08/01/15      No                   4
   5          1        0      08/01/15      No                   5
 5.01                                                          5.01
 5.02                                                          5.02
 5.03                                                          5.03
 5.04                                                          5.04
 5.05                                                          5.05
   6         11        0      08/11/15      No                   6
   7          1        5      07/01/15      No                   7
   8          1        5      09/01/15      No                   8
   9          1        0      08/01/12      No                   9
  10          1        5      07/01/15      No                  10
  11          1        7      08/01/15      No                  11
  12          1        7      08/01/15      No                  12
12.01                                                         12.01
12.02                                                         12.02
  13          1        5      08/01/15      No                  13
  14          1        5      08/01/10      No                  14

  15          1        5      08/01/15      No                  15
  16          1        7      08/01/15      No                  16
  17          1        7      09/01/18      No                  17
  18          1        5      07/01/15      No                  18
  19          1        5      08/01/15      No                  19
  20          1        5      09/01/15      No                  20
20.01                                                         20.01
20.02                                                         20.02
20.03                                                         20.03
  21          1        5      09/01/15      No                  21
  22          1        5      08/01/15      No                  22
  23          1        5      09/01/15      Yes    09/01/35     23
23.01                                                         23.01
23.02                                                         23.02
  24          1        5      08/01/15      No                  24

ANNEX A-1

                                                                                                             REMAINING
                                                                 MATURITY/ARD         MATURITY              PREPAYMENT
LOAN #   SELLER  PROPERTY NAME                               BALANCE ($) (2),(10)  LTV %(1),(10)     PROVISION (PAYMENTS)(11)
------  -------  -------------                               --------------------  -------------  ------------------------------

   1     JPMCB   Regency Portfolio                                349,730,000           75.1      L(24),DeforGrtr1%orYM(30),O(4)
 1.01            Greenbriar Town Center                            73,250,000
 1.02            Festival at Manchester Lakes                      33,260,000
 1.03            Village Commons                                   25,240,000
 1.04            Kamp Washington Shopping Center                   22,330,000
 1.05            Plaza Square                                      21,560,000
 1.06            Kenhorst Plaza                                    20,780,000
 1.07            Watkins Park Plaza                                19,400,000
 1.08            First State Plaza                                 17,940,000
 1.09            Warwick Square Shopping Center                    16,250,000
 1.10            Mercer Square Shopping Center                     15,710,000
 1.11            Newtown Square Shopping Center                    15,690,000
 1.12            Mayfair Shopping Center                           15,550,000
 1.13            Takoma Park                                       10,450,000
 1.14            Shoppes of Graylyn                                 9,390,000
 1.15            Goshen Plaza                                       8,470,000
 1.16            Hanover Village Shopping Center                    7,980,000
 1.17            Laburnum Park Shopping Center                      7,320,000
 1.18            Firstfield Shopping Center                         6,870,000
 1.19            Glen Lea Centre                                    2,290,000
 1.20            Colonial Sq/PA                                             0
   2      EHY    Silver City Galleria                             124,227,562           62.1            L(24),Def(38),O(7)
   3      PNC    Plastipak Portfolio                               64,390,320           41.3            L(23),Def(93),O(4)
 3.01            Pineville, LA                                     12,714,513
 3.02            Champaign, IL                                      9,097,064
 3.03            Jackson Center Route 65, OH                        6,616,105
 3.04            Garland, TX                                        6,367,559
 3.05            McCalla, AL                                        5,747,480
 3.06            Plant City, FL                                     4,961,918
 3.07            East Longmeadow, MA                                3,679,907
 3.08            Plymouth Township, MI                              3,493,819
 3.09            Medina, OH                                         3,390,794
 3.10            Westland, MI                                       3,101,038
 3.11            Dundee, MI                                         1,777,817
 3.12            Highlands, TX                                      1,509,309
 3.13            Lima, OH                                           1,364,431
 3.14            Jackson Center Washington St., OH                    568,567
   4    LaSalle  One World Trade Center                            83,220,361           63.5            L(24),Def(92),O(3)
   5     JPMCB   Western US Alliance Data Systems Portfolio        65,324,559           68.3            L(24),Def(91),O(4)
 5.01            Western US Alliance Data Systems                  24,698,685
 5.02            Southwest Center                                  14,195,973
 5.03            Gateway 23                                        12,003,099
 5.04            Gateway 22                                         9,002,324
 5.05            Gateway 12                                         5,424,477
   6      EHY    Creekside Apartments                              62,821,583           73.9            L(24),Def(94),O(1)
   7    LaSalle  Gateway Center                                    54,129,888           63.7            L(24),Def(93),O(1)
   8    LaSalle  Roundy's Distribution Center                      37,187,388           43.0            L(24),Def(92),O(4)
   9      KEY    Hilton Glendale                                   53,100,000           69.4            L(24),Def(55),O(4)
  10      PNC    Waterway Plaza I & II                             48,579,081           70.4            L(34),Def(80),O(4)
  11     JPMCB   Highland Landmark Building                        50,000,000           79.4            L(24),Def(91),O(4)
  12     JPMCB   901 W. Landstreet Road Portfolio                  41,712,719           66.7            L(24),Def(91),O(4)
 12.01           1200 Harrison Avenue                              24,093,266
 12.02           901 West Landstreet Road                          17,619,453
  13    LaSalle  Metropolitan Bank Tower                           41,503,639           66.4            L(24),Def(93),O(2)
  14    LaSalle  Church Street Plaza                               39,000,000           74.9            L(24),Def(30),O(5)
  15    LaSalle  Sterling Pointe Shopping Center                   35,919,990           73.9            L(24),Def(92),O(3)
  16     JPMCB   Embassy Suites                                    36,000,000           46.5            L(24),Def(91),O(4)
  17     JPMCB   23 Main Street                                    26,501,821           57.7            L(24),Def(125),O(7)
  18      PNC    AMLI at Walnut Creek                              29,653,992           70.6         L(33),Grtr1%orYM(81),O(4)
  19      KEY    Founders Plaza                                    27,629,197           64.1            L(24),Def(92),O(3)
  20     JPMCB   Brookfield Office Portfolio                       28,157,522           73.7            L(24),Def(92),O(4)
 20.01           Pinnacle II                                       11,517,311
 20.02           Pinnacle III                                       9,066,427
 20.03           Pinnacle I                                         7,573,784
  21     JPMCB   301-307 College Park                              26,081,850           62.8            L(24),Def(92),O(4)
  22     JPMCB   Central Park Estates                              26,789,559           68.5            L(24),Def(91),O(4)
  23     JPMCB   Princeton Corporate Plaza Portfolio               23,936,671           54.4            L(24),Def(92),O(4)
 23.01           Princeton Corporate Plaza                         22,508,262
 23.02           One Naylon Place                                   1,428,408
  24    LaSalle  Pelican Square Shopping Center                    24,000,000           80.0            L(24),Def(71),O(24)

                                                  MOST RECENT  MOST RECENT
LOAN #  2002 NOI ($)  2003 NOI ($)  2004 NOI ($)    NOI ($)      NOI DATE
------  ------------  ------------  ------------  -----------  -----------

   1                                 29,903,860
 1.01                                 6,332,564
 1.02                                 2,956,853
 1.03                                   603,790
 1.04                                 2,125,228
 1.05                                   948,440
 1.06                                 1,793,199
 1.07                                 1,874,285
 1.08                                 1,674,628
 1.09                                 1,387,984
 1.10                                 1,463,305
 1.11                                 1,611,637
 1.12                                 1,508,807
 1.13                                 1,004,064
 1.14                                   926,390
 1.15                                   786,710
 1.16                                   775,252
 1.17                                   667,655
 1.18                                   615,885
 1.19                                   542,800
 1.20                                   304,384
   2                   10,993,858    11,354,072    11,906,736    05/31/05
   3
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
   4      6,140,143     7,147,243     9,015,282     9,057,993    03/31/05
   5                                                7,364,740    05/31/05
 5.01                                               3,000,650    05/31/05
 5.02                                               1,624,535    05/31/05
 5.03                                               1,212,885    05/31/05
 5.04                                                 920,522    05/31/05
 5.05                                                 606,148    05/31/05
   6                    5,010,982     5,472,420     5,353,043    04/30/05
   7      8,679,809     8,119,990     7,843,471     7,664,748    03/31/05
   8
   9      5,211,857     4,380,635     4,851,505     5,255,606    06/30/05
  10
  11      4,167,845     3,929,799     3,706,084
  12      3,248,410     3,866,459     4,106,502     4,326,249    03/31/05
 12.01    2,450,995     2,435,327     2,485,136     2,537,249    03/31/05
 12.02      797,415     1,431,132     1,621,366     1,789,000    03/31/05
  13      5,936,158     6,275,917     4,348,988     4,401,886    03/31/05
  14                    3,235,266     3,706,637     3,835,226    05/31/05
  15
  16      4,981,000     5,241,000     7,010,000     7,039,678    05/31/05
  17
  18                                    574,106     3,687,667    05/31/05
  19      2,810,661     2,096,091     2,619,888     3,431,289    04/30/05
  20        660,172     1,312,483     2,341,384     2,623,940    05/31/05
 20.01                    440,305     1,138,389     1,199,459    05/31/05
 20.02                    136,852       453,035       557,137    05/31/05
 20.03      660,172       735,326       749,960       867,344    05/31/05
  21      4,638,158     3,261,369     3,369,502     2,798,752    04/30/05
  22                                  1,579,151     2,449,852    06/30/05
  23      3,284,585     3,134,294     3,217,962     3,397,653    05/31/05
 23.01    3,108,731     2,955,736     3,028,549     3,213,076    05/31/05
 23.02      175,854       178,558       189,413       184,577    05/31/05
  24                    1,716,270     1,938,647     1,979,418    05/31/05

                                UW (1),(12),(16),(18)
LOAN #  UW NOI ($)  UW NCF ($)         DSCR (X)        COLLATERAL INTEREST  PML %
------  ----------  ----------  ---------------------  -------------------  -----

   1    32,184,494  29,677,007           1.67           Fee and Leasehold
 1.01    6,383,237   5,916,845                                 Fee
 1.02    3,021,853   2,867,972                          Fee and Leasehold
 1.03    2,203,551   1,987,504                                 Fee
 1.04    1,933,045   1,837,926                                 Fee
 1.05    2,007,296   1,895,239                                 Fee
 1.06    1,791,263   1,670,751                                 Fee
 1.07    1,807,056   1,627,816                                 Fee
 1.08    1,712,010   1,545,919                                 Fee
 1.09    1,446,708   1,338,360                                 Fee
 1.10    1,424,734   1,299,516                                 Fee
 1.11    1,587,807   1,437,976                                 Fee
 1.12    1,519,104   1,384,373                                 Fee
 1.13      895,970     842,872                                 Fee
 1.14      941,230     861,219                                 Fee
 1.15      804,803     735,911                                 Fee
 1.16      716,488     644,379                                 Fee
 1.17      756,005     675,381                                 Fee
 1.18      700,635     652,181                                 Fee
 1.19      227,157     184,770                                 Fee
 1.20      304,542     270,097                                 Fee
   2    12,915,712  12,318,535           1.42                  Fee
   3    15,910,432  14,897,525           1.80                  Fee
 3.01    2,550,487   2,407,773                                 Fee
 3.02    2,241,988   2,092,322                                 Fee
 3.03    2,303,407   2,110,684                                 Fee
 3.04    1,340,877   1,251,365                                 Fee
 3.05    1,262,509   1,189,765                                 Fee
 3.06    1,007,225     952,368                                 Fee
 3.07      926,593     867,295                                 Fee
 3.08    1,274,342   1,223,122                                 Fee
 3.09      890,002     824,720                                 Fee
 3.10      786,761     741,428                                 Fee
 3.11      476,992     446,467                                 Fee
 3.12      296,651     277,666                                 Fee
 3.13      384,499     357,599                                 Fee
 3.14      168,099     154,951                                 Fee
   4     8,214,382   7,521,974           1.27                  Fee           17.0
   5     6,749,724   6,166,537           1.34                  Fee
 5.01    2,624,541   2,348,468                                 Fee
 5.02    1,547,945   1,441,943                                 Fee
 5.03    1,164,077   1,077,990                                 Fee           17.0
 5.04      851,354     785,240                                 Fee           15.0
 5.05      561,807     512,896                                 Fee           16.0
   6     5,641,337   5,384,837           1.21                  Fee
   7     8,762,283   7,126,611           1.63                  Fee
   8     6,196,787   5,823,193           1.45                  Fee
   9     5,667,010   4,811,465           1.72                  Fee           16.0
  10     5,180,353   4,701,158           1.36                  Fee
  11     4,122,458   3,795,747           1.41                  Fee
  12     4,644,156   4,276,014           1.26                  Fee
 12.01   2,554,036   2,354,143                                 Fee
 12.02   2,090,120   1,921,871                                 Fee
  13     5,164,698   4,467,912           1.34                  Fee
  14     3,435,430   3,253,218           1.57           Fee and Leasehold
  15     3,134,462   3,078,007           1.19                  Fee           10.0
  16     7,213,843   6,471,255           3.60                  Fee
  17     3,177,615   2,757,615           1.20                  Fee
  18     2,800,127   2,742,627           1.24                  Fee
  19     3,378,503   2,631,943           1.23                  Fee
  20     2,942,815   2,655,089           1.36                  Fee
 20.01   1,206,743   1,090,305                                 Fee
 20.02     929,931     837,557                                 Fee
 20.03     806,141     727,227                                 Fee
  21     2,861,614   2,563,940           1.30               Leasehold
  22     2,153,575   2,102,775           1.40                  Fee
  23     3,640,604   3,352,561           1.88                  Fee
 23.01   3,450,133   3,190,565                                 Fee
 23.02     190,471     161,996                                 Fee
  24     2,042,147   1,955,684           1.55                  Fee

                                                    UPFRONT ESCROW(13)
        ---------------------------------------------------------------------------------------------------------
        UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
LOAN #   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)    RESERVE ($)
------  -------------  --------------  --------------  -------------  --------------  ------------  -------------

   1
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
 1.10
 1.11
 1.12
 1.13
 1.14
 1.15
 1.16
 1.17
 1.18
 1.19
 1.20
   2
   3                       182,875          50,000                                                    4,005,000
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
   4         55,000                                                        543,319       136,973        100,000
   5                                                                       909,670        51,820
 5.01
 5.02
 5.03
 5.04
 5.05
   6         21,375          6,250                                         104,026        41,331
   7                                                                     1,031,881       310,011
   8
   9                       348,950                                                                       56,250
  10                                                     1,145,000                                      803,454
  11         50,000                                      4,044,878          63,140        91,370      1,679,464
  12                                       227,375                         272,542        66,115        225,000
 12.01
 12.02
  13                                                                       590,422       108,521
  14                                                                       537,268        34,890
  15                                                       225,000
  16
  17
  18      1,500,000                                                                                     500,000
  19          8,158                          1,700          17,500         120,907        43,169
  20                                                                       134,129         3,695
 20.01
 20.02
 20.03
  21                                                       664,125          99,689        23,772
  22
  23                       200,000                         500,000         115,230       104,382
 23.01
 23.02
  24                                                                        38,858        39,030

                                                MONTHLY ESCROW(14)
        -----------------------------------------------------------------------------------------
        MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER   SINGLE
LOAN #    RESERVE ($)    RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)    RESERVE ($)   TENANT
------  -------------  --------------  -------------  --------------  ------------  -------------  -------

   1                                                                                                 No
 1.01                                                                                                No
 1.02                                                                                                No
 1.03                                                                                                No
 1.04                                                                                                No
 1.05                                                                                                No
 1.06                                                                                                No
 1.07                                                                                                No
 1.08                                                                                                No
 1.09                                                                                                No
 1.10                                                                                                No
 1.11                                                                                                No
 1.12                                                                                                No
 1.13                                                                                                No
 1.14                                                                                                No
 1.15                                                                                                No
 1.16                                                                                                No
 1.17                                                                                                No
 1.18                                                                                                No
 1.19                                                                                                No
 1.20                                                                                                No
   2                                                                                                 No
   3                                                                                                 Yes
 3.01                                                                                                Yes
 3.02                                                                                                Yes
 3.03                                                                                                Yes
 3.04                                                                                                Yes
 3.05                                                                                                Yes
 3.06                                                                                                Yes
 3.07                                                                                                Yes
 3.08                                                                                                Yes
 3.09                                                                                                Yes
 3.10                                                                                                Yes
 3.11                                                                                                Yes
 3.12                                                                                                Yes
 3.13                                                                                                Yes
 3.14                                                                                                Yes
   4         9,555                         22,932         108,664        17,122                      No
   5         8,100                         40,499         114,181         7,403                    Various
 5.01                                                                                                Yes
 5.02                                                                                                No
 5.03                                                                                                Yes
 5.04                                                                                                Yes
 5.05                                                                                                Yes
   6        21,375                                         52,013        24,817                      No
   7        24,407                        152,543         171,980        38,751                      No
   8                                                                                                 Yes
   9                                                                                                 No
  10         6,101                         25,000         113,954         5,655                      No
  11                                                       63,140         9,137                      No
  12        11,613                         20,000          70,861         8,264                    Various
 12.01                                                                                               Yes
 12.02                                                                                               No
  13         8,198                                         56,025        10,852                      No
  14         2,203                         11,015         107,454         3,489                      No
  15                                                                                                 No
  16                                                                                                 No
  17         4,653                                                                                   No
  18         9,583                                         77,197         9,719                      No
  19         8,158                         17,500          60,454         5,396                      No
  20         1,057                         16,667          44,710         3,695                      No
 20.01                                                                                               No
 20.02                                                                                               No
 20.03                                                                                               No
  21         4,770                         18,750          49,844         2,161                      No
  22                                                                                                 No
  23                                                       45,233        13,000                      No
 23.01                                                                                               No
 23.02                                                                                               No
  24                                                        3,533         3,253                      No

                            LARGEST TENANT                                           2nd LARGEST TENANT
        -----------------------------------------------------  -------------------------------------------------------------
                                                      LEASE                                                          LEASE
LOAN #  LARGEST TENANT                  UNIT SIZE  EXPIRATION  2ND LARGEST TENANT                      UNIT SIZE  EXPIRATION
------  --------------                  ---------  ----------  ------------------                      ---------  ----------

   1
  1.01  Giant Food                         62,319   03/31/12   HMY Roomstore                             35,489   02/28/14
  1.02  Shoppers Food Warehouse            65,000   06/11/26   Damon's Management, Inc.                   9,502   11/30/08
  1.03  Publix                             39,975   07/29/07   CVS                                       12,136   12/31/07
  1.04  Borders books & Music              30,000   01/31/11   Gateway 2000 Country Store                 8,160   10/31/08
  1.05  Shop-Rite                          60,000   05/31/15   Vit-A-Life Beauty Supply                   6,000      MTM
  1.06  Redner's Market                    52,070   04/30/10   Sears Paint & Hardware                    21,440   02/03/07
  1.07  Safeway                            43,205   10/31/07   CVS                                       11,192   01/31/11
  1.08  Shoprite                           57,319   09/30/09   Cinemark USA                              29,452   10/31/11
  1.09  Genuardi's                         50,658   10/31/19   Hallmark                                   5,400   10/31/09
  1.10  Genuardi's                         50,708   10/30/15   Doylestown Rehab & Sports Medicine         7,199   01/31/13
  1.11  Acme Market                        56,226   01/31/14   True Value Hardware Center                13,816      MTM
  1.12  Shop 'N Bag Supermarket            25,673   11/30/13   Dollar Tree Store                         11,969   01/31/09
  1.13  Shoppers Food Warehouse            63,643   12/31/11   Aaron Rents                                8,900   10/31/09
  1.14  Rite Aid                           23,500   03/31/16   PNC Bank                                   5,670   07/31/07
  1.15  CVS                                10,162   04/30/08   Dollar Planet                              2,800   11/30/08
  1.16  Rack & Sack                        34,573   10/31/08   Rite Aid                                  12,882   11/30/08
  1.17  Rite Aid                           10,010   12/31/07   Kids & Us                                  4,400   11/30/05
  1.18  Einstein Bagels                     3,001   11/30/06   Peking Cheers                              3,000   06/30/12
  1.19  Dollar General                      8,200   09/30/06   Simply Fashions                            4,400   09/30/06
  1.20  Minnichs Pharmacy                   7,261   04/30/08   M&T Bank                                   2,880   06/30/09
   2    JC Penney                         145,974   02/28/17   Steve & Barry's University                73,641   01/31/12
   3    Various                           Various    Various
  3.01  Plastipak Packaging               566,000   12/31/25
  3.02  Plastipak Packaging               683,187   12/31/25
  3.03  Plastipak Packaging             1,000,585   12/31/25
  3.04  Plastipak Packaging               408,597   12/31/25
  3.05  Plastipak Packaging               296,276   12/31/25
  3.06  Plastipak Packaging               212,000   12/31/25
  3.07  Plastipak Packaging               262,747   12/31/25
  3.08  Plastipak Packaging               128,800   12/31/25
  3.09  Plastipak Packaging               293,076   12/31/25
  3.10  Plastipak Packaging               184,631   12/31/25
  3.11  Clean Tech, Inc.                  135,257   12/31/25
  3.12  Plastipak Packaging                84,119   12/31/25
  3.13  Plastipak Packaging               126,615   12/31/25
  3.14  Plastipak Packaging                66,000   12/31/25
   4    US Customs                         50,774   09/30/12   Executive Meeting at Hilton Long Beach    46,661   04/30/14
   5
  5.01  Alliance Data Systems             230,061   10/31/10
  5.02  Allstate Insurance Company         48,760   05/31/09   United Healthcare Services                30,715   08/31/06
  5.03  Allstate                           71,739   12/31/09
  5.04  All State Insurance Company        55,095   12/31/09
  5.05  Goodrich                           40,759   11/30/11
   6
   7    Dollar Bank, Federal               88,874   12/31/10   CBS Broadcasting, Inc.                    63,615   04/30/14
   8    Roundy's Inc.                   1,074,834   02/28/20
   9
   10   Huntsman LLC                      134,129   07/31/19   Pantellos Corporation                     70,637   12/31/06
   11   RR Donnelley                      122,690   10/31/12   Havi Group                                66,400   05/31/13
   12
 12.01  United States Postal Service      400,206   03/05/08
 12.02  Rhodes Inc.                       222,964   05/31/11   Whirlpool Corporation                    180,000   01/15/06
   13   Entergy Services                  168,995   10/31/13   Metropolitan National Bank                66,081   10/31/14
   14   Century Theatres                   69,000   11/30/20   Borders                                   21,979   04/30/23
   15   Raley's                            65,283   01/31/25   Hollywood Video                            5,500   07/31/15
   16
   17   Vonage USA Inc.                   350,000   08/31/17   Prudential Insurance Co.                  49,393   12/31/05
   18
   19   Fleet                             148,000   12/31/11   Gentiva Health Services                   22,234   12/31/07
   20
 20.01  Norlight Telecommunications        68,279   05/31/13   DeWitt Ross & Stevens                     11,351   01/31/14
 20.02  Bader Rutter & Associates          53,627   08/31/15   Continental Casualty Co.                  12,008   07/31/09
 20.03  Clarica (Midland) Storage Rent     32,025   11/30/09   AmCOMP Assurance Corp                      9,487   02/28/10
   21   Taylor Tech                        47,131   12/31/15   Bracco                                    34,727   11/30/15
   22
   23
 23.01  Wyeth Ayerst                       54,938   12/31/06   Transave                                  12,478   02/29/08
 23.02  Amersham                            9,094   05/31/08   Weilgus                                    5,030   05/31/06
   24   Super Fresh                        53,646   03/31/24   Marshall's                                28,000   04/30/09

                           3RD LARGEST TENANT
        --------------------------------------------------------
                                                         LEASE
LOAN #  3RD LARGEST TENANT                 UNIT SIZE  EXPIRATION  LOAN #
------  ------------------                 ---------  ----------  ------

   1                                                                 1
  1.01  Total Beverage                       26,895    12/31/11     1.01
  1.02  Bungalow Billards & Brew              8,788    02/28/13     1.02
  1.03  Gatsby's                              8,132    04/30/09     1.03
  1.04  Just Tires (Goodyear)                 7,625    08/31/07     1.04
  1.05  Bank of America                       3,984    04/30/15     1.05
  1.06  US Postal Service                    10,460    05/16/10     1.06
  1.07  CHILD Center Academy                  8,471    12/31/08     1.07
  1.08  Dollar Tree                           8,119    07/31/07     1.08
  1.09  Blockbuster Video                     4,920    11/30/06     1.09
  1.10  Blockbuster Video                     4,832    11/30/07     1.10
  1.11  Eckerd                               13,179    11/30/09     1.11
  1.12  Fashion Bug                           8,800    01/31/17     1.12
  1.13  Soap'Eze Coin Laundry                 3,800    03/31/09     1.13
  1.14  Concord Pet Supplies                  4,900    02/28/06     1.14
  1.15  McDonald's                            2,749    05/21/08     1.15
  1.16  Tuesday Morning                       8,250    01/15/09     1.16
  1.17  Dress Barn                            4,150    06/30/07     1.17
  1.18  Jerry's Subs & Pizza                  3,000    08/31/10     1.18
  1.19  Rent-Way                              4,142    01/31/06     1.19
  1.20  Collage Bed Bath & Linen              2,766    12/31/05     1.20
   2    Dick's Sporting Goods                50,000    09/30/20      2
   3                                                                 3
  3.01                                                              3.01
  3.02                                                              3.02
  3.03                                                              3.03
  3.04                                                              3.04
  3.05                                                              3.05
  3.06                                                              3.06
  3.07                                                              3.07
  3.08                                                              3.08
  3.09                                                              3.09
  3.10                                                              3.10
  3.11                                                              3.11
  3.12                                                              3.12
  3.13                                                              3.13
  3.14                                                              3.14
   4    Ford,Walker,Haggerty & Behar, LLP    35,754    12/31/06      4
   5                                                                 5
  5.01                                                              5.01
  5.02  Opus Northwest, LLC                   4,906    11/30/06     5.02
  5.03                                                              5.03
  5.04                                                              5.04
  5.05                                                              5.05
   6                                                                 6
   7    Strategic Energy LLC                 39,355    12/31/08      7
   8                                                                 8
   9                                                                 9
   10   Jones, Walker, Waechter              15,396    05/31/09      10
   11   Deutsche Financial Services          50,000    03/31/08      11
   12                                                                12
 12.01                                                             12.01
 12.02  Constar, Inc.                       180,000    02/28/13    12.02
   13   Mitchell Williams Selig Gate         49,940    07/31/10      13
   14   Cost Plus World Markets              18,160    01/31/11      14
   15   Bank of America                       5,060    08/31/25      15
   16                                                                16
   17                                                                17
   18                                                                18
   19   Jefferson X-Ray Group, P.C.          16,589    06/30/12      19
   20                                                                20
 20.01  QPS Companies Inc.                   11,147    12/31/08    20.01
 20.02  Lanier Worldwide, Inc.                8,622    03/31/10    20.02
 20.03  American Equity Mortgage              6,626    01/31/09    20.03
   21   Tristrata                            33,806    02/28/10      21
   22                                                                22
   23                                                                23
 23.01  Monitor                               9,960    05/31/06    23.01
 23.02  Windowscapes                          3,487    11/30/05    23.02
   24   Staples                              24,049    02/28/14      24

ANNEX A-1

LOAN #   SELLER  PROPERTY NAME                                  STREET ADDRESS                              CITY
------   ------  -------------                                  --------------                              ----

  25     JPMCB   162 Fifth Avenue                               162 Fifth Avenue                            New York
  26      KEY    Grand Canyon Parkway                           4175 and 4205 South Grand Canyon Drive      Las Vegas
  27    LaSalle  Loudoun Medical Building                       44045 Riverside Parkway                     Leesburg
  28      EHY    Brookwood Club - Milestone                     1385 Brookwood Forest Boulevard             Jacksonville
  29    LaSalle  Executive Office Plaza                         134, 135, and 144 Merchant Street           Springdale
  30    LaSalle  Lakepointe Towne Crossing                      715 Hebron Parkway                          Lewisville
  31     JPMCB   Superstition Vista Apartments                  450 South Acacia Avenue                     Mesa
  32      PNC    IRS Annex Office & Computer Facility           145 Murall Drive                            Martinsburg
  33    LaSalle  Papago Spectrum Office Building                1225 West Washington Street                 Tempe
  34      EHY    James Pointe - Milestone                       632 East 6400 Street South                  Murray
  35      PNC    North Tenaya                                   2650 North Tenaya Way                       Las Vegas
  36      EHY    Terra Vida - Milestone                         150 South Roosevelt Road                    Mesa
  37      AMCC   Windermere Apartments                          3701 North Marleon Drive                    Muncie
  38      KEY    Cypress Pointe II Office Park                  5796, 5816, 5836 and 5856 Corporate Avenue  Cypress
  39    LaSalle  Stoney Falls Apartments                        2020 Armstrong Mill Road                    Lexington
  40     JPMCB   Gaslamp Square                                 405 5th Avenue                              San Diego
  41      KEY    INOK Portfolio                                 Various                                     Various
 41.01           INOK A Westfield                               8450 Westfield Boulevard                    Indianapolis
 41.02           INOK B Mailcode                                1500 Kepner Drive                           Lafayette
 41.03           INOK C 3601 Sagamore                           3601 Sagamore Parkway                       Lafayette
 41.04           INOK D Duncan Park                             3601 Sagamore Parkway                       Lafayette
 41.05           INOK E 226 W. Gray                             226 West Gray Street                        Norman
 41.06           INOK F Triad Village                           101 Triad Village Drive                     Norman
 41.07           INOK G Iron Wolf                               1600 North Main                             Noble
 41.08           INOK H Walnut Bldg                             3421 Walnut Drive                           Oklahoma City
  42      PNC    Concord Place                                  2999 North 44th Street                      Phoenix
  43      AMCC   REI-Portland, OR                               1405 NW Johnson Street                      Portland
  44     JPMCB   Owens Corning                                  590 Ecology Lane                            Chester
  45      KEY    University Club                                700 South Howard Street                     Kalamazoo
  46      KEY    SOMA Self Storage                              1475 Mission Street                         San Francisco
  47      EHY    Preston Greens - Milestone                     5990 Arapaho Road                           Dallas
  48     JPMCB   LXP-ASML                                       8555 South River Parkway                    Tempe
  49    LaSalle  Mission Crossing Shopping Center               2902 Goliad Road                            San Antonio
  50      EHY    Stone Farm Apartments                          42 Wolf Road                                Lebanon
  51     JPMCB   Gladstone Ohio Portfolio                       Various                                     Various
 51.01           260 Springside Drive                           260 Springside Drive                        Fairlawn
 51.02           3874 Highland Park NW                          3874 Highland Park NW                       North Canton
 51.03           MTC Technologies                               4032 Linden Avenue                          Dayton
  52     JPMCB   Edwards Corner                                 53 Edwards Village Drive                    Edwards
  53     JPMCB   The Meadows Apartments                         2151 East Southern Avenue                   Mesa
  54      PNC    Silver Hills Apartments                        2602 Silver Hills Drive                     Orlando
  55     JPMCB   The Shops at Harbour Town                      149 Lighthouse Road                         Hilton Head Island
  56      EHY    Costa del Sol - Milestone                      16100 Henderson Pass                        San Antonio
  57      EHY    Country View - Milestone                       8727 Fredericksburg Road                    San Antonio
  58      PNC    Country Creek Apartments                       1702 North Jupiter Road                     Garland
  59      PNC    Oxnard Marketplace - Lot 17                    1701-1741 Ventura Boulevard                 Oxnard
  60      AMCC   Grandview Estates Apartments                   1125 First Street South                     Sartell
  61      EHY    Springfield - Milestone                        2305 Driftwood Drive                        Mesquite
  62      PNC    Highland Pointe of Maumelle                    100 Commercial Park Court                   Maumelle
  63     JPMCB   Regency - Spring Valley Shopping Center        4841-4859 Massachusetts Avenue, NW          Washington
  64      EHY    Inverness Regional Shopping Center             1420 U.S. Highway 41 North                  Inverness
  65      EHY    Lakes at Renaissance - Milestone               14000 Renaissance Court                     Austin
  66     JPMCB   Oakridge Apartments                            3330 West Greenway Road                     Phoenix
  67      PNC    Twin Creeks Plaza I & II                       3604 to 4112 Twin Creek Drive               Bellevue
  68     JPMCB   The Crescent                                   3473 and 3483 Satellite Boulevard           Duluth
  69    LaSalle  Stoney Brooke Apartments                       175 North Mount Tabor Road                  Lexington
  70     JPMCB   Venable Court Apartments                       402 14th Street NW                          Charlottesville
  71     JPMCB   Oakwood Estates Apartments                     6869 Chickering Road                        Fort Worth
  72      EHY    Alpine Regional Center                         1620 Alpine Boulevard                       Alpine
  73      EHY    The Gables - Milestone                         1500 Eldorado Parkway                       McKinney
  74    LaSalle  Shoppes at Geneva Commons                      1002-1096 Commons Drive                     Geneva
  75      AMCC   OECO Building                                  4607 SE International Way                   Milwaukie
  76      KEY    4420 Harley Davidson Drive                     4420 North Harley Davidson Drive            Wauwatosa
  77    LaSalle  Ariel Equities Single Tenant Retail Portfolio  Various                                     Various
 77.01           Staples-Yukon                                  1701 Garth Brooks Boulevard                 Yukon
 77.02           United Super Market-Muleshoe                   109 West 9th Street                         Muleshoe
 77.03           Hollywood Video-Jackson                        2909 Terry Road                             Jackson
 77.04           Hollywood Video-Ft. Wayne                      117 East Rudisill Boulevard                 Fort Wayne
 77.05           Hollywood Video-Muncie                         424 East 13th Street                        Muncie

                                                  NUMBER OF  PROPERTY              PROPERTY                               YEAR
LOAN #   STATE   ZIP CODE  COUNTY                PROPERTIES  TYPE                  SUBTYPE                 YEAR BUILT  RENOVATED
------   -----   --------  ------                ----------  --------              --------                ----------  ---------

  25      NY      10010    New York                   1      Office                CBD                        1930        1995
  26      NV      89147    Clark                      1      Retail                Shadow Anchored            2004
  27      VA      20176    Loudoun                    1      Office                Suburban                   2005
  28      FL      32225    Duval                      1      Multifamily           Garden                     1987
  29      OH      45246    Hamilton                   1      Office                Suburban                   1981        2001
  30      TX      75057    Denton                     1      Retail                Anchored                   2004
  31      AZ      85204    Maricopa                   1      Multifamily           Garden                     1986
  32      WV      25430    Berkley                    1      Office                Suburban                   1994
  33      AZ      85281    Maricopa                   1      Office                Suburban                   2000
  34      UT      84107    Salt Lake                  1      Multifamily           Garden                     1985
  35      NV      89128    Clark                      1      Office                CBD                        2000
  36      AZ      85202    Maricopa                   1      Multifamily           Garden                     1986
  37      IN      47304    Delaware                   1      Multifamily           Garden                     2004
  38      CA      90630    Orange                     1      Office                Suburban                   1987
  39      KY      40515    Fayette                    1      Multifamily           Garden                     1986
  40      CA      92101    San Diego                  1      Retail                Unanchored                 2004
  41    Various  Various   Various                    8      Various               Various                   Various    Various
 41.01    IN      46260    Marion                     1      Office                CBD                        1963        2000
 41.02    IN      47905    Tippecanoe                 1      Industrial            Flex                       1999        2001
 41.03    IN      47904    Tippecanoe                 1      Industrial            Flex                       1951        2002
 41.04    IN      47904    Tippecanoe                 1      Industrial            Flex                       1951        1988
 41.05    OK      73069    Cleveland                  1      Office                Suburban                   1964        1995
 41.06    OK      73071    Cleveland                  1      Industrial            Flex                       1985
 41.07    OK      73068    Cleveland                  1      Industrial            Warehouse/Distribution     1982        1989
 41.08    OK      73105    Oklahoma                   1      Industrial            Warehouse/Distribution     1968        2001
  42      AZ      85018    Maricopa                   1      Office                Suburban                   1989        2005
  43      OR      97209    Multnomah                  1      Retail                Unanchored                 2004
  44      SC      29706    Chester                    1      Industrial            Warehouse/Distribution     2001        2005
  45      MI      49006    Kalamazoo                  1      Multifamily           Garden                     2001
  46      CA      94103    San Francisco              1      Self Storage          Self Storage               1972        2004
  47      TX      75248    Dallas                     1      Multifamily           Garden                     1980
  48      AZ      85284    Maricopa                   1      Industrial            Flex                       1998
  49      TX      78223    Bexar                      1      Retail                Anchored                   1984        2005
  50      NH      03766    Grafton                    1      Multifamily           Garden                     1989        2003
  51      OH     Various   Various                    3      Various               Various                   Various    Various
 51.01    OH      44333    Summit                     1      Office                Suburban                   1969        1985
 51.02    OH      44720    Stark                      1      Industrial            Flex                       1994
 51.03    OH      45432    Montgomery                 1      Office                Suburban                   1956        1975
  52      CO      81632    Eagle                      1      Retail                Unanchored                 2004
  53      AZ      85204    Maricopa                   1      Multifamily           Garden                     1984        2003
  54      FL      32818    Orange                     1      Multifamily           Garden                     2004
  55      SC      29928    Beaufort                   1      Retail                Unanchored                 1970        2005
  56      TX      78232    Bexar                      1      Multifamily           Garden                     1986
  57      TX      78240    Bexar                      1      Multifamily           Garden                     1981        1995
  58      TX      75042    Dallas                     1      Multifamily           Garden                     1983        1996
  59      CA      93030    Ventura                    1      Retail                Unanchored                 1990        2000
  60      MN      56377    Stearns                    1      Multifamily           Garden                     2005
  61      TX      75150    Dallas                     1      Multifamily           Garden                     1985
  62      AR      72113    Pulaski                    1      Multifamily           Garden                     2004
  63      DC      20016    District of Columbia       1      Retail                Unanchored                 1930        1988
  64      FL      34450    Citrus                     1      Retail                Anchored                   1984        2003
  65      TX      78728    Travis                     1      Multifamily           Garden                     1990
  66      AZ      85053    Maricopa                   1      Multifamily           Garden                     1984        2005
  67      NE      68123    Sarpy                      1      Retail                Anchored                   1998        2004
  68      GA      30096    Gwinnett                   1      Office                Suburban                   1985        2004
  69      KY      40509    Fayette                    1      Multifamily           Garden                     1986
  70      VA      22903    Charlottesville City       1      Multifamily           Garden                     2005
  71      TX      76116    Tarrant                    1      Multifamily           Garden                     1968        1985
  72      CA      91901    San Diego                  1      Office                Suburban                   2005
  73      TX      75069    Collin                     1      Multifamily           Garden                     1986        2003
  74      IL      60134    Kane                       1      Retail                Shadow Anchored            2003
  75      OR      97222    Clackamas                  1      Industrial            Flex                       1986
  76      WI      53225    Milwaukee                  1      Industrial            Warehouse/Distribution     2001
  77    Various  Various   Various                    5      Retail                Various                   Various
 77.01    OK      73099    Canadian                   1      Retail                Anchored                   2001
 77.02    TX      79347    Bailey                     1      Retail                Anchored                   1999
 77.03    MS      39212    Hinds                      1      Retail                Shadow Anchored            1999
 77.04    IN      46806    Allen                      1      Retail                Unanchored                 1999
 77.05    IN      47302    Delaware                   1      Retail                Unanchored                 1999

                                                                                                                    ORIGINAL
                     UNIT OF                 OCCUPANCY    APPRAISED    APPRAISAL      CURRENT        ORIGINAL        BALANCE
LOAN #      UNITS    MEASURE    OCCUPANCY %     DATE    VALUE ($)(15)   DATE(15)  LTV % (1),(19)  BALANCE ($)(2)  PER UNIT ($)
------      -----    -------    -----------  ---------  -------------  ---------  --------------  --------------  ------------

  25      128,800  Square Feet      99.7      06/20/05     40,000,000   07/22/05       57.5           23,000,000           179
  26       76,266  Square Feet      96.6      06/28/05     30,080,000   06/06/05       75.8           22,800,000           299
  27      103,524  Square Feet      82.9      07/11/05     29,000,000   07/06/05       77.2           22,400,000           216
  28          360     Units         97.2      06/03/05     27,750,000   12/30/04       80.0           22,200,000        61,667
  29      269,496  Square Feet      94.5      07/01/05     30,400,000   05/26/05       72.0           21,900,000            81
  30      193,568  Square Feet      90.2      02/28/05     38,200,000   05/01/05       56.8           21,714,758           112
  31          464     Units         96.8      07/28/05     27,300,000   07/26/05       75.1           20,500,000        44,181
  32      106,500  Square Feet     100.0      07/01/05     30,450,000   07/06/05       64.4           19,600,000           184
  33      159,764  Square Feet      84.4      07/01/05     26,400,000   07/01/05       72.0           19,000,000           119
  34          312     Units         92.9      06/03/05     21,700,000   12/30/04       80.0           17,360,000        55,641
  35       68,066  Square Feet     100.0      07/20/05     21,500,000   06/28/05       79.1           17,000,000           250
  36          384     Units         91.9      06/28/05     21,450,000   01/06/05       78.1           16,750,000        43,620
  37          672     Beds          96.3      08/08/05     22,000,000   05/23/05       73.9           16,250,000        24,182
  38      149,860  Square Feet      91.2      09/01/05     24,650,000   06/09/05       62.9           15,500,000           103
  39          396     Units         87.9      08/01/05     18,800,000   06/13/05       79.9           15,030,000        37,955
  40       35,474  Square Feet      89.2      08/10/05     19,250,000   06/30/05       76.4           14,700,000           414
  41      716,203  Square Feet      72.0      08/10/05     26,900,000                  58.8           14,560,000            20
 41.01     60,525  Square Feet      79.7      08/10/05      4,200,000   07/05/05                       2,273,309            38
 41.02     57,852  Square Feet     100.0      08/10/05      4,900,000   05/11/05                       2,652,193            46
 41.03    133,360  Square Feet      80.2      08/10/05      4,700,000   07/05/05                       2,543,941            19
 41.04    137,866  Square Feet      42.7      08/10/05      4,700,000   07/05/05                       2,543,941            18
 41.05     19,300  Square Feet     100.0      08/10/05      1,600,000   05/23/05                         866,022            45
 41.06     48,200  Square Feet      94.8      08/10/05      1,500,000   05/23/05                         811,896            17
 41.07    176,694  Square Feet      54.7      08/10/05      4,050,000   05/23/05                       2,192,119            12
 41.08     82,406  Square Feet     100.0      08/10/05      1,250,000   05/23/05                         676,580             8
  42      131,859  Square Feet      77.1      05/10/05     18,200,000   06/30/05       79.4           14,450,000           110
  43       36,349  Square Feet     100.0      08/17/05     18,600,000   07/25/05       75.3           14,000,000           385
  44      420,597  Square Feet     100.0      07/01/05     23,000,000   06/23/05       60.7           14,000,000            33
  45          480     Beds          92.9      08/20/05     17,500,000   06/03/04       78.3           13,700,000        28,542
  46        1,119     Units         86.4      07/22/05     17,700,000   05/06/05       77.4           13,700,000        12,243
  47          257     Units         95.7      06/03/05     17,100,000   01/01/05       80.0           13,680,000        53,230
  48       95,133  Square Feet     100.0      06/30/05     21,000,000   01/23/05       65.0           13,647,900           143
  49      167,754  Square Feet      93.8      04/01/05     20,700,000   05/11/05       65.8           13,630,000            81
  50          145     Units        100.0      05/26/05     17,500,000   05/02/05       77.1           13,500,000        93,103
  51      198,508  Square Feet     100.0                   15,950,000                  78.9           12,588,000            63
 51.01     84,596  Square Feet     100.0      08/25/05      9,450,000   06/20/05                       7,560,000            89
 51.02     54,018  Square Feet     100.0      08/30/05      3,800,000   06/23/05                       2,950,000            55
 51.03     59,894  Square Feet     100.0      08/25/05      2,700,000   06/23/05                       2,078,000            35
  52       50,172  Square Feet      91.5      08/09/05     17,000,000   07/05/05       69.4           11,800,000           235
  53          306     Units         93.5      07/05/05     15,000,000   07/26/05       76.7           11,500,000        37,582
  54          273     Units        100.0      05/25/05     13,970,000   06/08/05       81.2           11,341,000        41,542
  55       35,904  Square Feet      98.0      07/01/05     14,300,000   07/01/05       78.3           11,200,000           312
  56          244     Units         93.0      06/03/05     14,500,000   12/30/04       77.2           11,200,000        45,902
  57          272     Units         96.0      06/03/05     14,100,000   12/30/04       79.4           11,200,000        41,176
  58          296     Units         91.9      06/20/05     14,000,000   06/25/05       80.0           11,200,000        37,838
  59       80,290  Square Feet     100.0      05/31/05     13,550,000   05/18/05       81.7           11,075,000           138
  60          162     Units         82.7      08/15/05     14,600,000   06/09/05       75.3           11,000,000        67,901
  61          264     Units         93.2      06/03/05     13,350,000   01/01/05       79.4           10,600,000        40,152
  62          168     Units         98.2      07/29/05     13,500,000   07/14/05       78.5           10,600,000        63,095
  63       16,834  Square Feet     100.0      05/31/05     13,400,000   03/04/05       77.0           10,320,000           613
  64      204,070  Square Feet      95.7      06/14/05     12,800,000   09/01/05       79.8           10,240,000            50
  65          308     Units         97.1      06/03/05     12,900,000   12/31/04       77.5           10,000,000        32,468
  66          282     Units         94.3      08/03/05     15,500,000   06/27/05       63.7            9,875,000        35,018
  67       83,817  Square Feet      85.8      07/08/05     13,000,000   06/16/05       75.4            9,800,000           117
  68      115,483  Square Feet      88.2      07/31/05     11,000,000   06/29/05       80.0            8,800,000            76
  69          232     Units         91.8      06/08/05     10,900,000   06/13/05       80.0            8,720,000        37,586
  70          176     Beds          92.7      06/05/05     11,400,000   08/15/05       75.9            8,650,000        49,148
  71          280     Units         90.0      07/07/05     11,360,000   06/27/05       74.8            8,500,000        30,357
  72       46,715  Square Feet      90.8      06/27/05     10,600,000   06/06/05       79.9            8,480,000           182
  73          220     Units         94.1      06/03/05     10,650,000   01/01/05       79.4            8,460,000        38,455
  74       23,923  Square Feet      92.6      06/27/05     10,800,000   06/14/05       77.7            8,400,000           351
  75      171,440  Square Feet     100.0      05/16/05     11,100,000   07/15/05       74.8            8,300,000            48
  76      164,536  Square Feet     100.0      06/28/05      9,700,000   04/26/05       76.8            8,100,000            49
  77       63,022  Square Feet     100.0      09/01/05     10,050,000                  80.0            8,040,000           128
 77.01     23,942  Square Feet     100.0      09/01/05      2,990,000   05/30/05                       2,392,000           100
 77.02     23,000  Square Feet     100.0      09/01/05      2,980,000   05/25/05                       2,384,000           104
 77.03      6,000  Square Feet     100.0      09/01/05      1,500,000   05/25/05                       1,200,000           200
 77.04      5,040  Square Feet     100.0      09/01/05      1,470,000   05/23/05                       1,176,000           233
 77.05      5,040  Square Feet     100.0      09/01/05      1,110,000   05/23/05                         888,000           176

                           CURRENT                   LOAN    % OF     % OF                                                  NET
            CURRENT        BALANCE    % OF INITIAL   GROUP   LOAN     LOAN    CROSSED     RELATED    INTEREST   ADMIN.    MORTGAGE
LOAN #  BALANCE ($)(2)  PER UNIT ($)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN (3)  BORROWER(4)   RATE %     FEE %   RATE %(5)
------  --------------  ------------  ------------  ------  -------  -------  --------  -----------  --------  --------  ---------

  25        23,000,000           179       0.9%        1      1.0%                                   5.060000  0.020800   5.039200
  26        22,800,000           299       0.9%        1      1.0%                                   5.180000  0.050800   5.129200
  27        22,400,000           216       0.8%        1      1.0%                                   5.520000  0.020800   5.499200
  28        22,200,000        61,667       0.8%        2               5.6%                  B       5.181715  0.020800   5.160915
  29        21,900,000            81       0.8%        1      1.0%                                   5.240000  0.020800   5.219200
  30        21,714,758           112       0.8%        1      1.0%                           C       5.040000  0.020800   5.019200
  31        20,500,000        44,181       0.8%        1      0.9%                           D       4.920000  0.020800   4.899200
  32        19,600,000           184       0.7%        1      0.9%                                   5.240000  0.070800   5.169200
  33        19,000,000           119       0.7%        1      0.8%                           P       5.240000  0.030800   5.209200
  34        17,360,000        55,641       0.6%        2               4.4%                  B       5.181715  0.020800   5.160915
  35        17,000,000           250       0.6%        1      0.7%                                   5.160000  0.070800   5.089200
  36        16,750,000        43,620       0.6%        2               4.2%                  B       5.226000  0.020800   5.205200
  37        16,250,000        24,182       0.6%        2               4.1%                          5.180000  0.020800   5.159200
  38        15,500,000           103       0.6%        1      0.7%                                   5.000000  0.050800   4.949200
  39        15,030,000        37,955       0.6%        2               3.8%                  E       5.340000  0.020800   5.319200
  40        14,700,000           414       0.5%        1      0.6%                                   5.150000  0.020800   5.129200
  41        14,560,000            20       0.5%        1      0.6%                1                  5.160000  0.050800   5.109200
 41.01       2,273,309            38                   1
 41.02       2,652,193            46                   1
 41.03       2,543,941            19                   1
 41.04       2,543,941            18                   1
 41.05         866,022            45                   1
 41.06         811,896            17                   1
 41.07       2,192,119            12                   1
 41.08         676,580             8                   1
  42        14,450,000           110       0.5%        1      0.6%                                   5.280000  0.080800   5.199200
  43        14,000,000           385       0.5%        1      0.6%                                   5.360000  0.020800   5.339200
  44        13,969,501            33       0.5%        1      0.6%                           N       5.380000  0.070800   5.309200
  45        13,700,000        28,542       0.5%        2               3.5%                          5.660000  0.100800   5.559200
  46        13,700,000        12,243       0.5%        1      0.6%                                   5.240000  0.050800   5.189200
  47        13,680,000        53,230       0.5%        1      0.6%                           B       5.251715  0.020800   5.230915
  48        13,647,900           143       0.5%        1      0.6%                           N       5.148000  0.043820   5.104180
  49        13,630,000            81       0.5%        1      0.6%                           C       5.020000  0.020800   4.999200
  50        13,500,000        93,103       0.5%        1      0.6%                           F       5.010000  0.020800   4.989200
  51        12,588,000            63       0.5%        1      0.6%                                   5.210000  0.074350   5.135650
 51.01       7,560,000            89                   1
 51.02       2,950,000            55                   1
 51.03       2,078,000            35                   1
  52        11,800,000           235       0.4%        1      0.5%                                   5.050000  0.020800   5.029200
  53        11,500,000        37,582       0.4%        1      0.5%                           D       4.920000  0.020800   4.899200
  54        11,341,000        41,542       0.4%        2               2.9%                          5.750000  0.050800   5.699200
  55        11,200,000           312       0.4%        1      0.5%                                   4.940000  0.070800   4.869200
  56        11,200,000        45,902       0.4%        1      0.5%                           B       5.181715  0.020800   5.160915
  57        11,200,000        41,176       0.4%        2               2.8%                  B       5.251715  0.020800   5.230915
  58        11,200,000        37,838       0.4%        2               2.8%                          5.510000  0.050800   5.459200
  59        11,075,000           138       0.4%        1      0.5%                2                  5.330000  0.080800   5.249200
  60        11,000,000        67,901       0.4%        2               2.8%                          5.140000  0.020800   5.119200
  61        10,600,000        40,152       0.4%        2               2.7%                  B       5.181715  0.020800   5.160915
  62        10,600,000        63,095       0.4%        2               2.7%                          5.590000  0.130800   5.459200
  63        10,320,000           613       0.4%        1      0.5%                           A       5.030500  0.020800   5.009700
  64        10,219,794            50       0.4%        1      0.4%                           H       5.320000  0.020800   5.299200
  65        10,000,000        32,468       0.4%        2               2.5%                  B       5.181715  0.020800   5.160915
  66         9,875,000        35,018       0.4%        2               2.5%                          5.400000  0.020800   5.379200
  67         9,800,000           117       0.4%        1      0.4%                                   5.130000  0.080800   5.049200
  68         8,800,000            76       0.3%        1      0.4%                                   5.410000  0.020800   5.389200
  69         8,720,000        37,586       0.3%        2               2.2%                  E       5.290000  0.020800   5.269200
  70         8,650,000        49,148       0.3%        2               2.2%                          4.870000  0.070800   4.799200
  71         8,500,000        30,357       0.3%        2               2.1%                          5.460000  0.110800   5.349200
  72         8,471,178           181       0.3%        1      0.4%                                   5.090000  0.020800   5.069200
  73         8,460,000        38,455       0.3%        2               2.1%                  B       5.181715  0.020800   5.160915
  74         8,391,731           351       0.3%        1      0.4%                                   5.320000  0.020800   5.299200
  75         8,300,000            48       0.3%        1      0.4%                                   5.310000  0.020800   5.289200
  76         8,100,000            49       0.3%        1      0.4%                                   5.500000  0.050800   5.449200
  77         8,040,000           128       0.3%        1      0.4%                                   5.490000  0.020800   5.469200
 77.01       2,392,000           100                   1
 77.02       2,384,000           104                   1
 77.03       1,200,000           200                   1
 77.04       1,176,000           233                   1
 77.05         888,000           176                   1

                       MONTHLY DEBT    ANNUAL DEBT                     FIRST
LOAN #  ACCRUAL TYPE  SERVICE ($)(6)  SERVICE ($)(7)  NOTE DATE  PAYMENT DATE (17)  REM. TERM  REM. AMORT  I/O PERIOD (8)  SEASONING
------  ------------  --------------  --------------  ---------  -----------------  ---------  ----------  --------------  ---------

  25     Actual/360     98,330.32      1,179,963.84    07/26/05      09/01/05          119          0            120            1
  26     Actual/360    124,915.74      1,498,988.88    07/13/05      09/01/05          119         360            60            1
  27     Actual/360    127,465.96      1,529,591.52    09/19/05      11/01/05          120         360            12            0
  28     Actual/360     97,193.14      1,166,317.68    03/23/05      05/01/05           79          0             84            5
  29     Actual/360    120,797.00      1,449,564.00    08/08/05      10/01/05           84         360            24            0
  30       30/360       91,201.98      1,094,423.76    05/27/05      07/01/05           57          0             60            3
  31     Actual/360    109,048.32      1,308,579.84    08/09/05      10/01/05          120         360            60            0
  32     Actual/360    108,110.56      1,297,326.72    07/25/05      09/01/05          119         360            12            1
  33     Actual/360    104,801.05      1,257,612.60    07/29/05      09/01/05          119         360            48            1
  34     Actual/360     76,003.28        912,039.36    03/23/05      05/01/05           79          0             84            5
  35     Actual/360     92,929.23      1,115,150.76    08/12/05      10/01/05          120         360            60            0
  36     Actual/360     73,959.39        887,512.68    08/31/05      10/01/05           79          0             79            0
  37     Actual/360     89,029.86      1,068,358.32    07/26/05      09/11/05          119         360            36            1
  38     Actual/360     65,480.32        785,763.84    08/31/05      10/01/05          120          0            120            0
  39     Actual/360     83,836.02      1,006,032.24    08/15/05      10/01/05          120         360            36            0
  40     Actual/360     80,265.86        963,190.32    08/25/05      10/01/05          120         360            60            0
  41     Actual/360     79,591.15        955,093.80    08/30/05      10/01/05          120         360             0            0
41.01
41.02
41.03
41.04
41.05
41.06
41.07
41.08
  42     Actual/360     80,062.15        960,745.80    09/06/05      11/01/05          120         360            36            0
  43     Actual/360     78,265.11        939,181.32    08/25/05      10/11/05          120         360            12            0
  44     Actual/360     95,357.84      1,144,294.08    08/01/05      09/01/05          239         239             0            1
  45     Actual/360     79,167.93        950,015.16    08/03/04      10/01/04           72         360            24           12
  46     Actual/360     75,567.07        906,804.84    07/29/05      09/01/05          119         360            24            1
  47     Actual/360     60,701.07        728,412.84    03/23/05      05/01/05           79          0             84            5
  48     Actual/360     74,504.30        894,051.60    04/13/05      06/01/05           92         360            12            4
  49       30/360       57,018.83        684,225.96    07/21/05      09/01/05           59          0             60            1
  50     Actual/360     71,664.20        859,970.40    06/30/05      08/11/05          118         371            12            2
  51     Actual/360     69,199.86        830,398.32    09/12/05      11/01/05          120         360            36            0
51.01
51.02
51.03
  52       30/360       69,325.81        831,909.72    08/10/05      10/01/05          120         300             0            0
  53     Actual/360     61,173.45        734,081.40    08/09/05      10/01/05          120         360            60            0
  54     Actual/360     66,183.00        794,196.00    07/25/05      09/01/05          179         360            24            1
  55     Actual/360     59,714.00        716,568.00    07/21/05      09/01/05          119         360            42            1
  56     Actual/360     49,034.38        588,412.56    03/23/05      05/01/05           79          0             84            5
  57     Actual/360     49,696.78        596,361.36    03/23/05      05/01/05           79          0             84            5
  58     Actual/360     63,662.66        763,951.92    08/10/05      10/01/05          120         360             0            0
  59     Actual/360     61,706.48        740,477.76    07/29/05      09/01/05          119         360            24            1
  60     Actual/360     59,995.13        719,941.56    07/13/05      09/11/05          119         360            12            1
  61     Actual/360     46,407.54        556,890.48    03/23/05      05/01/05           79          0             84            5
  62     Actual/360     60,785.55        729,426.60    08/05/05      10/01/05          120         360             0            0
  63     Actual/360     43,863.17        526,358.04    06/16/05      08/01/05           70          0             72            2
  64     Actual/360     56,990.44        683,885.28    06/30/05      08/11/05          118         358             0            2
  65     Actual/360     43,780.69        525,368.28    03/23/05      05/01/05           79          0             84            5
  66     Actual/360     55,451.17        665,414.04    08/09/05      10/01/05          120         360            36            0
  67     Actual/360     53,389.88        640,678.56    08/04/05      10/01/05          120         360             0            0
  68     Actual/360     49,469.66        593,635.92    07/27/05      09/01/05          119         360            36            1
  69     Actual/360     48,368.43        580,421.16    08/15/05      10/01/05          120         360            36            0
  70     Actual/360     45,750.26        549,003.12    08/26/05      10/01/05          120         360            36            0
  71     Actual/360     39,212.15        470,545.80    07/29/05      09/01/05           59          0             60            1
  72     Actual/360     45,990.05        551,880.60    07/12/05      09/11/05          119         359             0            1
  73     Actual/360     37,038.47        444,461.64    03/23/05      05/01/05           79          0             84            5
  74     Actual/360     46,749.97        560,999.64    07/11/05      09/01/05          119         359             0            1
  75     Actual/360     46,141.84        553,702.08    09/15/05      11/11/05          120         360             0            0
  76     Actual/360     45,990.91        551,890.92    07/14/05      09/01/05          119         360            24            1
  77     Actual/360     45,599.80        547,197.60    07/15/05      09/01/05           83         360            36            1
77.01
77.02
77.03
77.04
77.05

           PAYMENT   GRACE   MATURITY/               FINAL
LOAN #    DUE DATE  PERIOD  ARD DATE(9)  ARD LOAN  MAT DATE   LOAN #
------    --------  ------  -----------  --------  --------   ------

  25          1        5      08/01/15      No                  25
  26          1        5      08/01/15      No                  26
  27          1        5      10/01/15      No                  27
  28          1        5      04/01/12      No                  28
  29          1        5      09/01/12      Yes    09/01/35     29
  30          1        5      06/01/10      No                  30
  31          1       10      09/01/15      No                  31
  32          1        5      08/01/15      No                  32
  33          1        5      08/01/15      No                  33
  34          1        5      04/01/12      No                  34
  35          1        5      09/01/15      No                  35
  36          1        5      04/01/12      No                  36
  37         11        0      08/11/15      No                  37
  38          1        5      09/01/15      No                  38
  39          1        5      09/01/15      No                  39
  40          1        7      09/01/15      No                  40
  41          1        5      09/01/15      No                  41
41.01                                                         41.01
41.02                                                         41.02
41.03                                                         41.03
41.04                                                         41.04
41.05                                                         41.05
41.06                                                         41.06
41.07                                                         41.07
41.08                                                         41.08
  42          1        5      10/01/15      No                  42
  43         11        0      09/11/15      No                  43
  44          1        7      08/01/25      No                  44
  45          1        5      09/01/11      No                  45
  46          1        5      08/01/15      No                  46
  47          1        5      04/01/12      No                  47
  48          1       10      05/01/13      No                  48
  49          1        5      08/01/10      No                  49
  50         11        0      07/11/15      No                  50
  51          1        7      10/01/15      No                  51
51.01                                                         51.01
51.02                                                         51.02
51.03                                                         51.03
  52          1        7      09/01/15      No                  52
  53          1       10      09/01/15      No                  53
  54          1        5      08/01/20      No                  54
  55          1        7      08/01/15      No                  55
  56          1        5      04/01/12      No                  56
  57          1        5      04/01/12      No                  57
  58          1        5      09/01/15      No                  58
  59          1        5      08/01/15      No                  59
  60         11        0      08/11/15      No                  60
  61          1        5      04/01/12      No                  61
  62          1        5      09/01/15      No                  62
  63          1        0      07/01/11      No                  63
  64         11        0      07/11/15      No                  64
  65          1        5      04/01/12      No                  65
  66          1        7      09/01/15      No                  66
  67          1        5      09/01/15      No                  67
  68          1        7      08/01/15      No                  68
  69          1        5      09/01/15      No                  69
  70          1        7      09/01/15      No                  70
  71          1        7      08/01/10      No                  71
  72         11        0      08/11/15      No                  72
  73          1        5      04/01/12      No                  73
  74          1        5      08/01/15      No                  74
  75         11        0      10/11/15      No                  75
  76          1        5      08/01/15      Yes    08/01/35     76
  77          1        5      08/01/12      No                  77
77.01                                                         77.01
77.02                                                         77.02
77.03                                                         77.03
77.04                                                         77.04
77.05                                                         77.05

ANNEX A-1

                                                                                                             Remaining
                                                                 MATURITY/ARD        MATURITY               PREPAYMENT
LOAN #   SELLER  PROPERTY NAME                               BALANCE ($) (2),(10)  LTV %(1),(10)      PROVISION (PAYMENTS)(11)
------  -------  -------------                               --------------------  -------------  ------------------------------

  25     JPMCB   162 Fifth Avenue                                 23,000,000            57.5         L(58),Grtr1%orYM(57),O(4)
  26      KEY    Grand Canyon Parkway                             21,084,051            70.1            L(24),Def(92),O(3)
  27    LaSalle  Loudoun Medical Building                         19,189,865            66.2            L(23),Def(94),O(3)
  28      EHY    Brookwood Club - Milestone                       22,200,000            80.0            L(24),Def(48),O(7)
  29    LaSalle  Executive Office Plaza                           20,272,343            66.7            L(24),Def(56),O(4)
  30    LaSalle  Lakepointe Towne Crossing                        21,714,758            56.8         L(20),Grtr1%orYM(33),O(4)
  31     JPMCB   Superstition Vista Apartments                    18,882,632            69.2            L(24),Def(86),O(10)
  32      PNC    IRS Annex Office & Computer Facility             16,661,279            54.7           Grtr1%orYM(116),O(4)
  33    LaSalle  Papago Spectrum Office Building                  17,254,063            65.4            L(24),Def(92),O(3)
  34      EHY    James Pointe - Milestone                         17,360,000            80.0            L(24),Def(48),O(7)
  35      PNC    North Tenaya                                     15,715,393            73.1         L(23),Grtr1%orYM(93),O(4)
  36      EHY    Terra Vida - Milestone                           16,750,000            78.1            L(24),Def(48),O(7)
  37      AMCC   Windermere Apartments                            14,439,343            65.6            L(35),Def(81),O(3)
  38      KEY    Cypress Pointe II Office Park                    15,500,000            62.9            L(24),Def(93),O(3)
  39    LaSalle  Stoney Falls Apartments                          13,399,841            71.3            L(24),Def(93),O(3)
  40     JPMCB   Gaslamp Square                                   13,587,178            70.6            L(24),Def(91),O(5)
  41      KEY    INOK Portfolio                                   12,030,994            48.7            L(24),Def(93),O(3)
 41.01           INOK A Westfield                                  1,878,445
 41.02           INOK B Mailcode                                   2,191,519
 41.03           INOK C 3601 Sagamore                              2,102,070
 41.04           INOK D Duncan Park                                2,102,070
 41.05           INOK E 226 W. Gray                                  715,598
 41.06           INOK F Triad Village                                670,873
 41.07           INOK G Iron Wolf                                  1,811,358
 41.08           INOK H Walnut Bldg                                  559,061
  42      PNC    Concord Place                                    12,867,023            70.7            L(36),Def(80),O(4)
  43      AMCC   REI-Portland, OR                                 11,940,102            64.2            L(24),Def(93),O(3)
  44     JPMCB   Owens Corning                                       267,898            1.2            L(24),Def(178),O(37)
  45      KEY    University Club                                  12,756,050            72.9            L(24),Def(45),O(3)
  46      KEY    SOMA Self Storage                                11,926,185            67.4            L(24),Def(92),O(3)
  47      EHY    Preston Greens - Milestone                       13,680,000            80.0            L(24),Def(48),O(7)
  48     JPMCB   LXP-ASML                                         12,121,853            57.7            L(24),Def(65),O(3)
  49    LaSalle  Mission Crossing Shopping Center                 13,630,000            65.8         L(22),Grtr1%orYM(33),O(4)
  50      EHY    Stone Farm Apartments                            11,522,945            65.8            L(24),Def(93),O(1)
  51     JPMCB   Gladstone Ohio Portfolio                         11,192,390            70.2            L(23),Def(93),O(4)
 51.01           260 Springside Drive                              6,721,836
 51.02           3874 Highland Park NW                             2,622,939
 51.03           MTC Technologies                                  1,847,616
  52     JPMCB   Edwards Corner                                    8,737,806            51.4            L(24),Def(92),O(4)
  53     JPMCB   The Meadows Apartments                           10,592,696            70.6            L(24),Def(86),O(10)
  54      PNC    Silver Hills Apartments                           8,773,109            62.8            L(35),Def(140),O(4)
  55     JPMCB   The Shops at Harbour Town                        10,006,046            70.0            L(24),Def(91),O(4)
  56      EHY    Costa del Sol - Milestone                        11,200,000            77.2            L(24),Def(48),O(7)
  57      EHY    Country View - Milestone                         11,200,000            79.4            L(24),Def(48),O(7)
  58      PNC    Country Creek Apartments                          9,357,290            66.8         L(35),Grtr1%orYM(81),O(4)
  59      PNC    Oxnard Marketplace - Lot 17                       9,662,391            71.3         L(34),Grtr1%orYM(81),O(4)
  60      AMCC   Grandview Estates Apartments                      9,324,231            63.9            L(35),Def(81),O(3)
  61      EHY    Springfield - Milestone                          10,600,000            79.4            L(24),Def(48),O(7)
  62      PNC    Highland Pointe of Maumelle                       8,877,873            65.8            L(36),Def(80),O(4)
  63     JPMCB   Regency - Spring Valley Shopping Center          10,320,000            77.0      L(24),DeforGrtrYMor1%(42),O(4)
  64      EHY    Inverness Regional Shopping Center                8,506,077            66.5            L(24),Def(90),O(4)
  65      EHY    Lakes at Renaissance - Milestone                 10,000,000            77.5            L(24),Def(48),O(7)
  66     JPMCB   Oakridge Apartments                               8,814,983            56.9            L(24),Def(92),O(4)
  67      PNC    Twin Creeks Plaza I & II                          8,089,978            62.2            L(36),Def(77),O(7)
  68     JPMCB   The Crescent                                      7,857,444            71.4            L(24),Def(82),O(13)
  69    LaSalle  Stoney Brooke Apartments                          7,766,065            71.2            L(24),Def(93),O(3)
  70     JPMCB   Venable Court Apartments                          7,634,196            67.0            L(24),Def(92),O(4)
  71     JPMCB   Oakwood Estates Apartments                        8,500,000            74.8            L(24),Def(31),O(4)
  72      EHY    Alpine Regional Center                            6,991,855            66.0            L(24),Def(94),O(1)
  73      EHY    The Gables - Milestone                            8,460,000            79.4            L(24),Def(48),O(7)
  74    LaSalle  Shoppes at Geneva Commons                         6,977,024            64.6            L(24),Def(94),O(1)
  75      AMCC   OECO Building                                     6,891,641            62.1            L(36),Def(81),O(3)
  76      KEY    4420 Harley Davidson Drive                        7,095,988            73.2            L(24),Def(91),O(4)
  77    LaSalle  Ariel Equities Single Tenant Retail               7,595,838            75.6            L(24),Def(56),O(3)
                 Portfolio
 77.01           Staples-Yukon                                     2,259,856
 77.02           United Super Market-Muleshoe                      2,252,298
 77.03           Hollywood Video-Jackson                           1,133,707
 77.04           Hollywood Video-Ft. Wayne                         1,111,033
 77.05           Hollywood Video-Muncie                              838,943

                                                  MOST RECENT  MOST RECENT
LOAN #  2002 NOI ($)  2003 NOI ($)  2004 NOI ($)      NOI ($)    NOI DATE
------  ------------  ------------  ------------  -----------  -----------

  25                    1,483,970     1,561,488    2,481,835     05/31/05
  26                                                 783,115     05/31/05
  27
  28                    1,744,412     1,812,281    1,831,072     05/31/05
  29      2,885,956     1,596,194     1,652,932    1,652,020     05/31/05
  30
  31                    1,527,913     1,563,005    1,609,700     06/30/05
  32                    2,623,433     2,621,782    2,739,004     03/31/05
  33      1,681,832     1,902,876     1,692,397    1,534,495     05/31/05
  34                    1,578,373     1,475,508    1,345,719     05/31/05
  35                    1,527,479     1,500,764    1,635,750     06/30/05
  36      1,898,058     1,622,516     1,468,662    1,370,356     06/30/05
  37                                    777,101
  38                                               1,653,429     08/31/05
  39      1,293,262     1,330,552     1,366,053    1,324,019     06/30/05
  40                                                 318,449     06/30/05
  41                                  1,849,741    2,461,226     07/31/05
 41.01                                  212,285      562,292     07/31/05
 41.02                                  462,516      460,647     07/31/05
 41.03                                  402,743      857,186     07/31/05
 41.04                                  148,198            0     07/31/05
 41.05                                  154,189      185,559     07/31/05
 41.06                                  153,893      142,512     07/31/05
 41.07                                  185,934      139,613     07/31/05
 41.08                                  129,983      145,755     07/31/05
  42      1,116,066     1,146,955       766,837
  43                                               1,242,995     07/31/05
  44
  45      1,356,715     1,319,622     1,160,095    1,380,722     06/30/05
  46                                    912,771    1,277,414     06/30/05
  47                    1,369,314     1,085,781    1,060,517     05/31/05
  48      1,734,450     1,836,493     1,955,971
  49
  50                                  1,170,361    1,133,612     03/31/05
  51                                    958,132    1,311,282     05/31/05
 51.01                                  647,251      974,341     05/31/05
 51.02                                  310,881      336,941     05/31/05
 51.03
  52                                    401,799
  53                      956,535       906,944      925,218     06/30/05
  54                                    544,954    1,132,528     05/31/05
  55        602,459       587,470       589,157      674,949     05/31/05
  56                      976,913       968,416      911,140     05/31/05
  57                    1,036,485     1,038,895      950,770     05/31/05
  58      1,387,064     1,288,321     1,314,991    1,291,057     05/20/05
  59        871,954       886,127       900,912    1,002,441     03/31/05
  60                      110,194       517,815      518,400     05/31/05
  61                      930,072       930,114      857,382     05/31/05
  62                                               1,519,396     06/30/05
  63                                    870,763
  64        804,332       824,041       648,567
  65                      943,707       866,824      805,259     05/31/05
  66                      822,983       862,171      871,378     07/31/05
  67                                    851,646      913,741     04/30/05
  68                      507,046       642,197      669,066     05/31/05
  69        779,230       750,262       690,862      725,841     06/30/05
  70
  71                      825,443       808,191      757,440     06/30/05
  72
  73                      776,450       715,352      694,147     05/31/05
  74
  75        864,883       864,297       869,645
  76
  77

 77.01
 77.02
 77.03
 77.04
 77.05

                                UW (1),(12),(16),(18)
LOAN #  UW NOI ($)  UW NCF ($)         DSCR (X)        COLLATERAL INTEREST  PML %
------  ----------  ----------  ---------------------  -------------------  -----

  25     2,244,306   2,075,965           1.76                  Fee
  26     2,030,003   1,912,315           1.28                  Fee
  27     2,079,880   2,027,509           1.33               Leasehold
  28     1,861,843   1,771,843           1.52                  Fee
  29     2,245,522   2,037,665           1.41                  Fee
  30     2,330,971   2,174,892           1.99                  Fee
  31     1,741,309   1,636,909           1.25                  Fee
  32     2,626,331   2,398,157           1.85                  Fee
  33     1,946,152   1,722,300           1.37               Leasehold
  34     1,416,465   1,338,465           1.47                  Fee            9.0
  35     1,518,657   1,437,991           1.29                  Fee
  36     1,366,285   1,263,373           1.42                  Fee
  37     1,481,263   1,414,063           1.32                  Fee
  38     1,693,860   1,391,693           1.77                  Fee           14.0
  39     1,344,699   1,245,699           1.24                  Fee
  40     1,205,795   1,180,961           1.23                  Fee           15.0
  41     1,796,308   1,421,358           1.49                  Fee
 41.01     202,791     165,056                                 Fee
 41.02     422,273     389,778                                 Fee
 41.03     310,707     258,721                                 Fee
 41.04     214,504     150,666                                 Fee
 41.05     150,974     131,023                                 Fee
 41.06     121,390      71,911                                 Fee
 41.07     252,017     177,023                                 Fee
 41.08     121,652      77,180                                 Fee
  42     1,412,523   1,219,378           1.27                  Fee
  43     1,185,179   1,154,969           1.23                  Fee           12.0
  44     2,022,080   1,882,993           1.65                  Fee
  45     1,278,242   1,242,242           1.31                  Fee
  46     1,245,929   1,230,308           1.36                  Fee           18.0
  47     1,166,006   1,101,756           1.51                  Fee
  48     1,596,883   1,473,210           1.65               Leasehold
  49     1,447,496   1,299,821           1.90                  Fee
  50     1,085,800   1,045,780           1.22                  Fee
  51     1,278,050   1,172,848           1.41                  Fee
 51.01     785,820     731,291                                 Fee
 51.02     290,199     260,489                                 Fee
 51.03     202,031     181,068                                 Fee
  52     1,184,283   1,119,670           1.35                  Fee
  53       982,876     914,026           1.25                  Fee
  54     1,329,747   1,249,861           1.57                  Fee
  55     1,189,090   1,135,561           1.58                  Fee
  56       942,291     881,291           1.50                  Fee
  57       984,956     916,956           1.54                  Fee
  58     1,334,803   1,250,443           1.64                  Fee
  59     1,049,059     985,043           1.33                  Fee           16.0
  60       910,929     878,529           1.22                  Fee
  61       907,072     841,072           1.51                  Fee
  62       963,711     921,711           1.26                  Fee
  63     1,024,983     948,484           1.80                  Fee
  64       950,429     861,092           1.26                  Fee
  65       890,510     813,510           1.55                  Fee
  66       884,045     811,103           1.22                  Fee
  67     1,009,619     957,992           1.50                  Fee
  68       858,541     737,284           1.24                  Fee
  69       834,624     767,459           1.32                  Fee
  70       747,795     732,495           1.33                  Fee
  71       769,669     699,669           1.49                  Fee
  72       750,940     663,674           1.20                  Fee            7.0
  73       734,038     679,038           1.53                  Fee
  74       746,635     703,731           1.25                  Fee
  75       780,506     729,545           1.32                  Fee           18.0
  76       716,614     665,763           1.21                  Fee
  77       736,605     710,280           1.30                  Fee

 77.01     208,389     198,388                                 Fee
 77.02     223,607     214,000                                 Fee
 77.03     112,406     109,900                                 Fee
 77.04     109,651     107,546                                 Fee
 77.05      82,551      80,446                                 Fee

                                                    UPFRONT ESCROW(13)
        ---------------------------------------------------------------------------------------------------------

        UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
LOAN #   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)
------  -------------  --------------  --------------  -------------  --------------  ------------  -------------

  25
  26            944                                         8,694
  27                                                                       94,109         3,000
  28         63,025        248,049                                        131,419         7,544
  29                        13,563                        384,423         119,359        10,106      2,789,510
  30
  31                        40,625                                         74,487
  32                                                                       37,781         4,996        792,396
  33                                                                       27,733        16,594
  34         66,089        256,804                                         53,957         4,250
  35
  36        128,771         56,175                                         66,745        31,374
  37        134,400                                                        13,085         5,479
  38        442,417                                       500,000         114,755
  39                                                                      137,963        36,247
  40                                                      736,949          41,045         2,003
  41                        45,000
 41.01
 41.02
 41.03
 41.04
 41.05
 41.06
 41.07
 41.08
  42        143,195                                     1,946,320                                       33,171
  43                                                                      100,206         6,667         39,800
  44                       250,000
  45          3,000                                                        64,028        10,957
  46          1,297                                                        46,068         1,981
  47        238,501        526,664                                        116,822         3,498
  48
  49
  50          3,625            425                                         38,500         3,282
  51                       191,250         400,000
 51.01
 51.02
 51.03
  52          7,523                                                        78,036         4,878
  53                        16,875          24,075                         43,652                       24,075
  54
  55                                                                       59,654        27,143
  56        108,433        265,470                                         82,919         3,326
  57         54,733        231,540                                         91,178         3,707
  58                        31,125
  59      1,156,227                                       750,000
  60                                                                                     19,811
  61        167,878         20,905                                         84,150         3,598
  62                                         1,500
  63
  64        351,250          3,750                                        101,336        24,080      1,240,000
  65        135,030        581,519                                        108,361         4,196
  66                                                                       67,727        17,964
  67                                                      120,000
  68                                                      225,000         119,883         3,565
  69                       135,000                                         88,130        22,865
  70                        37,500                                         17,798         4,450
  71                         4,688                                        224,915        15,760
  72                                                      135,850          29,001         1,410         19,882
  73         51,642        240,575                                         68,085         2,995
  74                                                                       21,802         2,755
  75                       428,600                        150,000
  76                                                                       23,846
  77                         3,750                                         31,273         4,434

 77.01
 77.02
 77.03
 77.04
 77.05

                                                MONTHLY ESCROW(14)
        --------------------------------------------------------------------------------------------------

        MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER   SINGLE
LOAN #   RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)   RESERVE ($)    RESERVE ($)    TENANT
------  -------------  --------------  -------------  --------------  ------------  -------------  -------

  25                                                                                                  No
  26          944                          8,694                                                      No
  27        1,294                          2,567          18,822         3,000                        No
  28                                                      21,903         7,544                        No
  29        3,369                          5,615          29,840         5,053          13,475        No
  30                                                                                                  No
  31        7,796                                         14,897                                      No
  32        1,775                                                                                    Yes
  33        2,663                         11,317           6,933         1,844                        No
  34                                                       8,993         4,250                        No
  35        1,134                                         10,199         1,200                        No
  36                                                      13,349         5,229                        No
  37        5,600                                          3,271        13,150                        No
  38        2,417                                         19,126                                      No
  39        8,250                                         12,542         7,249                        No
  40                                       1,736          10,261         1,002                        No
  41                                                                                               Various
 41.01                                                                                                No
 41.02                                                                                               Yes
 41.03                                                                                                No
 41.04                                                                                                No
 41.05                                                                                                No
 41.06                                                                                                No
 41.07                                                                                                No
 41.08                                                                                               Yes
  42        2,197                          8,333          34,047         1,868                        No
  43          333                                          9,110           833                        No
  44                                                                                                 Yes
  45        3,000                                         25,225         5,478                        No
  46        1,297                                          9,214         1,981                        No
  47                                                      29,205         3,498                        No
  48                                                                                                 Yes
  49                                                                                                  No
  50        3,625                                         19,250         3,282                        No
  51                                                                                                 Yes
 51.01                                                                                                No
 51.02                                                                                               Yes
 51.03                                                                                               Yes
  52                                                      11,148         1,626                        No
  53        5,300                                          8,730                                      No
  54        5,666                                         13,600         5,151                        No
  55                                                       6,628         9,048                        No
  56                                                      20,730         3,326                        No
  57                                                      22,795         3,707                        No
  58        7,030                                                        6,738                        No
  59        1,923                          2,083          15,277         1,825                        No
  60        2,025                                          8,606         3,209                        No
  61                                                      21,037         3,598                        No
  62        3,500                                         10,833         3,260                        No
  63                                                                                                  No
  64        2,551                          8,503          12,667         3,010                        No
  65                                                      27,090         4,196                        No
  66        6,078                                          9,675         4,491                        No
  67        1,047                          3,333          12,414         1,337                        No
  68          492                                          9,990         1,189                        No
  69        5,597                                          8,012         4,573                        No
  70          400                                          8,899         1,483                        No
  71        5,850                                         24,991         5,253                        No
  72          390                          4,985           9,667         1,410                        No
  73                                                      17,021         2,995                        No
  74          299                          1,495           7,267         1,377                        No
  75        1,550                          3,875                                                     Yes
  76                                                       7,949                                      No
  77          500                          1,693           3,909         2,217                       Yes

 77.01                                                                                               Yes
 77.02                                                                                               Yes
 77.03                                                                                               Yes
 77.04                                                                                               Yes
 77.05                                                                                               Yes

                            LARGEST TENANT                                           2ND LARGEST TENANT
        -----------------------------------------------------  -------------------------------------------------------------
                                                      LEASE                                                          LEASE
LOAN #  LARGEST TENANT                  UNIT SIZE  EXPIRATION  2ND LARGEST TENANT                      UNIT SIZE  EXPIRATION
------  --------------                  ---------  ----------  ------------------                      ---------  ----------

   25   Westcom Corporation               33,000    08/31/17   Ziment Associates, Inc.                   16,383    11/30/06
   26   Ferguson Enterprises              13,649    01/30/10   Chuck E Cheese                            12,212    01/31/14
   27   Loudon Hospital-Surgery           27,993    07/31/20   Loudon Hospital-Cardiology                17,061    02/29/20
   28
   29   General Electric Company         179,459    03/31/12   Crossmark                                 16,335    05/31/06
   30   Sportsmans Warehouse              45,250    05/31/19   Circuit City                              33,862    01/31/19
   31
   32   Internal Revenue Service         106,500    07/11/15
   33   Affiliated Computer Services      83,339    01/31/11   Calibrus                                  15,054    10/31/05
   34
   35   Nevada Orthopedic and Spine       30,638    05/31/15   Healthsouth                               25,465    07/31/15
   36
   37
   38   State of California               50,652    03/31/13   Rockwell International                    27,652    12/31/08
   39
   40   The Oceanire Restaurant           10,385    05/31/14   Domaine Restaurant Group LLC               5,690    12/31/14
   41                                                          ("Red Pearl")
 41.01  Butler Fairman                    22,800    05/31/07   Grey Eagle Limited                        15,000    03/31/14
 41.02  MailCode                          57,852    09/09/06
 41.03  Purdue University                 53,333    09/30/13   Golden Corp.                              16,000    07/31/14
 41.04  Hoosier Recyling, Inc.            30,300       MTM     Walmart                                   20,000    08/31/09
 41.05  University of Oklahoma            13,197    06/30/06   Performance Consulting                     3,719    02/14/08
 41.06  Journey Church                    20,340       MTM     Tall Grass Productions                     8,540       MTM
 41.07  CTI                               50,000    01/31/15   University of Oklahoma                    26,000    02/28/10
 41.08  Carlisle Food Service             82,406    01/31/07
   42   Peacock, Hislop, Staley and       15,747    11/30/10   ILINC Communications                      13,888    02/28/07
        Given, Inc.
   43   REI                               35,220    03/31/19   Countrywide Mortgage                       1,129    11/04/09
   44   Owens Corning                    420,597    07/14/25
   45
   46
   47
   48   ASM Lithography, Inc.             95,133    06/30/13
   49   Gold's Gym                        48,945    12/31/12   Big Lots                                  32,603    04/14/12
   50
   51
 51.01  Flexsys                           66,459    03/31/15   TLT Babcock                               18,137    08/31/09
 51.02  Graphic Enterprises of            54,018    01/26/14
        Ohio, Inc.
 51.03  MTC Technologies                  59,894    11/16/18
   52   Colorado Business Bank             6,078    10/31/09   Ray's                                      3,914    11/30/08
   53
   54
   55   Quarterdeck Restaurant             7,600    07/19/25   Crazy Crab                                 7,122    06/21/29
   56
   57
   58
   59   Wickes                            50,040    01/01/20   Guitar Center                             14,000    10/31/10
   60
   61
   62
   63   CVS                                6,838    01/31/15   Mello's Restaurant                         2,960    02/28/07
   64   K-Mart                            83,552    05/31/09   Publix                                    38,520    05/16/09
   65
   66
   67   Charlies's Twin Creek Inc.         7,500    11/30/08   Dialysis Clinic, Inc.                      6,406    02/28/19
   68   Lloyd Bennett Company             18,011    04/30/13   Access America Mortgage Inc.               7,945    12/31/09
   69
   70
   71
   72   Alpine Fitness                    10,936    04/30/10   Mountain Health & Community Services       7,765    04/30/10
   73
   74   The Vitamin Shoppe                 3,695    02/28/13   Baja Fresh                                 3,251    02/28/13
   75   OECO Corporation                 171,440    03/31/06
   76   Brenntag Great Lakes, LLC         98,670    10/31/19   Anixter                                   65,866    06/30/11
   77
 77.01  Staples                           23,942    04/30/16
 77.02  United Supermarkets               23,000    01/01/19
 77.03  Hollywood Video                    6,000    01/20/15
 77.04  Hollywood Video                    5,040    01/29/15
 77.05  Hollywood Video                    5,040    01/19/15

                          3RD LARGEST TENANT
        ----------------------------------------------------------------
                                                         LEASE
LOAN #  3RD LARGEST TENANT                 UNIT SIZE  EXPIRATION  LOAN #
------  ------------------                 ---------  ----------  ------

   25   Creative Artists Agency, LLC         14,500     08/31/13     25
   26   Bridal Gallery                        4,810     05/31/10     26
   27   Loudon Hospital-Cancer                9,961     02/29/20     27
   28                                                                28
   29   MCI                                  13,180     02/28/06     29
   30   Ross                                 30,187     01/31/14     30
   31                                                                31
   32                                                                32
   33   Delve                                 9,005     04/30/05     33
   34                                                                34
   35   Southwest Cancer Clinic West          6,015     06/14/06     35
   36                                                                36
   37                                                                37
   38   NEC Business Network Solution        14,181     07/31/09     38
   39                                                                39
   40   Puma North America, Inc.              3,976     08/31/14     40
   41                                                                41
 41.01  VMS                                  10,425     11/30/06   41.01
 41.02                                                             41.02
 41.03  Purdue University (Ag)                7,700     09/30/09   41.03
 41.04  Nick-Em Builders                      6,566     02/28/10   41.04
 41.05  Bioride                               2,384     06/30/06   41.05
 41.06  Cleveland County Bd                   7,560        MTM     41.06
 41.07  Encore Group                         10,694     01/17/07   41.07
 41.08                                                             41.08
   42   Poli & Ball, PC                      12,150     04/30/12     42
   43                                                                43
   44                                                                44
   45                                                                45
   46                                                                46
   47                                                                47
   48                                                                48
   49   Goodwill Industries                  18,336     03/31/10     49
   50                                                                50
   51                                                                51
 51.01                                                             51.01
 51.02                                                             51.02
 51.03                                                             51.03
   52   Believers Way                         3,899     08/31/07     52
   53                                                                53
   54                                                                54
   55   Cafe Europa                           3,694     02/14/35     55
   56                                                                56
   57                                                                57
   58                                                                58
   59   Premier Furniture                     9,250     12/31/10     59
   60                                                                60
   61                                                                61
   62                                                                62
   63   Wachovia                              2,349     01/31/15     63
   64   Beall's Outlet                       30,625     01/31/11     64
   65                                                                65
   66                                                                66
   67   John F. Hansen Inc.                   5,693     07/31/14     67
   68   Heraeus Infosystems, Inc.             5,602     02/28/06     68
   69                                                                69
   70                                                                70
   71                                                                71
   72   Oscar's Hair Salon                    4,600     04/30/10     72
   73                                                                73
   74   Rotell's Pizza                        3,277     05/31/14     74
   75                                                                75
   76                                                                76
   77                                                                77

 77.01                                                             77.01
 77.02                                                             77.02
 77.03                                                             77.03
 77.04                                                             77.04
 77.05                                                             77.05

ANNEX A-1

LOAN #   SELLER  PROPERTY NAME                                  STREET ADDRESS                              CITY
------   ------  -------------                                  --------------                              ----

  78     JPMCB   The Scottsdale Apartments                      8550 East McDowell Road                     Scottsdale
  79     JPMCB   Montgomeryville Center                         976 Bethlehem Pike                          Montgomeryville
  80      PNC    Clark Industrial Park                          Walker Way & Fritz Boulevard                Colonie
  81      KEY    Goldenstream Quality Foods                     11899 Exit Five Parkway                     Fishers
  82      EHY    Millcraft Center                               90 West Chestnut Street                     Washington
  83      EHY    Arbors of Wells Branch - Milestone             1831 Wells Branch Parkway                   Austin
  84    LaSalle  Hulen Gardens                                  7415 Tallow Wind Trail                      Fort Worth
  85      KEY    Kla Ha Ya Village                              1100 Avenue D                               Snohomish
  86      PNC    Oxnard Marketplace - Lot 18                    1700, 1720, 1740 & 1742 Ventura Boulevard   Oxnard
  87      KEY    Telegraph Self Storage                         8935 Telegraph Road                         Lorton
  88      PNC    Oaks at St. Johns Apartments                   210 Nettles Lane                            St. Augustine
  89      EHY    Forrest Oaks                                   2123 Rockford Street                        Mount Airy
  90     JPMCB   Cornerstone Plaza Shopping Center              2757 East Southlake Boulevard               Southlake
  91      KEY    Bridgeway Tech Center II                       7021 Harbour View Boulevard                 Suffolk
  92    LaSalle  La Galleria at the Mills                       4323 East Mills Center                      Ontario
  93      PNC    Glen Forest Shopping Center                    5898-5918 Leesburg Pike                     Falls Church
  94      PNC    Pinnacle Peak Office Building                  2222 West Pinnacle Peak Road                Phoenix
  95     JPMCB   Village Shopping Center at College Station     700 and 702 University Drive East           College Station
  96      AMCC   Sierra North Plaza                             106, 141, 181, 200, & 201 Sierra Drive      Altoona
  97    LaSalle  Bayou Village Apartments                       6310 Dumfries Drive                         Houston
  98    LaSalle  Banderas Corporate Center                      30211 Avenida de las Banderas               Rancho Santa Margarita
  99    LaSalle  Summerhill Plaza                               23910-23928 Summerhill Lane                 Valencia
  100     AMCC   Grand Parkway                                  17310 & 17320 West Grand Parkway and 5610   Sugar Land
                                                                & 5630 West River Park Drive
  101    JPMCB   12411-51 Burbank Boulevard                     12411-51 Burbank Boulevard                  Valley Village
  102    JPMCB   Dobson Medical Clinic                          725 South Dobson Road                       Chandler
  103    JPMCB   8295 Bavaria Road                              8295 Bavaria Road                           Macedonia
  104     PNC    Polo Club Apartments                           12817 East 40th Street                      Tulsa
  105   LaSalle  Storage USA                                    9165 Washington Street                      Savage
  106   LaSalle  Walgreens - Lower Providence                   7 North Park Avenue                         Norristown
  107    JPMCB   Liberty Bell Bank Plaza                        2075-2099 Marlton Pike East                 Cherry Hill
  108   LaSalle  Self Storage Depot                             25065 Globe Street                          Moreno Valley
  109   LaSalle  Walgreens-West Lafayette                       1000 Sagamore Parkway                       West Lafayette
  110    JPMCB   14100 Parke Long Court                         14100 Parke Long Court                      Chantilly
  111     AMCC   Le Parc Apartments                             631 East Call Street                        Tallahassee
  112     PNC    Cross Park Center                              9219 Cross Park Drive                       Knoxville
  113     AMCC   Walgreens-Issaquah, WA                         6300 East Lake Sammamish Parkway SE         Issaquah
  114    JPMCB   46 East Oak Street                             46 East Oak Street                          Chicago
  115     AMCC   Shoppes of Hidden Harbour                      1242-1332 Sarno Road                        Melbourne
  116    JPMCB   Blackstone Centre                              302 South 36th Street                       Omaha
  117   LaSalle  Lockaway Self Storage                          83050 45th Avenue                           Indio
  118     EHY    Harbor View & Lakeview Apartments              85 Worth Road                               Sackets Harbor
  119   LaSalle  Best Building                                  235 North McPherson Church Road             Fayetteville
  120    JPMCB   The Storage Center- Feu Follet                 200 Feu Follet Road                         Lafayette
  121   LaSalle  Stonebridge Station                            660-680 West Crossville Road                Roswell
  122   LaSalle  Walgreens - Duluth, GA                         2705 Buford Highway                         Duluth
  123     AMCC   Petco - Miami, FL                              1635 NW 107th Avenue                        Doral
  124   LaSalle  Emerling Apartment Portfolio                   Various                                     Various
124.01           Oakwood Apartments                             7287 Boston State Road                      Hamburg
124.02           Maple Wood Apartments                          366 West Main Street                        Springville
124.03           Creekside Court Apartments                     5457-5482 Creekside Court                   Hamburg
124.04           Parkside Apartments                            56 North Buffalo Street                     Springville
  125   LaSalle  Southgate I&II                                 Various                                     Baton Rouge
125.01           Southgate I                                    4520 Burbank Drive                          Baton Rouge
125.02           Southgate II                                   4225 Nicholson Drive                        Baton Rouge
  126     AMCC   Heartland Pointe Apartments                    13515, 13517, 13525, 13527 & 13625 Bradley  Becker
                                                                Boulevard
  127     PNC    Chouteau Crossing                              4335 NE Chouteau Trafficway                 Kansas City
  128     PNC    Duarte Shops                                   904-946 Hamilton Road                       Duarte
  129   LaSalle  Walgreens - Albuquerque                        1900 Wyoming Boulevard NE                   Albuquerque
  130   LaSalle  The Shoppes of Old Peachtree                   1160 Old Peachtree Road                     Duluth
  131   LaSalle  Dallas Industrial Portfolio                    Various                                     Various
131.01           2125 West Pioneer Parkway                      2125 West Pioneer Parkway                   Grand Prairie
131.02           1229 Colorado Lane                             1229 Colorado Lane                          Arlington
  132     EHY    University Heights - Cencor Portfolio          12822 West IH-10                            San Antonio
  133   LaSalle  Roosevelt Self Storage                         6902 Roosevelt Way Northeast                Seattle
  134     KEY    Smurfit Recycling Company                      701 SW 34th Street                          Renton
  135     EHY    365 South Street                               365 South Street                            Morristown
  136     AMCC   Petco-Bloomingdale, IL                         412 West Army Trail Road                    Bloomingdale
  137    JPMCB   Willow Avenue Plaza                            844 Willow Avenue                           Hercules
  138   LaSalle  Stern and Ventura Boulevard                    13901 Ventura Boulevard                     Sherman Oaks
  139   LaSalle  437 Turnpike Street                            437 Turnpike Street                         Canton

                                                  NUMBER OF  PROPERTY              PROPERTY                               YEAR
LOAN #   STATE   ZIP CODE  COUNTY                PROPERTIES  TYPE                  SUBTYPE                 YEAR BUILT  RENOVATED
------   -----   --------  ------                ----------  --------              --------                ----------  ---------

  78      AZ      85257    Maricopa                   1      Multifamily           Garden                     1985
  79      PA      18936    Montgomery                 1      Retail                Unanchored                 2005
  80      NY      12205    Albany                     1      Industrial            Warehouse/Distribution     1985
  81      IN      46038    Hamilton                   1      Industrial            Warehouse/Distribution     1989        2004
  82      PA      15301    Washington                 1      Office                Suburban                   1977        2001
  83      TX      78728    Travis                     1      Multifamily           Garden                     1986
  84      TX      76133    Tarrant                    1      Multifamily           Garden                     1979
  85      WA      98290    Snohomish                  1      Multifamily           Garden                     2004
  86      CA      93030    Ventura                    1      Retail                Unanchored                 1988        2000
  87      VA      22079    Fairfax                    1      Self Storage          Self Storage               2001
  88      FL      32095    St. Johns                  1      Multifamily           Garden                     2004
  89      NC      27030    Surry                      1      Retail                Anchored                   1987
  90      TX      76092    Tarrant                    1      Retail                Unanchored                 2004
  91      VA      23435    Suffolk City               1      Office                Suburban                   2004
  92      CA      91764    San Bernardino             1      Retail                Unanchored                 2005
  93      VA      22041    Fairfax                    1      Retail                Unanchored                 1964        2004
  94      AZ      85027    Maricopa                   1      Office                Suburban                   2005
  95      TX      77840    Brazos                     1      Office                Suburban                   1984
  96      PA      16601    Blair                      1      Retail                Shadow Anchored            1996
  97      TX      77096    Harris                     1      Multifamily           Garden                     1972        2005
  98      CA      92688    Orange                     1      Office                Suburban                   1988        2004
  99      CA      91354    Los Angeles                1      Retail                Unanchored                 2005
  100     TX      77479    Fort Bend                  1      Office                Suburban                   2005

  101     CA      91607    Los Angeles                1      Retail                Anchored                   1961
  102     AZ      85224    Maricopa                   1      Office                Suburban                   2001
  103     OH      44056    Summit                     1      Industrial            Warehouse/Distribution     2003
  104     OK      74146    Tulsa                      1      Multifamily           Garden                     1983        2002
  105     MD      20763    Howard                     1      Self Storage          Self Storage               2002
  106     PA      19403    Montgomery                 1      Retail                Anchored                   2005
  107     NJ      08003    Camden                     1      Retail                Unanchored                 1965
  108     CA      92551    Riverside                  1      Self Storage          Self Storage               2003
  109     IN      47906    Tippecanoe                 1      Retail                Anchored                   2001
  110     VA      20151    Fairfax                    1      Industrial            Flex                       1988
  111     FL      32301    Leon                       1      Multifamily           Garden                     1970
  112     TN      37923    Knox                       1      Office                Suburban                   2003
  113     WA      98029    King                       1      Retail                Anchored                   2002
  114     IL      60611    Cook                       1      Retail                Shadow Anchored            1894        2002
  115     FL      32935    Brevard                    1      Retail                Anchored                   1989
  116     NE      68131    Douglas                    1      Office                CBD                        1915        1999
  117     CA      92201    Riverside                  1      Self Storage          Self Storage               1987
  118     NY      13685    Jefferson                  1      Multifamily           Garden                     1816        1997
  119     NC      28314    Cumberland                 1      Retail                Anchored                   1973        1999
  120     LA      70508    Lafayette                  1      Self Storage          Self Storage               1997
  121     GA      30075    Fulton                     1      Retail                Shadow Anchored            2005
  122     GA      30096    Gwinnett                   1      Retail                Anchored                   2000
  123     FL      33172    Miami-Dade                 1      Retail                Anchored                   1985        2005
  124     NY     Various   Erie                       4      Multifamily           Garden                    Various    Various
124.01    NY      14075    Erie                       1      Multifamily           Garden                     1990        2003
124.02    NY      14141    Erie                       1      Multifamily           Garden                     1992
124.03    NY      14075    Erie                       1      Multifamily           Garden                     1959        2002
124.04    NY      14141    Erie                       1      Multifamily           Garden                     1970
  125     LA      70808    East Baton Rouge           2      Retail                Unanchored                Various
125.01    LA      70808    East Baton Rouge           1      Retail                Unanchored                 2001
125.02    LA      70808    East Baton Rouge           1      Retail                Unanchored                 2002
  126     MN      55308    Sherburne                  1      Multifamily           Garden                     1996        2000

  127     MO      64117    Clay                       1      Retail                Unanchored                 2001
  128     CA      91010    Los Angeles                1      Retail                Unanchored                 2005
  129     NM      87112    Bernalillo                 1      Retail                Anchored                   2005
  130     GA      30097    Gwinnett                   1      Retail                Shadow Anchored            2004
  131     TX     Various   Various                    2      Industrial            Flex                      Various    Various
131.01    TX      75051    Dallas                     1      Industrial            Flex                       1981        2000
131.02    TX      76015    Tarrant                    1      Industrial            Warehouse/Distribution     1978
  132     TX      78249    Bexar                      1      Retail                Unanchored                 2005
  133     WA      98115    King                       1      Self Storage          Self Storage               1995
  134     WA      98055    King                       1      Industrial            Flex                       1996
  135     NJ      07960    Morris                     1      Office                Suburban                   1910        1984
  136     IL      60108    DuPage                     1      Retail                Shadow Anchored            1987        2005
  137     CA      94547    Contra Costa               1      Retail                Unanchored                 1989        2002
  138     CA      91423    Los Angeles                1      Retail                Unanchored                 1985        2004
  139     MA      02021    Norfolk                    1      Industrial            Flex                       1978        1988

                                                                                                                    ORIGINAL
                     UNIT OF                 OCCUPANCY    APPRAISED    APPRAISAL      CURRENT        ORIGINAL        BALANCE
LOAN #      UNITS    MEASURE    OCCUPANCY %     DATE    VALUE ($)(15)   DATE(15)  LTV % (1),(19)  BALANCE ($)(2)  PER UNIT ($)
------      -----    -------    -----------  ---------  -------------  ---------  --------------  --------------  ------------

  78          160     Units         94.4      06/22/05     12,000,000   06/21/05       66.7            8,000,000        50,000
  79       37,640  Square Feet     100.0      08/15/05     10,400,000   08/01/05       76.9            8,000,000           213
  80      201,800  Square Feet      95.9      06/20/05     13,400,000   05/19/05       59.7            8,000,000            40
  81      177,861  Square Feet     100.0      08/17/05     11,300,000   07/12/05       58.8            7,910,000            44
  82      136,934  Square Feet      88.8      05/23/05     10,000,000   04/01/05       79.0            7,900,000            58
  83          212     Units         92.5      06/13/05     10,150,000   12/31/04       76.8            7,800,000        36,792
  84          200     Units         97.5      06/25/05      9,500,000   06/24/05       80.0            7,600,000        38,000
  85       54,150  Square Feet      94.7      07/14/05      9,300,000   05/02/05       79.9            7,440,000           137
  86       33,509  Square Feet     100.0      05/31/05      9,300,000   05/18/05       79.8            7,425,000           222
  87          850     Units         73.2      06/30/05     10,100,000   01/03/05       70.9            7,200,000         8,471
  88          158     Units         91.9      04/01/05      9,230,000   06/22/05       75.8            7,000,000        44,304
  89      126,119  Square Feet      93.1      05/18/05      8,500,000   04/20/05       79.9            6,800,000            54
  90       26,850  Square Feet      93.6      07/01/05      8,550,000   08/24/05       78.6            6,720,000           250
  91       65,498  Square Feet     100.0      07/25/05      8,800,000   08/01/05       75.0            6,600,000           101
  92       20,470  Square Feet     100.0      08/03/05      7,900,000   05/06/05       75.9            6,000,000           293
  93       39,968  Square Feet     100.0      06/01/05     10,500,000   07/21/05       57.1            6,000,000           150
  94       40,333  Square Feet      74.5      07/01/05      7,500,000   06/28/05       80.0            6,000,000           149
  95       80,088  Square Feet      98.4      08/01/05      7,700,000   07/04/05       77.4            5,960,000            74
  96       41,618  Square Feet     100.0      07/21/05      7,475,000   07/06/05       78.9            5,900,000           142
  97          314     Units         92.4      06/30/05      7,430,000   05/16/05       78.1            5,800,000        18,471
  98       40,309  Square Feet      84.0      04/30/05      7,500,000   06/09/05       76.7            5,750,000           143
  99       15,979  Square Feet     100.0      07/22/05      8,920,000   08/01/05       63.8            5,700,000           357
  100      36,430  Square Feet      90.1      07/11/05      7,990,000   08/04/05       70.0            5,600,000           154

  101      40,160  Square Feet     100.0      07/07/05      7,100,000   06/13/05       77.4            5,500,000           137
  102      29,466  Square Feet      83.0      08/31/05      8,000,000   06/24/05       67.5            5,400,000           183
  103     136,800  Square Feet     100.0      08/09/05      6,750,000   07/08/05       80.0            5,400,000            39
  104         232     Units         90.1      06/30/05      7,000,000   06/27/05       75.7            5,300,000        22,845
  105         699     Units         46.2      08/04/05      8,250,000   06/22/05       63.0            5,200,000         7,439
  106      14,490  Square Feet     100.0      09/01/05      6,500,000   04/01/05       79.9            5,200,000           359
  107      40,665  Square Feet     100.0      06/01/05      8,600,000   06/20/05       58.1            5,000,000           123
  108         843     Units         81.0      06/01/05      8,050,000   05/25/05       62.0            5,000,000         5,931
  109      14,175  Square Feet     100.0      09/01/05      6,825,000   06/27/05       71.7            4,900,000           346
  110      53,524  Square Feet      93.7      07/01/05      6,800,000   07/05/05       71.3            4,850,000            91
  111         186     Units         83.9      04/05/05      6,300,000   08/01/05       76.2            4,800,000        25,806
  112      41,617  Square Feet      93.5      08/01/05      6,000,000   07/24/05       80.0            4,800,000           115
  113      15,017  Square Feet     100.0      07/18/05      6,550,000   06/02/05       68.6            4,500,000           300
  114       9,526  Square Feet     100.0      08/02/05      6,900,000   06/30/05       63.8            4,400,000           462
  115      89,722  Square Feet      97.5      07/29/05      6,300,000   05/20/05       68.2            4,300,000            48
  116      95,559  Square Feet      91.6      06/30/05      5,750,000   06/16/05       73.8            4,250,000            44
  117         552     Units         85.1      07/08/05      5,630,000   06/16/05       74.6            4,200,000         7,609
  118         122     Units        100.0      06/01/05      5,000,000   05/12/05       82.9            4,150,000        34,016
  119      71,181  Square Feet     100.0      01/18/05      5,860,000   06/14/05       70.7            4,150,000            58
  120         677     Units         77.3      07/22/05      6,400,000   07/02/05       62.5            4,000,000         5,908
  121      11,580  Square Feet     100.0      07/25/05      5,100,000   07/02/05       78.4            4,000,000           345
  122      15,120  Square Feet     100.0      09/01/05      5,121,000   04/21/05       78.0            4,000,000           265
  123      20,255  Square Feet     100.0      03/25/05      5,700,000   02/22/05       68.3            3,900,000           193
  124         141     Units         97.9      05/24/05      5,570,000                  68.2            3,800,000        26,950
124.01         56     Units         94.6      05/24/05      2,500,000   06/02/05                       1,705,566        30,457
124.02         40     Units        100.0      05/24/05      1,650,000   06/06/05                       1,125,673        28,142
124.03         28     Units        100.0      05/24/05        890,000   06/02/05                         607,181        21,685
124.04         17     Units        100.0      05/24/05        530,000   06/06/05                         361,580        21,269
  125      28,215  Square Feet      86.5      07/20/05      4,750,000   06/08/05       79.9            3,798,600           135
125.01     21,753  Square Feet      87.5      07/20/05      3,510,000   06/08/05                       2,806,965           129
125.02      6,462  Square Feet      83.2      07/20/05      1,240,000   06/08/05                         991,635           153
  126          75     Units        100.0      05/31/05      4,900,000   06/09/05       75.4            3,700,000        49,333

  127      23,603  Square Feet      94.1      06/22/05      4,500,000   07/11/05       80.0            3,600,000           153
  128      12,030  Square Feet     100.0      08/04/05      5,970,000   06/15/05       58.6            3,500,000           291
  129      14,550  Square Feet     100.0      09/01/05      4,725,000   04/12/05       74.0            3,500,000           241
  130      16,057  Square Feet      83.6      03/01/05      4,650,000   06/18/05       75.2            3,500,000           218
  131     109,377  Square Feet      97.2      08/01/05      4,400,000   04/29/05       77.6            3,415,000            31
131.01     55,750  Square Feet      94.6      08/01/05      2,300,000   04/29/05                       1,785,114            32
131.02     53,627  Square Feet     100.0      08/01/05      2,100,000   04/29/05                       1,629,886            30
  132      18,000  Square Feet     100.0      06/16/05      5,100,000   06/26/05       66.7            3,400,000           189
  133         598     Units         90.5      06/16/05      5,000,000   05/25/05       65.4            3,275,000         5,477
  134      62,617  Square Feet     100.0      06/01/05      4,300,000   06/10/05       74.9            3,225,000            52
  135      19,626  Square Feet      97.8      07/01/05      4,300,000   07/11/05       74.4            3,200,000           163
  136      20,594  Square Feet     100.0      06/22/05      4,750,000   06/13/05       67.4            3,200,000           155
  137      15,375  Square Feet     100.0      05/25/05      4,360,000   07/06/05       72.8            3,175,000           207
  138      14,843  Square Feet      88.9      05/04/05      4,940,000   06/01/05       63.9            3,160,000           213
  139      51,757  Square Feet     100.0      09/01/05      4,420,000   05/20/05       70.1            3,100,000            60

                           CURRENT                   LOAN    % OF     % OF                                                 NET
            CURRENT        BALANCE    % OF INITIAL   GROUP   LOAN     LOAN    CROSSED     RELATED    INTEREST   ADMIN.    MORTGAGE
LOAN #  BALANCE ($)(2)  PER UNIT ($)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN (3)  BORROWER(4)   RATE %     FEE %   RATE %(5)
------  --------------  ------------  ------------  ------  -------  -------  --------  -----------  --------  --------  ---------

  78         8,000,000        50,000       0.3%        2               2.0%                          5.160000  0.020800   5.139200
  79         8,000,000           213       0.3%        1      0.4%                                   5.321000  0.070800   5.250200
  80         8,000,000            40       0.3%        1      0.4%                                   5.170000  0.050800   5.119200
  81         7,910,000            44       0.3%        1      0.3%                1                  5.380000  0.050800   5.329200
  82         7,900,000            58       0.3%        1      0.3%                                   5.250000  0.020800   5.229200
  83         7,800,000        36,792       0.3%        2               2.0%                  B       5.181715  0.020800   5.160915
  84         7,600,000        38,000       0.3%        2               1.9%                          5.450000  0.090800   5.359200
  85         7,432,871           137       0.3%        1      0.3%                                   5.430000  0.050800   5.379200
  86         7,425,000           222       0.3%        1      0.3%                2                  5.330000  0.080800   5.249200
  87         7,165,515         8,430       0.3%        1      0.3%                                   5.750000  0.125800   5.624200
  88         6,996,089        44,279       0.3%        2               1.8%                          7.360000  0.050800   7.309200
  89         6,793,159            54       0.3%        1      0.3%                           H       5.230000  0.020800   5.209200
  90         6,720,000           250       0.3%        1      0.3%                                   5.175000  0.020800   5.154200
  91         6,600,000           101       0.2%        1      0.3%                                   5.310000  0.050800   5.259200
  92         6,000,000           293       0.2%        1      0.3%                                   5.300000  0.020800   5.279200
  93         6,000,000           150       0.2%        1      0.3%                                   5.210000  0.050800   5.159200
  94         6,000,000           149       0.2%        1      0.3%                                   5.380000  0.100800   5.279200
  95         5,960,000            74       0.2%        1      0.3%                                   5.280000  0.020800   5.259200
  96         5,900,000           142       0.2%        1      0.3%                                   5.220000  0.070800   5.149200
  97         5,800,000        18,471       0.2%        2               1.5%                          5.175000  0.020800   5.154200
  98         5,750,000           143       0.2%        1      0.3%                                   5.170000  0.020800   5.149200
  99         5,695,011           356       0.2%        1      0.2%                                   5.790000  0.020800   5.769200
  100        5,594,447           154       0.2%        1      0.2%                                   5.290000  0.020800   5.269200

  101        5,494,251           137       0.2%        1      0.2%                                   5.070000  0.020800   5.049200
  102        5,400,000           183       0.2%        1      0.2%                                   5.160000  0.020800   5.139200
  103        5,400,000            39       0.2%        1      0.2%                           G       5.070000  0.020800   5.049200
  104        5,300,000        22,845       0.2%        2               1.3%                          5.350000  0.100800   5.249200
  105        5,200,000         7,439       0.2%        1      0.2%                                   5.130000  0.090800   5.039200
  106        5,190,520           358       0.2%        1      0.2%                                   5.640000  0.020800   5.619200
  107        4,994,724           123       0.2%        1      0.2%                                   5.030000  0.020800   5.009200
  108        4,990,324         5,920       0.2%        1      0.2%                                   5.400000  0.020800   5.379200
  109        4,894,830           345       0.2%        1      0.2%                                   5.030000  0.020800   5.009200
  110        4,850,000            91       0.2%        1      0.2%                                   5.100000  0.070800   5.029200
  111        4,800,000        25,806       0.2%        2               1.2%                          5.320000  0.020800   5.299200
  112        4,800,000           115       0.2%        1      0.2%                                   5.300000  0.080800   5.219200
  113        4,495,407           299       0.2%        1      0.2%                                   5.170000  0.020800   5.149200
  114        4,400,000           462       0.2%        1      0.2%                                   4.960000  0.020800   4.939200
  115        4,295,859            48       0.2%        1      0.2%                                   5.410000  0.020800   5.389200
  116        4,245,505            44       0.2%        1      0.2%                                   5.020000  0.070800   4.949200
  117        4,200,000         7,609       0.2%        1      0.2%                                   5.170000  0.020800   5.149200
  118        4,146,302        33,986       0.2%        2               1.0%                  F       5.720000  0.020800   5.699200
  119        4,143,982            58       0.2%        1      0.2%                                   5.330000  0.090800   5.239200
  120        4,000,000         5,908       0.1%        1      0.2%                                   5.440000  0.020800   5.419200
  121        4,000,000           345       0.1%        1      0.2%                                   5.190000  0.070800   5.119200
  122        3,992,021           264       0.1%        1      0.2%                                   5.275000  0.020800   5.254200
  123        3,892,490           192       0.1%        1      0.2%                           I       5.420000  0.020800   5.399200
  124        3,800,000        26,950       0.1%        2               1.0%                          5.330000  0.020800   5.309200
124.01       1,705,566        30,457                   2
124.02       1,125,673        28,142                   2
124.03         607,181        21,685                   2
124.04         361,580        21,269                   2
  125        3,794,978           135       0.1%        1      0.2%                           Q       5.450000  0.020800   5.429200
125.01       2,804,289           129                   1
125.02         990,689           153                   1
  126        3,694,373        49,258       0.1%        2               0.9%                          5.070000  0.020800   5.049200

  127        3,600,000           153       0.1%        1      0.2%                           K       5.120000  0.100800   5.019200
  128        3,500,000           291       0.1%        1      0.2%                                   5.490000  0.100800   5.389200
  129        3,496,696           240       0.1%        1      0.2%                                   5.490000  0.020800   5.469200
  130        3,496,307           218       0.1%        1      0.2%                                   5.030000  0.070800   4.959200
  131        3,415,000            31       0.1%        1      0.1%                                   5.370000  0.020800   5.349200
131.01       1,785,114            32                   1
131.02       1,629,886            30                   1
  132        3,400,000           189       0.1%        1      0.1%                                   5.510000  0.020800   5.489200
  133        3,268,663         5,466       0.1%        1      0.1%                                   5.400000  0.070800   5.329200
  134        3,221,645            51       0.1%        1      0.1%                                   5.090000  0.050800   5.039200
  135        3,200,000           163       0.1%        1      0.1%                           H       5.550000  0.020800   5.529200
  136        3,200,000           155       0.1%        1      0.1%                           I       5.300000  0.020800   5.279200
  137        3,175,000           207       0.1%        1      0.1%                                   5.540000  0.020800   5.519200
  138        3,156,950           213       0.1%        1      0.1%                                   5.400000  0.020800   5.379200
  139        3,100,000            60       0.1%        1      0.1%                                   5.250000  0.020800   5.229200

                       MONTHLY DEBT    ANNUAL DEBT                     FIRST
LOAN #  ACCRUAL TYPE  SERVICE ($)(6)  SERVICE ($)(7)  NOTE DATE  PAYMENT DATE (17)  REM. TERM  REM. AMORT  I/O PERIOD (8)  SEASONING
------  ------------  --------------  --------------  ---------  -----------------  ---------  ----------  --------------  ---------

  78     Actual/360    43,731.40        524,776.80     07/18/05      09/01/05          119         360            36            1
  79     Actual/360    44,528.76        534,345.12     08/17/05      10/01/05          120         360            24            0
  80     Actual/360    43,780.73        525,368.76     08/30/05      10/01/05          120         360             0            0
  81     Actual/360    44,318.38        531,820.56     08/30/05      10/01/05          120         360             0            0
  82     Actual/360    43,624.09        523,489.08     06/10/05      08/01/05          118         360            24            2
  83     Actual/360    34,148.94        409,787.28     03/23/05      05/01/05           79          0             84            5
  84     Actual/360    34,996.06        419,952.72     08/02/05      10/01/05           60          0             60            0
  85     Actual/360    41,917.32        503,007.84     07/15/05      09/01/05          119         359             0            1
  86     Actual/360    41,369.81        496,437.72     07/29/05      09/01/05          119         360            24            1
  87     Actual/360    42,017.25        504,207.00     03/04/05      05/01/05          115         355             0            5
  88     Actual/360    48,275.72        579,308.64     07/31/05      09/01/05          215         359             0            1
  89     Actual/360    37,465.66        449,587.92     07/28/05      09/11/05          119         359             0            1
  90     Actual/360    36,796.54        441,558.48     07/22/05      09/01/05          119         360            60            1
  91     Actual/360    36,691.10        440,293.20     08/01/05      09/01/05          119         360            24            1
  92     Actual/360    33,318.28        399,819.36     08/11/05      10/01/05          120         360             0            0
  93     Actual/360    32,983.73        395,804.76     08/16/05      10/01/05          120         360             0            0
  94     Actual/360    33,616.98        403,403.76     08/17/05      10/01/05          120         360            60            0
  95     Actual/360    33,022.17        396,266.04     08/09/05      10/01/05          120         360             0            0
  96     Actual/360    32,470.47        389,645.64     08/12/05      10/11/05          120         360             0            0
  97     Actual/360    31,758.92        381,107.04     07/14/05      09/01/05          119         360            24            1
  98     Actual/360    31,467.40        377,608.80     07/13/05      09/01/05          119         360            24            1
  99     Actual/360    33,408.63        400,903.56     07/27/05      09/01/05          119         359             0            1
 100     Actual/360    31,062.29        372,747.48     07/13/05      09/11/05          119         359             0            1

 101     Actual/360    29,760.93        357,131.16     07/09/05      09/01/05          119         359             0            1
 102     Actual/360    29,518.70        354,224.40     08/19/05      10/01/05          120         360            24            0
 103     Actual/360    29,219.82        350,637.84     08/23/05      10/01/05          120         360             0            0
 104     Actual/360    29,595.93        355,151.16     08/15/05      10/01/05          120         360             0            0
 105     Actual/360    28,329.32        339,951.84     08/12/05      10/01/05          120         360            60            0
 106     Actual/360    29,983.40        359,800.80     06/15/05      08/01/05          118         358             0            2
 107     Actual/360    26,932.83        323,193.96     08/01/05      09/01/05          119         359             0            1
 108     Actual/360    28,076.54        336,918.48     06/30/05      08/01/05          118         358             0            2
 109     Actual/360    26,394.17        316,730.04     07/29/05      09/01/05          119         359             0            1
 110     Actual/360    26,333.06        315,996.72     07/21/05      09/01/05          119         360            36            1
 111     Actual/360    26,714.27        320,571.24     06/09/05      08/11/05          118         360            12            2
 112     Actual/360    26,654.62        319,855.44     08/25/05      10/01/05          120         360             0            0
 113     Actual/360    24,626.66        295,519.92     08/01/05      09/11/05          119         359             0            1
 114     Actual/360    23,512.70        282,152.40     08/02/05      10/01/05          120         360             0            0
 115     Actual/360    24,172.67        290,072.04     08/05/05      09/11/05          119         359             0            1
 116     Actual/360    22,866.90        274,402.80     07/15/05      09/01/05          119         359             0            1
 117     Actual/360    23,680.41        284,164.92     07/13/05      09/01/05          119         336            24            1
 118     Actual/360    24,139.24        289,670.88     07/29/05      09/11/05          119         359             0            1
 119     Actual/360    25,065.04        300,780.48     07/22/05      09/01/05          119         299             0            1
 120     Actual/360    24,420.38        293,044.56     08/10/05      10/01/05          120         300             0            0
 121     Actual/360    21,939.73        263,276.76     07/25/05      09/01/05          119         360            60            1
 122     Actual/360    22,150.13        265,801.56     06/03/05      08/01/05          118         358             0            2
 123     Actual/360    21,948.42        263,381.04     06/10/05      08/11/05          118         358             0            2
 124     Actual/360    25,776.21        309,314.52     08/15/05      10/01/05          120         240             0            0
124.01
124.02
124.03
124.04
 125     Actual/360    21,449.02        257,388.24     07/26/05      09/01/05          119         359             0            1
125.01
125.02
 126     Actual/360    21,781.00        261,372.00     07/20/05      09/11/05          119         299             0            1

 127     Actual/360    19,590.46        235,085.52     08/10/05      10/01/05          120         360            36            0
 128     Actual/360    19,850.66        238,207.92     08/17/05      10/01/05          120         360             0            0
 129     Actual/360    19,850.66        238,207.92     07/11/05      09/01/05          119         359             0            1
 130     Actual/360    18,852.98        226,235.76     07/15/05      09/01/05          119         359             0            1
 131     Actual/360    19,112.37        229,348.44     07/22/05      09/01/05          119         360            12            1
131.01
131.02
 132     Actual/360    19,326.16        231,913.92     05/20/05      07/01/05          117         360            12            3
 133     Actual/360    18,390.13        220,681.56     06/29/05      08/01/05          118         358             0            2
 134     Actual/360    17,490.32        209,883.84     07/07/05      09/01/05          119         359             0            1
 135     Actual/360    18,269.76        219,237.12     08/31/05      10/11/05          120         360             0            0
 136     Actual/360    17,769.75        213,237.00     08/02/05      10/11/05          120         360             0            0
 137     Actual/360    18,107.05        217,284.60     08/24/05      10/01/05          120         360            24            0
 138     Actual/360    17,744.37        212,932.44     07/21/05      09/01/05          119         359             0            1
 139     Actual/360    17,118.31        205,419.72     07/18/05      09/01/05          119         360            36            1

           PAYMENT   GRACE   MATURITY/               FINAL
LOAN #    DUE DATE  PERIOD  ARD DATE(9)  ARD LOAN  MAT DATE   LOAN #
------    --------  ------  -----------  --------  --------   ------

  78          1        7      08/01/15      No                  78
  79          1        7      09/01/15      No                  79
  80          1        5      09/01/15      No                  80
  81          1        5      09/01/15      No                  81
  82          1        5      07/01/15      No                  82
  83          1        5      04/01/12      No                  83
  84          1        5      09/01/10      No                  84
  85          1        5      08/01/15      No                  85
  86          1        5      08/01/15      No                  86
  87          1       10      04/01/15      No                  87
  88          1        5      08/01/23      No                  88
  89         11        0      08/11/15      No                  89
  90          1        7      08/01/15      No                  90
  91          1        5      08/01/15      No                  91
  92          1        5      09/01/15      No                  92
  93          1        7      09/01/15      No                  93
  94          1        5      09/01/15      No                  94
  95          1        7      09/01/15      No                  95
  96         11        0      09/11/15      No                  96
  97          1        5      08/01/15      No                  97
  98          1        5      08/01/15      No                  98
  99          1        5      08/01/15      No                  99
 100         11        0      08/11/15      No                 100

 101          1        7      08/01/15      No                 101
 102          1        7      09/01/15      No                 102
 103          1        7      09/01/15      No                 103
 104          1        5      09/01/15      No                 104
 105          1        5      09/01/15      No                 105
 106          1        5      07/01/15      No                 106
 107          1        7      08/01/15      No                 107
 108          1        5      07/01/15      No                 108
 109          1        5      08/01/15      No                 109
 110          1        7      08/01/15      No                 110
 111         11        0      07/11/15      No                 111
 112          1        5      09/01/15      No                 112
 113         11        0      08/11/15      Yes    08/11/35    113
 114          1        7      09/01/15      No                 114
 115         11        0      08/11/15      No                 115
 116          1        7      08/01/15      No                 116
 117          1        5      08/01/15      No                 117
 118         11        0      08/11/15      No                 118
 119          1        5      08/01/15      No                 119
 120          1        7      09/01/15      No                 120
 121          1        5      08/01/15      No                 121
 122          1        5      07/01/15      No                 122
 123         11        0      07/11/15      Yes    07/11/35    123
 124          1        5      09/01/15      No                 124
124.01                                                        124.01
124.02                                                        124.02
124.03                                                        124.03
124.04                                                        124.04
 125          1        5      08/01/15      No                 125
125.01                                                        125.01
125.02                                                        125.02
 126         11        0      08/11/15      No                 126

 127          1        5      09/01/15      No                 127
 128          1        5      09/01/15      No                 128
 129          1        5      08/01/15      No                 129
 130          1        5      08/01/15      No                 130
 131          1        5      08/01/15      No                 131
131.01                                                        131.01
131.02                                                        131.02
 132          1        5      06/01/15      No                 132
 133          1        5      07/01/15      No                 133
 134          1        5      08/01/15      No                 134
 135         11        0      09/11/15      No                 135
 136         11        0      09/11/15      Yes    09/11/35    136
 137          1        7      09/01/15      No                 137
 138          1        5      08/01/15      No                 138
 139          1        5      08/01/15      No                 139

ANNEX A-1

                                                                                                             REMAINING
                                                                 MATURITY/ARD         MATURITY              PREPAYMENT
LOAN #   SELLER  PROPERTY NAME                               BALANCE ($) (2),(10)  LTV %(1),(10)     PROVISION (PAYMENTS)(11)
------  -------  -------------                               --------------------  -------------  ------------------------------

  78     JPMCB   The Scottsdale Apartments                         7,105,561            59.2            L(24),Def(91),O(4)
  79     JPMCB   Montgomeryville Center                            6,977,628            67.1            L(24),Def(92),O(4)
  80      PNC    Clark Industrial Park                             6,612,558            49.3            L(36),Def(80),O(4)
  81      KEY    Goldenstream Quality Foods                        6,581,866            48.7            L(24),Def(93),O(3)
  82      EHY    Millcraft Center                                  6,879,263            68.8            L(24),Def(90),O(4)
  83      EHY    Arbors of Wells Branch - Milestone                7,800,000            76.8            L(24),Def(48),O(7)
  84    LaSalle  Hulen Gardens                                     7,600,000            80.0            L(24),Def(34),O(2)
  85      KEY    Kla Ha Ya Village                                 6,201,047            66.7            L(24),Def(92),O(3)
  86      PNC    Oxnard Marketplace - Lot 18                       6,477,946            69.7         L(34),Grtr1%orYM(81),O(4)
  87      KEY    Telegraph Self Storage                            6,060,591            60.0            L(24),Def(88),O(3)
  88      PNC    Oaks at St. Johns Apartments                      4,862,947            52.7            L(35),Def(176),O(4)
  89      EHY    Forrest Oaks                                      5,631,952            66.3            L(24),Def(91),O(4)
  90     JPMCB   Cornerstone Plaza Shopping Center                 6,213,787            72.7            L(24),Def(91),O(4)
  91      KEY    Bridgeway Tech Center II                          5,755,358            65.4            L(24),Def(92),O(3)
  92    LaSalle  La Galleria at the Mills                          4,979,997            63.0            L(24),Def(93),O(3)
  93      PNC    Glen Forest Shopping Center                       4,965,771            47.3            L(24),Def(89),O(7)
  94      PNC    Pinnacle Peak Office Building                     5,564,475            74.2         L(35),Grtr1%orYM(81),O(4)
  95     JPMCB   Village Shopping Center at College Station        4,943,665            64.2            L(24),Def(92),O(4)
  96      AMCC   Sierra North Plaza                                4,884,567            65.3            L(36),Def(81),O(3)
  97    LaSalle  Bayou Village Apartments                          5,040,918            67.8            L(24),Def(93),O(2)
  98    LaSalle  Banderas Corporate Center                         4,996,841            66.6         L(34),Grtr1%orYM(82),O(3)
  99    LaSalle  Summerhill Plaza                                  4,803,539            53.9            L(24),Def(83),O(12)
  100     AMCC   Grand Parkway                                     4,646,936            58.2            L(35),Def(81),O(3)
  101    JPMCB   12411-51 Burbank Boulevard                        4,531,874            63.8            L(24),Def(91),O(4)
  102    JPMCB   Dobson Medical Clinic                             4,691,235            58.6         L(60),Grtr1%orYM(56),O(4)
  103    JPMCB   8295 Bavaria Road                                 4,449,113            65.9            L(24),Def(92),O(4)
  104     PNC    Polo Club Apartments                              4,405,944            62.9         L(59),Grtr1%orYM(57),O(4)
  105   LaSalle  Storage USA                                       4,804,921            58.2            L(24),Def(95),O(1)
  106   LaSalle  Walgreens - Lower Providence                      4,362,711            67.1            L(24),Def(91),O(3)
  107    JPMCB   Liberty Bell Bank Plaza                           4,114,534            47.8            L(24),Def(91),O(4)
  108   LaSalle  Self Storage Depot                                4,163,838            51.7            L(24),Def(91),O(3)
  109   LaSalle  Walgreens-West Lafayette                          4,032,244            59.1            L(24),Def(92),O(3)
  110    JPMCB   14100 Parke Long Court                            4,302,200            63.3            L(24),Def(91),O(4)
  111     AMCC   Le Parc Apartments                                4,089,801            64.9            L(24),Def(91),O(3)
  112     PNC    Cross Park Center                                 3,983,998            66.4            L(36),Def(77),O(7)
  113     AMCC   Walgreens-Issaquah, WA                            3,719,878            56.8         L(59),Grtr1%orYM(57),O(3)
  114    JPMCB   46 East Oak Street                                3,612,233            52.4            L(24),Def(92),O(4)
  115     AMCC   Shoppes of Hidden Harbour                         3,581,698            56.9         L(23),Grtr1%orYM(93),O(3)
  116    JPMCB   Blackstone Centre                                 3,496,214            60.8            L(24),Def(91),O(4)
  117   LaSalle  Lockaway Self Storage                             3,567,130            63.4            L(34),Def(82),O(3)
  118     EHY    Harbor View & Lakeview Apartments                 3,489,927            69.8         L(33),Grtr1%orYM(82),O(4)
  119   LaSalle  Best Building                                     3,139,782            53.6            L(24),Def(92),O(3)
  120    JPMCB   The Storage Center- Feu Follet                    3,037,764            47.5            L(24),Def(92),O(4)
  121   LaSalle  Stonebridge Station                               3,699,503            72.5            L(24),Def(94),O(1)
  122   LaSalle  Walgreens - Duluth, GA                            3,317,949            64.8            L(24),Def(91),O(3)
  123     AMCC   Petco - Miami, FL                                 3,249,829            57.0            L(34),Def(81),O(3)
  124   LaSalle  Emerling Apartment Portfolio                      2,426,280            43.6            L(24),Def(93),O(3)
124.01           Oakwood Apartments                                1,088,995
124.02           Maple Wood Apartments                               718,737
124.03           Creekside Court Apartments                          387,682
124.04           Parkside Apartments                                 230,867
  125   LaSalle  Southgate I&II                                    3,168,011            66.7            L(24),Def(92),O(3)
125.01           Southgate I                                       2,340,993
125.02           Southgate II                                        827,018
  126     AMCC   Heartland Pointe Apartments                       2,773,320            56.6            L(35),Def(81),O(3)
  127     PNC    Chouteau Crossing                                 3,194,599            71.0            L(36),Def(77),O(7)
  128     PNC    Duarte Shops                                      2,922,341            49.0            L(36),Def(80),O(4)
  129   LaSalle  Walgreens - Albuquerque                           2,922,616            61.9            L(24),Def(92),O(3)
  130   LaSalle  The Shoppes of Old Peachtree                      2,880,174            61.9            L(24),Def(92),O(3)
  131   LaSalle  Dallas Industrial Portfolio                       2,913,566            66.2            L(24),Def(92),O(3)
131.01           2125 West Pioneer Parkway                         1,523,000
131.02           1229 Colorado Lane                                1,390,566
  132     EHY    University Heights - Cencor Portfolio             2,912,054            57.1         L(24),Grtr1%orYM(89),O(4)
  133   LaSalle  Roosevelt Self Storage                            2,727,314            54.5            L(24),Def(91),O(3)
  134     KEY    Smurfit Recycling Company                         2,659,048            61.8            L(24),Def(92),O(3)
  135     EHY    365 South Street                                  2,676,817            62.3            L(24),Def(92),O(4)
  136     AMCC   Petco-Bloomingdale, IL                            2,655,998            55.9            L(36),Def(81),O(3)
  137    JPMCB   Willow Avenue Plaza                               2,783,928            63.9            L(24),Def(92),O(4)
  138   LaSalle  Stern and Ventura Boulevard                       2,631,307            53.3            L(24),Def(92),O(3)
  139   LaSalle  437 Turnpike Street                               2,758,686            62.4            L(24),Def(93),O(2)

                                                  MOST RECENT   MOST RECENT
LOAN #  2002 NOI ($)  2003 NOI ($)  2004 NOI ($)    NOI ($)      NOI DATE
------  ------------  ------------  ------------  -----------  ------------

  78                      559,956       643,461      568,498       06/30/05
  79
  80       974,959      1,114,947     1,092,388      988,221       05/31/05
  81                                               1,014,689       07/31/05
  82       579,636        521,195       407,940
  83                      718,566       611,318      571,893       05/31/05
  84       608,396        631,414       647,204      591,001       05/31/05
  85                                                 224,860       06/30/05
  86       680,850        748,500       529,912      275,706       03/31/05
  87                                    545,416      646,470       06/30/05
  88
  89       729,884        708,742       681,084
  90                                                 582,318       06/30/05
  91
  92
  93                      676,670       838,537      903,181       06/22/05
  94
  95       500,225        558,379       503,841
  96                      551,346       609,783
  97                      665,640       597,965      543,553       07/31/05
  98                                    307,862      301,200       04/30/05
  99
  100
  101                                   523,900      515,227       05/31/05
  102                                   284,501
  103                           0       319,871      417,994       05/31/05
  104                     613,973       551,151      549,154       05/31/05
  105                     457,819       588,379      698,076       06/30/05
  106
  107      546,890        602,561       689,734      668,263       05/31/05
  108                                   335,779      417,858       05/31/05
  109
  110      403,783        429,672       505,606      527,635       05/31/05
  111      419,730        489,457       355,645
  112                     162,257       349,243      512,248       12/31/05
  113                     429,039       420,767
  114                     435,925       459,109      512,222       05/31/05
  115                     356,490       370,716      375,352       04/30/05
  116      712,187        455,175       335,278      478,100       06/30/05
  117                                   307,792      355,677       06/30/05
  118      254,565        120,536       211,279      243,158       03/31/05
  119      464,203        479,117       502,162      526,703       06/30/05
  120                     448,380       515,848      588,096       05/31/05
  121
  122
  123
  124      459,162        549,155       553,599      554,276       04/30/05
124.01     206,087        246,479       248,474      248,777       04/30/05
124.02     136,017        162,676       163,993      164,193       04/30/05
124.03      73,367         87,746        88,457       88,565       04/30/05
124.04      43,690         52,254        52,676       52,741       04/30/05
  125                                                240,347       04/30/05
125.01                                               177,604
125.02                                                62,743
  126      430,794        392,855       384,678      370,735       04/30/05
  127                                   395,949
  128
  129
  130
  131                     349,896       370,233      153,169   YTD 05/31/05
131.01                    182,900       193,531       80,066   YTD 05/31/05
131.02                    166,996       176,702       73,103   YTD 05/31/05
  132
  133      308,960        298,093       299,119      310,838       04/30/05
  134                     420,677       459,320      455,064       06/30/05
  135                     349,877       344,003      279,841       05/31/05
  136
  137      257,445        275,399       277,042
  138      228,944        363,458       233,795      264,207       05/31/05
  139                                   249,680      361,497       04/30/05

                                UW (1),(12),(16),(18)
LOAN #  UW NOI ($)  UW NCF ($)         DSCR (X)        COLLATERAL INTEREST  PML %
------  ----------  ----------  ---------------------  -------------------  -----

  78      667,947     631,184            1.20                  Fee
  79      690,955     651,433            1.22                  Fee
  80      972,629     858,355            1.63                  Fee
  81      847,559     791,118            1.49                  Fee
  82      893,071     645,125            1.23                  Fee
  83      669,767     616,767            1.51                  Fee
  84      672,706     622,706            1.48                  Fee
  85      664,300     628,961            1.25                  Fee           11.0
  86      757,066     722,595            1.46                  Fee           16.0
  87      673,375     661,089            1.31                  Fee
  88      765,616     725,616            1.25                  Fee
  89      682,045     607,116            1.35                  Fee
  90      610,879     577,642            1.31                  Fee
  91      673,096     568,935            1.29                  Fee
  92      582,079     557,977            1.40                  Fee            9.0
  93      857,743     820,774            2.07                  Fee
  94      571,804     509,473            1.26                  Fee
  95      621,299     547,898            1.38                  Fee
  96      544,075     536,640            1.38                  Fee
  97      551,331     471,236            1.24                  Fee
  98      531,392     482,316            1.28                  Fee           18.0
  99      610,567     592,191            1.48                  Fee           10.0
  100     576,339     541,351            1.45                  Fee
  101     478,140     450,181            1.26                  Fee           18.0
  102     502,558     466,503            1.32                  Fee
  103     519,937     473,425            1.35                  Fee
  104     499,863     426,472            1.20                  Fee
  105     616,121     604,192            1.78                  Fee
  106     460,750     458,576            1.27                  Fee
  107     620,140     590,143            1.83                  Fee
  108     456,641     438,979            1.30                  Fee           14.0
  109     465,600     463,474            1.46                  Fee
  110     453,748     414,675            1.31                  Fee
  111     283,722     237,222            1.18                  Fee
  112     493,226     439,362            1.37                  Fee
  113     402,262     399,994            1.35                  Fee            8.0
  114     443,177     430,583            1.53                  Fee
  115     465,898     404,319            1.39                  Fee
  116     565,354     470,874            1.72                  Fee
  117     394,958     384,175            1.35                  Fee           15.0
  118     419,899     381,799            1.32                  Fee
  119     491,449     441,229            1.47                  Fee
  120     546,939     529,411            1.81                  Fee
  121     372,129     361,664            1.37                  Fee
  122     349,200     346,932            1.31                  Fee
  123     364,282     355,400            1.35               Leasehold
  124     492,962     452,401            1.46                  Fee
124.01    221,258     203,053                                  Fee
124.02    146,030     134,015                                  Fee
124.03     78,768      72,287                                  Fee
124.04     46,907      43,047                                  Fee
  125     365,383     344,790            1.34                  Fee
125.01    269,999     254,782                                  Fee
125.02     95,384      90,008                                  Fee
  126     369,006     352,131            1.35                  Fee
  127     363,083     342,961            1.46                  Fee
  128     327,722     313,365            1.32                  Fee           16.0
  129     309,430     307,247            1.29                  Fee
  130     349,327     333,606            1.47                  Fee
  131     342,995     289,019            1.26                  Fee
131.01    179,293     151,078                                  Fee
131.02    163,702     137,941                                  Fee
  132     377,528     354,792            1.53                  Fee
  133     335,984     331,912            1.50                  Fee            6.0
  134     297,391     273,800            1.30                  Fee           12.0
  135     295,720     268,380            1.22                  Fee
  136     305,519     294,028            1.38                  Fee
  137     278,262     262,744            1.21                  Fee           16.0
  138     299,850     276,463            1.30                  Fee           18.0
  139     341,482     309,754            1.51                  Fee

                                                    UPFRONT ESCROW(13)
        ---------------------------------------------------------------------------------------------------------
        UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
LOAN #   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)    RESERVE ($)
------  -------------  --------------  --------------  -------------  --------------  ------------  -------------

  78                         8,125                                         34,854         6,452
  79                                                                       11,128         2,434
  80
  81
  82         1,874         184,637                         312,500         28,730        32,580
  83        88,758         357,500                                         71,268         2,886
  84                         2,312                                        179,166        27,921
  85         1,020                                           1,700         21,711        12,910
  86                                                     2,000,000
  87                                                                       38,820           725
  88
  89         1,892           4,375                           3,678         49,854        22,949
  90                                                       125,000         27,985         2,827          65,360
  91           818                                           5,019         16,644         5,705
  92                                                                       58,088         2,236
  93
  94                                                                                                    423,108
  95                         8,250                                         57,994         3,570
  96
  97                       368,688                                        109,124        21,938
  98                                                                       30,561                       650,000
  99                                                                       33,011         3,791
  100                                                      214,625         49,107         4,948          58,998
  101                                                                      24,221        23,818
  102                                                                      44,919         1,271       97,674.00
  103                                                                      15,184         9,044
  104                       26,875
  105                                                                      17,344         3,392
  106
  107
  108                                                                      16,800        12,113
  109
  110                                                                      13,584         4,604
  111                                                                      72,532        11,245          60,000
  112
  113                                                                                                    20,000
  114
  115                       20,000                         150,000         79,527        44,361
  116                        3,291                                         16,451        18,469          91,067
  117                        3,750                                         27,717         8,424
  118        2,542          65,650                                         99,384        38,252
  119                                                                      41,563         7,969
  120                                                                      31,980         4,923
  121                                                                      18,088         1,276
  122
  123
  124                                                                      75,530        24,943
124.01
124.02
124.03
124.04
  125                        9,250                                         24,017         9,641
125.01
125.02
  126                                                                                     6,734
  127
  128                                                                                                   163,469
  129
  130                                                       15,105         27,609         1,092
  131                       73,208                                         51,872         3,791
131.01
131.02
  132          150                                         206,475         13,002         1,968
  133                                                                      10,728           850
  134                                                                                     3,124         105,000
  135                                                                       9,710         6,070
  136
  137                        3,038                          20,000          8,545           945
  138                                                                      32,259         1,248
  139                       32,156                                          4,150         2,476         303,811

                                              MONTHLY ESCROW(14)
      -------------------------------------------------------------------------------------------------
      MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER  SINGLE
LOAN #  RESERVE ($)   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)   TENANT
------  -----------  --------------  -------------  --------------  ------------  -------------  ------

  78     3,064                                           5,809          3,226                      No
  79       314                            2,826          5,564            609                      No
  80     2,151                              833         25,890          1,846                      No
  81                                                                                               Yes
  82     1,874                           12,500         19,233          6,516                      No
  83                                                    17,817          2,886                      No
  84                                                    19,907          3,989                      No
  85     1,020                            1,700          5,428          1,614                      No
  86       855                            2,083          8,503            993                      No
  87                                                     7,764            725                      No
  88     3,333                                           8,896          5,109                      No
  89     1,892                            3,678          6,232          2,550                      No
  90       336                                           3,109            942                      No
  91       818                            5,019          8,322            519                      No
  92       250                            1,758          9,681            373                      No
  93       639                                           5,899          1,012                      No
  94       672                            2,083          8,000          1,137                      No
  95     1,335                            6,667          9,666          1,785                      No
  96        87                                                                                     No
  97     6,675                                          13,640          4,388                      No
  98       731                            3,359          6,112                                     No
  99       200                            1,665          8,253          1,264                      No
  100      607                            3,795          5,456          1,649                      No
  101      797                            1,673          6,055          1,832                      No
  102      368                                           5,615            424                      No
  103      150                            2,667          5,061          1,005                      No
  104    6,116                                           5,083          3,481                      No
  105                                                    5,781            848                      No
  106                                                                                              Yes
  107                                                                                              No
  108    1,472                                           4,200          1,101                      No
  109                                                                                              Yes
  110    1,035                            3,000          4,528            384                      No
  111    3,875                                           8,059          1,406                      No
  112      694                            1,250          2,948            734                      No
  113      189                                                                                     Yes
  114                                                                                              No
  115    1,720                            4,200          7,230          4,033                      No
  116    1,837                            4,167          8,226          2,052                      No
  117      625                                           5,543            702                      No
  118    2,542                                          11,101          3,188                      No
  119      891                                           4,618            885                      No
  120                                                    3,199                                     No
  121      147                              779          1,644            255                      No
  122                                                                                              Yes
  123      253                                                                                     Yes
  124                                                    9,441          2,771                      No
124.01                                                                                             No
124.02                                                                                             No
124.03                                                                                             No
124.04                                                                                             No
  125      319                            1,404          2,669          3,214                      No
125.01                                                                                             No
125.02                                                                                             No
  126                                                    4,063          1,122                      No
  127      295                            6,447          4,738            507                      No
  128      150                            1,000          6,398            323                      No
  129                                                                                              Yes
  130      201                              886          2,510            546                      No
  131    1,367                            3,131          6,484          1,732                      No
131.01                                                                                             No
131.02                                                                                             No
  132      150                                           2,167            328                      No
  133      339                                           2,682            425                      No
  134                                                                   1,041         10,000       Yes
  135      335                            2,005          4,855            607                      No
  136      257                                                                                     Yes
  137      192                            1,281          1,709            472                      No
  138      186                            1,274          4,609            624                      No
  139                                                    4,150            825                      No

                            LARGEST TENANT                                           2nd LARGEST TENANT
        -----------------------------------------------------  -------------------------------------------------------------
                                                      LEASE                                                          LEASE
LOAN #  LARGEST TENANT                  UNIT SIZE  EXPIRATION  2ND LARGEST TENANT                      UNIT SIZE  EXPIRATION
------  --------------                  ---------  ----------  ------------------                      ---------  ----------

  78
  79    Lane Home Furnishings, Inc.       19,906    07/28/15   LaZBoy                                    17,734    08/04/20
  80    O B Tech                          11,000    10/31/07   Trugreen Chemlawn                         10,000    01/31/12
  81    Golden Stream                    177,861    07/31/19
  82    CTG Real Estate Information       24,106    11/30/14   Commonwealth of Pennsylvania              17,670    08/31/08
        Services
  83
  84
  85    WSLCB                              4,940    10/31/13   Cascade Bank                               3,600    04/30/14
  86    The Sleep Shoppe                  13,211    04/01/13   Red Lobster                                8,355    11/30/11
  87
  88
  89    Tractor Supply Co.                27,870    04/29/07   Goody's Family Clothing                   26,196    10/31/09
  90    The Melting Pot                    5,717    07/31/14   Stone Creek Furniture                      5,578    07/31/09
  91    Lockheed Martin                   27,747    11/30/09   SAIC                                      21,852    10/31/09
  92    Ontario Jewelry Plaza              4,491    08/31/10   Platinum Collections                       3,240    08/31/10
  93    Lucky Three Rest.                 10,210    08/31/08   Machu Picchu, Inc.                         7,066    10/31/08
  94    Procter & Gamble Dist              6,302    10/31/10   Durand-Hills-Mouw-Woods LLC                4,198    07/31/10
  95    Scott & White                     12,549    05/31/10   University Book Store, Inc.               10,836    04/30/07
  96    Circuit City (Pad Lease)          16,950    09/30/18   King's Restaurant (Pad Lease)              7,163    12/31/17
  97
  98
  99    Washington Mutual                  5,264    08/01/10   Oats'n Whey                                3,423    07/01/15
 100    Bishop, Bryant & Dickerson         8,909    04/10/20   Innovative Montessori School               5,500    10/31/10
 101    Cambridge Farms                   25,000    03/28/28   Mega Video                                 2,550    11/01/07
 102    Phoenix Diagnostic Imaging         5,939    04/29/09   Arizona Heart Institute                    5,919    08/31/16
 103    Conversion Resources              72,000    06/15/10   National Distribution Centers             64,800    10/31/13
 104
 105
 106    Walgreens                         14,490    07/31/30
 107    Paniche/Spirit Shop                4,500    11/30/06   Ace Hardware                               3,600    10/31/08
 108
 109    Walgreens                         14,175    12/31/22
 110    IK&F, Inc.                        14,400    11/30/10   M&R Floors, Inc.                           6,536    08/31/06
 111
 112    Marsh USA                         14,907    02/28/11   LBM&C                                     11,034    12/31/09
 113    Walgreens                         15,017    08/31/62
 114    Mothers Work                       3,876    08/31/11   MG Institute                               1,400    12/31/05
 115    Food Lion                         29,000    10/31/09   Tumbleweeds Gymnastics, Inc.              13,500    01/31/11
 116    Mid-America Energy Holding Co.    27,874    04/30/08   Acceptance Indemnity Insurance            22,508    08/31/10
 117
 118
 119    Hamrick's                         39,984    11/30/09   NC Natural Gas Corporation                21,337    08/31/09
 120
 121    Rosewell Emergency Care Center     3,659    09/30/15   Moe's Southwest Grill                      2,493    08/31/15
 122    Walgreens                         15,120    12/31/20
 123    Petco                             20,255    12/31/18
 124
124.01
124.02
124.03
124.04
 125
125.01
125.02  Plucker's                          2,780    01/29/08   Kobe's Liquor, Inc.                        1,397    12/31/07
 126
 127    Blockbuster                        4,551    02/28/11   Dollar Planet, LLC                         3,500    02/28/08
 128    Payless ShoeSource                 3,000    06/15/10   Panda Express                              2,000    07/31/15
 129    Walgreens                         14,550    01/16/25
 130    Andronica Dental                   2,800    05/31/14   Magnolia Bakery Cafe                       2,240    04/30/14
 131
131.01  Philip Bridges                     5,000    08/31/06   Shedd's Roofing                            5,000    07/31/06
131.02  Sierra Contractors                 7,746    02/29/08   Stonecraft Mantels                         7,254    05/31/05
 132    Cici's Pizza                       5,000    06/30/15   Washington Mutual                          3,500    12/31/13
 133
 134    Smurfit Recyling Company          62,617    03/31/11
 135    Lamar Management, Inc.             6,204    11/30/06   McConnell, Budd, & Romano                  4,728    12/31/05
 136    Petco                             20,594    07/31/19
 137    Willow Food & Liquor               2,700    05/31/07   TLC Nursing Registry                       1,800    03/31/06
 138    7 Eleven                           2,325    11/30/13   Taste Of India                             1,607    12/31/07
 139    Exgenex                           21,528    08/31/05   ImageMax                                  17,000    02/28/06

                                   3RD LARGEST TENANT
        ----------------------------------------------------------------
                                                                 LEASE
LOAN #  3RD LARGEST TENANT                         UNIT SIZE  EXPIRATION  LOAN #
------  ------------------                         ---------  ----------  ------

  78                                                                        78
  79                                                                        79
  80    Asiley Const.                                 6,000    01/01/08     80
  81                                                                        81
  82    Community Bank                                9,533    09/30/08     82

  83                                                                        83
  84                                                                        84
  85    Wexler Property Group                         3,142    01/31/16     85
  86    El Torito Rest.                               7,080    11/01/15     86
  87                                                                        87
  88                                                                        88
  89    Staples                                      19,950    07/31/15     89
  90    Sleep Experts                                 5,000    07/31/09     90
  91    BMH Associates                                7,421    08/14/10     91
  92    Smart Scrubs                                  2,908    08/31/10     92
  93    Floor & carpet Ave, Inc.                      4,000    03/31/10     93
  94    American Equity Mortgage                      3,640    08/31/10     94
  95    TAMUS (TEEX)                                 10,027    07/31/08     95
  96    Firestone                                     6,941    02/28/17     96
  97                                                                        97
  98                                                                        98
  99    Coldwell Banker                               2,772    07/01/12     99
 100    Mazza, Herpin & Lee, MD                       5,271    04/03/12    100
 101    El Pollo Loco                                 2,120    06/30/09    101
 102    Skin and Cancer Center                        5,899    12/31/08    102
 103                                                                       103
 104                                                                       104
 105                                                                       105
 106                                                                       106
 107    C&C Mattress Discounters                      3,600    10/31/07    107
 108                                                                       108
 109                                                                       109
 110    Vital, Inc.                                   4,139    07/31/06    110
 111                                                                       111
 112    Nami Resources                                4,482    10/14/06    112
 113                                                                       113
 114    Oak St. Chiropractor                          1,100    03/31/09    114
 115    Performax Health Studio, Inc.                 8,750    07/31/11    115
 116    PayFlex Systems USA, Inc.                    14,972    12/31/08    116
 117                                                                       117
 118                                                                       118
 119    Home Health Services of Cumberland County     9,860    09/30/08    119
 120                                                                       120
 121    Boneheads Seafood                             2,481    07/31/15    121
 122                                                                       122
 123                                                                       123
 124                                                                       124
124.01                                                                    124.01
124.02                                                                    124.02
124.03                                                                    124.03
124.04                                                                    124.04
 125                                                                       125
125.01                                                                    125.01
125.02  Tropical Cafe                                 1,200    12/31/07   125.02
 126                                                                       126
 127    Popeyes                                       2,100    08/30/06    127
 128    Roasty Toasty                                 1,530    09/09/10    128
 129                                                                       129
 130    Elite Cleaners                                1,750    01/31/09    130
 131                                                                       131
131.01  Church of Christ                              5,000    11/30/05   131.01
131.02  Cecil Torres                                  3,100    04/30/06   131.02
 132    Payless Shoes                                 2,900    04/30/10    132
 133                                                                       133
 134                                                                       134
 135    Ashton Analytics, LLC                         2,897    04/12/10    135
 136                                                                       136
 137    Video 2U                                      1,500    12/18/07    137
 138    U.S. Nails                                    1,514    06/30/07    138
 139    Kryptonite Corp                              10,358       MTM      139

ANNEX A-1

LOAN #   SELLER  PROPERTY NAME                                  STREET ADDRESS                              CITY
------   ------  -------------                                  --------------                              ----

  140     KEY    Harbor Behavioral Health Care Institute        7074 Grove Road                             Spring Hill
  141     KEY    Store More America Phase 2                     445 Herman Avenue                           Watsonville
  142    JPMCB   South Texas Plaza                              300 South Bibb Avenue                       Eagle Pass
  143   LaSalle  La Prairie Apartments                          2007 Teasley Lane                           Denton
  144    JPMCB   Bellingham Fred Meyer Pads                     1301 and 1315 West Bakerview Road           Bellingham
  145     AMCC   CVS-Canton, GA                                 6120 Hickory Flat Highway                   Canton
  146     KEY    Arrow Self Storage                             1055 West Guadalupe Road                    Mesa
  147     AMCC   Petco-Roseville, MI                            32074 Gratiot Avenue                        Roseville
  148     AMCC   Universal Square Shopping Center               1922 Pat Booker Road                        Universal City
  149     AMCC   Bungalows Apartments                           12400 Gettysburg Avenue North               Champlin
  150    JPMCB   Woodland Court Apartments                      3913-4060 South 76th Street and 7636-7638   Milwaukee
                                                                West Waterford Avenue
  151     AMCC   Dudley Plaza                                   4-14 Airport Road                           Dudley
  152    JPMCB   3550 Salt Creek Lane                           3550 Salt Creek Lane                        Arlington Heights
  153     AMCC   Walgreens-Cincinnati, OH                       1982 Eight Mile Road                        Cincinnatti
  154   LaSalle  Walgreens - Sikeston, MO                       175 North Main Street                       Sikeston
  155   LaSalle  Southgate Village                              3920 Burbank Drive                          Baton Rouge
  156   LaSalle  The Rey Building                               120 North MacLay Avenue                     San Fernando
  157   LaSalle  Primavera Apartments                           2201 East Berry Street                      Forth Worth
  158   LaSalle  Stoney Creek Shoppes                           17247 Mercantile Boulevard                  Noblesville
  159     AMCC   CVS-Lufkin, TX                                 923 West Frank Avenue                       Lufkin
  160     EHY    Kroger - 1050 Bridgewood Drive                 1050 Bridgewood Drive                       Fort Worth
  161     AMCC   George Palmer Shopping Center                  5922-5944 Martin Luther King, Jr. Highway   Seat Pleasant
  162     AMCC   Monticello Phase II                            9301, 9331, 9341, 9361, 9371, and 9381      Monticello
                                                                Cedar Street
  163     AMCC   Walgreens-Stephenville, TX                     2315 West Washington Street                 Stephenville
  164    JPMCB   CVS - Dallas                                   10666 East Northwest Highway                Dallas
  165   LaSalle  CVS Center                                     2860 Wildwood Road                          Allison Park
  166    JPMCB   CVS Sovereign                                  1937 MacDade Boulevard                      Folsom
  167   LaSalle  CVS - Columbia                                 2908 Emmanuel Church Road                   Lexington
  168   LaSalle  Sea Breeze MHC                                 101 Adler Street                            Suisun City
  169     PNC    Blockbuster & Hallmark Center                  1041 NE Sam Walton Lane                     Lee's Summit
  170   LaSalle  Humble Shopping Center                         9910-9954 FM 1960 Bypass Road West          Humble
  171     AMCC   Alpha Omega Storall                            234 Rosedale Drive                          Hiram
  172     AMCC   Walgreens-Houston, TX                          5501 West Orem Drive                        Houston
  173   LaSalle  California Brook Estates                       93 California Brook Road                    West Swanzey
  174    JPMCB   Acorn Mini Storage - Brevard                   3546 West New Haven Avenue                  Melbourne
  175   LaSalle  Buffalo Wire Works                             1165 Clinton Street                         Buffalo
  176   LaSalle  Triton Center                                  930 Kuhn Avenue                             Wisconsin Rapids
  177   LaSalle  Arlington Arms Apartments                      18 1/2 Arlington Street                     Nashua
  178   LaSalle  Chesapeake Professional Building               22454 Three Notch Road                      Lexington Park
  179     AMCC   CVS-Sealy, TX                                  802 Meyer Street                            Sealy
  180   LaSalle  Sterling Pointe-Washington Mutual Pad          705 Highway 65                              Lincoln
  181   LaSalle  Lexington Townhomes                            Lexington Heights Road and Pamela Drive     Athens
  182   LaSalle  Plaza at Metzler Ranch                         312 Metzler Drive                           Castle Rock
  183   LaSalle  Locust Grove                                   4992-5000 Bill Gardner Parkway              Locust Grove
  184   LaSalle  Anaheim Professional Center                    5241 and 5245 East Santa Ana Canyon Road    Anaheim

                                                  NUMBER OF  PROPERTY              PROPERTY                               YEAR
LOAN #   STATE   ZIP CODE  COUNTY                PROPERTIES  TYPE                  SUBTYPE                 YEAR BUILT  RENOVATED
------   -----   --------  ------                ----------  --------              --------                ----------  ---------

  140     FL      34609    Hernando                   1      Office                Suburban                   2003
  141     CA      95076    Santa Cruz                 1      Self Storage          Self Storage               1998
  142     TX      78852    Maverick                   1      Retail                Shadow Anchored            2004
  143     TX      76205    Denton                     1      Multifamily           Garden                     1985
  144     WA      98226    Whatcom                    1      Retail                Unanchored                 2004
  145     GA      30115    Cherokee                   1      Retail                Anchored                   2005
  146     AZ      85210    Maricopa                   1      Self Storage          Self Storage               1986
  147     MI      48066    Macomb                     1      Retail                Shadow Anchored            1986        2005
  148     TX      78148    Bexar                      1      Retail                Unanchored                 1970
  149     MN      55316    Hennepin                   1      Multifamily           Garden                     1988        2004
  150     WI      53220    Milwaukee                  1      Multifamily           Garden                     1966        1969

  151     MA      01571    Worcester                  1      Retail                Anchored                   1968        2002
  152     IL      60005    Cook                       1      Office                Suburban                   1985
  153     OH      45255    Hamilton                   1      Retail                Anchored                   2004
  154     MO      63801    Scott                      1      Retail                Anchored                   2005
  155     LA      70808    East Baton Rouge           1      Retail                Unanchored                 2003
  156     CA      91340    Los Angeles                1      Retail                Unanchored                 1975        2004
  157     TX      76119    Tarrant                    1      Multifamily           Garden                     1968        2004
  158     IN      46060    Hamilton                   1      Retail                Shadow Anchored            2005
  159     TX      75904    Angelina                   1      Retail                Anchored                   1999        2005
  160     TX      76112    Tarrant                    1      Retail                Anchored                   1987
  161     MD      20743    Prince George's            1      Retail                Anchored                   1956
  162     MN      55362    Wright                     1      Retail                Shadow Anchored            2005

  163     TX      76401    Erath                      1      Retail                Anchored                   2005
  164     TX      75238    Dallas                     1      Retail                Anchored                   1998
  165     PA      15101    Allegheny                  1      Retail                Anchored                   1996
  166     PA      19033    Delaware                   1      Retail                Anchored                   2001
  167     SC      29072    Lexington                  1      Retail                Anchored                   1998
  168     CA      94585    Solano                     1      Manufactured Housing  Manufactured Housing       1967
  169     MO      64086    Jackson                    1      Retail                Unanchored                 1993
  170     TX      77338    Harris                     1      Retail                Unanchored                 1980        2003
  171     GA      30141    Paulding                   1      Self Storage          Self Storage               2004
  172     TX      77085    Harris                     1      Retail                Anchored                   2005
  173     NH      03446    Cheshire                   1      Manufactured Housing  Manufactured Housing       1989        1996
  174     FL      32904    Brevard                    1      Self Storage          Self Storage               2002        2004
  175     NY      14206    Erie                       1      Industrial            Warehouse/Distribution     1954        1988
  176     WI      54494    Wood                       1      Retail                Shadow Anchored            2005
  177     NH      03060    Hillsborough               1      Multifamily           Garden                     1978        2003
  178     MD      20653    Saint Marys                1      Office                Suburban                   1999
  179     TX      77474    Austin                     1      Retail                Anchored                   1994
  180     CA      95648    Placer                     1      Retail                Anchored                   2005
  181     GA      30605    Clarke                     1      Multifamily           Garden                     1973        1978
  182     CO      80108    Douglass                   1      Retail                Shadow Anchored            2004
  183     GA      30248    Henry                      1      Retail                Unanchored                 2004
  184     CA      92807    Orange                     1      Office                Suburban                   1988        2000

                                                                                                                    ORIGINAL
                     UNIT OF                 OCCUPANCY    APPRAISED    APPRAISAL      CURRENT        ORIGINAL        BALANCE
LOAN #      UNITS    MEASURE    OCCUPANCY %     DATE    VALUE ($)(15)   DATE(15)  LTV % (1),(19)  BALANCE ($)(2)  PER UNIT ($)
------      -----    -------    -----------  ---------  -------------  ---------  --------------  --------------  ------------

  140      25,830  Square Feet     100.0      06/22/05      5,200,000   06/15/05       59.5            3,100,000           120
  141         305     Units         83.0      08/11/05      4,080,000   10/25/04       74.8            3,050,000        10,000
  142      26,891  Square Feet     100.0      06/15/05      3,860,000   07/05/05       78.8            3,040,000           113
  143         112     Units         95.5      06/30/05      3,800,000   04/14/05       80.0            3,040,000        27,143
  144      14,438  Square Feet     100.0      07/29/05      4,700,000   04/10/05       64.2            3,020,000           209
  145      11,970  Square Feet     100.0      07/18/05      4,000,000   05/25/05       74.9            3,000,000           251
  146         854     Units         81.3      06/16/05      4,000,000   05/20/05       74.8            3,000,000         3,513
  147      20,656  Square Feet     100.0      06/22/05      4,275,000   07/06/05       67.8            2,900,000           140
  148      77,833  Square Feet      93.3      07/31/05      3,970,000   05/03/05       72.9            2,900,000            37
  149          72     Units         91.7      07/16/05      5,500,000   06/24/05       52.5            2,900,000        40,278
  150         196     Units         95.9      06/08/05     10,000,000   06/23/05       28.0            2,800,000        14,286

  151      95,610  Square Feet      98.1      07/01/05      3,900,000   06/02/05       71.8            2,800,000            29
  152      40,730  Square Feet     100.0      07/07/05      3,400,000   07/20/05       79.4            2,700,000            66
  153      14,560  Square Feet     100.0      07/19/05      4,075,000   06/24/05       66.3            2,700,000           185
  154      14,820  Square Feet     100.0      09/01/05      3,650,000   05/14/05       72.7            2,655,000           179
  155      17,994  Square Feet      89.7      07/20/05      3,380,000   06/08/05       77.5            2,622,400           146
  156       9,661  Square Feet     100.0      08/01/05      3,280,000   06/08/05       75.0            2,460,000           255
  157         164     Units         98.2      06/30/05      3,100,000   06/21/05       79.0            2,450,000        14,939
  158      11,980  Square Feet     100.0      07/11/05      3,150,000   09/01/05       76.9            2,425,000           202
  159      10,908  Square Feet     100.0      05/01/05      3,160,000   05/21/05       75.3            2,381,000           218
  160      56,000  Square Feet     100.0      05/01/05      3,150,000   05/10/05       73.2            2,310,000            41
  161      23,667  Square Feet     100.0      07/01/05      3,650,000   06/10/05       63.0            2,300,000            97
  162      18,673  Square Feet     100.0      08/08/05      2,900,000   06/30/05       77.6            2,250,000           120

  163      14,820  Square Feet     100.0      07/29/05      4,080,000   06/01/05       52.6            2,150,000           145
  164      10,908  Square Feet     100.0      06/08/05      3,800,000   06/20/05       56.4            2,150,000           197
  165      14,017  Square Feet     100.0      09/01/05      2,550,000   04/29/05       80.0            2,040,000           146
  166      22,141  Square Feet     100.0      07/11/05      4,000,000   06/27/05       50.0            2,000,000            90
  167      10,125  Square Feet     100.0      09/01/05      2,650,000   05/19/05       72.5            1,925,000           190
  168          54     Pads         100.0      06/30/05      2,730,000   06/21/05       66.8            1,825,000        33,796
  169      11,200  Square Feet     100.0      06/16/05      2,600,000   07/13/05       70.0            1,820,000           163
  170      28,944  Square Feet      91.4      04/28/05      2,320,000   06/15/05       77.6            1,800,000            62
  171         488     Units         85.5      07/22/05      3,425,000   07/16/05       52.6            1,800,000         3,689
  172      14,820  Square Feet     100.0      07/29/05      4,305,000   06/28/05       41.1            1,770,000           119
  173          98     Pads          99.0      05/31/05      2,630,000   06/28/05       66.5            1,750,000        17,857
  174         659     Units         96.8      07/27/05      5,500,000   07/20/05       29.1            1,600,000         2,428
  175     143,395  Square Feet     100.0      09/01/05      2,500,000   05/24/05       64.0            1,600,000            11
  176      11,900  Square Feet     100.0      07/05/05      1,800,000   06/21/05       77.7            1,400,000           118
  177          19     Units         89.5      04/30/05      2,100,000   05/25/05       66.6            1,400,000        73,684
  178      22,939  Square Feet      88.2      05/18/05      3,050,000   06/20/05       45.7            1,400,000            61
  179       8,640  Square Feet     100.0      05/01/05      1,770,000   05/21/05       74.8            1,325,000           153
  180       3,975  Square Feet     100.0      07/21/05      2,190,000   05/24/05       59.8            1,310,000           330
  181          42     Units         83.3      06/28/05      1,600,000   05/12/05       79.8            1,280,000        30,476
  182       6,176  Square Feet     100.0      07/05/05      1,600,000   05/17/05       74.9            1,200,000           194
  183       6,300  Square Feet     100.0      03/15/05      1,430,000   05/24/05       79.6            1,140,000           181
  184      15,701  Square Feet     100.0      05/02/05      2,460,000   06/10/05       43.9            1,080,000            69

                           CURRENT                   LOAN    % OF     % OF                                                  NET
            CURRENT        BALANCE    % OF INITIAL   GROUP   LOAN     LOAN    CROSSED     RELATED    INTEREST   ADMIN.    MORTGAGE
LOAN #  BALANCE ($)(2)  PER UNIT ($)  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN (3)  BORROWER(4)   RATE %     FEE %   RATE %(5)
------  --------------  ------------  ------------  ------  -------  -------  --------  -----------  --------  --------  ---------

  140        3,094,045           120       0.1%        1      0.1%                                   5.430000  0.050800   5.379200
  141        3,050,000        10,000       0.1%        1      0.1%                                   5.660000  0.050800   5.609200
  142        3,040,000           113       0.1%        1      0.1%                                   5.330000  0.020800   5.309200
  143        3,040,000        27,143       0.1%        2               0.8%                          5.860000  0.020800   5.839200
  144        3,016,947           209       0.1%        1      0.1%                                   5.210000  0.110800   5.099200
  145        2,997,011           250       0.1%        1      0.1%                                   5.270000  0.020800   5.249200
  146        2,991,472         3,503       0.1%        1      0.1%                                   5.450000  0.100800   5.349200
  147        2,900,000           140       0.1%        1      0.1%                           I       5.300000  0.020800   5.279200
  148        2,895,911            37       0.1%        1      0.1%                                   5.480000  0.020800   5.459200
  149        2,889,366        40,130       0.1%        2               0.7%                          4.920000  0.020800   4.899200
  150        2,800,000        14,286       0.1%        2               0.7%                          4.710000  0.070800   4.639200

  151        2,800,000            29       0.1%        1      0.1%                                   5.220000  0.020800   5.199200
  152        2,700,000            66       0.1%        1      0.1%                                   5.470000  0.080800   5.389200
  153        2,700,000           185       0.1%        1      0.1%                                   5.020000  0.020800   4.999200
  154        2,652,374           179       0.1%        1      0.1%                                   5.300000  0.020800   5.279200
  155        2,619,900           146       0.1%        1      0.1%                           Q       5.450000  0.020800   5.429200
  156        2,460,000           255       0.1%        1      0.1%                                   5.510000  0.020800   5.489200
  157        2,447,600        14,924       0.1%        2               0.6%                          5.340000  0.020800   5.319200
  158        2,422,636           202       0.1%        1      0.1%                                   5.360000  0.020800   5.339200
  159        2,378,587           218       0.1%        1      0.1%                           L       5.200000  0.020800   5.179200
  160        2,305,229            41       0.1%        1      0.1%                                   5.130000  0.020800   5.109200
  161        2,300,000            97       0.1%        1      0.1%                                   5.280000  0.020800   5.259200
  162        2,250,000           120       0.1%        1      0.1%                                   5.970000  0.020800   5.949200

  163        2,148,010           145       0.1%        1      0.1%                           O       5.570000  0.020800   5.549200
  164        2,145,049           197       0.1%        1      0.1%                                   4.971000  0.020800   4.950200
  165        2,040,000           146       0.1%        1      0.1%                                   5.300000  0.070800   5.229200
  166        2,000,000            90       0.1%        1      0.1%                                   5.020000  0.070800   4.949200
  167        1,921,238           190       0.1%        1      0.1%                                   5.360000  0.070800   5.289200
  168        1,823,137        33,762       0.1%        2               0.5%                          5.170000  0.020800   5.149200
  169        1,820,000           163       0.1%        1      0.1%                           K       5.220000  0.100800   5.119200
  170        1,800,000            62       0.1%        1      0.1%                                   5.150000  0.110800   5.039200
  171        1,800,000         3,689       0.1%        1      0.1%                                   5.920000  0.020800   5.899200
  172        1,768,354           119       0.1%        1      0.1%                           O       5.550000  0.020800   5.529200
  173        1,748,222        17,839       0.1%        1      0.1%                                   5.190000  0.020800   5.169200
  174        1,600,000         2,428       0.1%        1      0.1%                                   5.180000  0.020800   5.159200
  175        1,600,000            11       0.1%        1      0.1%                                   5.410000  0.020800   5.389200
  176        1,398,736           118       0.1%        1      0.1%                                   5.670000  0.020800   5.649200
  177        1,398,632        73,612       0.1%        2               0.4%                          5.350000  0.020800   5.329200
  178        1,395,311            61       0.1%        1      0.1%                                   5.760000  0.020800   5.739200
  179        1,323,657           153       0.0%        1      0.1%                           L       5.200000  0.020800   5.179200
  180        1,310,000           330       0.0%        1      0.1%                           M       5.300000  0.020800   5.279200
  181        1,276,711        30,398       0.0%        2               0.3%                          5.980000  0.020800   5.959200
  182        1,198,881           194       0.0%        1      0.1%                                   5.540000  0.080800   5.459200
  183        1,138,910           181       0.0%        1      0.0%                                   5.440000  0.070800   5.369200
  184        1,080,000            69       0.0%        1      0.0%                                   4.990000  0.020800   4.969200

                       MONTHLY DEBT    ANNUAL DEBT                     FIRST
LOAN #  ACCRUAL TYPE  SERVICE ($)(6)  SERVICE ($)(7)  NOTE DATE  PAYMENT DATE (17)  REM. TERM  REM. AMORT  I/O PERIOD (8)  SEASONING
------  ------------  --------------  --------------  ---------  -----------------  ---------  ----------  --------------  ---------

 140     Actual/360    17,465.55        209,586.60     06/30/05      08/01/05          118         358             0            2
 141     Actual/360    19,022.21        228,266.52     11/18/04      01/01/05          111         300            24            9
 142     Actual/360    16,937.94        203,255.28     07/20/05      09/01/05          119         360            24            1
 143     Actual/360    17,953.61        215,443.32     08/05/05      10/01/05          120         360             0            0
 144     Actual/360    16,601.81        199,221.72     07/29/05      09/01/05          119         359             0            1
 145     Actual/360    16,603.29        199,239.48     07/12/05      09/11/05          119         359             0            1
 146     Actual/360    18,333.15        219,997.80     06/30/05      08/01/05          118         298             0            2
 147     Actual/360    16,103.83        193,245.96     08/02/05      10/11/05          120         360             0            0
 148     Actual/360    17,773.92        213,287.04     07/13/05      09/11/05          119         299             0            1
 149     Actual/360    22,920.48        275,045.76     07/29/05      09/11/05          179         179             0            1
 150       30/360      21,721.54        260,658.48     08/02/05      10/01/05          180         180             0            0

 151     Actual/360    15,409.72        184,916.64     07/13/05      09/11/05          119         360            12            1
 152     Actual/360    15,279.52        183,354.24     08/31/05      10/01/05           84         360             0            0
 153     Actual/360    11,451.88        137,422.56     07/26/05      09/11/05          119          0            120            1
 154     Actual/360    14,743.34        176,920.08     07/29/05      09/01/05          119         359             0            1
 155     Actual/360    14,807.54        177,690.48     07/26/05      09/01/05          119         359             0            1
 156     Actual/360    13,983.05        167,796.60     08/05/05      10/01/05          120         360            24            0
 157     Actual/360    13,665.89        163,990.68     07/26/05      09/01/05          119         359             0            1
 158     Actual/360    13,556.63        162,679.56     07/29/05      09/01/05          119         359             0            1
 159     Actual/360    13,074.33        156,891.96     07/20/05      09/11/05          119         359             0            1
 160     Actual/360    12,584.76        151,017.12     06/30/05      08/11/05           58         358             0            2
 161     Actual/360    14,409.39        172,912.68     07/13/05      09/11/05          119         276            12            1
 162     Actual/360    14,455.55        173,466.60     08/25/05      10/11/05          120         300             0            0

 163     Actual/360    12,302.06        147,624.72     07/28/05      09/11/05          119         359             0            1
 164     Actual/360    14,154.63        169,855.56     07/19/05      09/01/05          119         239             0            1
 165     Actual/360    11,328.21        135,938.52     08/05/05      10/01/05          120         360            24            0
 166     Actual/360    10,760.89        129,130.68     08/09/05      10/01/05          120         360             0            0
 167     Actual/360    10,761.45        129,137.40     06/17/05      08/01/05          118         358             0            2
 168     Actual/360     9,987.48        119,849.76     07/29/05      09/01/05          119         359             0            1
 169     Actual/360    10,016.32        120,195.84     08/17/05      10/01/05          120         360             0            0
 170     Actual/360    12,028.86        144,346.32     08/05/05      10/01/05          120         240             0            0
 171     Actual/360    12,901.12        154,813.44     08/08/05      10/11/05          240         240             0            0
 172     Actual/360    10,105.46        121,265.52     08/06/05      09/11/05          119         359             0            1
 173     Actual/360     9,598.63        115,183.56     07/28/05      09/01/05          119         359             0            1
 174       30/360      12,803.23        153,638.76     08/23/05      10/01/05          180         180             0            0
 175     Actual/360     8,994.48        107,933.76     08/09/05      10/01/05          120         360             0            0
 176     Actual/360     8,099.01         97,188.12     08/01/05      09/01/05          119         359             0            1
 177     Actual/360     7,817.79         93,813.48     08/01/05      09/01/05          119         359             0            1
 178     Actual/360    11,633.24        139,598.88     07/29/05      09/01/05          179         179             0            1
 179     Actual/360     7,275.72         87,308.64     07/20/05      09/11/05          119         359             0            1
 180     Actual/360     7,274.49         87,293.88     07/22/05      09/01/05          119         360            60            1
 181     Actual/360     8,231.42         98,777.04     07/01/05      08/01/05          118         298             0            2
 182     Actual/360     6,843.61         82,123.32     07/19/05      09/01/05           59         359             0            1
 183     Actual/360     6,429.94         77,159.28     07/25/05      09/01/05          119         359             0            1
 184     Actual/360    11,449.80        137,397.60     08/05/05      10/01/05          120         120             0            0

           PAYMENT   GRACE   MATURITY/               FINAL
LOAN #    DUE DATE  PERIOD  ARD DATE(9)  ARD LOAN  MAT DATE   LOAN #
------    --------  ------  -----------  --------  --------   ------

 140          1        5      07/01/15      No                 140
 141          1        5      12/01/14      No                 141
 142          1        7      08/01/15      No                 142
 143          1        5      09/01/15      No                 143
 144          1        7      08/01/15      No                 144
 145         11        0      08/11/15      No                 145
 146          1        5      07/01/15      No                 146
 147         11        0      09/11/15      Yes    09/11/35    147
 148         11        0      08/11/15      No                 148
 149         11        0      08/11/20      No                 149
 150          1        7      09/01/20      No                 150

 151         11        0      08/11/15      No                 151
 152          1        7      09/01/12      No                 152
 153         11        0      08/11/15      Yes    08/11/35    153
 154          1        5      08/01/15      No                 154
 155          1        5      08/01/15      No                 155
 156          1        5      09/01/15      No                 156
 157          1        5      08/01/15      No                 157
 158          1        5      08/01/15      No                 158
 159         11        0      08/11/15      Yes    08/11/35    159
 160         11        0      07/11/10      No                 160
 161         11        0      08/11/15      No                 161
 162         11        0      09/11/15      No                 162

 163         11        0      08/11/15      Yes    08/11/35    163
 164          1       10      08/01/15      No                 164
 165          1        5      09/01/15      No                 165
 166          1        7      09/01/15      No                 166
 167          1        5      07/01/15      No                 167
 168          1        5      08/01/15      No                 168
 169          1        5      09/01/15      No                 169
 170          1        5      09/01/15      No                 170
 171         11        0      09/11/25      No                 171
 172         11        0      08/11/15      Yes    08/11/35    172
 173          1        5      08/01/15      No                 173
 174          1        7      09/01/20      No                 174
 175          1        5      09/01/15      No                 175
 176          1        5      08/01/15      No                 176
 177          1        5      08/01/15      No                 177
 178          1        5      08/01/20      No                 178
 179         11        0      08/11/15      Yes    08/11/35    179
 180          1        5      08/01/15      No                 180
 181          1        5      07/01/15      No                 181
 182          1        5      08/01/10      No                 182
 183          1        5      08/01/15      No                 183
 184          1        5      09/01/15      No                 184

ANNEX A-1

                                                                                                             REMAINING
                                                                 MATURITY/ARD         MATURITY              PREPAYMENT
LOAN #   SELLER  PROPERTY NAME                               BALANCE ($) (2),(10)  LTV %(1),(10)      PROVISION (PAYMENTS)(11)
------  -------  -------------                               --------------------  -------------  ------------------------------

  140     KEY    Harbor Behavioral Health Care Institute           2,584,006            49.7            L(24),Def(91),O(3)

  141     KEY    Store More America Phase 2                        2,512,196            61.6            L(24),Def(84),O(3)
  142    JPMCB   South Texas Plaza                                 2,652,250            68.7            L(24),Def(91),O(4)
  143   LaSalle  La Prairie Apartments                             2,567,001            67.6            L(24),Def(93),O(3)
  144    JPMCB   Bellingham Fred Meyer Pads                        2,499,652            53.2            L(24),Def(91),O(4)
  145     AMCC   CVS-Canton, GA                                    2,487,851            62.2            L(35),Def(81),O(3)
  146     KEY    Arrow Self Storage                                2,279,626            57.0           Grtr1%orYM(114),O(4)
  147     AMCC   Petco-Roseville, MI                               2,406,999            56.3            L(36),Def(81),O(3)
  148     AMCC   Universal Square Shopping Center                  2,205,722            55.6            L(35),Def(81),O(3)
  149     AMCC   Bungalows Apartments                                      0             0.0            L(35),Def(141),O(3)
  150    JPMCB   Woodland Court Apartments                                 1             0.0           L(24),Def(143),O(13)
  151     AMCC   Dudley Plaza                                      2,378,838            61.0            L(29),Def(87),O(3)
  152    JPMCB   3550 Salt Creek Lane                              2,414,086            71.0            L(24),Def(57),O(3)
  153     AMCC   Walgreens-Cincinnati, OH                          2,700,000            66.3            L(35),Def(81),O(3)
  154   LaSalle  Walgreens - Sikeston, MO                          2,203,843            60.4            L(24),Def(92),O(3)
  155   LaSalle  Southgate Village                                 2,187,066            64.7            L(24),Def(92),O(3)
  156   LaSalle  The Rey Building                                  2,155,450            65.7            L(24),Def(93),O(3)
  157   LaSalle  Primavera Apartments                              2,036,251            65.7            L(24),Def(92),O(3)
  158   LaSalle  Stoney Creek Shoppes                              2,016,744            64.0            L(24),Def(92),O(3)
  159     AMCC   CVS-Lufkin, TX                                    1,970,122            62.3            L(24),Def(92),O(3)
  160     EHY    Kroger - 1050 Bridgewood Drive                    2,134,607            67.8            L(24),Def(30),O(4)
  161     AMCC   George Palmer Shopping Center                     1,726,825            47.3            L(24),Def(92),O(3)
  162     AMCC   Monticello Phase II                               1,740,254            60.0            L(36),Def(81),O(3)
  163     AMCC   Walgreens-Stephenville, TX                        1,799,767            44.1         L(35),Grtr1%orYM(81),O(3)
  164    JPMCB   CVS - Dallas                                      1,353,252            35.6            L(24),Def(91),O(4)
  165   LaSalle  CVS Center                                        1,778,381            69.7            L(24),Def(93),O(3)
  166    JPMCB   CVS Sovereign                                     1,645,145            41.1            L(24),Def(92),O(4)
  167   LaSalle  CVS - Columbia                                    1,601,063            60.4            L(24),Def(91),O(3)
  168   LaSalle  Sea Breeze MHC                                    1,508,617            55.3         L(34),Grtr1%orYM(82),O(3)
  169     PNC    Blockbuster & Hallmark Center                     1,506,765            58.0            L(36),Def(77),O(7)
  170   LaSalle  Humble Shopping Center                            1,141,038            49.2            L(24),Def(93),O(3)
  171     AMCC   Alpha Omega Storall                                       0             0.0            L(24),Def(213),O(3)
  172     AMCC   Walgreens-Houston, TX                             1,480,756            34.4         L(35),Grtr1%orYM(81),O(3)
  173   LaSalle  California Brook Estates                          1,447,547            55.0         L(34),Grtr1%orYM(82),O(3)
  174    JPMCB   Acorn Mini Storage - Brevard                              0             0.0           L(24),Def(143),O(13)
  175   LaSalle  Buffalo Wire Works                                1,332,603            53.3            L(24),Def(93),O(3)
  176   LaSalle  Triton Center                                     1,175,537            65.3            L(24),Def(92),O(3)
  177   LaSalle  Arlington Arms Apartments                         1,163,939            55.4            L(24),Def(92),O(3)
  178   LaSalle  Chesapeake Professional Building                     18,092             0.6            L(24),Def(152),O(3)
  179     AMCC   CVS-Sealy, TX                                     1,096,351            61.9            L(24),Def(92),O(3)
  180   LaSalle  Sterling Pointe-Washington Mutual Pad             1,213,544            55.4            L(24),Def(92),O(3)
  181   LaSalle  Lexington Townhomes                                 990,599            61.9            L(24),Def(91),O(3)
  182   LaSalle  Plaza at Metzler Ranch                            1,115,466            69.7            L(24),Def(32),O(3)
  183   LaSalle  Locust Grove                                        950,457            66.5            L(24),Def(92),O(3)
  184   LaSalle  Anaheim Professional Center                           5,841             0.2            L(24),Def(93),O(3)

                                                  MOST RECENT  MOST RECENT
LOAN #  2002 NOI ($)  2003 NOI ($)  2004 NOI ($)    NOI ($)      NOI DATE
------  ------------  ------------  ------------  -----------  -----------

  140

  141                                  288,323      313,278      07/31/05
  142
  143                                  316,778      333,512      06/30/05
  144                                               159,463      06/30/05
  145
  146                    317,200       329,263      358,192      05/31/05
  147
  148      363,721       254,490       314,119      335,815      04/30/05
  149                    391,446       395,485      374,952      05/31/05
  150      572,827       540,423       546,677      623,052      06/30/05
  151                     62,759       188,705
  152                                  357,845      330,520      06/30/05
  153                                               258,718      06/30/05
  154
  155                                               150,310      03/31/05
  156
  157                                  126,134      223,635      06/30/05
  158
  159                    232,448       222,949
  160
  161                                               214,222      04/30/05
  162
  163
  164                                               266,800      06/30/05
  165                    185,862       188,738      211,479      03/31/05
  166                    302,024       334,099
  167
  168      114,987       145,058       148,826      147,444      03/31/05
  169                    176,787       184,185
  170                    177,932       197,784      172,061      06/30/05
  171                                  203,973      230,588      06/30/05
  172
  173      175,076       170,781       185,066      200,321      07/31/05
  174                    160,272       325,092      414,619      07/31/05
  175
  176
  177                     59,149       103,581      113,123      06/30/05
  178      195,307       224,486       231,670      267,261      04/30/05
  179                    130,168       132,318
  180
  181      176,093       160,157       165,667      156,212      05/31/05
  182
  183
  184                    124,659       168,634      101,153      06/30/05

                                UW (1),(12),(16),(18)
LOAN #  UW NOI ($)  UW NCF ($)         DSCR (X)        COLLATERAL INTEREST  PML %
------  ----------  ----------  ---------------------  -------------------  -----

  140     371,836     336,548            1.61                  Fee

  141     297,904     291,417            1.28                  Fee           17.0
  142     286,750     265,271            1.31                  Fee
  143     305,527     277,527            1.29                  Fee
  144     309,423     292,838            1.47                  Fee           10.0
  145     245,977     244,182            1.23                  Fee
  146     318,345     301,608            1.37                  Fee
  147     275,529     264,710            1.37               Leasehold
  148     356,010     334,194            1.57                  Fee
  149     400,901     379,661            1.38                  Fee
  150     560,070     509,110            1.95                  Fee
  151     341,036     276,297            1.49                  Fee
  152     273,297     232,709            1.27                  Fee
  153     251,909     249,725            1.82                  Fee
  154     229,890     227,667            1.29                  Fee
  155     243,830     231,823            1.30                  Fee
  156     229,645     218,897            1.30                  Fee           19.0
  157     245,583     201,683            1.23                  Fee
  158     257,653     240,984            1.48                  Fee
  159     212,059     210,423            1.34                  Fee
  160     285,175     257,486            1.71                  Fee
  161     281,034     258,207            1.49                  Fee
  162     236,231     218,217            1.26                  Fee
  163     250,712     248,489            1.68                  Fee
  164     251,359     249,723            1.47                  Fee
  165     201,335     191,501            1.41                  Fee
  166     284,331     281,563            2.18               Leasehold
  167     167,034     165,515            1.28                  Fee
  168     151,455     148,755            1.24                  Fee            5.0
  169     169,742     159,545            1.33                  Fee
  170     215,639     193,760            1.34                  Fee
  171     263,961     255,860            1.65                  Fee
  172     256,196     253,973            2.09                  Fee
  173     201,214     196,314            1.70                  Fee
  174     332,833     322,453            2.10                  Fee
  175     227,389     165,730            1.54                  Fee
  176     139,403     128,493            1.32                  Fee
  177     133,348     128,598            1.37                  Fee
  178     225,407     199,193            1.43                  Fee
  179     115,622     109,396            1.25                  Fee
  180     125,748     121,896            1.40                  Fee           10.0
  181     133,915     119,425            1.21                  Fee
  182     125,731     117,451            1.43                  Fee
  183     107,488     100,998            1.31                  Fee
  184     188,537     165,925            1.21                  Fee           14.0

                                                    UPFRONT ESCROW(13)
        ---------------------------------------------------------------------------------------------------------
        UPFRONT CAPEX  UPFRONT ENGIN.  UPFRONT ENVIR.  UPFRONT TI/LC  UPFRONT RE TAX  UPFRONT INS.  UPFRONT OTHER
LOAN #   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)
------  -------------  --------------  --------------  -------------  --------------  ------------  -------------

  140

  141          555                                                        12,447          3,651
  142                                                                     42,672          1,536         19,600
  143                       12,000            500                         72,899          9,361
  144                                                                      6,078          3,340         92,734
  145                                                                                       671         43,212
  146                                                                     16,328          5,293
  147
  148                      200,000                                        72,194          5,727
  149                                                                     40,512         13,195
  150
  151                                                                      5,141          4,829        595,000
  152                      127,281                                        89,656                        38,408
  153
  154
  155                        6,125                                         1,576         12,750
  156                                                                      6,150          3,004
  157                        4,063                                        50,059          6,249
  158                                                                        182            985
  159
  160          467          46,225                          9,000                         6,984
  161                       95,536                        100,000                         1,288
  162                                                                                     6,670         40,000
  163                                                                                                   73,620
  164
  165                        6,250                                         3,432          2,339
  166                                      80,000                         12,071          1,880
  167
  168                       25,438                                        15,834            455
  169       35,125
  170                       26,500                                        31,406          2,853
  171                                                                     17,258         10,101
  172                                                                                                  251,347
  173                                                                     23,226          2,676
  174                                                                     23,589         14,304
  175                                                                     16,776            230
  176                                                      24,217            329            240
  177                                                                      7,286          4,805
  178                                                                     19,525          4,197
  179
  180
  181                       35,813                                        19,362          1,016
  182                                                                      3,635          1,798
  183                                                                      1,356            887
  184

                                            MONTHLY ESCROW(14)
        -----------------------------------------------------------------------------------------
        MONTHLY CAPEX  MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER  SINGLE
LOAN #   RESERVE ($)     RESERVE ($)    RESERVE ($)     RESERVE ($)    RESERVE ($)   RESERVE ($)   TENANT
------  -------------  --------------  -------------  --------------  ------------  -------------  ------

  140                                                                                                Yes

  141         555                                          4,149            730                      No
  142         336           1,454                          4,741            512                      No
  143       2,333                                          8,100          1,872                      No
  144                                                      3,039            418                      No
  145                                                                       224                      Yes
  146                                                      5,443            756                      No
  147         258                                                                                    Yes
  148         973                                          8,022          1,432                      No
  149       1,350                                          6,752          1,649                      No
  150                                                                                                No
  151       1,195           3,187                          2,571          1,610                      No
  152         667                                         14,943                                     No
  153                                                                                                Yes
  154                                                                                                Yes
  155         191             810                            175          1,063                      No
  156         121             805                          1,025            334                      No
  157       3,658                                          6,257          3,125                      No
  158         150             699                             45            328                      No
  159                                                                                                Yes
  160         467           9,000                                           776                      Yes
  161                         942                          1,352            644                      No
  162         233             778                          2,275            834                      No
  163                                                                                                Yes
  164                                                                                                Yes
  165         175                                          3,432            585                      No
  166                                                      6,035            269                      No
  167                                                                                                Yes
  168         225                                          2,639            152                      No
  169         161                                          2,640            189                      No
  170         362           1,568                          3,490          1,426                      No
  171         675                                          1,438            918                      No
  172                                                                                                Yes
  173                                                      4,645            446                      No
  174                                                      2,949          2,043                      No
  175       1,792           3,346                          4,194             77                      Yes
  176         149             853                            110            240                      No
  177         396                                          1,457            601                      No
  178         493                                          1,627            420                      No
  179                                                                                                Yes
  180                                                                                                Yes
  181       1,208                                          1,936            508                      No
  182                                                      1,212            180                      No
  183          79             292                            136            296                      No
  184                                                                                                No

                            LARGEST TENANT                                       2ND LARGEST TENANT
        -----------------------------------------------------  ------------------------------------------------------
                                                      LEASE                                                   LEASE
LOAN #  LARGEST TENANT                  UNIT SIZE  EXPIRATION  2ND LARGEST TENANT               UNIT SIZE  EXPIRATION
------  --------------                  ---------  ----------  -------------------------------  ---------  ----------

  140   The Harbor Behavioral             25,830    10/31/13
        Healthcare Institute, Inc.
  141
  142   Dollar Tree                       13,805    04/30/14   Hollywood Video                     6,300    01/31/15
  143
  144   Blockbuster                        5,965    11/30/14   First Horizon Corp                  2,458    06/30/10
  145   CVS                               11,970    01/31/31
  146
  147   Petco                             20,656    07/31/19
  148   West Telemarketing Outbound       51,310    12/31/06   Dragon Lake Restaurant              6,161    09/30/05
  149
  150
  151   Park 'n Shop                      30,924    03/31/08   Big Lots                           26,826    01/31/12
  152   Inter-Tel Technologies            10,142    09/30/07   Vector ESP                          9,133    04/30/07
  153   Walgreens                         14,560    11/30/79
  154   Walgreens                         14,820    02/28/30
  155
  156   State Assembly Office              2,849    04/30/07   HSBC Credit Center                  2,428    03/31/10
  157
  158   Pro Golf of Noblesville            3,200    08/31/10   Glaser Entertainment Team, Inc.     1,800    10/31/10
  159   CVS                               10,908    01/12/19
  160   Kroger                            56,000    06/01/09
  161   Discount Mart                     10,270    06/02/14   CVS                                 9,000    06/30/07
  162   China Buffet                       5,205    07/01/15   Movie Gallery                       3,828    04/07/12
  163   Walgreens                         14,820    07/09/80
  164   CVS                               10,908    10/20/18
  165   CVS                               10,722    01/31/16   Prudential Preferred Realty         3,295    01/31/09
  166   CVS                               19,327    01/31/24   Sovereign Bank                      2,814    08/31/16
  167   CVS                               10,125    01/31/19
  168
  169   Blockbuster Video                  7,000    09/30/08   Ferrel's Hallmark Shops             4,200    02/28/09
  170   Jo-Ann Fabrics                    14,835    09/30/08   Humble Medical Supply               2,550    05/31/07
  171
  172   Walgreens                         14,820    08/20/80
  173
  174
  175   Buffalo Wire Works               143,395    07/31/17
  176   El Mezcal                          4,000    08/31/10   Game Stop                           2,500    08/31/10
  177
  178   BearingPoint                      11,846    01/31/06   Aviation Training Consultants       4,390    03/31/06
  179   CVS                                8,640    10/07/14
  180   Washington Mutual                  3,975    01/31/15
  181
  182   Quizno's                           1,805    01/31/15   Cold Stone Creamery                 1,556    11/20/09
  183   Pine State Mortgage                2,400    04/01/14   Subway                              1,500    09/01/09
  184   Traditional Escrow                 3,037    10/31/08   Peranich Reporting                  2,484    01/01/07

                              3RD LARGEST TENANT
        ------------------------------------------------------
                                                       LEASE
LOAN #  3RD LARGEST TENANT               UNIT SIZE  EXPIRATION  LOAN #
------  -------------------------------  ---------  ----------  ------

  140                                                             140

  141                                                             141
  142   Radio Shack                         2,450    07/31/10     142
  143                                                             143
  144   Century 21 Bay Properties           1,459    05/31/10     144
  145                                                             145
  146                                                             146
  147                                                             147
  148   BFS / Firestone                     5,830    09/30/09     148
  149                                                             149
  150                                                             150
  151   Grossman's                         25,526    03/31/14     151
  152   Silicon Engines                     5,326    11/30/10     152
  153                                                             153
  154                                                             154
  155                                                             155
  156   Nextel Wireless                     1,677    04/01/08     156
  157                                                             157
  158   Charlie and Barney's Restaurant     1,600    07/31/10     158
  159                                                             159
  160                                                             160
  161   Seward Barber Shop                  1,572    06/30/14     161
  162   DeAngelo's                          3,182    11/01/14     162
  163                                                             163
  164                                                             164
  165                                                             165
  166                                                             166
  167                                                             167
  168                                                             168
  169                                                             169
  170   Fire Box                            2,291    08/31/05     170
  171                                                             171
  172                                                             172
  173                                                             173
  174                                                             174
  175                                                             175
  176   Tropic Sun                          2,375    08/31/10     176
  177                                                             177
  178   Gateau Physical Therapy             2,030    06/30/06     178
  179                                                             179
  180                                                             180
  181                                                             181
  182   EB Games                            1,532    01/31/05     182
  183   Locust Grove Pediatrics             1,200    09/01/09     183
  184   Jeff Morris C.P.A.                  1,797    11/30/06     184

                             FOOTNOTES TO ANNEX A-1

(1)  With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)  For mortgage loans secured by multiple Mortgaged Properties, each mortgage loan's Original Balance ($), Current Balance ($), and Maturity/ARD Balance
     ($) is allocated to the respective Mortgaged Properties based on the mortgage loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3)  Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)  Each letter identifies a group of related borrowers.

(5)  For each mortgage loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
     Fee").

(6)  For all mortgage loans, except Loan Numbers 30 and 49, which are
     Interest-Only for their entire term, the Monthly Debt Service was calculated as 1/12th of the product of (i) the Original Balance, (ii) the
     Interest Rate and (iii) 365/360.

     For Loan Numbers 30 and 49, the Monthly Debt Service was calculated as
     1/12th of the product of (i) the Original Balance and (ii) the Interest
     Rate.

(7)  Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(8)  For mortgage loans with an I/O component, the I/O Period reflects the initial interest-only period as of the respective Note Date of the mortgage loan.

(9)  For ARD Loans, the related Anticipated Repayment Date.

(10) For ARD Loans, calculated as of the related Anticipated Repayment Date.

(11) The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

(12) The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made into the trust during the term of the mortgage loan, except that for mortgage loan Number 22, the debt service payment used in calculating the UW DSCR was calculated as 1/12th of the product of (i) the Original Balance, (ii) the Interest Rate and (iii)
     365/360. The UW DSCR based on the first principal and interest payment is
     1.11x.

(13) Represents the amount deposited by the related borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(14) Represents the monthly amounts required to be deposited by the related borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(15) For Loan Number 111, the appraisal value and appraisal date reflect the as-stabilized values defined in the respective appraisals.

(16) In the case of 1 mortgage loan, identified as Loan Number 27, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgage
     Property on a "stabilized" basis that is consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents.

(17) With respect to Loan Numbers 3, 27,42, 51 and 75, the applicable Mortgage
     Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first
     Distribution Date as a result of the mortgage loan not having its first due date until November 2005.

                                      A-1-1

(18) In the case of 1 mortgage loan, identified as Loan Number 111, the UW DSCR, which is shown as 1.18x, was calculated assuming the application of a
     $1,800,000 letter of credit in reduction of its cut-off date principal balance and assuming a revised debt service payment. The "as-is" UW DSCR, based on the unadjusted Cut-Off Date principal balance, is 0.92x, if calculated based solely on the initial interest-only period (which ends in
     July 2006), and 0.74x, if calculated taking into account the full principal and interest payments that will be due on the mortgage loan commencing in
     August 2006 following the end of the initial interest-only period. Such letter of credit represents a vacancy earnout reserve, which will be released to the borrower on an incremental basis following the achievement of certain income thresholds.

(19) In the case of 1 mortgage loan, identified as Loan Number 76, the loan-to-value ratio was calculated based on a loan balance that excludes
     $652,565 of holdback funds. The loan-to-value ratio inclusive of the holdback amount is approximately 83.5%.

                                     A-1-2

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
                              MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
CUT-OFF DATE BALANCES           LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

$1,080,000 - $2,999,999           40      $   83,244,935      3.1%    5.3216%      124      1.47x    66.5%       50.3%
$3,000,000 - $3,999,999           23          77,645,113      2.9     5.3681       119      1.37x    71.8%       59.6%
$4,000,000 - $4,999,999           15          67,256,934      2.5     5.2345       119      1.45x    70.7%       59.0%
$5,000,000 - $6,999,999           19         111,793,476      4.2     5.4043       125      1.38x    74.4%       62.9%
$7,000,000 - $9,999,999           22         181,341,295      6.8     5.3074       109      1.35x    74.8%       66.8%
$10,000,000 - $14,999,999         26         319,381,195     11.9     5.2399       112      1.44x    75.2%       65.3%
$15,000,000 - $24,999,999         16         315,004,758     11.8     5.1807       105      1.50x    72.6%       68.5%
$25,000,000 - $49,999,999         12         429,937,985     16.1     5.2291       117      1.54x    73.7%       65.3%
$50,000,000 - $149,999,999        10         741,739,189     27.7     5.1331       107      1.46x    71.2%       62.1%
$150,000,000 - $349,730,000        1         349,730,000     13.1     5.0005        58      1.67x    75.1%       75.1%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           184      $2,677,074,880    100.0%    5.1879%      105      1.49X    73.0%       65.3%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                                 MORTGAGE RATES

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
                              MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
MORTGAGE RATES                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

4.7000% - 4.9999%                 13      $  324,239,385     12.1%    4.8183%       99      1.65x    67.0%       57.8%
5.0000% - 5.2499%                 76       1,440,297,817     53.8     5.1153        96      1.51x    73.2%       68.8%
5.2500% - 5.4999%                 68         640,942,239     23.9     5.3509       118      1.36x    76.5%       65.9%
5.5000% - 5.9999%                 26         264,599,350      9.9     5.5839       125      1.52x    70.8%       54.3%
6.0000% - 7.3600%                  1           6,996,089      0.3     7.3600       215      1.25x    75.8%       52.7%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           184      $2,677,074,880    100.0%    5.1879%      105      1.49X    73.0%       65.3%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
ORIGINAL TERM TO              MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
MATURITY IN MONTHS(1)           LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

60                                 8      $  443,678,868     16.6%    5.0418%       58      1.68x    74.0%       73.9%
61 - 84                           17         376,524,971     14.1     5.0652        76      1.49x    73.5%       70.3%
85 - 120                         150       1,780,579,775     66.5     5.2300       119      1.45x    72.9%       63.2%
121 - 180                          6          53,525,677      2.0     5.5026       165      1.36x    69.3%       49.4%
181 - 240                          3          22,765,590      0.9     6.0312       232      1.53x    64.7%       16.9%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           184      $2,677,074,880    100.0%    5.1879%      105      1.49X    73.0%       65.3%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

(1) For the ARD loans, the Anticipated Repayment Date.

                                      A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
REMAINING TERM TO             MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
MATURITY IN MONTHS(1)           LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

57 - 60                            8      $  443,678,868     16.6%    5.0418%       58      1.68x    74.0%       73.9%
61 - 84                           17         376,524,971     14.1     5.0652        76      1.49x    73.5%       70.3%
85 - 120                         150       1,780,579,775     66.5     5.2300       119      1.45x    72.9%       63.2%
121 - 180                          6          53,525,677      2.0     5.5026       165      1.36x    69.3%       49.4%
181 - 240                          3          22,765,590      0.9     6.0312       232      1.53x    64.7%       16.9%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           184      $2,677,074,880    100.0%    5.1879%      105      1.49X    73.0%       65.3%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                     ORIGINAL AMORTIZATION TERM IN MONTHS(2)

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
TERM IN MONTHS                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

120 - 240                         11      $  133,279,226      7.0%    5.4706%      138      1.75x    62.1%       33.6%
241 - 300                         11          93,402,449      4.9     4.9604       119      1.44x    66.6%       47.5%
331 - 360                        137       1,652,848,447     87.3     5.2236       115      1.36x    74.2%       65.2%
361 - 371                          1          13,500,000      0.7     5.0100       118      1.22x    77.1%       65.8%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           160      $1,893,030,122    100.0%    5.2265%      117      1.39X    73.0%       62.1%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                    REMAINING AMORTIZATION TERM IN MONTHS(2)

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
REMAINING AMORTIZATION        MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
TERM IN MONTHS                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

120 - 240                         11      $  133,279,226      7.0%    5.4706%      138      1.75x    62.1%       33.6%
241 - 300                         11          93,402,449      4.9     4.9604       119      1.44x    66.6%       47.5%
331 - 360                        137       1,652,848,447     87.3     5.2236       115      1.36x    74.2%       65.2%
361 - 371                          1          13,500,000      0.7     5.0100       118      1.22x    77.1%       65.8%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           160      $1,893,030,122    100.0%    5.2265%      117      1.39X    73.0%       62.1%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-2

                               AMORTIZATION TYPES

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
                              MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
AMORTIZATION TYPES              LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

BALLOON LOANS
Partial Interest-Only(2)          67      $1,053,686,900     39.4%    5.2133%      119      1.33x    74.9%       67.1%
Balloon(3)                        86         813,809,044     30.4     5.2417       111      1.47x    71.1%       57.5%
Interest-Only(4)                  24         784,044,758     29.3     5.0947        75      1.72x    73.1%       73.1%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
SUBTOTAL:                        177      $2,651,540,702     99.0%    5.1870%      104      1.49X    73.2%       65.9%

FULLY AMORTIZING                   7      $   25,534,178      1.0%    5.2843%      214      1.65X    52.1%        0.7%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           184      $2,677,074,880    100.0%    5.1879%      105      1.49X    73.0%       65.3%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
UNDERWRITTEN                                 AGGREGATE       % OF                 STATED            CUT-OFF
CASH FLOW                     NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
COVERAGE RATIOS                 LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

1.18x - 1.19x                      2      $   43,575,000      1.6%    5.3022%      119      1.19x    79.4%       72.9%
1.20x - 1.29x                     51         644,252,301     24.1     5.2875       122      1.24x    75.9%       66.6%
1.30x - 1.39x                     51         509,800,168     19.0     5.2356       118      1.34x    75.5%       65.9%
1.40x - 1.49x                     30         441,961,371     16.5     5.0382        97      1.43x    71.1%       63.1%
1.50x - 1.69x                     28         677,609,248     25.3     5.1355        82      1.62x    75.1%       71.0%
1.70x - 1.99x                     17         312,508,438     11.7     5.2425       105      1.81x    64.2%       54.5%
2.00x - 2.99x                      4          11,368,354      0.4     5.2252       128      2.10x    49.4%       37.5%
3.00x - 3.60x                      1          36,000,000      1.3     4.9300       119      3.60x    46.5%       46.5%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           184      $2,677,074,880    100.0%    5.1879%      105      1.49X    73.0%       65.3%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

                             CUT-OFF DATE LTV RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                     ----------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE     LTV RATIO
CUT-OFF DATE                  MORTGAGE         DATE          POOL    MORTGAGE      TERM       UW      LTV          AT
LTV RATIOS                      LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

28.0% - 50.0%                      7      $   46,643,664      1.7%    4.9790%      127      3.21x    44.7%       39.0%
50.1% - 60.0%                     14         103,065,952      3.8     5.1589       110      1.72x    57.6%       49.8%
60.1% - 65.0%                     17         289,601,633     10.8     5.2279       124      1.68x    63.6%       45.7%
65.1% - 70.0%                     21         363,781,829     13.6     5.0302        93      1.44x    68.6%       62.5%
70.1% - 75.0%                     34         387,338,945     14.5     5.2443       112      1.36x    73.6%       65.6%
75.1% - 80.0%                     88       1,460,080,555     54.5     5.2061       100      1.43x    77.6%       71.7%
80.1% - 82.9%                      3          26,562,302      1.0     5.5702       145      1.43x    81.7%       67.4%
                                 ---      --------------    -----     ------       ---      ----     ----        ----
TOTAL:                           184      $2,677,074,880    100.0%    5.1879%      105      1.49X    73.0%       65.3%
                                 ===      ==============    =====     ======       ===      ====     ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Includes 3 partial interest-only ARD loan representing approximately 2.2%
     of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3)  Includes 8 amortizing ARD loans representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)  Includes 1 interest-only ARD loan representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

                                      A-2-3

                           MATURITY DATE LTV RATIOS(1)

                                                                                      WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
                                             AGGREGATE       % OF                 STATED           CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                               MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
MATURITY DATE LTV RATIOS(2)     LOANS         BALANCE      BALANCE     RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

34.4% - 50.0%                     18      $  259,020,182      9.8%    5.2017%      120      1.93x   60.3%       43.9%
50.1% - 60.0%                     38         276,425,919     10.4     5.3075       120      1.54x   66.0%       56.2%
60.1% - 70.0%                     81       1,085,036,602     40.9     5.1883       110      1.39x   74.1%       65.2%
70.1% - 80.0%                     40       1,031,058,000     38.9     5.1496        89      1.47x   77.4%       74.8%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                           177      $2,651,540,702    100.0%    5.1870%      104      1.49X   73.2%       65.9%
                                 ===      ==============    =====     ======       ===      ====    ====        ====

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                           WEIGHTED AVERAGES
                                                                      --------------------------
                                              AGGREGATE       % OF           CUT-OFF
                               NUMBER OF       CUT-OFF      INITIAL            DATE
                               MORTGAGED        DATE          POOL     UW      LTV
PROPERTY TYPE                 PROPERTIES       BALANCE      BALANCE   DSCR    RATIO    OCCUPANCY
---------------------------   ----------   --------------   -------   ----   -------   ---------

RETAIL
Anchored                           51      $  705,979,246     26.4%   1.56x   73.2%      95.3%
Unanchored                         32         171,712,330      6.4    1.45x   73.9%      97.0%
Shadow Anchored                    15          73,918,292      2.8    1.37x   75.2%      96.2%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                          98      $  951,609,868     35.5%   1.53X   73.5%      95.7%

OFFICE
Suburban                           39      $  527,309,004     19.7%   1.39x   74.1%      94.0%
CBD                                 7         251,343,574      9.4    1.43x   72.6%      88.0%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                          46      $  778,652,578     29.1%   1.40X   73.6%      92.1%

MULTIFAMILY
Garden                             46      $  501,337,943     18.7%   1.35x   77.2%      93.6%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                          46      $  501,337,943     18.7%   1.35X   77.2%      93.6%

INDUSTRIAL
Warehouse/Distribution             26      $  254,430,529      9.5%   1.56x   67.4%      99.5%
Flex                               11      $   46,406,629      1.7%   1.46x   68.7%      94.8%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                          37      $  300,837,158     11.2%   1.54X   67.6%      98.8%

HOTEL
Full Service                        2      $   89,100,000      3.3%   2.48x   60.1%       NAP
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                           2      $   89,100,000      3.3%   2.48X   60.1%       NAP

SELF STORAGE
Self Storage                       11      $   51,965,974      1.9%   1.46x   68.8%      79.3%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                          11      $   51,965,974      1.9%   1.46X   68.8%      79.3%

MANUFACTURED HOUSING
Manufactured Housing                2      $    3,571,360      0.1%   1.47x   66.7%      99.5%
                                  ---      --------------    -----    ----    ----       ----
SUBTOTAL:                           2      $    3,571,360      0.1%   1.47X   66.7%      99.5%
                                  ---      --------------    -----    ----    ----       ----
TOTAL:                            242      $2,677,074,880    100.0%   1.49X   73.0%      94.2%
                                  ===      ==============    =====    ====    ====       ====

(1) Excludes fully amortizing mortgage loans.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                      A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                       WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                              AGGREGATE       % OF                 STATED           CUT-OFF
                               NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                               MORTGAGE         DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
LOCATION                      PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
---------------------------   ----------   --------------   -------   --------   ---------   ----   -------   -----------

California                         26      $  333,055,851     12.4%    5.2165%      113      1.38x   72.1%       66.1%
Texas                              36         318,933,602     11.9     5.2434        99      1.49x   74.3%       68.6%
Pennsylvania                       14         247,884,738      9.3     5.1760        98      1.49x   77.0%       70.6%
Virginia                           12         202,095,515      7.5     5.0978        75      1.60x   74.6%       71.8%
New Jersey                          8         149,757,255      5.6     5.2640       119      1.45x   72.1%       62.1%
Massachusetts                       4         149,129,971      5.6     4.8128        73      1.44x   68.7%       61.3%
Arizona                            11         128,114,372      4.8     5.1684       111      1.34x   73.1%       66.8%
Florida                            12         122,485,189      4.6     5.4307       111      1.48x   75.7%       66.0%
Illinois                            7         121,819,731      4.6     5.3065        99      1.50x   75.2%       70.7%
Wisconsin                           7          97,858,736      3.7     4.8553       122      1.41x   69.0%       54.2%
Ohio                               10          61,131,000      2.3     5.3001       107      1.54x   71.5%       59.6%
Arkansas                            2          60,550,542      2.3     5.3508       119      1.33x   79.7%       66.3%
Michigan                            6          58,603,000      2.2     5.3434       108      1.47x   72.6%       62.9%
Maryland                            7          54,085,311      2.0     5.0444        70      1.67x   72.7%       70.4%
Delaware                            3          51,330,000      1.9     5.0844        87      1.61x   77.4%       77.4%
District of Columbia                2          46,320,000      1.7     4.9524       108      3.20x   53.3%       53.3%
Indiana                            10          43,554,849      1.6     5.2196       118      1.41x   67.9%       58.3%
New York                            8          40,546,302      1.5     5.1883       119      1.65x   61.8%       55.7%
Nevada                              2          39,800,000      1.5     5.1715       119      1.28x   77.2%       71.4%
Oregon                              3          37,675,000      1.4     5.2333       120      1.29x   74.7%       65.4%
Connecticut                         1          32,250,000      1.2     5.2310       119      1.23x   74.8%       64.1%
Louisiana                           5          30,160,878      1.1     5.5076       120      1.70x   67.1%       47.4%
Georgia                             8          27,500,960      1.0     5.3559       127      1.33x   76.5%       63.1%
South Carolina                      3          27,090,739      1.0     5.1967       181      1.59x   68.8%       33.8%
Kentucky                            2          23,750,000      0.9     5.3216       120      1.27x   79.9%       71.3%
Washington                          5          21,435,533      0.8     5.2888       119      1.35x   72.4%       60.1%
Minnesota                           4          19,833,738      0.7     5.1891       128      1.27x   72.3%       52.8%
West Virginia                       1          19,600,000      0.7     5.2400       119      1.85x   64.4%       54.7%
Utah                                1          17,360,000      0.6     5.1817        79      1.47x   80.0%       80.0%
New Hampshire                       3          16,646,854      0.6     5.0575       118      1.28x   75.1%       63.8%
Nebraska                            2          14,045,505      0.5     5.0968       120      1.57x   74.9%       61.8%
Colorado                            2          12,998,881      0.5     5.0952       114      1.36x   69.9%       53.1%
Oklahoma                            6          12,238,617      0.5     5.3068       113      1.33x   70.3%       60.1%
North Carolina                      2          10,937,141      0.4     5.2679       119      1.40x   76.4%       61.5%
Alabama                             1           8,926,000      0.3     5.5400       120      1.80x   64.2%       41.3%
Missouri                            3           8,072,374      0.3     5.2017       120      1.37x   75.3%       64.6%
Tennessee                           1           4,800,000      0.2     5.3000       120      1.37x   80.0%       66.4%
New Mexico                          1           3,496,696      0.1     5.4900       119      1.29x   74.0%       61.9%
Mississippi                         1           1,200,000      0.0     5.4900        83      1.30x   80.0%       75.6%
                                  ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                            242      $2,677,074,880    100.0%    5.1879%      105      1.49X   73.0%       65.3%
                                  ===      ==============    =====     ======       ===      ====    ====        ====

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loans, the Anticipated Repayment Date.

                                      A-2-5

                          YEARS BUILT/RENOVATED(1),(2)

                                                                                       WEIGHTED AVERAGES
                                                                      ---------------------------------------------------
                                              AGGREGATE       % OF                 STATED           CUT-OFF
                               NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                               MORTGAGE         DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
YEARS BUILT/RENOVATED         PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
---------------------------   ----------   --------------   -------   --------   ---------   ----   -------   -----------

1956 - 1959                         1      $    2,300,000      0.1%    5.2800%      119      1.49x   63.0%       47.3%
1960 - 1969                         7          25,429,113      0.9     5.1718       121      1.65x   63.0%       46.9%
1970 - 1979                        15         148,215,088      5.5     5.2998       121      1.33x   75.9%       65.7%
1980 - 1989                        48         643,121,659     24.0     5.1791        96      1.45x   74.8%       69.5%
1990 - 1999                        47         677,805,141     25.3     5.0755        88      1.58x   71.9%       67.3%
2000 - 2005                       124       1,180,203,879     44.1     5.2433       117      1.48x   72.5%       62.2%
                                  ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                            242      $2,677,074,880    100.0%    5.1879%      105      1.49X   73.0%       65.3%
                                  ===      ==============    =====     ======       ===      ====    ====        ====

                              PREPAYMENT PROTECTION

                                                                                      WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
                                             AGGREGATE       % OF                 STATED           CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
                               MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
PREPAYMENT PROTECTION           LOANS         BALANCE      BALANCE     RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

Defeasance                       160      $2,109,813,358     78.8%    5.2152%      112      1.45x   72.9%       63.8%
Defeasance/Yield
   Maintenance                     2         360,050,000     13.4     5.0014        58      1.67x   75.2%       75.2%
Yield Maintenance                 22         207,211,522      7.7     5.2340       109      1.55x   70.5%       63.5%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                           184      $2,677,074,880    100.0%    5.1879%      105      1.49X   73.0%       65.3%
                                 ===      ==============    =====     ======       ===      ====    ====        ====

                          PARTIAL INTEREST ONLY PERIODS

                                                                                      WEIGHTED AVERAGES
                                                                     ---------------------------------------------------
                                             AGGREGATE       % OF                 STATED           CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE     LTV RATIO
PARTIAL INTEREST ONLY          MORTGAGE        DATE          POOL    MORTGAGE      TERM      UW      LTV          AT
PERIODS                         LOANS         BALANCE      BALANCE     RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

12                               12       $  144,362,900     13.7%    5.3392%      125      1.38x   72.4%       60.8%
13 - 24                          22          234,556,000     22.3     5.2844       116      1.38x   74.3%       64.9%
25 - 36                          14          155,253,000     14.7     5.2571       117      1.29x   76.6%       68.4%
37 - 48                           2           30,200,000      2.9     5.1287       119      1.45x   74.3%       67.1%
49 - 60                          17          489,315,000     46.4     5.1334       119      1.29x   75.4%       69.7%
                                 --       --------------    -----     ------       ---      ----    ----        ----
                                 67       $1,053,686,900    100.0%    5.2133%      119      1.33X   74.9%       67.1%
                                 ==       ==============    =====     ======       ===      ====    ====        ====

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) For the ARD loans, the Anticipated Repayment Date.

                                      A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                            % OF     ----------------------------------------------------
                                             AGGREGATE     INITIAL                STATED            CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING             DATE     LTV RATIO
                              MORTGAGE         DATE        GROUP 1   MORTGAGE     TERM        UW      LTV          AT
CUT-OFF DATE BALANCES           LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

$1,080,000 - $2,999,999           34      $   70,609,488     3.1%     5.3531%      120      1.48x    68.0%       53.4%
$3,000,000 - $3,999,999           20          67,110,741     2.9      5.3644       119      1.37x    71.4%       60.3%
$4,000,000 - $4,999,999           13          58,310,632     2.6      5.1930       119      1.48x    69.4%       57.8%
$5,000,000 - $6,999,999           16          93,697,388     4.1      5.2755       119      1.41x    74.0%       63.3%
$7,000,000 - $9,999,999           14         113,736,295     5.0      5.3413       117      1.33x    75.0%       64.7%
$10,000,000 - $14,999,999         18         229,740,195    10.1      5.1698       115      1.44x    73.8%       63.1%
$15,000,000 - $24,999,999         11         227,414,758    10.0      5.1667       110      1.53x    70.4%       65.8%
$25,000,000 - $49,999,999         11         396,637,985    17.4      5.2249       116      1.56x    73.2%       64.9%
$50,000,000 - $149,999,999         9         673,739,189    29.5      5.1349       106      1.49x    70.4%       61.0%
$150,000,000 - $349,730,000        1         349,730,000    15.3      5.0005        58      1.67x    75.1%       75.1%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
TOTAL:                           147      $2,280,726,670   100.0%     5.1677%      104      1.51X    72.2%       64.5%
                                 ===      ==============   =====      ======       ===      ====     ====        ====

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                            % OF     ----------------------------------------------------
                                             AGGREGATE     INITIAL                STATED            CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING             DATE     LTV RATIO
                              MORTGAGE         DATE        GROUP 1   MORTGAGE     TERM        UW      LTV          AT
MORTGAGE RATES                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

4.7000% - 4.9999%                 10      $  309,900,020    13.6%     4.8169%       97      1.66x    67.2%       58.6%
5.0000% - 5.2499%                 62       1,232,560,307    54.0      5.1081        95      1.53x    72.3%       67.9%
5.2500% - 5.4999%                 56         528,971,007    23.2      5.3551       120      1.37x    76.4%       65.2%
5.5000% - 5.9700%                 19         209,295,337     9.2      5.5645       126      1.54x    68.5%       50.8%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
TOTAL:                           147      $2,280,726,670   100.0%     5.1677%      104      1.51X    72.2%       64.5%
                                 ===      ==============   =====      ======       ===      ====     ====        ====

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                            % OF     ----------------------------------------------------
                                             AGGREGATE     INITIAL                STATED            CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING             DATE     LTV RATIO
ORIGINAL TERM TO              MORTGAGE         DATE        GROUP 1   MORTGAGE     TERM        UW      LTV          AT
MATURITY IN MONTHS (1)          LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

60                                 6      $  427,578,868    18.7%     5.0263%       58      1.68x    73.8%       73.8%
61 - 84                            8         258,454,971    11.3      4.9807        75      1.50x    70.9%       66.7%
85 - 120                         128       1,542,428,020    67.6      5.2268       119      1.47x    72.2%       62.4%
121 - 180                          3          36,495,311     1.6      5.5326       158      1.25x    70.0%       53.0%
181 - 240                          2          15,769,501     0.7      5.4416       239      1.65x    59.8%        1.1%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
TOTAL:                           147      $2,280,726,670   100.0%     5.1677%      104      1.51X    72.2%       64.5%
                                 ===      ==============   =====      ======       ===      ====     ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

                                      A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                            % OF     ----------------------------------------------------
                                             AGGREGATE     INITIAL                STATED            CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING             DATE     LTV RATIO
REMAINING TERM TO             MORTGAGE         DATE        GROUP 1   MORTGAGE     TERM        UW      LTV          AT
MATURITY IN MONTHS(1)           LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

57 - 60                            6      $  427,578,868    18.7%     5.0263%       58      1.68x    73.8%       73.8%
61 - 84                            8         258,454,971    11.3      4.9807        75      1.50x    70.9%       66.7%
85 - 120                         128       1,542,428,020    67.6      5.2268       119      1.47x    72.2%       62.4%
121 - 180                          3          36,495,311     1.6      5.5326       158      1.25x    70.0%       53.0%
181 - 240                          2          15,769,501     0.7      5.4416       239      1.65x    59.8%        1.1%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
TOTAL:                           147      $2,280,726,670   100.0%     5.1677%      104      1.51X    72.2%       64.5%
                                 ===      ==============   =====      ======       ===      ====     ====        ====

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                       WEIGHTED AVERAGES
                                                            % OF     ----------------------------------------------------
                                             AGGREGATE     INITIAL                STATED            CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING             DATE     LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE         DATE        GROUP 1   MORTGAGE     TERM        UW      LTV          AT
TERM IN MONTHS                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

120 - 240                          8      $  123,789,860     7.7%     5.5050%      137      1.76x    62.9%       34.8%
241 - 300                          9          88,431,365     5.5      4.9411       120      1.45x    66.1%       46.9%
331 - 360                        115       1,391,430,687    86.0      5.2002       114      1.38x    73.5%       64.6%
361 - 371                          1          13,500,000     0.8      5.0100       118      1.22x    77.1%       65.8%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
TOTAL:                           133      $1,617,151,912   100.0%     5.2078%      116      1.41X    72.3%       61.3%
                                 ===      ==============   =====      ======       ===      ====     ====        ====

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                       WEIGHTED AVERAGES
                                                            % OF     ----------------------------------------------------
                                             AGGREGATE     INITIAL                STATED            CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING             DATE     LTV RATIO
REMAINING AMORTIZATION        MORTGAGE         DATE        GROUP 1   MORTGAGE     TERM        UW      LTV          AT
TERM IN MONTHS                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

120 - 240                          8      $  123,789,860     7.7%     5.5050%      137      1.76x    62.9%       34.8%
241 - 300                          9          88,431,365     5.5      4.9411       120      1.45x    66.1%       46.9%
331 - 360                        115       1,391,430,687    86.0      5.2002       114      1.38x    73.5%       64.6%
361 - 371                          1          13,500,000     0.8      5.0100       118      1.22x    77.1%       65.8%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
TOTAL:                           133      $1,617,151,912   100.0%     5.2078%      116      1.41X    72.3%       61.3%
                                 ===      ==============   =====      ======       ===      ====     ====        ====

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                            % OF     ----------------------------------------------------
                                             AGGREGATE     INITIAL                STATED            CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING             DATE     LTV RATIO
                              MORTGAGE         DATE        GROUP 1   MORTGAGE     TERM        UW      LTV          AT
AMORTIZATION TYPES              LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

BALLOON LOANS
Partial Interest-Only(2)          54      $  839,220,900    36.8%     5.2041%      119      1.35x    74.2%       66.6%
Balloon(3)                        74         758,086,201    33.2      5.2063       110      1.48x    70.7%       57.2%
Interest-Only(4)                  14         663,574,758    29.1      5.0700        75      1.77x    72.0%       72.0%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
SUBTOTAL:                        142      $2,260,881,859    99.1%     5.1655%      103      1.51X    72.4%       65.0%

FULLY AMORTIZING                   5      $   19,844,812     0.9%     5.4183%      224      1.65X    55.4%        0.9%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
TOTAL:                           147      $2,280,726,670   100.0%     5.1677%      104      1.51X    72.2%       64.5%
                                 ===      ==============   =====      ======       ===      ====     ====        ====

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
                         FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                            % OF     ----------------------------------------------------
UNDERWRITTEN                                 AGGREGATE     INITIAL                STATED            CUT-OFF
CASH FLOW                     NUMBER OF       CUT-OFF       LOAN                REMAINING             DATE     LTV RATIO
DEBT SERVICE                  MORTGAGE         DATE        GROUP 1   MORTGAGE     TERM        UW      LTV          AT
COVERAGE RATIOS                 LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

1.19x                              1      $   38,775,000     1.7%     5.3000%      119      1.19x    79.8%       73.9%
1.20x - 1.29x                     37         461,763,764    20.2      5.2719       122      1.25x    75.3%       65.8%
1.30x - 1.39x                     43         450,351,496    19.7      5.2292       118      1.34x    75.5%       66.0%
1.40x - 1.49x                     25         387,951,371    17.0      5.0035       100      1.43x    70.1%       61.3%
1.50x - 1.69x                     20         584,808,248    25.6      5.1096        79      1.64x    74.4%       70.2%
1.70x - 1.99x                     16         309,708,438    13.6      5.2473       104      1.81x    64.5%       55.0%
2.00x - 2.99x                      4          11,368,354     0.5      5.2252       128      2.10x    49.4%       37.5%
3.00x - 3.60x                      1          36,000,000     1.6      4.9300       119      3.60x    46.5%       46.5%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
TOTAL:                           147      $2,280,726,670   100.0%     5.1677%      104      1.51X    72.2%       64.5%
                                 ===      ==============   =====      ======       ===      ====     ====        ====

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                            % OF     ----------------------------------------------------
                                             AGGREGATE     INITIAL                STATED            CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING             DATE     LTV RATIO
CUT-OFF DATE                  MORTGAGE         DATE        GROUP 1   MORTGAGE     TERM        UW      LTV          AT
LTV RATIOS                      LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR    RATIO    MATURITY(1)
---------------------------   ---------   --------------   -------   --------   ---------   -----   -------   -----------

29.1% - 50.0%                      6      $   43,843,664     1.9%     4.9961%      123      3.29x    45.7%       41.5%
50.1% - 60.0%                     13         100,176,586     4.4      5.1658       108      1.73x    57.7%       51.3%
60.1% - 65.0%                     16         279,726,633    12.3      5.2218       124      1.69x    63.6%       45.3%
65.1% - 70.0%                     17         348,760,060    15.3      5.0220        92      1.45x    68.7%       62.8%
70.1% - 75.0%                     32         362,588,945    15.9      5.2421       113      1.36x    73.6%       65.3%
75.1% - 80.0%                     62       1,134,555,782    49.7      5.1806        99      1.46x    77.3%       71.4%
80.1% - 81.7%                      1          11,075,000     0.5      5.3300       119      1.33x    81.7%       71.3%
                                 ---      --------------   -----      ------       ---      ----     ----        ----
TOTAL:                           147      $2,280,726,670   100.0%     5.1677%      104      1.51X    72.2%       64.5%
                                 ===      ==============   =====      ======       ===      ====     ====        ====

(1) For the ARD loans, the Anticipated Repayment Date.

(2)  Includes 3 partial interest-only ARD loan representing approximately 2.5%
     of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3)  Includes 8 amortizing ARD loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4)  Includes 1 interest-only ARD loan representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

                                      A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                      WEIGHTED AVERAGES
                                                            % OF     ---------------------------------------------------
                                             AGGREGATE     INITIAL                STATED           CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING            DATE     LTV RATIO
MATURITY DATE                 MORTGAGE         DATE        GROUP 1   MORTGAGE      TERM      UW      LTV          AT
LTV RATIOS(2)                   LOANS         BALANCE      BALANCE     RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   ------------

34.4% - 50.0%                     17      $  255,220,182     11.3%    5.1997%      120      1.94x   60.2%       43.9%
50.1% - 60.0%                     32         244,638,688     10.8     5.2543       117      1.57x   65.6%       56.1%
60.1% - 70.0%                     68         989,184,989     43.8     5.1703       108      1.39x   73.8%       65.2%
70.1% - 80.0%                     25         771,838,000     34.1     5.1199        86      1.51x   76.8%       74.5%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                           142      $2,260,881,859    100.0%    5.1655%      103      1.51X   72.4%       65.0%
                                 ===      ==============    =====     ======       ===      ====    ====        ====

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                WEIGHTED AVERAGES
                                                                           --------------------------
                                              AGGREGATE         % OF              CUT-OFF
                               NUMBER OF       CUT-OFF         INITIAL              DATE
                               MORTGAGED         DATE       LOAN GROUP 1    UW      LTV
PROPERTY TYPE                 PROPERTIES       BALANCE         BALANCE     DSCR    RATIO    OCCUPANCY
---------------------------   ----------   --------------   ------------   ----   -------   ---------

RETAIL
Anchored                           51      $  705,979,246       31.0%      1.56x   73.2%      95.3%
Unanchored                         32         171,712,330        7.5       1.45x   73.9%      97.0%
Shadow Anchored                    15          73,918,292        3.2       1.37x   75.2%      96.2%
                                  ---      --------------      -----       ----    ----       ----
SUBTOTAL:                          98      $  951,609,868       41.7%      1.53X   73.5%      95.7%

OFFICE
Suburban                           39      $  527,309,004       23.1%      1.39x   74.1%      94.0%
CBD                                 7         251,343,574       11.0       1.43x   72.6%      88.0%
                                  ---      --------------      -----       ----    ----       ----
SUBTOTAL:                          46      $  778,652,578       34.1%      1.40X   73.6%      92.1%

INDUSTRIAL
Warehouse/Distribution             26      $  254,430,529       11.2%      1.56x   67.4%      99.5%
Flex                               11      $   46,406,629        2.0       1.46x   68.7%      94.8%
                                  ---      --------------      -----       ----    ----       ----
SUBTOTAL:                          37      $  300,837,158       13.2%      1.54X   67.6%      98.8%

MULTIFAMILY
Garden                              7      $  106,812,871        4.7%      1.35x   76.5%      93.4%
                                  ---      --------------      -----       ----    ----       ----
SUBTOTAL:                           7      $  106,812,871        4.7%      1.35X   76.5%      93.4%

HOTEL
Full Service                        2      $   89,100,000        3.9%      2.48x   60.1%        NAP
                                  ---      --------------      -----       ----    ----       ----
SUBTOTAL:                           2      $   89,100,000        3.9%      2.48X   60.1%        NAP

SELF STORAGE
Self Storage                       11      $   51,965,974        2.3%      1.46x   68.8%      79.3%
                                  ---      --------------      -----       ----    ----       ----
SUBTOTAL:                          11      $   51,965,974        2.3%      1.46X   68.8%      79.3%

MANUFACTURED HOUSING
Manufactured Housing                1      $    1,748,222        0.1%      1.70x   66.5%      99.0%
                                  ---      --------------      -----       ----    ----       ----
SUBTOTAL:                           1      $    1,748,222        0.1%      1.70X   66.5%      99.0%
                                  ---      --------------      -----       ----    ----       ----
TOTAL:                            202      $2,280,726,670      100.0%      1.51X   72.2%      94.3%
                                  ===      ==============      =====       ====    ====       ====

(1) Excludes fully amortizing mortgage loans.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                       WEIGHTED AVERAGES
                                                             % OF     ---------------------------------------------------
                                              AGGREGATE     INITIAL                STATED           CUT-OFF
                               NUMBER OF       CUT-OFF       LOAN                REMAINING            DATE     LTV RATIO
                               MORTGAGE         DATE        GROUP 1   MORTGAGE      TERM      UW      LTV          AT
LOCATION                      PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(2)   DSCR    RATIO    MATURITY(2)
---------------------------   ----------   --------------   -------   --------   ---------   ----   -------   -----------

California                         25      $  331,232,714     14.5%    5.2168%      113      1.38x   72.1%       66.2%
Texas                              24         198,986,002      8.7     5.2075       102      1.53x   71.6%       65.3%
Virginia                           11         193,445,515      8.5     5.1080        73      1.61x   74.5%       72.0%
Pennsylvania                       13         179,884,738      7.9     5.1991        90      1.60x   75.8%       69.4%
New Jersey                          8         149,757,255      6.6     5.2640       119      1.45x   72.1%       62.1%
Massachusetts                       4         149,129,971      6.5     4.8128        73      1.44x   68.7%       61.3%
Illinois                            7         121,819,731      5.3     5.3065        99      1.50x   75.2%       70.7%
Wisconsin                           6          95,058,736      4.2     4.8596       120      1.40x   70.2%       55.8%
Arizona                             8          93,489,372      4.1     5.1343       116      1.34x   73.7%       66.5%
Florida                             8          77,148,100      3.4     5.2873       100      1.49x   73.6%       63.8%
Ohio                               10          61,131,000      2.7     5.3001       107      1.54x   71.5%       59.6%
Maryland                            7          54,085,311      2.4     5.0444        70      1.67x   72.7%       70.4%
Delaware                            3          51,330,000      2.3     5.0844        87      1.61x   77.4%       77.4%
Arkansas                            1          49,950,542      2.2     5.3000       119      1.34x   79.9%       66.4%
District of Columbia                2          46,320,000      2.0     4.9524       108      3.20x   53.3%       53.3%
Michigan                            5          44,903,000      2.0     5.2468       119      1.51x   70.9%       59.8%
Nevada                              2          39,800,000      1.7     5.1715       119      1.28x   77.2%       71.4%
Oregon                              3          37,675,000      1.7     5.2333       120      1.29x   74.7%       65.4%
New York                            3          32,600,000      1.4     5.1042       119      1.72x   58.4%       55.3%
Connecticut                         1          32,250,000      1.4     5.2310       119      1.23x   74.8%       64.1%
Louisiana                           5          30,160,878      1.3     5.5076       120      1.70x   67.1%       47.4%
Indiana                             9          27,304,849      1.2     5.2431       117      1.47x   64.3%       54.0%
South Carolina                      3          27,090,739      1.2     5.1967       181      1.59x   68.8%       33.8%
Georgia                             7          26,224,249      1.1     5.3255       127      1.33x   76.3%       63.1%
Washington                          5          21,435,533      0.9     5.2888       119      1.35x   72.4%       60.1%
West Virginia                       1          19,600,000      0.9     5.2400       119      1.85x   64.4%       54.7%
New Hampshire                       2          15,248,222      0.7     5.0306       118      1.28x   75.9%       64.6%
Nebraska                            2          14,045,505      0.6     5.0968       120      1.57x   74.9%       61.8%
Colorado                            2          12,998,881      0.6     5.0952       114      1.36x   69.9%       53.1%
North Carolina                      2          10,937,141      0.5     5.2679       119      1.40x   76.4%       61.5%
Alabama                             1           8,926,000      0.4     5.5400       120      1.80x   64.2%       41.3%
Missouri                            3           8,072,374      0.4     5.2017       120      1.37x   75.3%       64.6%
Oklahoma                            5           6,938,617      0.3     5.2738       107      1.42x   66.1%       58.0%
Tennessee                           1           4,800,000      0.2     5.3000       120      1.37x   80.0%       66.4%
New Mexico                          1           3,496,696      0.2     5.4900       119      1.29x   74.0%       61.9%
Minnesota                           1           2,250,000      0.1     5.9700       120      1.26x   77.6%       60.0%
Mississippi                         1           1,200,000      0.1     5.4900        83      1.30x   80.0%       75.6%
                                  ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                            202      $2,280,726,670    100.0%    5.1677%      104      1.51X   72.2%       64.5%
                                  ===      ==============    =====     ======       ===      ====    ====        ====

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                       WEIGHTED AVERAGES
                                                             % OF     ---------------------------------------------------
                                              AGGREGATE     INITIAL                STATED           CUT-OFF
                               NUMBER OF       CUT-OFF       LOAN                REMAINING            DATE     LTV RATIO
                               MORTGAGE         DATE        GROUP 1   MORTGAGE      TERM      UW      LTV          AT
YEARS BUILT/RENOVATED         PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
---------------------------   ----------   --------------   -------   --------   ---------   ----   -------   -----------

1956 - 1959                         1      $    2,300,000      0.1%    5.2800%      119      1.49x   63.0%       47.3%
1960 - 1969                         5          20,805,975      0.9     5.2341       113      1.65x   67.4%       52.5%
1970 - 1979                        10          66,176,797      2.9     5.4578       131      1.44x   71.1%       55.8%
1980 - 1989                        38         525,121,659     23.0     5.1627        98      1.46x   74.1%       68.1%
1990 - 1999                        42         640,133,165     28.1     5.0586        87      1.58x   71.5%       67.0%
2000 - 2005                       106       1,026,189,073     45.0     5.2180       116      1.50x   72.0%       61.8%
                                  ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                            202      $2,280,726,670    100.0%    5.1677%      104      1.51X   72.2%       64.5%
                                  ===      ==============    =====     ======       ===      ====    ====        ====

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                            % OF     ---------------------------------------------------
                                             AGGREGATE     INITIAL                STATED           CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING            DATE     LTV RATIO
                               MORTGAGE        DATE        GROUP 1   MORTGAGE      TERM      UW      LTV          AT
PREPAYMENT PROTECTION           LOANS         BALANCE      BALANCE     RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

Defeasance                       128      $1,769,234,588     77.6%    5.1999%      113      1.47x   72.1%       62.5%
Defeasance/Yield
   Maintenance                     2         360,050,000     15.8     5.0014        58      1.67x   75.2%       75.2%
Yield Maintenance                 17         151,442,083      6.6     5.1869       105      1.63x   67.3%       61.6%
                                 ---      --------------    -----     ------       ---      ----    ----        ----
TOTAL:                           147      $2,280,726,670    100.0%    5.1677%      104      1.51X   72.2%       64.5%
                                 ===      ==============    =====     ======       ===      ====    ====        ====

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                            % OF     ---------------------------------------------------
                                             AGGREGATE     INITIAL                STATED           CUT-OFF
                              NUMBER OF       CUT-OFF       LOAN                REMAINING            DATE     LTV RATIO
PARTIAL INTEREST               MORTGAGE        DATE        GROUP 1   MORTGAGE      TERM      UW      LTV          AT
ONLY PERIODS                    LOANS         BALANCE      BALANCE     RATE     (MOS.)(3)   DSCR    RATIO    MATURITY(3)
---------------------------   ---------   --------------   -------   --------   ---------   ----   -------   -----------

12                                10       $128,562,900      15.3%    5.3570%      126      1.40x   72.0%       60.4%
13 - 24                           19        203,715,000      24.3     5.2363       115      1.38x   73.5%       64.4%
25 - 36                            7         55,428,000       6.6     5.2874       114      1.33x   78.3%       70.3%
37 - 48                            2         30,200,000       3.6     5.1287       119      1.45x   74.3%       67.1%
49 - 60                           16        421,315,000      50.2     5.1364       119      1.31x   74.6%       69.0%
                                 ---       ------------     -----     ------       ---      ----    ----        ----
                                  54       $839,220,900     100.0%    5.2041%      119      1.35X   74.2%       66.6%
                                 ===       ============     =====     ======       ===      ====    ====        ====

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                          % OF     --------------------------------------------------
                                            AGGREGATE    INITIAL                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF      LOAN                REMAINING             DATE    LTV RATIO
                               MORTGAGE       DATE       GROUP 2   MORTGAGE      TERM      UW       LTV         AT
CUT-OFF DATE BALANCES           LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR     RATIO     MATURITY
---------------------------   ---------   ------------   -------   --------   ---------   -----   -------   ---------

$1,276,711 - $2,999,999            6      $ 12,635,446      3.2%    5.1456%      146      1.44x    58.6%      33.1%
$3,000,000 - $3,999,999            3        10,534,373      2.7     5.3918       120      1.37x    74.1%      55.1%
$4,000,000 - $4,999,999            2         8,946,302      2.3     5.5054       118      1.24x    79.3%      67.2%
$5,000,000 - $6,999,999            3        18,096,089      4.6     6.0710       156      1.23x    76.5%      60.5%
$7,000,000 - $9,999,999            8        67,605,000     17.1     5.2503        96      1.38x    74.4%      70.3%
$10,000,000 - $14,999,999          8        89,641,000     22.6     5.4196       105      1.45x    78.7%      71.0%
$15,000,000 - $24,999,999          5        87,590,000     22.1     5.2170        93      1.41x    78.5%      75.5%
$25,000,000 - $49,999,999          1        33,300,000      8.4     5.2800       118      1.24x    79.3%      70.6%
$50,000,000 - $68,000,000          1        68,000,000     17.2     5.1150       119      1.21x    80.0%      73.9%
                                 ---      ------------    -----     ------       ---      ----     ----       ----
TOTAL:                            37      $396,348,210    100.0%    5.3042%      109      1.35X    77.4%      70.1%
                                 ===      ============    =====     ======       ===      ====     ====       ====

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                          % OF     --------------------------------------------------
                                            AGGREGATE    INITIAL                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF      LOAN                REMAINING             DATE    LTV RATIO
                               MORTGAGE       DATE       GROUP 2   MORTGAGE      TERM      UW       LTV         AT
MORTGAGE RATES                  LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR     RATIO     MATURITY
---------------------------   ---------   ------------   -------   --------   ---------   -----   -------   ---------

4.7100% - 4.9999%                  3      $ 14,339,366      3.6%    4.8488%      144      1.46x    61.8%      40.4%
5.0000% - 5.2499%                 14       207,737,510     52.4     5.1580       101      1.35x    78.1%      73.8%
5.2500% - 5.4999%                 12       111,971,232     28.3     5.3307       106      1.31x    76.9%      69.5%
5.5000% - 5.9999%                  7        55,304,013     14.0     5.6575       120      1.42x    79.8%      67.5%
6.0000% - 7.3600%                  1         6,996,089      1.8     7.3600       215      1.25x    75.8%      52.7%
                                 ---      ------------    -----     ------       ---      ----     ----       ----
TOTAL:                            37      $396,348,210    100.0%    5.3042%      109      1.35X    77.4%      70.1%
                                 ===      ============    =====     ======       ===      ====     ====       ====

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                          % OF     --------------------------------------------------
                                            AGGREGATE    INITIAL                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF      LOAN                REMAINING             DATE    LTV RATIO
ORIGINAL TERM TO MATURITY      MORTGAGE       DATE       GROUP 2   MORTGAGE      TERM      UW       LTV         AT
IN MONTHS                       LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR     RATIO     MATURITY
---------------------------   ---------   ------------   -------   --------   ---------   -----   -------   ---------

60                                 2      $ 16,100,000      4.1%    5.4553%       59      1.49x    77.3%       77.3%
61 - 84                            9       118,070,000     29.8     5.2501        78      1.48x    79.0%       78.3%
85 - 120                          22       238,151,755     60.1     5.2508       119      1.27x    77.3%       68.1%
121 - 180                          3        17,030,366      4.3     5.4382       179      1.60x    67.6%       41.8%
181 - 216                          1         6,996,089      1.8     7.3600       215      1.25x    75.8%       52.7%
                                 ---      ------------    -----     ------       ---      ----     ----        ----
TOTAL:                            37      $396,348,210    100.0%    5.3042%      109      1.35X    77.4%       70.1%
                                 ===      ============    =====     ======       ===      ====     ====        ====

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                          % OF     --------------------------------------------------
                                            AGGREGATE    INITIAL                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF      LOAN                REMAINING             DATE    LTV RATIO
REMAINING TERM TO              MORTGAGE       DATE       GROUP 2   MORTGAGE      TERM      UW       LTV         AT
MATURITY IN MONTHS              LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR     RATIO     MATURITY
---------------------------   ---------   ------------   -------   --------   ---------   -----   -------   ---------

59 - 60                            2      $ 16,100,000      4.1%    5.4553%       59      1.49x    77.3%      77.3%
61 - 84                            9       118,070,000     29.8     5.2501        78      1.48x    79.0%      78.3%
85 - 120                          22       238,151,755     60.1     5.2508       119      1.27x    77.3%      68.1%
121 - 180                          3        17,030,366      4.3     5.4382       179      1.60x    67.6%      41.8%
181 - 215                          1         6,996,089      1.8     7.3600       215      1.25x    75.8%      52.7%
                                 ---      ------------    -----     ------       ---      ----     ----       ----
TOTAL:                            37      $396,348,210    100.0%    5.3042%      109      1.35X    77.4%      70.1%
                                 ===      ============    =====     ======       ===      ====     ====       ====

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                    WEIGHTED AVERAGES
                                                          % OF     --------------------------------------------------
                                            AGGREGATE    INITIAL                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF      LOAN                REMAINING             DATE    LTV RATIO
ORIGINAL AMORTIZATION TERM     MORTGAGE       DATE       GROUP 2   MORTGAGE      TERM      UW       LTV         AT
IN MONTHS                       LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR     RATIO     MATURITY
---------------------------   ---------   ------------   -------   --------   ---------   -----   -------   ---------

180 - 240                          3      $  9,489,366      3.4%    5.0222%      156      1.58x    51.6%      17.5%
241 - 300                          2         4,971,084      1.8     5.3037       119      1.31x    76.5%      58.0%
331 - 360                         22       261,417,760     94.8     5.3482       122      1.28x    77.6%      68.3%
                                 ---      ------------    -----     ------       ---      ----     ----       ----
TOTAL:                            27      $275,878,210    100.0%    5.3361%      123      1.29X    76.7%      66.3%
                                 ===      ============    =====     ======       ===      ====     ====       ====

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                    WEIGHTED AVERAGES
                                                          % OF     --------------------------------------------------
                                            AGGREGATE    INITIAL                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF      LOAN                REMAINING             DATE    LTV RATIO
REMAINING AMORTIZATION TERM    MORTGAGE       DATE       GROUP 2   MORTGAGE      TERM      UW       LTV         AT
IN MONTHS                       LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR     RATIO     MATURITY
---------------------------   ---------   ------------   -------   --------   ---------   -----   -------   ---------

179 - 240                          3      $  9,489,366      3.4%    5.0222%      156      1.58x    51.6%      17.5%
241 - 300                          2         4,971,084      1.8     5.3037       119      1.31x    76.5%      58.0%
331 - 360                         22       261,417,760     94.8     5.3482       122      1.28x    77.6%      68.3%
                                 ---      ------------    -----     ------       ---      ----     ----       ----
TOTAL:                            27      $275,878,210    100.0%    5.3361%      123      1.29X    76.7%      66.3%
                                 ===      ============    =====     ======       ===      ====     ====       ====

(1)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                          % OF     --------------------------------------------------
                                            AGGREGATE    INITIAL                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF      LOAN                REMAINING             DATE    LTV RATIO
                               MORTGAGE       DATE       GROUP 2   MORTGAGE      TERM      UW       LTV         AT
AMORTIZATION TYPES              LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR     RATIO     MATURITY
---------------------------   ---------   ------------   -------   --------   ---------   -----   -------   ---------

BALLOON LOANS
Partial Interest-Only             13      $214,466,000     54.1%    5.2492%      119      1.26x    77.6%      69.3%
Interest-Only                     10       120,470,000     30.4     5.2309        76      1.50x    78.8%      78.8%
Balloon                           12        55,722,844     14.1     5.7237       132      1.35x    77.1%      61.7%
                                 ---      ------------    -----     ------       ---      ----     ----       ----
SUBTOTAL:                         35      $390,658,844     98.6%    5.3113%      108      1.35X    77.9%      71.2%
FULLY AMORTIZING                   2        $5,689,366      1.4%    4.8166%      179      1.66X    40.4%       0.0%
                                 ---      ------------    -----     ------       ---      ----     ----       ----
TOTAL:                            37      $396,348,210    100.0%    5.3042%      109      1.35X    77.4%      70.1%
                                 ===      ============    =====     ======       ===      ====     ====       ====

          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN
                             GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                          % OF     --------------------------------------------------
                                            AGGREGATE    INITIAL                STATED            CUT-OFF
UNDERWRITTEN CASH FLOW        NUMBER OF      CUT-OFF      LOAN                REMAINING             DATE    LTV RATIO
DEBT SERVICE COVERAGE          MORTGAGE       DATE       GROUP 2   MORTGAGE      TERM      UW       LTV         AT
RATIOS                          LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR     RATIO     MATURITY
---------------------------   ---------   ------------   -------   --------   ---------   -----   -------   ---------

1.18x - 1.19x                      1      $  4,800,000      1.2%    5.3200%      118      1.18x    76.2%      64.9%
1.20x - 1.29x                     14       182,488,537     46.0     5.3270       123      1.23x    77.5%      68.6%
1.30x - 1.39x                      8        59,448,672     15.0     5.2838       111      1.33x    75.6%      64.6%
1.40x - 1.49x                      5        54,010,000     13.6     5.2874        76      1.46x    77.8%      76.0%
1.50x - 1.69x                      8        92,801,000     23.4     5.2992        96      1.55x    79.4%      75.6%
1.70x - 1.95x                      1         2,800,000      0.7     4.7100       180      1.95x    28.0%       0.0%
                                 ---      ------------    -----     ------       ---      ----     ----       ----
TOTAL:                            37      $396,348,210    100.0%    5.3042%      109      1.35X    77.4%      70.1%
                                 ===      ============    =====     ======       ===      ====     ====       ====

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                          % OF     --------------------------------------------------
                                            AGGREGATE    INITIAL                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF      LOAN                REMAINING             DATE    LTV RATIO
                               MORTGAGE       DATE       GROUP 2   MORTGAGE      TERM      UW       LTV         AT
CUT-OFF DATE LTV RATIOS         LOANS        BALANCE     BALANCE     RATE       (MOS.)    DSCR     RATIO     MATURITY
---------------------------   ---------   ------------   -------   --------   ---------   -----   -------   ---------

28.0% - 50.0%                      1      $  2,800,000      0.7%    4.7100%      180      1.95x    28.0%       0.0%
50.1% - 60.0%                      1         2,889,366      0.7     4.9200       179      1.38x    52.5%       0.0%
60.1% - 65.0%                      1         9,875,000      2.5     5.4000       120      1.22x    63.7%      56.9%
65.1% - 70.0%                      4        15,021,769      3.8     5.2219       119      1.29x    67.1%      54.4%
70.1% - 75.0%                      2        24,750,000      6.2     5.2762        98      1.38x    74.2%      68.8%
75.1% - 80.0%                     26       325,524,773     82.1     5.2949       105      1.34x    78.9%      72.8%
80.1% - 82.9%                      2        15,487,302      3.9     5.7420       163      1.50x    81.7%      64.7%
                                 ---      ------------    -----     ------       ---      ----     ----       ----
TOTAL:                            37      $396,348,210    100.0%    5.3042%      109      1.35X    77.4%      70.1%
                                 ===      ============    =====     ======       ===      ====     ====       ====

                                     A-2-15

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                         WEIGHTED AVERAGES
                                                                        --------------------------------------------------
                                            AGGREGATE                                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF     % OF INITIAL              REMAINING            DATE     LTV RATIO
MATURITY DATE                 MORTGAGE        DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV         AT
LTV RATIOS(2)                   LOANS        BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   -----   -------   ---------

43.6% - 50.0%                      1      $  3,800,000        1.0%       5.3300%      120      1.46x    68.2%      43.6%
50.1% - 60.0%                      6        31,787,231        8.1        5.7172       140      1.24x    68.8%      56.4%
60.1% - 70.0%                     13        95,851,613       24.5        5.3746       126      1.35x    77.6%      65.5%
70.1% - 80.0%                     15       259,220,000       66.4        5.2378        97      1.36x    79.3%      75.5%
                                 ---      ------------      -----        ------       ---      ----     ----       ----
TOTAL:                            35      $390,658,844      100.0%       5.3113%      108      1.35X    77.9%      71.2%
                                 ===      ============      =====        ======       ===      ====     ====       ====

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                              WEIGHTED AVERAGES
                                                                         ---------------------------
                                             AGGREGATE                           CUT-OFF
                               NUMBER OF      CUT-OFF     % OF INITIAL             DATE
                               MORTGAGED       DATE       LOAN GROUP 2     UW      LTV
PROPERTY TYPE                 PROPERTIES      BALANCE        BALANCE      DSCR    RATIO    OCCUPANCY
---------------------------   ----------   ------------   ------------   -----   -------   ---------

MULTIFAMILY
Garden                             39       $394,525,072       99.5%      1.35x    77.4%       93.7%
                                  ---       ------------      -----       ----     ----       -----
SUBTOTAL:                          39       $394,525,072       99.5%      1.35X    77.4%       93.7%
MANUFACTURED HOUSING
Manufactured Housing                1       $  1,823,137        0.5%      1.24x    66.8%      100.0%
                                  ---       ------------      -----       ----     ----       -----
SUBTOTAL:                           1       $  1,823,137        0.5%      1.24X    66.8%      100.0%
                                  ---       ------------      -----       ----     ----       -----
TOTAL:                             40       $396,348,210      100.0%      1.35X    77.4%       93.7%
                                  ===       ============      =====       ====     ====       =====

(1) Excludes fully amortizing mortgage loans.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                          WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                             AGGREGATE                                STATED            CUT-OFF
                               NUMBER OF      CUT-OFF     % OF INITIAL              REMAINING             DATE     LTV RATIO
                               MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV         AT
LOCATION                      PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
---------------------------   ----------   ------------   ------------   --------   ---------   -----   -------   ----------

Texas                             12       $119,947,600       30.3%       5.3030%       95      1.43x    78.8%       74.0%
Pennsylvania                       1         68,000,000       17.2        5.1150       119      1.21x    80.0%       73.9%
Florida                            4         45,337,089       11.4        5.6746       129      1.45x    79.2%       69.9%
Arizona                            3         34,625,000        8.7        5.2604       100      1.31x    71.4%       67.7%
Kentucky                           2         23,750,000        6.0        5.3216       120      1.27x    79.9%       71.3%
Minnesota                          3         17,583,738        4.4        5.0891       129      1.27x    71.6%       51.9%
Utah                               1         17,360,000        4.4        5.1817        79      1.47x    80.0%       80.0%
Indiana                            1         16,250,000        4.1        5.1800       119      1.32x    73.9%       65.6%
Michigan                           1         13,700,000        3.5        5.6600        72      1.31x    78.3%       72.9%
Arkansas                           1         10,600,000        2.7        5.5900       120      1.26x    78.5%       65.8%
Virginia                           1          8,650,000        2.2        4.8700       120      1.33x    75.9%       67.0%
New York                           5          7,946,302        2.0        5.5335       119      1.39x    75.9%       57.3%
Oklahoma                           1          5,300,000        1.3        5.3500       120      1.20x    75.7%       62.9%
Wisconsin                          1          2,800,000        0.7        4.7100       180      1.95x    28.0%        0.0%
California                         1          1,823,137        0.5        5.1700       119      1.24x    66.8%       55.3%
New Hampshire                      1          1,398,632        0.4        5.3500       119      1.37x    66.6%       55.4%
Georgia                            1          1,276,711        0.3        5.9800       118      1.21x    79.8%       61.9%
                                 ---       ------------      -----        ------       ---      ----     ----        ----
TOTAL:                            40       $396,348,210      100.0%       5.3042%      109      1.35X    77.4%       70.1%
                                 ===       ============      =====        ======       ===      ====     ====        ====

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                          WEIGHTED AVERAGES
                                                                         ---------------------------------------------------
                                             AGGREGATE                                STATED            CUT-OFF
                               NUMBER OF      CUT-OFF     % OF INITIAL              REMAINING             DATE     LTV RATIO
YEARS                          MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV         AT
BUILT/RENOVATED               PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
---------------------------   ----------   ------------   ------------   --------   ---------   -----   -------   ----------

1967 - 1969                         2      $  4,623,137        1.2%       4.8914%      156      1.67x    43.3%       21.8%
1970 - 1979                         5        82,038,291       20.7        5.1724       113      1.23x    79.7%       73.6%
1980 - 1989                        10       118,000,000       29.8        5.2522        90      1.42x    78.2%       75.6%
1990 - 1999                         5        37,671,975        9.5        5.3638        97      1.55x    79.1%       73.0%
2000 - 2005                        18       154,014,806       38.9        5.4120       123      1.31x    76.0%       64.8%
                                  ---      ------------      -----        ------       ---      ----     ----        ----
TOTAL:                             40      $396,348,210      100.0%       5.3042%      109      1.35X    77.4%       70.1%
                                  ===      ============      =====        ======       ===      ====     ====        ====

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                            AGGREGATE                                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF     % OF INITIAL              REMAINING             DATE     LTV RATIO
PREPAYMENT                    MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV         AT
PROTECTION                      LOANS         BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   -----   -------   ----------

Defeasance                        32      $340,578,770       85.9%       5.2947%      107      1.36x    77.1%       70.4%
Yield Maintenance                  5        55,769,439       14.1        5.3620       119      1.32x    79.0%       68.5%
                                 ---      ------------      -----        ------       ---      ----     ----        ----
TOTAL:                            37      $396,348,210      100.0%       5.3042%      109      1.35X    77.4%       70.1%
                                 ===      ============      =====        ======       ===      ====     ====        ====

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                        ---------------------------------------------------
                                            AGGREGATE                                STATED            CUT-OFF
                              NUMBER OF      CUT-OFF     % OF INITIAL              REMAINING             DATE     LTV RATIO
PARTIAL INTEREST              MORTGAGED       DATE       LOAN GROUP 2   MORTGAGE      TERM       UW      LTV         AT
ONLY PERIODS                    LOANS        BALANCE        BALANCE       RATE       (MOS.)     DSCR    RATIO     MATURITY
---------------------------   ---------   ------------   ------------   --------   ---------   -----   -------   ----------

12                                 2      $ 15,800,000        7.4%       5.1947%      119      1.21x    75.6%       64.2%
13 - 24                            3        30,841,000       14.4        5.6019       120      1.39x    79.3%       68.2%
25 - 36                            7        99,825,000       46.5        5.2404       119      1.26x    75.7%       67.4%
49 - 60                            1        68,000,000       31.7        5.1150       119      1.21x    80.0%       73.9%
                                 ---      ------------      -----        ------       ---      ----     ----        ----
                                  13      $214,466,000      100.0%       5.2492%      119      1.26X    77.6%       69.3%
                                 ===      ============      =====        ======       ===      ====     ====        ====

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

                                                                       ANNEX A-3

                    DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

                                      A-3-1

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     [4 PHOTOS OF REGENCY PORTFOLIO OMITTED]

--------------------------------------------------------------------------------

                                      A-3-2

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                $349,730,000
CUT-OFF DATE PRINCIPAL BALANCE:            $349,730,000
% OF POOL BY IPB:                          13.1%
LOAN SELLER:                               JPMorgan Chase Bank, N.A.
BORROWER:                                  USRP I, LLC
SPONSOR:                                   Macquarie CountryWide Corporation
                                           Regency Centers Corporation
ORIGINATION DATE:                          06/16/05
INTEREST RATE:                             5.00050%
INTEREST ONLY PERIOD:                      60 months
MATURITY DATE:                             07/01/10
AMORTIZATION TYPE:                         Interest-Only
ORIGINAL AMORTIZATION:                     N/A
REMAINING AMORTIZATION:                    N/A
CALL PROTECTION:                           L(24),Def or Grtr1% or YM(30),O(4)(2)
CROSS-COLLATERALIZATION:                   Yes
LOCK BOX:                                  No
ADDITIONAL DEBT:                           No
ADDITIONAL DEBT TYPE:                      N/A
LOAN PURPOSE:                              Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                              INITIAL   MONTHLY
                                                               -------   -------
TAXES:                                                            $0        $0
INSURANCE:                                                        $0        $0
REQUIRED REPAIRS:                                                 $0        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                        Portfolio
COLLATERAL INTEREST:                                           Fee(1)
PROPERTY TYPE:                                                 Retail -- Various
SQUARE FOOTAGE:                                                2,253,353
LOCATION:                                                      Various
YEAR BUILT/RENOVATED:                                          Various
OCCUPANCY:                                                     94.1%
OCCUPANCY DATE:                                                05/13/05
NUMBER OF TENANTS:                                             471
HISTORICAL NOI:
   2004:                                                       $29,903,860(3)
UW REVENUES:                                                   $ 43,857,846
UW EXPENSES:                                                   $ 11,673,352
UW NOI:                                                        $32,184,494(3)
UW NET CASH FLOW:                                              $ 29,677,007
APPRAISED VALUE:                                               $465,625,000
APPRAISAL DATE:                                                Various
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 155
CUT-OFF DATE LTV:                                                          75.1%
MATURITY DATE LTV:                                                         75.1%
UW DSCR:                                                                   1.67x
-------------------------------------------------------------------------------
(1)  Festival at Manchester Lakes is partially located on a ground lease which expires in 2088. The 44,118 square foot ground lease parcel is located behind The Shopper's Food and Pharmacy space but does not attribute any value to the property. If the ground lease was terminated, the value of the property would not decrease and it would still conform to the zoning requirements.

(2)  24 month lockout, thereafter subject to defeasance or prepayment with the payment of the greater of 1% of principal loan amount or yield maintenance.

(3)  The approximately $2 million variance in 2004 NOI versus underwritten NOI is attributable to the purchase by CalPERS/First Washington of the Village
     Commons property and the Plaza Square property in late 2004. As a result, the 2004 NOI only includes partial income for 2004 for these properties.

                                      A-3-3

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                PORTFOLIO PROPERTIES
--------------------------------------------------------------------------------------------------------------------
                                                                     NUMBER                    % OF       ALLOCATED
                                                             YEAR      OF                   PORTFOLIO       LOAN
PROPERTY NAME                      LOCATION (CITY, STATE)   BUILT   TENANTS   SQUARE FEET      GLA         AMOUNT
--------------------------------------------------------------------------------------------------------------------

GREENBRIAR TOWN CENTER            Fairfax, VA                1970      60        345,935      15.4%     $ 73,250,000
FESTIVAL AT MANCHESTER LAKES      Franconia, VA              1989      37        165,568       7.3        33,260,000
VILLAGE COMMONS                   West Palm Beach, FL        1987      47        169,053       7.5        25,240,000
KAMP WASHINGTON SHOPPING CENTER   Fairfax, VA                1961      10         71,825       3.2        22,330,000
PLAZA SQUARE                      Wayne, NJ                  1990      18        103,842       4.6        21,560,000
KENHORST PLAZA                    Reading, PA                1990      24        161,424       7.2        20,780,000
WATKINS PARK PLAZA                Upper Marlboro, MD         1986      29        113,443       5.0        19,400,000
FIRST STATE PLAZA                 Wilmington, DE             1988      22        164,576       7.3        17,940,000
WARWICK SQUARE SHOPPING CENTER    Jamison, PA                1999      18         93,269       4.1        16,250,000
MERCER SQUARE SHOPPING CENTER     Doylestown, PA             1989      16         91,400       4.1        15,710,000
NEWTOWN SQUARE SHOPPING CENTER    Newtown, PA                1955      32        146,893       6.5        15,690,000
MAYFAIR SHOPPING CENTER           Philadelphia, PA           1958      26        115,027       5.1        15,550,000
TAKOMA PARK                       Takoma Park, MD            1968      20        108,168       4.8        10,450,000
SHOPPES OF GRAYLYN                Wilmington, DE             1959      17         66,676       3.0         9,390,000
GOSHEN PLAZA                      Gaithersburg, MD           1987      21         45,654       2.0         8,470,000
HANOVER VILLAGE SHOPPING CENTER   Mechanicsville, VA         1971      16         96,146       4.3         7,980,000
LABURNUM PARK SHOPPING CENTER     Richmond, VA               1988      24         64,993       2.9         7,320,000
FIRSTFIELD SHOPPING CENTER        Gaithersburg, MD           1980      12         22,328       1.0         6,870,000
GLEN LEA CENTRE                   Richmond, VA               1965      10         78,493       3.5         2,290,000
COLONIAL SQUARE                   York, PA                   1955      12         28,640       1.3                 0
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                471      2,253,353       100%     $349,730,000
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        CUMULATIVE
               NUMBER      SQUARE      % OF                                     CUMULATIVE   CUMULATIVE    CUMULATIVE      % OF
             OF LEASES      FEET        GLA      BASE RENT    % OF BASE RENT   SQUARE FEET    % OF GLA     BASE RENT     BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING     EXPIRING       EXPIRING        EXPIRING     EXPIRING      EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

VACANT          N/A        132,868      5.9%         N/A           N/A            132,868        5.9%             N/A       N/A
2005 & MTM       63        141,110      6.3     $ 2,577,759         7.5%          273,978       12.2%     $ 2,577,759       7.5%
2006             71        190,323      8.4       3,440,335        10.0           464,301       20.6%     $ 6,018,094      17.5%
2007             89        325,284     14.4       5,607,582        16.3           789,585       35.0%     $11,625,676      33.8%
2008             64        263,627     11.7       4,349,223        12.6         1,053,212       46.7%     $15,974,899      46.5%
2009             64        247,249     11.0       4,166,873        12.1         1,300,461       57.7%     $20,141,772      58.6%
2010             29        134,612      6.0       1,900,194         5.5         1,435,073       63.7%     $22,041,967      64.1%
2011             16        191,079      8.5       2,257,139         6.6         1,626,152       72.2%     $24,299,106      70.7%
2012             11        100,663      4.5       1,745,146         5.1         1,726,815       76.6%     $26,044,251      75.7%
2013             17         78,052      3.5       1,469,254         4.3         1,804,867       80.1%     $27,513,506      80.0%
2014             22        136,756      6.1       1,829,246         5.3         1,941,623       86.2%     $29,342,752      85.3%
2015              8        129,499      5.7       2,271,141         6.6         2,071,122       91.9%     $31,613,892      91.9%
AFTER            17        182,231      8.1       2,770,653         8.1         2,253,353      100.0%     $34,384,546     100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL           471      2,253,353      100%    $34,384,546       100.0%
----------------------------------------------------------------------------------------------------------------------------------

                                      A-3-4

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The loan is secured by first mortgage interests in 20 anchored retail centers comprised of approximately 2.25 million square feet, that are located along the east coast in Washington D.C., Pennsylvania, New Jersey, Delaware,
Virginia and Florida.

THE BORROWER. The borrowing entity will be a single purpose entity which will be
100% owned by the joint venture between Macquarie CountryWide Corporation
("Macquarie CountryWide") and Regency Centers Corporation ("Regency Centers").
Regency Centers, the managing member, owns a 35% interest and Macquarie
CountryWide owns the remaining 65% interest. Macquarie CountryWide currently has investments in retail properties located in Australia, New Zealand and the
United States. As of December 30, 2004, Macquarie CountryWide's financial statements reflected assets totaling $1.54 billion. Regency Centers is a fully integrated real estate investment trust ("REIT"). Regency Centers specializes in the acquisition, development and ownership of grocery-anchored neighborhood shopping centers. The REIT owns and manages more than 290 properties in 22 states, comprising more than 33 million square feet.

THE PROPERTY. The Regency Portfolio is a 20 property retail portfolio purchased by a joint venture between Regency Centers and Macqurie CountryWide. The portfolio is part of the sponsor's $2.7 billion acquisition of the CalPERS/First
Washington Shopping Center Portfolio totaling 101 properties. The Regency
Portfolio consists of seventeen neighborhood centers and three community centers that are located along the east coast in five states and the District of
Columbia. The portfolio comprises over 2.25 million square feet and is predominantly grocer or pharmacy anchored centers.

The portfolio is currently 94% occupied with no more than 12% rollover during the term of the mortgage loan except for 2007, which has 14.4% rollover. For the entire portfolio, no tenant represents more than 4.10% of the base rents
(Shop-Rite) or 5.71% of the square footage (Shoppers Food Warehouse). Shop-Rite is an independent and privately owned brand name supermarket which operates through a cooperatively owned organization. Shop-Rite is considered to be the largest retail cooperative in the nation. Detailed financial information for
Shop-Rite is not available; however, $7 billion in annual sales are reported.
Shoppers Food Warehouse offers large-scale one-stop shopping to customers in
Delaware, Maryland, and Virginia. Its nearly 60 warehouse-style discount food stores average about 50,000 square feet and offer a variety of products and services. Shoppers Food Warehouse was incorporated in 1956 as Jumbo Food Stores and was bought in 1998 by wholesale food distributor Richfood Holdings, which was in turn bought by food wholesaler SuperValu Inc. in 1999.

Each Regency Portfolio property (other than Colonial Square) may be released from the lien of the Regency Portfolio mortgage loan subject to the satisfaction of certain conditions, including: (i) the payment of a release price equal to
115% of the allocated loan amount for the property to be released; (ii) a minimum debt service coverage ration of 1.60x for the remaining Regency
Portfolio mortgaged property immediately following the applicable release; and
(iii) a maximum 75% loan-to-value ratio for the remaining Regency Portfolio mortgaged property immediately following the applicable release. No loan amount was allocated to the Colonial Square property and the property may be released at any time upon satisfaction of certain conditions, including that the borrower pay all third-party costs, taxes and expenses incurred with respect to the release of the Colonial Square property.

THE MARKETS(1). Geographic concentrations exist in the Washington D.C.
metropolitan area (7 assets and 45.1% of portfolio square footage) and
Pennsylvania (6 assets and 28.3% of portfolio square footage).

WASHINGTON D.C. METROPOLITAN AREA

Centrally located along the nation's mid-Atlantic coast, equidistant between
Norfolk, Virginia and New York City and bisected by the Potomac River, is the
Washington, D.C. Primary Metropolitan Statistical Area ("PMSA"). The PMSA is
comprised of 19 counties located in three states, Maryland, Virginia, and West
Virginia, and encompasses a total of 6,841 square miles.

Based on data provided from the appraisal, 42% of the population has a 4-year degree or better, compared to just 28.2% for the top 100 metropolitan areas
("Top 100") and 24.6% for the U.S. overall. The median household income is more than 35% higher than the Top 100 and nearly 50% greater than the U.S. median.
In addition, 45.8% of households earn $75,000 or greater, compared to 31.8%
within the Top 100 and only 27.2% for the U.S. overall. According to the appraisal, the Washington PMSA median household income in 2004 was $69,500.
From 1994 to 2004, Washington's 3.8% average annual growth rate in median household income outpaced the national average annual rate of 3.5%. The PMSA's population totals 5.3 million, of which only 559,200, or 10.5%, reside within the District of Columbia. The metro area's average annual growth in population of 1.7% was above the Top 100 average over the 10-year period from 1994 through
2004.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from the GreenBrier Town Center and
     Mayfair Shopping Center appraisals dated March 11, 2005 and March 20, 2005, respectively.

                                      A-3-5

--------------------------------------------------------------------------------
                               REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PHILADELPHIA METROPOLITAN AREA

The Philadelphia metropolitan area has 58 million square feet of neighborhood and community shopping centers. According to REIS, in the first quarter of 2005, the vacancy rate for the Philadelphia metropolitan area's neighborhood and community shopping centers dropped to 8.0% from 8.2% in the prior quarter. The average asking rent in the Philadelphia metropolitan area neighborhood and shopping center sector was $18.28 per square foot in the first quarter of 2005, down 0.1%.

According to the appraisal, as of 2003, the Philadelphia metropolitan area had a population of 5.1 million with an expected annual growth of 0.32% from
2003-2008. The average household income during this same period is $69,756.
According to the appraisal at the end of 2003, the aggregate retail sales level of the Philadelphia metropolitan area was $67.3 billion, with average retail sales per household of $34,521. By comparison, the average sales per household of Pennsylvania was $30,861 and the average sales per household of the U.S. was
$34,036.

PROPERTY MANAGEMENT. For an interim period, First Washington will maintain some management responsibilities for a designated contractual period (maximum of 24 months). Regency Centers will be overseeing and implementing their program on these assets immediately after origination.

--------------------------------------------------------------------------------

                                      A-3-6

--------------------------------------------------------------------------------
                               REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                         ANCHOR TENANTS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          SALES
                                   NUMBER OF                                          % OF    BASE RENT       LEASE        PSF
PROPERTY NAME                       TENANTS     ANCHOR TENANT           SQUARE FEET   GLA(1)      PSF    EXPIRATION YEAR   2004
-------------------------------------------------------------------------------------------------------------------------------

GREENBRIAR TOWN CENTER                 60      Giant Food                  62,319     18.0%     $16.10         2012        $588
FESTIVAL AT MANCHESTER LAKES           37      Shoppers Food Warehouse     65,000     39.3%     $12.05         2026        $489
VILLAGE COMMONS                        47      Publix                      39,975     23.6%     $ 5.62         2007        $723
KAMP WASHINGTON SHOPPING CENTER        10      Borders Books & Music       30,000     41.8%     $25.00         2011        $352
PLAZA SQUARE                           18      Shop-Rite                   60,000     57.8%     $13.00         2015        $701
KENHORST PLAZA                         24      Redner's Market             52,070     32.3%     $ 8.00         2010        $510
WATKINS PARK PLAZA                     29      Safeway                     43,205     38.1%     $ 6.82         2007        $350
FIRST STATE PLAZA                      22      Shop-Rite                   57,319     34.8%     $11.00         2009         N/A
WARWICK SQUARE SHOPPING CENTER         18      Genuardi's                  50,658     54.3%     $13.00         2019        $394
MERCER SQUARE SHOPPING CENTER          16      Genuardi's                  50,708     55.5%     $14.25         2015        $496
NEWTOWN SQUARE SHOPPING CENTER         32      Acme Market                 56,226     38.3%     $ 7.40         2014         N/A
MAYFAIR SHOPPING CENTER                26      Shop 'N Bag Supermarket     25,673     22.3%     $10.50         2013        $489
TAKOMA PARK                            20      Shoppers Food Warehouse     63,643     58.8%     $ 5.22         2011        $450
SHOPPES OF GRAYLYN                     17      Rite Aid                    23,500     35.2%     $10.86         2016        $305
GOSHEN PLAZA(2)                        21      CVS                         10,162     22.3%     $10.75         2008        $475
HANOVER VILLAGE SHOPPING CENTER        16      Rack & Sack                 34,573     36.0%     $ 5.72         2008         N/A
LABURNUM PARK SHOPPING CENTER(3)       24      Rite Aid                    10,010     15.4%     $12.25         2007         N/A
FIRSTFIELD SHOPPING CENTER(2)          12      Einstein Bagels              3,001     13.4%     $27.40         2006        $344
GLEN LEA CENTRE                        10      Dollar General               8,200     10.4%     $ 7.00         2006         N/A
COLONIAL SQUARE(2)                     12      Minnichs Pharmacy            7,261     25.4%     $15.28         2008         N/A
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                471
-------------------------------------------------------------------------------------------------------------------------------

(1)  % of GLA represents the percentage of gross leasable area that the anchor tenant occupies in the related Regency Portfolio property.

(2)  Colonial Square, Goshen Place and Firstfield Shopping Center are unanchored retail properties.

(3)  Laburnum Park Shopping Center is shadow anchored by Ukrop's grocery store.

--------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
--------------------------------------------------------------------------------------------------------------------
                                                      MOODY'S/    # OF      SQUARE    % OF                   % OF
TENANT NAME               PARENT COMPANY               FITCH1    STORES      FEET      GLA    BASE RENT   BASE RENT
--------------------------------------------------------------------------------------------------------------------

SHOPPERS FOOD WAREHOUSE   SuperValu Inc.              Baa3/BBB      2      128,643    5.7%   $1,115,466      3.2%
SHOP-RITE                 Wakefern Food Corporation    NR/NR        2      117,319    5.2%   $1,410,509      4.1%
GENUARDI'S                Safeway Inc.                Baa2/BBB      2      101,366    4.5%   $1,381,143      4.0%
GIANT FOOD                Koninklijke Ahold N.V.       Ba2/BB       1       62,319    2.8%   $1,003,336      2.9%
ACME MARKET               Albertsons, Inc.            Baa2/BBB      1       56,226    2.5%   $  416,072      1.2%
RITE AID                  Rite Aid Corporation        Caa1/B-       4       53,202    2.4%   $  514,816      1.5%
REDNER'S MARKET           Redner's Market              NR/NR        1       52,070    2.3%   $  416,560      1.2%
CVS PHARMACY              CVS Pharmacy                 A3/A-        4       46,176    2.0%   $  599,813      1.7%
SAFEWAY                   Safeway Inc.                Baa2/BBB      1       43,205    1.9%   $  294,658      0.9%
PUBLIX                    Publix                       NR/NR        1       39,975    1.8%   $  224,660      0.7%
--------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entry listed in the "Parent Company" field whether or not the Parent Company guarantees the lease.

                                      A-3-7

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            [2 MAPS INDICATING LOCATION OF REGENCY PORTFOLIO OMITTED]

--------------------------------------------------------------------------------

                                      A-3-8

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    [2 REGENCY PORTFOLIO SITE PLANS OMITTED]

GREENBRIAR TOWN CENTER
13043 Lee Jackson Memorial Highway
Chantilly, VIrginia 22030

FESTIVAL AT MENCHESTER LAKES
7005 Manchester Boulevard
Franconia, Virgina 22310

--------------------------------------------------------------------------------

                                      A-3-9

--------------------------------------------------------------------------------
                                REGENCY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    [3 REGENCY PORTFOLIO SITE PLANS OMITTED]

VILLAGE COMMONS
711 Village Boulevard
West Palm Beach, Florida 33409

KAMP WASHINGTON
11054 Lee Highway
Fairfax, Virginia 22030

PLAZA SQUARE
625 Hamburg Turnpike
Wayne, New Jersey 07470

--------------------------------------------------------------------------------

                                     A-3-10

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-11

--------------------------------------------------------------------------------
                              SILVER CITY GALLERIA
--------------------------------------------------------------------------------

                     [5 SILVER CITY GALLERIA PHOTOS OMITTED]

                                     A-3-12

--------------------------------------------------------------------------------
                              SILVER CITY GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                      $138,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                  $137,514,971
% OF POOL BY IPB:                                5.1%
LOAN SELLER:                                     Eurohypo AG, New York Branch
BORROWER:                                        Silver City Galleria L.L.C.
SPONSOR:                                         General Growth Properties, Inc.
                                                 Teacher's Retirement System of
                                                 the State of Illinois
ORIGINATION DATE:                                06/06/05
INTEREST RATE:                                   4.76440%
INTEREST ONLY PERIOD:                            N/A
MATURITY DATE:                                   06/10/11
AMORTIZATION TYPE:                               Balloon
ORIGINAL AMORTIZATION:                           360 Months
REMAINING AMORTIZATION:                          357 Months
CALL PROTECTION:                                 L(24),Def(38),O(7)
CROSS-COLLATERALIZATION:                         No
LOCK BOX:                                        CMA
ADDITIONAL DEBT:                                 No(1)
ADDITIONAL DEBT TYPE:                            Mezzanine Debt Permitted(1)
LOAN PURPOSE:                                    Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                       Single Asset
COLLATERAL INTEREST:                                          Fee
PROPERTY TYPE:                                                Retail -- Anchored
SQUARE FOOTAGE:                                               714,898
LOCATION:                                                     Taunton, MA
YEAR BUILT/RENOVATED:                                         1992/1999
OCCUPANCY(2):                                                 89.1%
OCCUPANCY DATE:                                               05/27/05
IN-LINE SALES (PSF):                                          $440
OCCUPANCY COST RATIO:                                         15.3%
NUMBER OF TENANTS:                                            103
HISTORICAL NOI:
   2003:                                                      $10,993,858
   2004:                                                      $11,354,072
   TTM AS OF 05/31/05:                                        $11,906,736
UW REVENUES:                                                  $19,979,595
UW EXPENSES:                                                  $7,063,883
UW NOI:                                                       $12,915,712
UW NET CASH FLOW:                                             $12,318,535
APPRAISED VALUE:                                              $200,000,000
APPRAISAL DATE:                                               05/18/05
--------------------------------------------------------------------------------

(1) Future mezzanine financing is allowed upon the satisfaction of certain conditions including (i) a loan-to-value ratio of no greater than 75% (in the aggregate based on the principal balances of the mortgage loan and the mezzanine loan), (ii) a debt service coverage ratio of not less than 1.25x (in the aggregate based on the principal balances of the mortgage loan and the mezzanine loan), and (iii) receipt of confirmation from each rating agency then rating the certificates that the incurrence of such mezzanine debt will not result in the qualification, withdrawal or downgrade of the ratings on the certificates.

(2) Includes one tenant that has signed a lease but is not yet in occupancy.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                              INITIAL   MONTHLY
                                                               -------   -------
TAXES:                                                            $0      $0(3)
INSURANCE:                                                        $0      $0(3)
CAPEX:                                                            $0      $0(4)
TI/LC:                                                            $0      $0(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $  192
CUT-OFF DATE LTV:                                                          68.8%
MATURITY DATE LTV:                                                         62.1%
UW DSCR:                                                                   1.42x
--------------------------------------------------------------------------------

(3) Springing upon an event of default or if the debt service coverage ratio is less than 1.25x (each, a "Silver City Trigger Event").

(4) $11,919 only upon the occurrence of a Silver City Trigger Event and if the amount in such reserve is less than $143,025.

(5) $37,126 only upon the occurrence of a Silver City Trigger Event and if the amount in such reserve is less than $445,509.

----------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         LEASE
                                                           MOODY'S/    SQUARE                BASE     EXPIRATION      SALES PSF
TENANT NAME                  PARENT COMPANY                FITCH6       FEET    % OF GLA   RENT PSF      YEAR         AS OF 2004
----------------------------------------------------------------------------------------------------------------------------------

JC PENNEY                    JC Penney Corporation         Ba1/BB+    145,974     20.4%     $ 4.05       2017            $120
STEVE & BARRY'S UNIVERSITY   Steve & Barry's University
SPORTSWEAR                   Sportswear                    NR/NR       73,641     10.3%     $ 9.00       2012            N/A
DICK'S SPORTING GOODS(7)     Dick's Sporting Goods, Inc.   NR/NR       50,000      7.0%     $14.40       2020            N/A
SILVER CITY CINEMAS          Silver City Cinemas           NR/NR       30,500      4.3%     $10.35       2018      $260,000/screen
TJ MAXX                      The TJX Companies, Inc.       A3/NR       27,083      3.8%     $ 7.50       2008            N/A
----------------------------------------------------------------------------------------------------------------------------------

(6) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(7) Tenant has signed lease but is not in occupancy.

                                     A-3-13

--------------------------------------------------------------------------------
                             SILVER CITY GALLERIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Silver City Galleria Loan is secured by a first mortgage interest in approximately 714,898 square feet of a 970,898 square foot super-regional mall located in Taunton, Massachusetts.

THE BORROWER. The borrower is Silver City Galleria, L.L.C., a special purpose entity sponsored by Teacher's Retirement System of the State of Illinois (50%)
and General Growth Properties, Inc. ("GGP") (50%). GGP (NYSE: GGP) has been based in the Chicago area since its inception in 1954 and has more than 5,000 employees nationwide. GGP completed the acquisition of the Rouse Company for
$7.2 billion plus the assumption of approximately $5.4 million in debt in August
2004. GGP owns, develops, and/or manages shopping malls in 44 states with ownership interests in and/or management responsibility for more than 215 regional shopping malls totaling more than 200 million square feet of retail space. GGP is also a third-party manager for the owners of regional malls.

THE PROPERTY. Silver City Galleria, located in Taunton, Massachusetts, is a
970,898 square foot (of which approximately 714,898 square feet is included in the collateral) regional mall situated on an approximately 147-acre parcel of land. The mall was built in 1992 and last renovated in 1999. It is anchored by
Filene's (not part of collateral), Sears (not part of collateral), JC Penney, and Steve & Barry's University Sportswear. It is expected that Dick's Sporting
Goods will be occupying approximately 50,000 square feet (7.0% of the net rentable area) beginning in October 2005. As of May 2005, the property was occupied by 103 tenants and the in-line space was 82.5% occupied. Nationally recognized tenants include H&M, Victoria's Secret, The Gap, American Eagle, Lane
Bryant and Foot Locker. As of year-end 2004, comparable in-line sales of stores less than 10,000 square feet that have reported sales figures for the past four years is $440 per square foot, yielding an occupancy cost ratio of approximately
15.3%.

THE MARKET(1). Taunton, Massachusetts is located in Southeastern Massachusetts, bordered by Rehoboth and Norton to the west, Easton to the north, Raynham and
Lakeville to the east, and Berkley and Dighton to the south. Taunton is 14 miles north of Fall River; 33 miles south of Boston; 16 miles from Providence, Rhode
Island; and 193 miles from New York City. According to the 2000 U.S. Census,
Taunton comprises a total of 47.97 square miles with a population of 49,832.
Directly opposite the property on the north side of Route 140 is the Liberty &
Union Industrial Park, a 350-acre development, which is owned and managed by a not-for-profit corporation. Tenants in the park include Jordan Furniture, which occupies a 900,000 square foot distribution center and Advo-Supercoup, which occupies a 67,000 square foot direct mailing facility. The major employment center in the area is the Myles Standish Industrial Park, located approximately
10 miles from the property off Route 140. The surrounding area is primarily residential in character consisting of single-family homes.

PROPERTY MANAGEMENT. The property is self-managed by the borrower, an affiliate of GGP.
--------------------------------------------------------------------------------

(1) Certain information was obtained from the Silver City Galleria appraisal dated May 18, 2005.

----------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------
             NUMBER                                                    CUMULATIVE                           CUMULATIVE
               OF                                           % OF BASE    SQUARE    CUMULATIVE   CUMULATIVE     % OF
             LEASES       SQUARE     % OF GLA   BASE RENT      RENT       FEET      % OF GLA    BASE RENT    BASE RENT
YEAR        EXPIRING  FEET EXPIRING  EXPIRING    EXPIRING    EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING
----------------------------------------------------------------------------------------------------------------------

VACANT         N/A        77,760        10.9%          N/A      N/A       77,760      10.9%            N/A       N/A
2005 & MTM       9        10,191         1.4   $   501,809      4.7%      87,951      12.3%    $   501,809       4.7%
2006             4        12,727         1.8       391,949      3.6      100,678      14.1%    $   893,759       8.3%
2007            19        61,575         8.6     1,553,844     14.4      162,253      22.7%    $ 2,447,603      22.7%
2008            13        57,680         8.1     1,219,999     11.3      219,933      30.8%    $ 3,667,602      34.1%
2009             6        16,011         2.2       598,372      5.6      235,944      33.0%    $ 4,265,974      39.6%
2010             7        16,811         2.4       545,737      5.1      252,755      35.4%    $ 4,811,712      44.7%
2011            10        42,474         5.9     1,168,647     10.9      295,229      41.3%    $ 5,980,359      55.6%
2012            11       103,668        14.5     1,466,909     13.6      398,897      55.8%    $ 7,447,268      69.2%
2013            10        15,881         2.2       656,550      6.1      414,778      58.0%    $ 8,103,818      75.3%
2014             6        50,982         7.1       641,492      6.0      465,760      65.2%    $ 8,745,310      81.2%
2015             5        22,664         3.2       393,443      3.7      488,424      68.3%    $ 9,138,753      84.9%
AFTER            3       226,474        31.7     1,626,870     15.1      714,898     100.0%    $10,765,623     100.0%
----------------------------------------------------------------------------------------------------------------------
TOTAL          103       714,898      100.00%  $10,765,623   100.00%
----------------------------------------------------------------------------------------------------------------------

                                     A-3-14

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                              SILVER CITY GALLERIA
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                                     A-3-15

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                              SILVER CITY GALLERIA
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                                     A-3-16

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                                     A-3-17

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                               PLASTIPAK PORTFOLIO
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                                     A-3-18

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                               PLASTIPAK PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                       $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                   $100,000,000
% OF POOL BY IPB:                                 3.7%
LOAN SELLER:                                      PNC Bank, National Association
BORROWER:                                         TABB Realty, LLC
SPONSOR:                                          Plastipak Holdings, Inc.
ORIGINATION DATE:                                 09/09/05
INTEREST RATE:                                    5.54000%
INTEREST ONLY PERIOD:                             N/A
MATURITY DATE:                                    10/01/15
AMORTIZATION TYPE:                                Balloon
ORIGINAL AMORTIZATION:                            240
REMAINING AMORTIZATION:                           240
CALL PROTECTION:                                  L(23),Def(93),0(4)(1)
CROSS-COLLATERALIZATION:                          Yes
LOCK BOX:                                         Hard
ADDITIONAL DEBT:                                  No
ADDITIONAL DEBT TYPE:                             N/A
LOAN PURPOSE:                                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                             INITIAL    MONTHLY
                                                            ----------   -------
REQUIRED REPAIRS:                                           $  182,875      $0
LOC(2)                                                      $1,000,000      $0
OTHER(3):                                                   $4,000,000      $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                     Portfolio
COLLATERAL INTEREST:                                        Fee
PROPERTY TYPE:                                              Industrial/warehouse
SQUARE FOOTAGE:                                             4,447,890
LOCATION:                                                   Various
YEAR BUILT/RENOVATED                                        Various
OCCUPANCY:                                                  100%
OCCUPANCY DATE:                                             09/06/05
NUMBER OF TENANTS:                                          2
UW REVENUES:                                                $ 16,235,134
UW EXPENSES:                                                $    324,703
UW NOI:                                                     $ 15,910,432
UW NET CASH FLOW:                                           $ 14,897,526
APPRAISED VALUE:                                            $155,725,000
APPRAISAL DATE:                                             Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                  $  22
CUT-OFF DATE LTV:                                                       64.2%(4)
MATURITY DATE LTV:                                                      41.3%
UW DSCR:                                                                1.80x
--------------------------------------------------------------------------------

(1) Plastipak has the ability to release up to three properties subject to certain criteria set forth in the mortgage loan documents. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans--Defeasance; Collateral Substitution; Property Releases" in the prospectus supplement.

(2) The tenants delivered to the Lender a $1,000,000 letter of credit in lieu of a cash security deposit.

(3) The lender will hold back $4.0 million of the mortgage loan proceeds until completion of a 133,600 square foot expansion of the Plant City, Florida property (estimated to be completed by September 1, 2006). The tenants are required to pay for all capital expenditures, taxes, insurance and leasing costs pursuant to their respective leases, therefore escrows will not be required unless the tenant's credit rating is downgraded. In the event of a rating downgrade, a capex reserve of $450,000 per year, reserve for leasing costs of $1 million per year and a taxes and insurance reserve will be collected.

(4) The Cut-off Date LTV was based on a "stabilized" value for the Plant City,
Florida property of $12,000,000 which assumes the occurrence of certain events in the future. We cannot assure you that these events will occur. If the "as-is"
value of $4,950,000 for that property were used, the Cut-off Date LTV would be
67.3%. If the "as is" appraisal value of $4,950,000 for that property were used and the loan amount were adjusted to take into account the $4,000,000 holdback, the Cut-off date LTV would be 64.5%.

---------------------------------------------------------------------------------------------------------------------
                                                 PORTFOLIO PROPERTIES
---------------------------------------------------------------------------------------------------------------------
                                                 YEAR    SQUARE    % OF GLA  BASE RENT       LEASE         APPRAISED
PROPERTY NAME           LOCATION (CITY, STATE)  BUILT     FEET    PORTFOLIO     PSF     EXPIRATION YEAR      VALUE
---------------------------------------------------------------------------------------------------------------------

MCCALLA                 McCalla, AL              2002    296,276     6.66%     $ 4.25         2025       $ 13,900,000
PLANT CITY              Plant City, FL           1997    212,000     4.77      $ 4.75         2025         12,000,000
PINEVILLE               Pineville, LA            2004    566,000    12.73      $ 4.50         2025         30,750,000
CHAMPAIGN               Champaign, IL            1991    683,187    15.36      $ 3.25         2025         22,000,000
LONGMEADOW              East Longmeadow, MA      1980    262,747     5.91      $ 3.50         2025          8,900,000
DUNDEE                  Dundee, MI               1967    135,257     3.04      $ 3.50         2025          4,300,000
PLYMOUTH                Plymouth, MI             1968    128,800     2.90      $10.00         2025          8,450,000
WESTLAND                Westland, MI             1975    184,631     4.15      $ 4.25         2025          7,500,000
JACKSON CTR HWY 65      Jackson Center, OH       1973  1,000,585    22.50      $ 2.25         2025         16,000,000
JACKSON CTR WASH ST.    Jackson Center, OH       1970     66,000     1.48      $ 2.50         2025          1,375,000
LIMA                    Lima, OH                 1975    126,615     2.85      $ 3.00         2025          3,300,000
MEDINA                  Medina, OH               1960    293,076     6.59      $ 3.00         2025          8,200,000
GARLAND                 Garland, TX              1996    408,597     9.19      $ 3.25         2025         15,400,000
HIGHLANDS               Highlands, TX            1981     84,119     1.89      $ 3.50         2025          3,650,000
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 4,447,890      100%     $ 3.55         2025       $155,725,000
---------------------------------------------------------------------------------------------------------------------

                                     A-3-19

--------------------------------------------------------------------------------
                               PLASTIPAK PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The loan is secured by first mortgage interests in 14 industrial properties comprised of approximately 4,447,890 square feet, located in 8 states.

THE BORROWER. The borrower is TABB Realty, LLC, a Michigan limited liability company whose membership interests are owned by
Plastipak Holdings and William C. Young.

William C. Young, through his Revocable Trust Agreement dated December 23, 1998, owns 75.63% of the stock in Plastipak Holdings. Multi-Investments Limited
Partnership (a Young family limited partnership) owns 13.90% of the stock in
Plastipak Holdings and the remaining ownership is held by other key principals of Plastipak Holdings.

The borrower, in conjunction with all other subsidiaries of Plastipak Holdings, has guaranteed the payment of a bond indenture of which Plastipak Holdings is the obligor. See "Description of the Mortgage Pool--Additional Debt" in the
prospectus supplement.

THE PROPERTIES. The portfolio consists of 13 light industrial properties in 8 states that are leased long-term to Plastipak Packaging, Inc. ("Plastipak") and one light industrial property that is leased long-term to Clean Tech, Inc.
("Clean Tech"). The 14 properties total 4,447,890 square feet and all leases are triple net. All of Plastipak Packaging's U.S. domestic production is produced in these properties.

THE TENANT. The tenants are Plastipak and Clean Tech, both of which are wholly owned by Plastipak Holdings. Plastipak is a 38-year old privately held container maker. They are one of the largest 200 private companies in the United States and with revenues approaching $1 billion, one of the 5 largest blow molders in their industry. Their primary business is making plastic bottles for the food and consumer industry out of PET (polyethylene terephthalate) and HDPE (high density polyethylene), although the largest percentage of their business comes from beverage containers. Plastipak's major competitors include Constar
International, Ball Corporation, Graham Packaging and Owens-Illinois.

Last year, Plastipak manufactured and distributed more than 8 billion containers worldwide for over 450 customers. They are the exclusive supplier of plastic containers to Procter & Gamble for heavy-duty, liquid laundry detergents and the largest supplier of plastic containers to Kraft Foods for their salad dressings, barbecue sauces and grated cheeses. Plastipak is also a producer of beverage bottles for Pepsi Co. and other global beverage companies. The company has more than 130 U.S. patents for package-manufacturing processes.

THE MARKETS(1). The properties are located in 12 cities in Michigan, Ohio,
Illinois, Texas, Louisiana, Alabama, Florida, and Massachusetts.

McCalla, Alabama is part of the Birmingham metropolitan area. McCalla is located approximately 18 miles southwest of the Birmingham central business district.
The property neighborhood is a commercially developed area planned by the
Jefferson County Economic Industrial Development Authority. The neighborhood has experienced recent development.

Medina, Ohio is part of the Cleveland metropolitan area. The property's overall market is part of the East North Central Region as defined by the Society of
Industrial and Office Realtors, which contains a total of nearly 2.8 billion square feet. As of year-end 2004, this region averaged a 9.5% vacancy rate with positive absorption of 32.7 million square feet, which in comparison to 21.5 million square feet of new construction provides a demand ratio of 1.52.

Plant City, Florida is part of the Tampa metropolitan area. The property is part of the overall Tampa Industrial Market, which according to CBRE's second quarter
2005 market report contains over 135 million square feet with an average vacancy rate of 4.3%, down over 120 basis points from year-end 2004. The 963,000 square feet of absorption in second quarter 2005 represents the third consecutive quarter of positive absorption. The average asking rental rate for the quarter was $6.35 per square foot net.

Pineville, Louisiana is part of the Alexandria metropolitan area. The property is located approximately 75 miles equidistant from Monroe, Baton Rouge, Lake
Charles and Shreveport. This area comprised 53.4 million square feet of industrial space averaging 8.9% vacancy at the end of 2004. Last year this market absorbed 1.7 million square feet, while new construction was only 1.2 million square feet, resulting in a demand ratio of 1.42. According to a 2004 appraisal on the property completed by Manhattan Associates, the
Alexandria/Pineville and Central Louisiana submarket has approximately 16 million square feet and a vacancy rate of 3.4%.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Plastipak Portfolio appraisals dated June, July and August 2005.

                                     A-3-20

--------------------------------------------------------------------------------
                               PLASTIPAK PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Champaign, Illinois is part of the Champaign-Urbana metropolitan area. According to Coldwell Banker Commercial/Devonshire-Realty, the Champaign industrial market is approximately 15 million square feet with a vacancy rate of 10%. Industrial rents range from $2.00 to $4.00 per square foot and average $3.50 per square foot net. New build-to-suit warehouse/distribution space is taking place 5 miles north of the property, and is already leased.

East Longmeadow, Massachusetts is part of the Spingfield metropolitan area.
CBRE's year-end 2004 Greater Springfield Industrial Report indicates there were
40.1 million square feet in 269 buildings averaging an 8% vacancy rate, down 100 basis points from the previous year. Industrial rents range from $4.00 to $5.50 per square foot net, while the cost of warehouse ranges from $3.25 to $4.75 per square foot net. The Plastipak building is in the South Submarket which contains nearly 8.7 million square feet in 97 buildings and has a 0.7% vacancy rate. East
Longmeadow has a total of 3.9 million square feet in 46 buildings and also has a vacancy rate of 0.4%.

Dundee/Plymouth/Westland, Michigan is part of the Detroit metropolitan area.
According to Cushman & Wakefield's second quarter 2005 report, the Detroit industrial market experienced an increase in rental rates to $5.23 per square foot net since the beginning of the year, with over 7.8 million square feet of leasing activity year-to-date. The Detroit metro industrial market contains
540.4 million square feet with a 11.1% vacancy rate. Collier's reports a total of 445.5 million square feet of space averaging $4.98 per square foot net in second quarter 2005 with 3.7 million square feet of absorption year-to-date and
743,241 square feet under construction.

Jackson Center, Ohio is part of the Dayton metropolitan area. Jackson Center is located within 60 miles of Toledo, Columbus, Dayton, and Fort Wayne. These markets form an industrial region that contains 337.2 million square feet of industrial space with an average vacancy rate of 12.8%. Industrial rents range from $2.25 to $3.75 per square foot net. Honda's 1.6 million square foot
2800-employee Anna, Ohio engine plant is less than 10 miles away.

Garland, Texas is part of the Dallas metropolitan area. The Dallas Industrial
Market contains more than 633 million square feet of industrial space and has an average vacancy rate of 9.3%. Industrial rents are increasing in the market and various market reports show average net rents ranging between $3.57 and $4.71 per square foot. This market recorded positive absorption of more than 3.7 million square feet in the 2nd quarter and continues a 2+ year positive trend.
New completions during the quarter totaled just over 1.2 million square feet, most of which is located in 2 large build-to-suit facilities for Del Monte Foods and FedEx.

Highlands, Texas is part of the Houston metropolitan area. Absorption has been positive for eight consecutive quarters (662,554 square feet in the first quarter of 2005) and vacancy has continued to trend downward, closing the first quarter of 2005 at 7.93%. Houston's 12 month job growth rate of 1.2% through
March 2005 produced 27,200 new jobs and the area experienced 1.6 million square feet of leasing activity in the first quarter. The Houston Industrial Market contains over 320 million square feet with average net rents for industrial space and warehouse/manufacturing reported at $5.28 per square foot and $4.08 per square foot, respectively.

THE PROPERTY MANAGEMENT. The properties are managed by Plastipak a wholly owned subsidiary of Plastipak Holdings.

-------------------------------------------------------------------------------

                                     A-3-21

--------------------------------------------------------------------------------
                               PLASTIPAK PORTFOLIO
--------------------------------------------------------------------------------

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                                     A-3-22

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                                     A-3-23

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                             ONE WORLD TRADE CENTER
--------------------------------------------------------------------------------

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                    [2 ONE WORLD TRADE CENTER PHOTOS OMITTED]

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                                     A-3-24

--------------------------------------------------------------------------------
                             ONE WORLD TRADE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                    $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                $90,000,000
% OF POOL BY IPB:                              3.4%
LOAN SELLER:                                   LaSalle Bank National Association
BORROWER:                                      GREIT -- One World Trade Center,
                                               L.P.
SPONSOR:                                       G REIT, Inc.
ORIGINATION DATE:                              07/12/05
INTEREST RATE:                                 5.17500%
INTEREST ONLY PERIOD:                          60 months
MATURITY DATE:                                 08/01/15
AMORTIZATION TYPE:                             IO-Balloon
ORIGINAL AMORTIZATION:                         360 months
REMAINING AMORTIZATION:                        360 months
CALL PROTECTION:                               L(24),Def(92),O(3)
CROSS-COLLATERALIZATION:                       No
LOCK BOX:                                      Hard
ADDITIONAL DEBT:                               No
ADDITIONAL DEBT TYPE:                          N/A
LOAN PURPOSE:                                  Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                             INITIAL    MONTHLY
                                                             --------   --------
TAXES:                                                       $543,319   $108,664
INSURANCE:                                                   $136,973   $ 17,122
CAP EX:                                                      $      0   $  9,555
TI/LC:                                                       $250,000   $ 22,932
REQUIRED REPAIRS:                                            $ 55,000   $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                            Single Asset
COLLATERAL INTEREST:                                               Fee
PROPERTY TYPE:                                                     Office --
                                                                   CBD
SQUARE FOOTAGE:                                                    564,752
LOCATION:                                                          Long Beach,
                                                                   CA
YEAR BUILT/RENOVATED:                                              1989
OCCUPANCY:                                                         87.0%
OCCUPANCY DATE:                                                    08/25/05
NUMBER OF TENANTS:                                                 67
HISTORICAL NOI:
   2002:                                                           $  6,140,143
   2003:                                                           $  7,147,243
   2004:                                                           $  9,015,282
   TTM AS OF 03/31/05:                                             $  9,057,993
UW REVENUES:                                                       $ 14,484,289
UW EXPENSES:                                                       $  6,269,908
UW NOI:                                                            $  8,214,382
UW NET CASH FLOW:                                                  $  7,521,974
APPRAISED VALUE:                                                   $131,000,000
APPRAISAL DATE:                                                    06/03/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 159
CUT-OFF DATE LTV:                                                          68.7%
MATURITY DATE LTV:                                                         63.5%
UW DSCR:                                                                   1.27x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                      LEASE
                                                                                       SQUARE   % OF   BASE RENT   EXPIRATION
TENANT NAME                              PARENT COMPANY             MOODY'S/FITCH(1)    FEET     GLA      PSF         YEAR
-----------------------------------------------------------------------------------------------------------------------------

US CUSTOMS                    United States of America                   Aaa/AAA       50,774   9.0%   $ 27.46       2012(2)
EXECUTIVE MEETING AT HILTON   LBWTC Real Estate Partners, LLC             NR/NR        46,661   8.3%   $10.54(3)     2014
   LONG BEACH
FORD, WALKER, HAGGERTY &      Ford, Walker, Haggerty & Behar, LLP         NR/NR        35,754   6.3%   $ 28.44       2006
   BEHAR, LLP
FBI                           United States of America                   Aaa/AAA       29,745   5.3%   $ 35.28       2012(4)
APRISO CORPORATION            Apriso Corporation                          NR/NR        26,365   4.7%   $ 24.00       2008

-----------------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2)  Tenant has the right to terminate a portion of its leased space (which portion shall be less than 7,124 square feet) at any time upon 30 days notice to borrower.
(3)  In addition to Base Rent of $10.54 per square foot, Tenant pays its proportionate share of expenses as it is a triple net lease.
(4)  Tenant may terminate its lease in whole or in part at any time after June
     30, 2007 upon 180 days notice to borrower.

                                     A-3-25

--------------------------------------------------------------------------------
                             ONE WORLD TRADE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The loan is secured by a first mortgage interest in an approximately
564,752 square foot office building, with a retail component, known as "One
World Trade Center," located in Long Beach, California.

THE BORROWER. The borrower, GREIT -- One World Trade Center, L.P., a California
limited partnership, is structured as a single purpose entity, for which a non-consolidation opinion was delivered at origination. The borrower is sponsored by G REIT, Inc. G REIT, Inc. is a real estate investment trust formed to acquire and operate office, industrial and service properties. G REIT, Inc.
is currently the subject of an SEC investigation and has reported that numerical and other information in its disclosure documents were incorrect as further described under "Risk Factors-Litigation or Other Legal Proceedings Could
Adversely Affect the Mortgage Loans" in the Prospectus Supplement.

THE PROPERTY(1). Built in 1989, One World Trade Center is a Class A, 27 story office building, with a retail component, containing approximately 564,752 square feet with two levels of underground parking and surface parking. One
World Trade Center is situated on approximately 4.1 acres on Ocean Boulevard in downtown Long Beach, California. The two story retail component is separate but adjacent to the office building and surrounds an open air courtyard. The courtyard was recently renovated and a walkway was added from an adjacent Hilton
Hotel to the "Hilton Conference Center" located within One World Trade Center.
The retail component and the office building are connected on the first, second, and third levels. The ground floor of One World Trade Center contains three main lobbies. The primary lobby is oriented toward Ocean Boulevard. The other two lobbies connect with the retail component. One World Trade Center includes a two story atrium at the front entrance. Given its height and location, One World
Trade Center provides water views.

THE MARKET(1). Long Beach, California encompasses a land area of approximately
50 square miles, is situated in the southern portion of Los Angeles County and is one of the largest incorporated cities in Los Angeles County. The Long Beach central business district is in a redevelopment area that incorporates most of downtown. The Long Beach central business district Redevelopment Area was established in 1975 and contains approximately 420 acres. Since its inception, over $3 billion of government and private funds have been invested in the downtown area. One World Trade Center is located approximately one block from the Long Beach Civic Center and approximately one-half mile from the Long Beach
Convention Center. The nearest Blue Line train stop, which provides service to downtown Los Angeles, is located approximately one-quarter mile from One World
Trade Center. Regional access to One World Trade Center is provided by the Long
Beach Freeway (Interstate 710) located approximately one-half block from One
World Trade Center. Based upon rent comparables from other properties, the appraisal concluded that market rent for office space at One World Trade Center is $24.60 per square foot, with an average vacancy rate of 14.0% attributed for the comparables.

PROPERTY MANAGEMENT. The property is managed by Triple Net Properties Realty,
Inc., an affiliate of the borrower.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from the One World Trade Center appraisal dated June 3, 2005.

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
          NUMBER                                          % OF     CUMULATIVE                              CUMULATIVE %
            OF       SQUARE      % OF                    BASE        SQUARE     CUMULATIVE    CUMULATIVE      OF BASE
          LEASES      FEET        GLA      BASE RENT     RENT         FEET       % OF GLA     BASE RENT        RENT
 YEAR    EXPIRING   EXPIRING   EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------

VACANT      N/A      73,253      13.0%          N/A        N/A           N/A         N/A             N/A        N/A
MTM         13       23,606       4.2     $  273,475       2.4%       96,859       17.2%     $   273,475        2.4%
2005         6       19,641       3.5         499,267      4.4       116,500       20.6%     $   772,742        6.7%
2006        12       57,561      10.2       1,537,203     13.4       174,061       30.8%     $ 2,309,945       20.1%
2007         5       27,349       4.8         654,943      5.7       201,410       35.7%     $ 2,964,888       25.8%
2008         6       45,476       8.1         960,881      8.4       246,886       43.7%     $ 3,925,769       34.2%
2009         8       68,475      12.1       1,734,303     15.1       315,361       55.8%     $ 5,660,072       49.3%
2010         9       62,263      11.0       1,382,345     12.0       377,624       66.9%     $ 7,042,417       61.4%
2011         3       11,429       2.0         294,868      2.6       389,053       68.9%     $ 7,337,285       64.0%
2012        11      111,133      19.7       3,184,365     27.8       500,186       88.6%     $10,521,649       91.7%
2013         0            0       0.0               0      0.0       500,186       88.6%     $10,521,649       91.7%
2014         3       46,661       8.3         491,923      4.3       546,847       96.8%     $11,013,573       96.0%
2015         2       17,905       3.2         459,134      4.0       564,752      100.0%     $11,472,706      100.0%
AFTER        0            0       0.0               0      0.0       564,752      100.0%     $11,472,706      100.0%
-----------------------------------------------------------------------------------------------------------------------
TOTAL       78      564,752     100.0%    $11,472,706    100.0%
-----------------------------------------------------------------------------------------------------------------------

                                     A-3-26

--------------------------------------------------------------------------------
                             ONE WORLD TRADE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF ONE WORLD TRADE CENTER OMITTED]

--------------------------------------------------------------------------------

                                     A-3-27

--------------------------------------------------------------------------------
                          WESTERN US ALLIANCE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     [5 WESTERN US ALLIANCE PHOTOS OMITTED]

--------------------------------------------------------------------------------

                                     A-3-28

--------------------------------------------------------------------------------
                          WESTERN US ALLIANCE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                            $70,750,000
CUT-OFF DATE PRINCIPAL BALANCE:                        $70,750,000
% OF POOL BY IPB:                                      2.6%
LOAN SELLER:                                           JPMorgan Chase Bank, N.A.
BORROWER:                                              Behringer Harvard Western
                                                       Portfolio LP
SPONSOR:                                               Behringer REIT I, Inc.
ORIGINATION DATE:                                      07/20/05
INTEREST RATE:                                         5.07650%
INTEREST ONLY PERIOD:                                  60 months
MATURITY DATE:                                         08/01/15
AMORTIZATION TYPE:                                     IO-Balloon
ORIGINAL AMORTIZATION:                                 360 months
REMAINING AMORTIZATION:                                360 months
CALL PROTECTION:                                       L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                               Yes
LOCK BOX:                                              CMA
ADDITIONAL DEBT:                                       No
ADDITIONAL DEBT TYPE:                                  N/A
LOAN PURPOSE:                                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                          INITIAL       MONTHLY
                                                          ---------     --------
TAXES:                                                    $909,670      $114,181
INSURANCE:                                                $ 51,820      $  7,403
CAPEX:                                                    $      0      $  8,100
TI/LC:                                                    $      0      $ 40,499
LETTER OF CREDIT:                                         Springing(1)  $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                          Portfolio
COLLATERAL INTEREST:                                             Fee
PROPERTY TYPE:                                                   Office-Suburban
SQUARE FOOTAGE:                                                  485,989
LOCATION:                                                        Various
YEAR BUILT/RENOVATED:                                            Various
OCCUPANCY:                                                       100%
OCCUPANCY DATE:                                                  06/13/05
NUMBER OF TENANTS:                                               8
HISTORICAL NOI:
  TTM AS OF 05/31/05:                                            $ 7,364,740
UW REVENUES:                                                     $ 9,999,317
UW EXPENSES:                                                     $ 3,249,594
UW NOI:                                                          $ 6,749,724
UW NET CASH FLOW:                                                $ 6,166,537
APPRAISED VALUE:                                                 $95,650,000
APPRAISAL DATE:                                                  Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                    $  146
CUT-OFF DATE LTV:                                                          74.0%
MATURITY DATE LTV:                                                         68.3%
UW DSCR:                                                                  1.34x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PORTFOLIO PROPERTIES
--------------------------------------------------------------------------------

                                                                        % OF
                                                    YEAR   SQUARE    PORTFOLIO   ALLOCATED LOAN
 PROPERTY NAME            LOCATION (CITY, STATE)   BUILT    FEET        GLA          AMOUNT
-----------------------------------------------------------------------------------------------

ALLIANCE DATA SYSTEMS     Dallas, TX                1998   230,061      47.3%     $26,750,000
SOUTHWEST CENTER          Tigard, OR                2001    88,335      18.2       15,375,000
GATEWAY 23                Diamond Bar, CA           1999    71,739      14.8       13,000,000
GATEWAY 22                Diamond Bar, CA           1999    55,095      11.3        9,750,000
GATEWAY 12                Diamond Bar, CA           1999    40,759       8.4        5,875,000
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                                    485,989     100.0%     $70,750,000
-----------------------------------------------------------------------------------------------

(1)  Unless the Alliance Data Systems lease is extended on terms acceptable to the lender prior to October 31, 2008, the borrower is required to deliver to the lender (i) cash or a letter of credit in the amount of $2,250,000 on or before October 31, 2008 and (ii) cash or a letter of credit in the amount of $2,250,000 on or before October 31, 2009. If the borrower fails to deliver each cash payment or letter of credit, as applicable, in the required amounts on the required delivery dates, the lender has the right to implement a cash sweep period under the related cash management agreement.

                                     A-3-29

--------------------------------------------------------------------------------
                         WESTERN US ALLIANCE PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a first mortgage interest in five Class B+
office buildings totaling approximately 485,989 square feet. The properties are located in Los Angeles, California, Tigard, Oregon and Dallas, Texas.

THE BORROWER. The borrower, Behringer Harvard Western Portfolio LP, is a single purpose entity controlled by the sponsor, Behringer Harvard REIT I, Inc.
("Behringer"). Behringer Harvard Western Portfolio LP is a national real estate investment fund sponsor offering a family of real estate funds to the public through the independent broker-dealer community. Behringer was formed in June
2002 to invest in office buildings and other commercial properties. Behringer was launched in 2004 and currently holds a total of nine properties with approximately 1.9 million square feet of institutional office space in seven separate markets. As of December 31, 2004, Behringer had raised approximately
$115 million in equity.

THE PROPERTY. The Western US Alliance portfolio is comprised of five Class B+
office buildings totaling approximately 485,989 square feet. The five properties are all cross-collateralized.

ALLIANCE DATA SYSTEMS

The property consists of two 3-story Class B+ office buildings containing
230,061 square feet. The collateral occupies over 10 acres and also includes a parking deck with a 312 vehicle capacity. The buildings were built in 1998 and
2000 and are located in the Richardson/Plano area of the Dallas market. Both buildings are 100% occupied by a single tenant, Alliance Data Systems, whose lease expires on October 31, 2010 with two 5-year renewal options. Alliance Data
Systems, is a private-label credit card service, providing transaction and marketing services to over 300 clients. Alliance Data Systems, based out of
Waterview Parkway, in Dallas, Texas provides CRM-based transaction and marketing services for companies located in North America. Alliance Data Systems provides payment processing, private label credit, billing, customer care, and loyalty and database marketing services to the retail, petroleum, financial services, utility, and transportation markets.

The property houses over 1,000 employees and is the corporate headquarters for
Alliance Data Systems.

GATEWAY 12

The property consists of one 2-story Class B+ office building containing 40,759 square feet. The building was built in 1999 and is located in Diamond Bar,
California, a suburb of Los Angeles. The building is 100% occupied by a single tenant, Goodrich Corporation, whose lease expires on November 30, 2011 with one
5-year renewal option. Goodrich Corporation, a Fortune 500 company, is a global supplier of systems and services to the aerospace and defense industries. The property serves as an operational office and engineering department for the company's industrial winch division.

The property is located in the master-planned Gateway Corporate Center office park in Los Angeles' San Gabriel Valley and offers views, nearby amenities and is located directly off the Pomona Freeway and the Orange Freeway. Gateway
Corporate Center offers a premier location that gives its tenants the ability to serve clients in both Orange County and Los Angeles.

GATEWAY 22

The property consists of one 2-story Class B+ office building containing 55,095 square feet. The building was built in 1999 and is located in Diamond Bar,
California, a suburb of Los Angeles. The building is 100% occupied by a single tenant, Allstate, whose lease expires on December 31, 2009 with two 5-year renewal options. The Allstate Corporation ("Allstate") is based in Northbrook,
Illinois. Allstate is the nation's largest publicly held personal lines insurer.
A Fortune 50 company with $149 billion in assets, Allstate sells 13 major lines of insurance, including auto, property, life and commercial. Allstate also offers retirement and investment products and banking services.

Allstate has operations in 49 states and Canada, insuring one out of every eight autos and homes in the U.S. Allstate encompasses approximately 70,000 professionals, including nearly 39,000 employees, more than 13,000 agents and financial specialists, and licensed sales professionals. Allstate had over $33.9 billion in annual revenues in 2004 along with $3.2 billion in annual net income.

GATEWAY 23

The property consists of one 3-story Class B+ office building containing 71,739 square feet. The building was built in 1999 and is located in Diamond Bar,
California. The building is 100% occupied by a single tenant, Allstate, whose lease expires on December 31, 2009 with two 5-year renewal options.

                                     A-3-30

--------------------------------------------------------------------------------
                          WESTERN US ALLIANCE PORTFOLIO
--------------------------------------------------------------------------------

SOUTHWEST CENTER

The property consists of one 3-story Class B+ office building containing 88,335 square feet. The building was built in 2001 and is located in Tigard, Oregon, a suburb of the Portland market. The building is 100% occupied by four tenants.
Two of four tenants, Allstate and United Healthcare lease more than 79,475 square feet, approximately 90% of the net rentable area.

United Healthcare along with its sister company Uniprise Solutions, serves more than 18 million individual customers. They provide access to care from more than
470,000 physicians and 4,500 hospitals across all 50 states and in 4 international markets, with more than 5,000 employees worldwide. United
Healthcare is the largest business unit of the parent company, United Health
Group, Inc. ("United Health"), a Fortune 100 company. United Health serves more than 50 million patients. United Health had over $37 billion in revenues and reported a profit of more than $4 billion in 2004.

The property is located in Portland, Oregon in the Kruse Way Corridor, approximately one-half mile from Interstate 5. Interstate 5 provides access to
Southwest Center, as does nearby public transportation. The property features a parking ratio of 4 spaces per 1,000 square feet. Southwest Center is located in close proximity to the executive housing located in the communities of Lake
Oswego and Dunthorpe.

THE MARKET(1).

ALLIANCE DATA SYSTEMS

The property is located within the Richardson/Plano submarket at the convergence of three cities: Richardson, Plano and Dallas. Although most of Dallas is within
Dallas County, the property is situated in a part of Dallas that is within
Collin County. The immediate vicinity of the property is approximately ten miles north of the Dallas central business district. Central Expressway is located approximately two miles east of the property. This highway extends north from
Galveston through Texas and is primarily known as Interstate 45.

The average vacancy rate for Class B buildings in the Richardson/Plano submarket is 18.5%. The submarket's average Class B rental rate is $15.26 per square foot.
The Richardson/Plano submarket is comprised of 19.549 million square feet of office space. This total consists of 6.2 million square feet of Class A office space, 12.25 million square feet of Class B office space, and 1.0 million square feet of Class C office space. The average vacancy for Class A, B, and C office space in the Richardson/Plano submarket is 19.47%, 18.5%, and 10.8%
respectively. Within the Richardson/Plano submarket, there is one 55,000 square foot building now under construction and two projects comprising 78,000 square feet were delivered in 2004. All of these properties are 100% pre-leased.

GATEWAY 12, GATEWAY 22 AND GATEWAY 23

The properties are located in the San Gabriel Valley area of Los Angeles County;
a region located east of downtown Los Angeles in the northern portion of Diamond
Bar, just east of the Orange Freeway in the San Gabriel Valley. Diamond Bar is
located in the southeastern portion of Los Angeles County, west of the San
Bernardino County line and two miles north of the Orange County border.

According to the first quarter 2005 REIS, Inc. MetroTrend report for Los Angeles
County, this office submarket is comprised of 156 buildings with a total rentable area of 9.75 million square feet. The weighted average vacancy rate for the market is 9.3% and the asking rent as of 1st quarter 2005 was $21.81 per square foot. According to the CBRE first quarter 2005 Regional Office Market
Report, the subject is located in the San Gabriel Valley office market which contains approximately 12,624,341 square feet in 174 buildings. San Gabriel
Valley maintains the lowest vacancy rate of the entire Los Angeles region at
6.1% verses a 12.6% vacancy rate for the entire Los Angeles County office market. Within the San Gabriel Valley market, Diamond Bar has a vacancy rate of
2.06%

SOUTHWEST CENTER

The property is located in Tigard, which is in the Portland, Oregon market, and within the Washington Square submarket. Tigard, Oregon is located southwest of
Highway 217 in the community of King City. Tigard is bordered by Beaverton on the north and Tualatin on the south. The Portland metropolitan area has a population of approximately 1.9 million and constitutes the 25th largest metropolitan area in the country.

First quarter 2005 continues to show increased leasing with overall vacancy rates declining slightly from 13.7% to 13%. One year ago, overall vacancy rates were nearly 17%. The Portland market experienced rapid leasing velocity in 2004, recording over 1.3 million square feet of positive net absorption of office space. Absorption levels for Portland's suburban office market have averaged more than 400,000 square feet annually from 1999 through 2004. Overall average asking lease rates for the Portland Metro was $18.83 per square foot. The
Washington Square submarket lease rates average $20.89 per square foot.
Construction activity continues to be slow with only 142,191 square feet currently under construction-the lowest level in ten years.

(1)  Certain information was obtained from the Western Alliance Data Systems appraisal dated June 30, 2005 and Gateway 22 appraisal dated July 12, 2005.

                                     A-3-31

--------------------------------------------------------------------------------
                         WESTERN US ALLIANCE PORTFOLIO
--------------------------------------------------------------------------------

PORTFOLIO PROPERTIES

--------------------------------------------------------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                              BASE       LEASE
                                                                               MOODY'S/    SQUARE    % OF     RENT    EXPIRATION
PROPERTY NAME           LOCATION (CITY, STATE)   MAJOR TENANT                  FITCH(1)     FEET    GLA(2)     PSF       YEAR
--------------------------------------------------------------------------------------------------------------------------------

ALLIANCE DATA SYSTEMS   Dallas, TX               Alliance Data Systems           NR/NR    230,061     100%   $13.04     2010(3)
SOUTHWEST CENTER        Tigard, OR               All State Insurance Company     A1/A+     48,760    55.2%   $25.68     2009
GATEWAY 23              Diamond Bar, CA          All State Insurance Company     A1/A+     71,739     100%   $17.52     2009
GATEWAY 22              Diamond Bar, CA          All State Insurance Company     A1/A+     55,095     100%   $16.68     2009
GATEWAY 12              Diamond Bar, CA          Goodrich                      Baa3/BBB    40,759     100%   $14.88     2011
--------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Major Tenant" field.

(2) % of GLA represents the percentage of gross leasable area that the anchor tenant occupies in the related Western US Alliance Portfolio property.

(3) Unless the Alliance Data Systems lease is extended on terms acceptable to the lender prior to October 31, 2008, the borrower is required to deliver to the lender (i) cash or a letter of credit in the amount of $2,250,000 on or before
October 31, 2008 and (ii) cash or a letter of credit in the amount of $2,250,000 on or before October 31, 2009. If the borrower fails to deliver each cash payment or letter of credit, as applicable, in the required amounts on the required delivery dates, the lender has the right to implement a cash sweep period under the related cash management agreement.

--------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------
              NUMBER                                                   CUMULATIVE
                OF       SQUARE                  BASE      % OF BASE     SQUARE     CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES      FEET     % OF GLA      RENT         RENT        FEET       % OF GLA     BASE RENT   OF BASE RENT
YEAR         EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------

VACANT          N/A          N/A      N/A            N/A       N/A           N/A        N/A             N/A        N/A
2005 & MTM      N/A          N/A      N/A            N/A       N/A           N/A        N/A             N/A        N/A
2006              3       37,531      7.7%    $  897,081      11.3%       37,531        7.7%     $  897,081       11.3%
2007              0            0      0.0              0       0.0        37,531        7.7%     $  897,081       11.3%
2008              0            0      0.0              0       0.0        37,531        7.7%     $  897,081       11.3%
2009              3      173,684     35.7      3,379,218      42.4       211,215       43.5%     $4,276,299       53.7%
2010              1      230,061     47.3      3,000,650      37.7       441,276       90.8%     $7,276,949       91.4%
2011              2       44,713      9.2        685,574       8.6       485,989      100.0%     $7,962,523      100.0%
2012              0            0      0.0              0       0.0       485,989      100.0%     $7,962,523      100.0%
2013              0            0      0.0              0       0.0       485,989      100.0%     $7,962,523      100.0%
2014              0            0      0.0              0       0.0       485,989      100.0%     $7,962,523      100.0%
2015              0            0      0.0              0       0.0       485,989      100.0%     $7,962,523      100.0%
AFTER             0            0      0.0              0       0.0       485,989      100.0%     $7,962,523      100.0%
                ---      -------    -----     ----------     -----
TOTAL             9      485,989    100.0%    $7,962,523     100.0%
                ===      =======    =====     ==========     =====
--------------------------------------------------------------------------------------------------------------------------

                                     A-3-32

--------------------------------------------------------------------------------
                          WESTERN US ALLIANCE PORTFOLIO
--------------------------------------------------------------------------------

       [MAP INDICATING LOCATION OF WESTERN US ALLIANCE PORTFOLIO OMITTED]

                                     A-3-33

--------------------------------------------------------------------------------
                              CREEKSIDE APARTMENTS
--------------------------------------------------------------------------------

                     [2 CREEKSIDE APARTMENTS PHOTOS OMITTED]

                                     A-3-34

--------------------------------------------------------------------------------
                              CREEKSIDE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                           $68,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                       $68,000,000
% OF POOL BY IPB:                                     2.5%
LOAN SELLER:                                          Eurohypo AG, New York
                                                      Branch
BORROWER:                                             Creekside Associates, Ltd.
SPONSOR:                                              Israel Feit
ORIGINATION DATE:                                     07/12/05
INTEREST RATE:                                        5.11500%
INTEREST ONLY PERIOD:                                 60 Months
MATURITY DATE:                                        08/11/15
AMORTIZATION TYPE:                                    IO-Balloon
ORIGINAL AMORTIZATION:                                360 Months
REMAINING AMORTIZATION:                               360 Months
CALL PROTECTION:                                      L(24),Def(94),O(1)
CROSS-COLLATERALIZATION:                              No
LOCK BOX:                                             Springing(1)
ADDITIONAL DEBT:                                      No
ADDITIONAL DEBT TYPE:                                 N/A
LOAN PURPOSE:                                         Refinance
--------------------------------------------------------------------------------

(1)  Upon an event of default.

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                             INITIAL    MONTHLY
-----------------                                             --------   -------
TAXES:                                                        $104,026   $52,013
INSURANCE:                                                    $ 41,331   $24,817
CAPEX:                                                        $ 21,375   $21,375
REQUIRED REPAIRS:                                             $  6,250   $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                      Single Asset
COLLATERAL INTEREST:                                         Fee
PROPERTY TYPE:                                               Multifamily- Garden
UNITS:                                                       1,026
LOCATION:                                                    Bensalem, PA
YEAR BUILT:                                                  1971
OCCUPANCY:                                                   94.4%
OCCUPANCY DATE:                                              05/31/05
HISTORICAL NOI:
   2003:                                                     $ 5,010,982
   2004:                                                     $ 5,472,420
TTM AS OF 04/30/05:                                          $ 5,353,043
UW REVENUES:                                                 $ 9,391,177
UW EXPENSES:                                                 $ 3,749,840
UW NOI:                                                      $ 5,641,337
UW NET CASH FLOW:                                            $ 5,384,837
APPRAISED VALUE:                                             $85,000,000
APPRAISAL DATE:                                              06/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                                                 $66,277
CUT-OFF DATE LTV:                                                          80.0%
MATURITY DATE LTV:                                                         73.9%
UW DSCR:                                                                   1.21x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                             MULTIFAMILY INFORMATION

--------------------------------------------------------------------------------------------------------------------

                                                        APPROXIMATE
                                        AVERAGE UNIT   NET RENTABLE   % OF TOTAL   AVERAGE MONTHLY   AVERAGE MONTHLY
       UNIT MIX          NO. OF UNITS    SQUARE FEET        SF            SF         ASKING RENT       MARKET RENT
--------------------------------------------------------------------------------------------------------------------

ONE BEDROOM                    524           621          325,560        46.8%           $810              $812
TWO BEDROOM                    502           737          369,974        53.2            $859              $865
----------------------       -----           ---          -------       -----            ----              ----
TOTAL/WEIGHTED AVERAGE       1,026           678          695,534       100.0%           $834              $838
--------------------------------------------------------------------------------------------------------------------

                                     A-3-35

--------------------------------------------------------------------------------
                              CREEKSIDE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Creekside Apartments loan is secured by a first mortgage interest in a 1,026-unit garden-style multifamily property located in Bensalem,
Pennsylvania.

THE BORROWER. The borrower is Creekside Associates, Ltd., a special purpose entity controlled by Israel Feit. Mr. Feit owns 10% of the partnership interests in the borrower and also owns and controls Creekside Management LLC, the general partner of the borrower. Mr. Feit is an owner and manager of the Feit Management
Company and has been a real estate investor since 1970. In addition, he has owned and/or managed over 2,600 units of multifamily housing since 2001. (The remaining equity in the borrower is held by fifteen other individuals, with no single person owning more than a 10% interest.)

THE PROPERTY. Creekside Apartments is located on Knights Road in Bensalem,
Pennsylvania. The 37-acre site has frontage and vehicular access on both Knights
Road to the south and Dunks Ferry Road to the north. The Pennsylvania Turnpike
(Interstate 276) is located two miles to the north and Interstate 95 is located two miles to the southeast of the property. The property's immediate vicinity consists of a mix of retail and residential uses and is characterized by residential apartment complexes, single-family residences, retail shops, supermarkets, and chain discount stores. Constructed in 1971, the site is improved with a three-story garden apartment community containing 1,026 units in
171 six-unit buildings. The property's unit mix consists of one and two bedroom units with an average unit size of 678 square feet. The property has a 3,420 square foot community center with a central laundry room for residents as well as classroom space. In addition, there are four playgrounds interspersed throughout the property and 1,223 striped surface parking spaces (including 87 handicapped spaces). As of May 2005, the property was 94.4% occupied.

THE MARKET(1). The property is located in Bucks County in suburban Philadelphia, approximately 25 miles north of the Philadelphia central business district. The population of Bucks County increased at a compounded annual rate of 0.96% and employment grew at an average compound rate of 1.77% from 1999 to 2004. Bucks
County accounted for 11.73% of Philadelphia's employment in 2004 and had an average household income of $101,700 as of year-end 2004.

The property is located in Bensalem Township in an area known as Lower Bucks, a portion of Bucks County that lies closest to Philadelphia and just west of New
Jersey. The Lower Bucks County apartment submarket has an overall vacancy rate of 3.2% as of the first quarter 2005 and no new projects under construction. The effective rental rate is $795 per unit, and has increased annually at an average rate of 3.0% over the past eight years. The properties located within one mile of the property have an average vacancy rate of 6% and were built around 1971.

PROPERTY MANAGEMENT. The property is managed by Feit Management Company, an affiliate of the borrower.

(1)  Certain information was obtained from the Creekside Apartments appraisal dated June 1, 2005.

--------------------------------------------------------------------------------

                                     A-3-36

--------------------------------------------------------------------------------
                              CREEKSIDE APARTMENTS
--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF CREEKSIDE APARTMENTS OMITTED]

                                     A-3-37

--------------------------------------------------------------------------------
                                 GATEWAY CENTER
--------------------------------------------------------------------------------

                        [2 GATEWAY CENTER PHOTOS OMITTED]

                                     A-3-38

--------------------------------------------------------------------------------
                                 GATEWAY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                        $65,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                    $64,874,218
% OF POOL BY IPB:                                  2.4%
LOAN SELLER:                                       LaSalle Bank National
                                                   Association
BORROWER:                                          Hertz Gateway Center, LP
SPONSOR:                                           Isaac Hertz, Judah Hertz,
                                                   Sarah Hertz, William Z. Hertz
ORIGINATION DATE:                                  06/30/05
INTEREST RATE:                                     5.40000%
INTEREST ONLY PERIOD:                              N/A
MATURITY DATE:                                     07/01/15
AMORTIZATION TYPE:                                 Balloon
ORIGINAL AMORTIZATION:                             360 months
REMAINING AMORTIZATION:                            358 months
CALL PROTECTION:                                   L(24),Def(93),O(1)
CROSS-COLLATERALIZATION:                           No
LOCK BOX:                                          Hard
ADDITIONAL DEBT:                                   No
ADDITIONAL DEBT TYPE:                              N/A
LOAN PURPOSE:                                      Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                         INITIAL        MONTHLY
                                                        ----------      --------
TAXES:                                                  $1,031,881      $171,980
INSURANCE:                                              $  310,011      $ 38,751
CAPEX:                                                  $        0      $ 24,407
TILC:                                                   $        0      $152,543
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                           Single Asset
COLLATERAL INTEREST:                                              Fee
PROPERTY TYPE:                                                    Office -- CBD
SQUARE FOOTAGE:                                                   1,464,595
LOCATION:                                                         Pittsburgh, PA
YEAR BUILT/RENOVATED:                                             1960/2000
OCCUPANCY:                                                        80.5%
OCCUPANCY DATE:                                                   06/30/05
NUMBER OF TENANTS:                                                141
HISTORICAL NOI:
   2002:                                                          $ 8,679,809
   2003:                                                          $ 8,119,990
   2004:                                                          $ 7,843,471
   TTM AS OF 03/31/05:                                            $ 7,664,748
UW REVENUES:                                                      $23,908,925
UW EXPENSES:                                                      $15,146,642
UW NOI:                                                           $ 8,762,283
UW NET CASH FLOW:                                                 $ 7,126,611
APPRAISED VALUE:                                                  $85,000,000
APPRAISAL DATE:                                                      06/06/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $  44
CUT-OFF DATE LTV:                                                          76.3%
MATURITY DATE LTV:                                                         63.7%
UW DSCR:                                                                   1.63x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                               SIGNIFICANT TENANTS

----------------------------------------------------------------------------------------------------------------------
                                                                                                               LEASE
                                                                     MOODY'S/   SQUARE   % OF   BASE RENT   EXPIRATION
TENANT NAME                     PARENT COMPANY                       FITCH(1)    FEET     GLA      PSF         YEAR
----------------------------------------------------------------------------------------------------------------------

DOLLAR BANK                    Dollar Bank, Federal Savings Bank       NR/NR    90,874   6.2%     $19.50        2010
CBS BROADCASTING               Viacom, Inc.                           A3/BBB+   63,615   4.3%     $14.14        2014(2)
STRATEGIC ENERGY LLC           Strategic Energy LLC                  Baa3/BBB   39,355   2.7%     $17.21        2008
LEBOUF, LAMB, GREEN & MCRAE,
   L.L.P.                      LeBouf, Lamb, Green & McRae, L.L.P.     NR/NR    30,939   2.1%     $18.31        2006
BABST, CALLAND, CLEMENTS &
   ZOMNIR                      Babst, Calland, Clements & Zomnir       NR/NR    38,653   2.6%     $17.74       20083
----------------------------------------------------------------------------------------------------------------------

(1)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(2)  Approximately 10,703 square feet of the approximately 63,615 square feet of leased space expires on April 30, 2009 and the balance of the space leased
     (representing approximately 52,912 square feet) expires on April 30, 2014.

(3)  Tenant has a termination right effective as of December 31, 2006.

                                     A-3-39

--------------------------------------------------------------------------------
                                 GATEWAY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a first mortgage interest in approximately
1,464,595 square feet located in a four building office complex known as
"Gateway Center," in Pittsburgh, Pennsylvania.

THE BORROWER. The borrower, Hertz Gateway Center, LP, a Delaware limited partnership, was structured as a special purpose entity for which a non-consolidation opinion was delivered at origination. The sponsors of the borrower are members of the Hertz family. The Hertz family, through related entities, have been involved in acquiring, marketing and managing commercial properties for over 25 years.

THE PROPERTY(1). The property consists of four Class A office buildings totaling approximately 1,464,595 square feet and occupying the southwest and northwest corners of Liberty Avenue and Stanwix Street in the central business district of
Pittsburgh.2 The property is located near the Allegheny River on approximately
8.8 acres. The property includes two interconnected underground garages. Of the
141 tenants, no one tenant occupies more than 6.2% of the total space or pays more than 8.9% of the total rent. One Gateway Center has 20 stories and approximately 344,061 square feet; Two Gateway Center has 20 stories and approximately 324,145 square feet; Three Gateway Center has 25 stories and approximately 370,924 square feet; and Four Gateway Center has 22 stories and approximately 425,465 square feet. One, Two, and Three Gateway Center were built in 1952, renovated in 2000 and are of a cruciform design.3 Four Gateway Center was built in 1960, renovated in 2000 and is a rectangular design. All of the buildings are interconnected on lower levels. The buildings provide river and downtown views and are within walking distance of downtown restaurants and shopping. Features include multi-story atriums, card controlled access and on site 24 hour security. Public transportation access to the property is provided by the "T" subway station located one block from the property.

THE MARKET(1). Pittsburgh, Pennsylvania is centrally located within Allegheny
County and encompasses approximately 55 square miles on the northerly and southerly sides of the Allegheny, Monongahela, and Ohio Rivers. The predominant use in the Pittsburgh central business district is office space, with a governmental presence (the City of Pittsburgh is the County Seat of Allegheny
County), cultural facilities, hotels and restaurants. The expansion of the
Pittsburgh Convention Center has recently occurred within the Pittsburgh central business district. In addition, the immediate area between the expanded
Convention Center and Point State Park (located within walking distance from the property) is being upgraded to a river walk along the south bank of the
Allegheny River. The Pittsburgh central business district is often referred to as the "Golden Triangle." This half mile triangular area is bordered on the north by the Allegheny River and the south by the Monongahela River extending east to the Crosstown Boulevard (Interstate 579). The aforementioned two rivers join at the triangle's apex to form the Ohio River. Based upon the appraisal, market rent for office space at the property is $17.00 per square foot.

PROPERTY MANAGEMENT. The property is managed by the Hertz Investment
Corporation, an affiliate of the borrower.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Gateway Center appraisal dated
     June 6, 2005.

(2)  A portion of the mortgage encumbers property commonly known as the "Hilton
     Parcel". The Hilton Parcel was not considered part of the collateral for the mortgage loan for underwriting purposes and thus was given no value during the underwriting of the loan. The borrower may request a release of the mortgage on the Hilton Parcel after it satisfies certain administrative provisions in the loan documents.

(3)  As a result of a recent City of Pittsburgh water main break, a portion of the property below grade level, including the parking garage that services
     One, Two, and Three Gateway Center suffered flood damage. This damage is currently being repaired.

-----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------
                                                               % OF     CUMULATIVE   CUMULATIVE                   CUMULATIVE
            NUMBER                    % OF                     BASE       SQUARE        % OF       CUMULATIVE        % OF
          OF LEASES   SQUARE FEET      GLA      BASE RENT      RENT        FEET          GLA       BASE RENT         BASE
 YEAR     EXPIRING      EXPIRING    EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING    RENT EXPIRING
-----------------------------------------------------------------------------------------------------------------------------

VACANT                   285,260       19.5%           N/A       N/A           N/A       N/A              N/A       N/A
MTM            7              28        0.0    $        --       0.0%      285,288      19.5%              --       0.0%
 2005         45          89,649        6.1      1,429,376       7.2       374,937      25.6%     $ 1,429,376       7.2%
 2006         60         138,112        9.4      2,566,379      12.8       513,049      35.0%     $ 3,995,755      20.0%
 2007         48         109,861        7.5      2,081,498      10.4       622,910      42.5%     $ 6,077,253      30.4%
 2008         86         260,663       17.8      4,449,123      22.3       883,573      60.3%     $10,526,376      52.7%
 2009         36         157,402       10.7      2,637,600      13.2     1,040,975      71.1%     $13,163,975      65.9%
 2010         31         158,511       10.8      2,788,602      14.0     1,199,486      81.9%     $15,952,577      79.8%
 2011         16          69,147        4.7        830,410       4.2     1,268,633      86.6%     $16,782,987      84.0%
 2012          2           7,686        0.5        130,662       0.7     1,276,319      87.1%     $16,913,649      84.6%
 2013          6          40,139        2.7        738,993       3.7     1,316,458      89.9%     $17,652,642      88.3%
 2014         13         125,261        8.6      1,861,803       9.3     1,441,719      98.4%     $19,514,444      97.7%
 2015          3          10,687        0.7        252,246       1.3     1,452,406      99.2%     $19,766,690      98.9%
AFTER          2          12,189        0.8        215,889       1.1     1,464,595     100.0%     $19,982,580     100.0%
--------------------------------------------------------------------------------------------------------------------------
TOTAL        355       1,464,595     100.00%   $19,982,580    100.00%
--------------------------------------------------------------------------------------------------------------------------

                                     A-3-40

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                                 GATEWAY CENTER

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                                     A-3-41

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                                 GATEWAY CENTER

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                                     A-3-42

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                                     A-3-43

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                          ROUNDY'S DISTRIBUTION CENTER

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                 [3 ROUNDY'S DISTRIBUTION CENTER PHOTOS OMITTED]

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                                     A-3-44

--------------------------------------------------------------------------------
                          ROUNDY'S DISTRIBUTION CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                    $55,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                $55,000,000
% OF POOL BY IPB:                              2.1%
LOAN SELLER:                                   LaSalle Bank National Association
BORROWER:                                      Pabst Farms -- RDC, LLC
SPONSOR:                                       Peter Paul Bell
ORIGINATION DATE:                              08/09/05
INTEREST RATE:                                 4.70000%
INTEREST ONLY PERIOD:                          N/A
MATURITY DATE:                                 09/01/15
AMORTIZATION TYPE:                             Balloon
ORIGINAL AMORTIZATION:                         264 months
REMAINING AMORTIZATION:                        264 months
CALL PROTECTION:                               L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:                       No
LOCK BOX:                                      No
ADDITIONAL DEBT:                               Yes
ADDITIONAL DEBT TYPE:                          B-Note(1)
LOAN PURPOSE:                                  Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                            INITIAL     MONTHLY
                                                            --------     -------
OTHER:                                                      $334,654(3)     $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single Asset
COLLATERAL INTEREST:                        Fee(2)
PROPERTY TYPE:                              Industrial -- Warehouse/Distribution
SQUARE FOOTAGE:                             1,092,074
LOCATION:                                   Oconomowoc/Summit, WI
YEAR BUILT/RENOVATED:                       2005
OCCUPANCY:                                  100%
OCCUPANCY DATE:                             09/01/05
NUMBER OF TENANTS:                          1
UW REVENUES:                                $ 6,388,440
UW EXPENSES:                                $   191,653
UW NOI:                                     $ 6,196,787
UW NET CASH FLOW:                           $ 5,823,193
APPRAISED VALUE:                            $86,450,000
APPRAISAL DATE:                             07/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $  50
CUT-OFF DATE LTV:                                                          63.6%
MATURITY DATE LTV:                                                         43.0%
UW DSCR:                                                                   1.45x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                        SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------------
                                                                                                            LEASE
                                                            MOODY'S/                  % OF   BASE RENT   EXPIRATION
TENANT NAME                          PARENT COMPANY         FITCH(4)   SQUARE FEET    GLA       PSF         YEAR
-------------------------------------------------------------------------------------------------------------------

ROUNDY'S DISTRIBUTION CENTER   Roundy's Supermarket, Inc.    Ba3/NR     1,092,074    100.0%    $5.79        2020
-------------------------------------------------------------------------------------------------------------------

(1)  B-Note in the amount of $18.5 million is held by Scottsdale Capital LLC, an affiliate of the borrower. Of the $18.5 million, $6 million was funded at origination.

(2)  The borrower is the ground lessee under a leasehold estate in the property.
     The ground lessor joined in the mortgage, enabling the lender to obtain a first mortgage lien against the fee and leasehold interests in the property.

(3)  First month's debt service payment.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-45

--------------------------------------------------------------------------------
                         ROUNDY'S DISTRIBUTION CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a first mortgage interest in approximately
1,092,074 square feet of warehouse/distribution and related support space. The property is located in Oconomowoc and Summit, Wisconsin. The loan is structured with a 22 year amortization schedule.

THE BORROWER. The borrower, Pabst Farms -- RDC, LLC, a Wisconsin limited liability company, is structured as a special purpose entity, for which a non-consolidation opinion was delivered at origination. The sponsor of the borrower is Peter Paul Bell. Mr. Bell has over 30 years of experience developing, owning and managing commercial real estate. Mr. Bell is the developer of "Pabst Farms," the development where the property is located.

THE PROPERTY(1). The property totals approximately 114 acres and is located in the Pabst Farms development. Pabst Farms is an approximately 1,500 acre master planned community which integrates residential, retail and commercial development. Other tenants located in the commercial area of the development include the Ace Precision Headquarters building and a Harley Davidson dealership. The property is improved with three newly constructed buildings consisting of a combined total of approximately 1,092,074 square feet. The main industrial building, a warehouse/ distribution center, has approximately
1,074,834 square feet and consists of three major sections on the main floor;
dry, refrigerated and storage space. Mezzanine office space is also located in the main industrial building. The secondary buildings consist of an approximately 17,040 square foot maintenance building and an approximately 200 square foot guardhouse. The property was built-to-suit one tenant, Roundy's
Supermarket, Inc. ("Roundy's"). Tenant improvements installed on behalf of and paid for by Roundy's had an estimated value of approximately $32.9 million.
Roundy's, founded in 1872, is a Fortune 500 company and is the nation's eighth largest grocery wholesaler, providing wholesale distribution of food and non-food products to supermarkets and warehouse food stores. Roundy's also operates retail grocery stores under the names Pick 'n Save, Copps Food Stores and Rainbow Food Stores and recently had the grand opening of an approximately
66,000 square foot Pick 'n Save in Pabst Farms. Roundy's has seven lease extension options of five years each. In the first quarter of 2005, Roundy's had net sales and service fees of approximately $911.4 million and net income of approximately $62.9 million (which includes an approximately $49.1 million net gain on the sale of discontinued operations).

THE MARKET(1). The property is located in Waukesha County, which is located in the southeastern section of Wisconsin within the Milwaukee metropolitan area.
Major industrial employers in the Milwaukee metropolitan area include:
Allen-Bradley Company, Briggs-Stratton Company and Cooper Power Systems. Fortune
1000 companies headquartered in metropolitan Milwaukee include: Northwestern
Mutual Life, Johnson Controls, Inc, Harnischfeger Industries, Manpower, Kohl's
Corporation, and Harley-Davidson, Inc. The property location for distribution is benefited by its close access to Interstate 94, approximately 1/2 mile from the property, which stretches north from Chicago, Illinois through Milwaukee and west to Madison, the state capital of Wisconsin. Interstate 43, which intersects with Interstate 94, is the primary north/south thoroughfare in Wisconsin.

PROPERTY MANAGEMENT. The property is managed by Roundy's.

-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Roundy's Distribution Center appraisal dated July 1, 2005.

                                     A-3-46

-------------------------------------------------------------------------------

                          ROUNDY'S DISTRIBUTION CENTER

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            [OVERHEAD PHOTO OF ROUNDY'S DISTRIBUTION CENTER OMITTED]

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                                     A-3-47

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                          ROUNDY'S DISTRIBUTION CENTER

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                                     A-3-48

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                                     A-3-49

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                                 HILTON GLENDALE

-------------------------------------------------------------------------------

                       [3 HILTON GLENDALE PHOTOS OMITTED]

-------------------------------------------------------------------------------

                                     A-3-50

--------------------------------------------------------------------------------
                                HILTON GLENDALE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                  $53,100,000
CUT-OFF DATE PRINCIPAL BALANCE:              $53,100,000
% OF POOL BY IPB:                            2.0%
LOAN SELLER:                                 KeyBank National Association
BORROWER:                                    EHP Glendale, LLC
SPONSOR:                                     Eagle Hospitality Properties Trust,
                                             Inc.
ORIGINATION DATE:                            07/07/05
INTEREST RATE:                               5.21000%
INTEREST ONLY PERIOD:                        84 months
MATURITY DATE:                               08/01/12
AMORTIZATION TYPE:                           Interest-Only
ORIGINAL AMORTIZATION:                       N/A
REMAINING AMORTIZATION:                      N/A
CALL PROTECTION:                             L(24),Def(55),O(4)
CROSS-COLLATERALIZATION:                     No
LOCK BOX:                                    Soft
ADDITIONAL DEBT:                             Permitted up to $2,655,000
ADDITIONAL DEBT TYPE:                        Unsecured(1)
LOAN PURPOSE:                                Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                         INITIAL      MONTHLY
                                                         --------   ------------
TAXES:                                                   $      0   Springing(2)
INSURANCE:                                               $      0   Springing(3)
FF & E                                                   $      0   Springing(4)
COMPLETION REPAIR:                                       $348,950          $0(5)
MOLD REMEDIATION:                                          56,250          $0(6)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                    Single Asset
COLLATERAL INTEREST:                                       Fee
PROPERTY TYPE:                                             Hotel -- Full Service
ROOMS:                                                     351
LOCATION:                                                  Glendale, CA
YEAR BUILT/RENOVATED:                                      1992 / 1996
OCCUPANCY:                                                 77.3%
OCCUPANCY DATE:                                            07/01/05
HISTORICAL NOI:
   2003:                                                   $ 4,380,635
   2004:                                                   $ 4,851,505
   TTM AS OF 6/30/05:                                      $ 5,255,606
UW REVENUES:                                               $21,388,625
UW EXPENSES:                                               $15,721,615
UW NOI:                                                    $ 5,667,010
UW NET CASH FLOW:                                          $ 4,811,465
APPRAISED VALUE:                                           $76,500,000
APPRAISAL DATE:                                               06/10/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:                                                $151,282
CUT-OFF DATE LTV:                                                          69.4%
MATURITY LTV:                                                              69.4%
UW DSCR:                                                                   1.72x
--------------------------------------------------------------------------------

(1)  Unsecured debt permitted in the form of membership loans not to exceed
     $2,655,000.

(2)  In the event of a failure to provide timely evidence of payment of taxes or a "Sweep Event", the borrower is required to make monthly payments into a tax reserve to accumulate funds necessary to pay all taxes prior to their respective due dates. A "Sweep Event" is defined as (i) an event of default under the loan documents or (ii) the debt service coverage ratio is less than 1.35x ("DSCR Failure"). A Sweep Event resulting from a DSCR Failure shall be terminated if, for two consecutive calendar quarters, the debt service coverage ratio equals or exceeds 1.35x.

(3)  The borrower is required to make monthly deposits of one-twelfth of the insurance premiums into the insurance reserve fund that the lender estimates will be payable during the next ensuing 12 months. However, the borrower will not be required to make any payments into the insurance reserve fund provided the borrower furnishes satisfactory evidence that the
     Hilton Glendale property is insured under a satisfactory blanket policy.

(4)  In the event of a "Sweep Event", the borrower is required to make monthly deposits of $70,833 into a repair and replacement reserve for furniture, fixtures and equipment until a balance of $2,550,000 is achieved.

(5)  The completion repair reserve was established at origination to fund immediate repairs.

(6)  The mold remediation reserve was established at origination to fund specified required mold remediation.

-----------------------------------------------------------------------------------------------
                                    HOTEL OPERATING HISTORY
-----------------------------------------------------------------------------------------------
                                                                      T-12 AS OF
                               2002          2003          2004        6/30/05     UNDERWRITTEN
-----------------------------------------------------------------------------------------------

OCCUPANCY                        77.23%        73.50%        78.00%        77.00%        77.30%
AVERAGE DAILY RATE (ADR)   $    127.88   $    127.19   $    127.73   $    135.44   $    136.00
REVPAR                     $     98.77   $     93.49   $     99.63   $    104.29   $    105.13
REVENUE                    $19,770,569   $18,808,042   $20,623,849   $21,281,042   $21,388,625
EXPENSES                   $14,558,712   $14,427,407   $15,772,344   $16,025,436   $15,721,615
NOI                        $ 5,211,857   $ 4,380,635   $ 4,851,505   $ 5,255,606   $ 5,667,010
FF&E                       $   592,861   $   564,241   $   620,569   $   569,436   $   855,545
CASH FLOW                  $ 4,618,996   $ 3,816,394   $ 4,230,936   $ 4,686,170   $ 4,811,465
-----------------------------------------------------------------------------------------------

------------------------------------------------------------------------
                     HISTORICAL PENETRATION RATES(1)
------------------------------------------------------------------------
                                                     YTD JULY   YTD JULY
HILTON GLENDALE               2003    2004    2005     2004       2005
------------------------------------------------------------------------
OCCUPANCY                    106.7%  103.4%   98.6%   104.5%      96.3%
AVERAGE DAILY RATE           118.6%  111.3%  113.9%   109.4%     114.7%
REVENUE PER AVAILABLE ROOM   126.7%  115.1%  112.3%   114.1%     110.5%
------------------------------------------------------------------------

(1)  The 2003, 2004 and 2005 numbers represent trailing 12 months as of July 31.

                                     A-3-51

--------------------------------------------------------------------------------
                                 HILTON GLENDALE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a fee simple interest in a 351 room, full-service hotel located in downtown Glendale, California, a northern suburb of Los Angeles. Loan proceeds were used to acquire the property from Hilton
Glendale LP, a subsidiary of Hilton Hotels Corporation, for a purchase price of
$80,000,000.

THE BORROWER. The borrower is EHP Glendale, LLC, a special purpose entity. The indemnitor and general partner of the managing member is Eagle Hospitality
Properties Trust, Inc. ("Eagle"), a publicly traded self-advised REIT. Eagle reported a net worth as of June 2005 of approximately $202,952,000 and owns an interest in 12 hotels with approximately 3,200 suites/rooms in 7 states
(Kentucky, New York, Illinois, Ohio, Colorado, Arizona and Florida) and Puerto
Rico. Eagle targets full-service and all-suites hotels under brands in geographically diversified primary, secondary and resort markets in the United
States.

The borrower leases the property to Glendale Hotel TRS, Inc. ("Operating
Tenant"), a single purpose entity, pursuant to an operating lease. The lender obtained a security interest in the personal property of the Operating Tenant and the borrower. The operating lease is subordinate to the loan and such subordination includes the certain rights of the lender to terminate the operating lease following acceleration or loan maturity.

The borrower may obtain loans from its sole member provided the aggregate outstanding principal amount of such loans does not exceed $2,655,000, the loans are unsecured, the terms of loans are in accordance with borrower's operating agreement, and the loans are subordinate.

THE PROPERTY. The Hilton Glendale is a four diamond, full-service hotel located in downtown Glendale, California. The hotel contains 351 guest rooms (including
13 suites), two restaurants (Coffee Garden Restaurant and Porter's Steak House),
approximately 14,920 square feet of interior meeting space, a fitness facility, gift/sundry shop, outdoor pool and spa with sundeck, a business center, a rental car center and a 550-space underground parking garage.

All guestrooms are equipped with a two-line speaker telephone with voice mail and data port, digital clock radio, nightstands with lamps, armoire, refrigerated mini-bar, remote-controlled color television with in-room movies, upholstered chair and ottoman, work desk with lamp, coffee maker, and iron with ironing board. All rooms have individually controlled thermostats, ceiling-mounted sprinklers, and a single-station hardwired smoke detector.
Bathroom amenities include a tiled floor, tub with tiled surround, granite sink, chrome fixtures, framed mirror, and a wall-mounted hair dryer.

The demand generators for the Hilton Glendale consist of 42% business travelers,
20% corporate/association groups, 13% airline crew, 9% leisure travelers, 8%
third party booking channels, 5% SMERF group and 3% government travelers.

The property was constructed in 1992 as a City of Glendale redevelopment project. In 2000, it was converted from a Red Lion Hotel to the Hilton flag. The borrower purchased the property subject to the condition that the property must be used solely and perpetually for the purposes of operating a first class hotel. If the property fails to be used for such purposes, title will revert to the local redevelopment agency with no impairment of the lender's lien.

THE MARKET.(1) The Hilton Glendale is located in northern Los Angeles County in the City of Glendale, 10 miles north of downtown Los Angeles. The hotel is adjacent to the Glendale central business district and within a block of the
Ventura Freeway, a major regional highway linking the Northern suburbs to the
Los Angeles central business district.

Glendale contains approximately 10.6 million square feet of commercial office space, has a civilian work force of approximately 90,000, and is estimated to be the third largest financial center in the state. Companies that are significant demand generators with large offices or headquarters in downtown Glendale include Nestle USA, Baskin-Robbins USA, IHOP Corporation, Dream Works Animation
Studios, Walt Disney Imagineering, Cigna Healthcare of CA, The Disney Store
Inc., Glendale Federal Bank, and Public Storage Inc. Glendale is also in close proximity to Pasadena, Burbank and Universal City. Prominent leisure attractions within a ten mile radius of the property include the Los Angeles Zoo, Rose Bowl,
Universal Studios, Dodger Stadium and the Hollywood Bowl.

A significant retail demand generator is the Glendale Galleria, a 1.5 million square foot, multilevel enclosed super-regional mall and office tower complex, which is situated on 34.5 acres approximately one mile south of the subject. The center is estimated to attract over 26 million visitors each year, ranking it in the top five percent of U.S. shopping centers. The center has over 250 retailers and is anchored by Nordstrom, Macy's, JCPenney, Mervyn's and Robinson-May.

The Hilton Glendale's market consists of the cities of Glendale, Pasadena and
Burbank, commonly referred to as the "Tri-Cities." It is estimated that there are 60 hotels in this market with a total of approximately 5,680 rooms. Of the total rooms, 56% are represented by 10 hotels that range in size from 190 to 490 rooms. Glendale has a supply of 14 hotels with 975 total rooms. The Hilton
Glendale, with 351 rooms, is the largest and only full-service hotel in
Glendale. The competitive set includes 8 hotels totaling 2,716 rooms in the cities of Pasadena, Burbank, Universal City, and Van Nuys. The hotels are considered full-service hotels with national brand names. As of July 2005, this segment reported a twelve-month rolling average occupancy of 78.4%, ADR of
$119.42, and a RevPAR of $93.61.

According to Smith Travel Research ("STR"), the existing market penetration rates for the property are summarized below. The index is based upon a property's performance relative to its competitive set as determined by STR. An index above 100% indicates a property is performing above the average of its competitive set. Properties considered competitive to the Hilton Glendale include the Westin Pasadena, Sheraton Hotel Pasadena, Courtyard Los Angeles Old
Pasadena, Courtyard Los Angeles Burbank Airport, Sheraton Hotel Universal,
Airtel Plaza Hotel, and Holiday Inn Burbank Media Center.

PROPERTY MANAGEMENT. The property is managed by Hilton Hotels Corporation, which currently manages approximately 206 hotels, representing approximately 51,380 rooms, which are wholly owned by others. Hilton Hotels Corporation has retained a long-term franchise agreement on the property and will continue to manage it through the transition period of new ownership. The borrower anticipates replacing Hilton with Commonwealth Hotels, Inc, an approved Hilton franchise operator. Commonwealth, headquartered in Covington (Cincinnati MSA), Kentucky, is a full service hotel management company founded in 1986. Commonwealth currently manages nine hotels owned by the sponsor, Eagle Hospitality Properties
Trust, Inc.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from the Hilton Glendale appraisal dated
     June 10, 2005.

                                     A-3-52

--------------------------------------------------------------------------------
                                 HILTON GLENDALE
--------------------------------------------------------------------------------

              [MAP INDICATING LOCATION OF HILTON GLENDALE OMITTED]

                                     A-3-53

--------------------------------------------------------------------------------
                              WATERWAY PLAZA I & II
--------------------------------------------------------------------------------

                    [3 Waterway Plaza I & II PHOTOS OMITTED]

                                     A-3-54

--------------------------------------------------------------------------------
                              WATERWAY PLAZA I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                       $52,500,000
CUT-OFF DATE PRINCIPAL BALANCE:                   $52,500,000
% OF POOL BY IPB:                                 2.0%
LOAN SELLER:                                      PNC Bank, National Association
BORROWER:                                         NNN Waterway Plaza
SPONSOR:                                          Triple Net Properties, LLC,
                                                  Anthony W. Thompson
ORIGINATION DATE:                                 06/17/05
INTEREST RATE:                                    5.22000%
INTEREST ONLY PERIOD:                             60 Months
MATURITY DATE:                                    07/01/15
AMORTIZATION TYPE:                                IO--Balloon
ORIGINAL AMORTIZATION:                            360 months
REMAINING AMORTIZATION:                           360 months
CALL PROTECTION:                                  L(34), Def(80), O(4)
CROSS-COLLATERALIZATION:                          N/A
LOCK BOX:                                         Hard
ADDITIONAL DEBT:                                  No
ADDITIONAL DEBT TYPE:                             N/A
LOAN PURPOSE:                                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                         INITIAL       MONTHLY
                                                        ----------     --------
TAXES:                                                  $        0     $113,954
CAPEX:                                                  $        0     $  6,101
INSURANCE:                                              $        0     $  5,655
TI/LC RESERVE:                                          $1,145,000(1)  $ 25,000
PANTELLOS LETTER OF CREDIT:                             $1,185,000(2)
OTHER RESERVE:                                          $  803,454(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                     Single Asset
COLLATERAL INTEREST:                                        Fee
PROPERTY TYPE:                                              Office -- Suburban
SQUARE FOOTAGE:                                             366,043
LOCATION:                                                   The Woodlands, Texas
YEAR BUILT/RENOVATED:                                       2001
OCCUPANCY:                                                  96.3%
OCCUPANCY DATE:                                             06/16/05
NUMBER OF TENANTS:                                          24
UW REVENUES:                                                $8,534,439
UW EXPENSES:                                                $3,354,086
UW NOI:                                                     $5,180,353
UW NET CASH FLOW:                                           $4,701,158
APPRAISED VALUE:                                            $69,000,000
APPRAISAL DATE:                                             05/26/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 143
CUT-OFF DATE LTV:                                                          76.1%
MATURITY DATE LTV:                                                         70.4%
UW DSCR:                                                                   1.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

                                                                                                       LEASE
                                                                        SQUARE    % OF   BASE RENT   EXPIRATION
TENANT NAME                    PARENT COMPANY       MOODY'S/FITCH(4)     FEET      GLA      PSF         YEAR
---------------------------------------------------------------------------------------------------------------

HUNTSMAN LLC              Huntsman Corporation          B1/NR          134,129   36.64%    $20.55      2019
PANTELLOS CORPORATION     Pantellos Corporation         NR/NR           70,637   19.30%    $24.93      2012(5)
JONES, WALKER, WAECHTER   Jones, Walker, Waechter       NR/NR           15,396    4.21%    $26.60      2009
BBVA BANCOMER FINANCIAL   Bbva Bancomer Financial       NR/NR           15,065    4.12%    $25.85      2010
UBS PAINEWEBBER, INC.     UBS, AG                       Aa2/NR          14,321    3.91%    $26.13      2011
---------------------------------------------------------------------------------------------------------------

(1)  The borrower was required to deposit an initial TI/LC reserve at origination in connection with tenant improvements and potential rent abatement for the following tenants: Drucker, Rutledge: Healthmark
     Partners: TPR Investments; Huntsman LLC and Robert Half International.

(2)  Represents a security deposit for Pantellos Corporation.

(3)  The borrower was required to deposit a rent reduction reserve at origination in connection with certain future rent reductions for Huntsman
     LLC.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(5)  52,533 square feet are leased under a lease expiring in 2006 and 18,104 square feet are leased under a lease expiring in 2012.

                                     A-3-55

--------------------------------------------------------------------------------
                              WATERWAY PLAZA I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The loan is secured by a first mortgage on two suburban office buildings containing a total of 366,043 square feet.

The borrowers are multiple single-member Delaware limited liability companies under a syndicated tenant in common structure. Each borrower owns a percentage interest in the property. The sponsors are Triple Net Properties, LLC ("Triple
Net") and Anthony W. Thompson. An affiliate of Triple Net, GREIT, Inc., is currently the subject of an SEC investigation and has reported that numerical and other information in its disclosure documents were incorrect as further described under "Risk Factors-Litigation or Other Legal Proceedings Could
Adversely Affect the Mortgage Loans" in the Prospectus Supplement.

THE PROPERTY. The property is known as the Waterway Plaza I & II, two Class "A"
office buildings with structured parking located at 10001 and 10003 Woodloch
Forest Drive, The Woodlands, Texas. Plaza I is a 9-story, approximately 223,483 square foot building completed in 2000 and Plaza II is a 6-story, approximately
142,560 square foot building completed in 2001. The structured parking has 7 stories with 1,314 parking spaces.

THE MARKET. The property is located in Montgomery County, Texas which is one of the ten counties that make up the Houston/Baytown/ Sugar Land, Texas metropolitan area, the 6th largest metro area in the country. The property is part of The Woodlands, an approximately 27,000 acre master planned community.
According to CoStar, The Woodlands submarket contains 6.125 million square feet of office space with an overall occupancy rate of 88.7% as of first quarter
2005. Class A space in the market is 2.36 million square feet and has a 96.2%
occupancy rate as of first quarter 2005. The average quoted rate for class A space in The Woodlands is $24.33 per square foot.

PROPERTY MANAGEMENT. The subject is managed by Triple Net Properties Realty,
Inc., an affiliate of the sponsor, Triple Net. Triple Net manages nearly 125 commercial properties totaling more than 23 million square feet. Triple Net employs 287 people, directly or through affiliated partners and is headquartered in Santa Ana, California with regional management offices in Dallas and San
Antonio, Texas. Triple Net is an Accredited Management Organization by the
Institute of Real Estate Management.
-------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------
              NUMBER                                              CUMULATIVE  CUMULATIVE              CUMULATIVE
                OF      SQUARE     % OF                % OF BASE    SQUARE      % OF      CUMULATIVE     % OF
              LEASES     FEET       GLA     BASE RENT     RENT       FEET         GLA      BASE RENT   BASE RENT
    YEAR     EXPIRING  EXPIRING  EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING
----------------------------------------------------------------------------------------------------------------

VACANT          N/A      13,526    3.70%          N/A      N/A       13,526       3.70%          N/A      N/A
2005 & MTM        1       4,893    1.34    $  123,548     1.37%      18,419       5.03%   $  123,548      1.4%
2006              9      57,383   15.68     1,481,198    16.42       75,802      20.71%   $1,604,746     17.8%
2007              3      11,936    3.26       317,109     3.51       87,738      23.97%   $1,921,856     21.3%
2008              2      18,040    4.93       484,578     5.37      105,778      28.90%   $2,406,434     26.7%
2009              2      11,131    3.04       290,821     3.22      116,909      31.94%   $2,697,254     29.9%
2010              4      27,851    7.61       717,335     7.95      144,760      39.55%   $3,414,589     37.8%
2011              3      19,195    5.24       501,491     5.56      163,955      44.79%   $3,916,080     43.4%
2012              1      18,104    4.95       488,808     5.42      182,059      49.74%   $4,404,888     48.8%
2013              2      12,406    3.39       321,063     3.56      194,465      53.13%   $4,725,951     52.4%
2014              1      10,449    2.85       261,225     2.90      204,914      55.98%   $4,987,176     55.3%
2015              0           0    0.00             0     0.00      204,914      55.98%   $4,987,176     55.3%
AFTER             7     161,129   44.02     4,035,665    44.73      366,043     100.00%   $9,022,841    100.0%
                ---     -------   -----    ----------    -----
                 35     366,043   100.0%   $9,022,841    100.0%
                ---     -------   -----    ----------    -----

(1)  The lease rollover schedule includes a lease of 5,145 square feet with
     Robert Half International which commenced on July 1, 2005.

                                     A-3-56

--------------------------------------------------------------------------------
                             WATERWAY PLAZA I & II
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           [MAP INDICATING LOCATION OF WATERWAY PLAZA I & II OMITTED]

--------------------------------------------------------------------------------

                                     A-3-57

--------------------------------------------------------------------------------
                          HIGHLAND LANDMARK BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       [2 HIGHLAND LANDMARK BUILDING PHOTOS AND MAP INDICATING LOCATION OF
                       HIGHLAND LANDMARK BUILDING OMITTED]

--------------------------------------------------------------------------------

                                     A-3-58

--------------------------------------------------------------------------------
                           HIGHLAND LANDMARK BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $50,000,000
CUT-OFF DATE PRINCIPAL BALANCE:      $50,000,000
% OF POOL BY IPB:                    1.9%
LOAN SELLER:                         JPMorgan Chase Bank, N.A.
BORROWER:                            Highland Owner LLC
SPONSOR:                             Falcon Real Estate Investment Company, Ltd.
ORIGINATION DATE:                    07/25/05
INTEREST RATE:                       5.32000%
INTEREST ONLY PERIOD:                120 months
MATURITY DATE:                       08/01/15
AMORTIZATION TYPE:                   Interest-Only
ORIGINAL AMORTIZATION:               N/A
REMAINING AMORTIZATION:              N/A
CALL PROTECTION:                     L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:             No
LOCK BOX:                            CMA
ADDITIONAL DEBT:                     No
ADDITIONAL DEBT TYPE:                N/A
LOAN PURPOSE:                        Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                           INITIAL      MONTHLY
                                                          ----------     -------
TAXES:                                                    $   63,140     $63,140
INSURANCE:                                                $   91,370     $ 9,137
CAPEX:                                                    $   50,000     $     0
TILC:                                                     $4,044,878(1)  $     0
OTHER:                                                    $1,679,464(2)  $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                       Single Asset
COLLATERAL INTEREST:                                          Fee
PROPERTY TYPE:                                                Office -- Suburban
SQUARE FOOTAGE:                                               276,461
LOCATION:                                                     Downers Grove, IL
YEAR BUILT/RENOVATED:                                         1997
OCCUPANCY:                                                    99.9%
OCCUPANCY DATE:                                               06/30/05
NUMBER OF TENANTS:                                            7
HISTORICAL NOI:
   2002:                                                      $4,167,845
   2003:                                                      $3,929,799
   2004:                                                      $3,706,084
UW REVENUES:                                                  $6,583,879
UW EXPENSES:                                                  $2,461,421
UW NOI:                                                       $4,122,458
UW NET CASH FLOW:                                             $3,795,747
APPRAISED VALUE:                                              $63,000,000
APPRAISAL DATE:                                               06/02/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 181
CUT-OFF DATE LTV:                                                          79.4%
MATURITY DATE LTV:                                                         79.4%
UW DSCR:                                                                   1.41x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        LEASE
                                                                                     SQUARE              BASE RENT   EXPIRATION
TENANT NAME                             PARENT COMPANY          MOODY'S/ FITCH(3)     FEET    % OF GLA      PSF         YEAR
-------------------------------------------------------------------------------------------------------------------------------

RR DONNELLEY                     RR Donnelley and Sons Co.           Baa2/NR        122,690     44.4%      $16.02       2012
HAVI GROUP                       Havi Group LP                        NR/NR          66,400     24.0%      $15.94       2013
DEUTSCHE FINANCIAL SERVICES(4)   Deutsche Bank Financial Inc.        Aa3/AA-         50,000     18.1%      $19.37       2008
-------------------------------------------------------------------------------------------------------------------------------

(1)  $3,044,877.50 escrowed for tenant improvement allowance reserve owed to tenants by the borrower and $1,000,000 escrowed for rollover reserve deposit owed to tenants by the borrower.

(2)  $1,679,464 escrowed for rent abatement owed to tenants by the borrower.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(4)  The Deutsche Financial Services space is subleased from RR Donnelley at a rate of $16.55 per square foot, which increases 2.5% each January. The lender underwrote the subleased rents.

                                     A-3-59

--------------------------------------------------------------------------------
                           901 W. LANDSTREET PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

        [MAP INDICATING LOCATION OF 901 W. LANDSTREET PORTFOLIO OMITTED]

                 [2 901 W. LANDSTREET PORTFOLIO PHOTOS OMITTED]

--------------------------------------------------------------------------------

                                     A-3-60

--------------------------------------------------------------------------------
                          901 W. LANDSTREET PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                    $50,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                $49,952,442
% OF POOL BY IPB:                              1.9%
LOAN SELLER:                                   JPMorgan Chase Bank, N.A.
BORROWER:                                      Hurricane Associates, L.L.C.
SPONSOR:                                       Sidney R. Brown, Irwin J. Brown,
                                               Jeffrey S. Brown
ORIGINATION DATE:                              07/20/05
INTEREST RATE:                                 5.46000%
INTEREST ONLY PERIOD:                          N/A
MATURITY DATE:                                 08/01/15
AMORTIZATION TYPE:                             Balloon
ORIGINAL AMORTIZATION:                         360 months
REMAINING AMORTIZATION:                        359 months
CALL PROTECTION:                               L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:                       Yes
LOCK BOX:                                      CMA
ADDITIONAL DEBT:                               No
ADDITIONAL DEBT TYPE:                          N/A
LOAN PURPOSE:                                  Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
                                                          INITIAL        MONTHLY
                                                        ----------     ---------
ESCROWS/RESERVES:
TAXES:                                                  $  272,542     $ 70,861
INSURANCE:                                              $   66,115     $  8,264
CAPEX:                                                  $        0     $ 11,613
ENVIRONMENTAL:                                          $  227,375     $      0
TILC:                                                   $        0     $20,0001
USPS HOLDBACK:                                          $1,000,000(2)
OTHER:                                                  $  225,000(3)  $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                        Portfolio
COLLATERAL INTEREST:                           Fee
PROPERTY TYPE:                                 Industrial-Warehouse/Distribution
SQUARE FOOTAGE:                                995,770
LOCATION:                                      Various
YEAR BUILT/RENOVATED:                          Various
OCCUPANCY:                                     99.9%
OCCUPANCY DATE:                                07/15/05
NUMBER OF TENANTS:                             4
HISTORICAL NOI:
  2002:                                        $ 3,248,410
  2003:                                        $ 3,866,459
  2004:                                        $ 4,106,502
  TTM AS OF 03/31/05:                          $ 4,326,249
UW REVENUES:                                   $ 6,219,898
UW EXPENSES:                                   $ 1,575,741
UW NOI:                                        $ 4,644,156
UW NET CASH FLOW:                              $ 4,276,014
APPRAISED VALUE:                               $62,500,000
APPRAISAL DATE:                                Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $  50
CUT-OFF DATE LTV:                                                          79.9%
MATURITY DATE LTV:                                                         66.7%
UW DSCR:                                                                   1.26x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                          SIGNIFICANT TENANTS
------------------------------------------------------------------------------------------------------
                                                                                              LEASE
                                                MOODY'S/    SQUARE              BASE RENT   EXPIRATION
 TENANT NAME                   PARENT COMPANY   FITCH(4)     FEET    % OF GLA      PSF         YEAR
------------------------------------------------------------------------------------------------------

UNITED STATES POSTAL SERVICE   US Government    Aaa/AAA    400,206     40.2%      $6.95        2008
RHODES INC.                    Rooms To Go      NR/NR      222,964     22.4%      $3.55        2011
WHIRLPOOL CORPORATION(5)       Whirlpool        Baa/BBB+   180,000     18.1%      $3.75        2006
CONSTAR, INC.(5)               Constar, Inc.    NR/NR      180,000     18.1%      $3.05        2013
------------------------------------------------------------------------------------------------------

(1)  Borrower is required to make TI/LC deposits of $20,000 per month, subject to a cap in the amount of $720,000. If the cap has been reached and the borrower draws on the TI/LC escrow, monthly collections will thereafter resume until the cap has been reached again.

(2)  Borrower has deposited with lender the cash sum of $1,000,000 referred to as the holdback funds to be released to borrower for premises which have been leased to new tenants or to United States Post Office if it leases a portion of the space.

(3)  Borrower has deposited with lender the cash sum of $225,000.00 to secure payment of the monthly rent payable by Whirlpool until such time as
     ConStar, Inc. expands into the space vacated by Whirlpool.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(5)  In 2003, Constar, Inc. ("Constar") commenced a lease for 180,000 square feet of the property. In January 2006, Whirlpool Corporation's
     ("Whirlpool") lease will expire, and Constar has exercised an option to occupy Whilrpool's space. Beginning January 16, 2006, Constar will occupy
     360,000 square feet of property. The lease for the entire 360,000 square feet will expire in February 2013, subject to three 5-year renewal options.

                                     A-3-61

--------------------------------------------------------------------------------
                             METROPOLITAN BANK TOWER
--------------------------------------------------------------------------------

                    [1 METROPOLITAN BANK TOWER PHOTO OMITTED]

          [MAP INDICATING LOCATION OF METROPOLITAN BANK TOWER OMITTED]

                                     A-3-62

--------------------------------------------------------------------------------
                             METROPOLITAN BANK TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                 $50,000,000
CUT-OFF DATE PRINCIPAL BALANCE:             $49,950,542
% OF POOL BY IPB:                           1.9%
LOAN SELLER:                                LaSalle Bank National Association
BORROWER:                                   CADC-1, LLC
SPONSOR:                                    John J. Flake, Henry C. Kelley, Jr.,
                                            Doyle W. Rogers
ORIGINATION DATE:                           07/29/05
INTEREST RATE:                              5.30000%
INTEREST ONLY PERIOD:                       N/A
MATURITY DATE:                              08/01/15
AMORTIZATION TYPE:                          Balloon
ORIGINAL AMORTIZATION:                      360 months
REMAINING AMORTIZATION:                     359 months
CALL PROTECTION:                            L(24),Def(93),O(2)
CROSS-COLLATERALIZATION:                    No
LOCK BOX:                                   CMA
ADDITIONAL DEBT:                            Yes
ADDITIONAL DEBT TYPE:                       Mezzanine Debt(1)
LOAN PURPOSE:                               Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL     MONTHLY
                                                       --------   ----------
TAXES:                                                 $590,422   $   56,025
INSURANCE:                                             $108,521   $   10,852
CAPEX:                                                 $      0   $    8,198(2)
TILC:                                                  $      0    Springing(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                          Single Asset
COLLATERAL INTEREST:                                             Fee
PROPERTY TYPE:                                                   Office -- CBD
SQUARE FOOTAGE:                                                  624,527
LOCATION:                                                        Little Rock, AR
YEAR BUILT/RENOVATED:                                            1986
OCCUPANCY:                                                       90.0%
OCCUPANCY DATE:                                                  08/31/05
NUMBER OF TENANTS:                                               44
HISTORICAL NOI:
  2002:                                                          $ 5,936,158
  2003:                                                          $ 6,275,917
  2004:                                                          $ 4,348,988
  TTM AS OF 03/31/05:                                            $ 4,401,886
UW REVENUES:                                                     $ 8,926,733
UW EXPENSES:                                                     $ 3,762,035
UW NOI:                                                          $ 5,164,698
UW NET CASH FLOW:                                                $ 4,467,912
APPRAISED VALUE:                                                 $62,500,000
APPRAISAL DATE:                                                  05/25/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $  80
CUT-OFF DATE LTV:                                                          79.9%
MATURITY DATE LTV:                                                         66.4%
UW DSCR:                                                                   1.34x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          LEASE
                                                                                  MOODY'S/  SQUARE    % OF  BASE RENT  EXPIRATION
 TENANT NAME                      PARENT COMPANY                                  FITCH(4)   FEET      GLA     PSF        YEAR
---------------------------------------------------------------------------------------------------------------------------------

ENTERGY SERVICES                  Entergy Corporation                              Baa3/NR  168,995  27.1%    $13.56      2013
METROPOLITAN NATIONAL BANK        Rogers Bancshares, Inc.                           NR/NR    66,081  10.6%    $12.50      2014
MITCHELL, WILLIAMS, SELIG, GATES  Mitchell, Williams, Selig, Gates and Woodyard,
  AND WOODYARD, LLC               LLC                                               NR/NR    49,940   8.0%    $10.76      2010
MOORE STEPHENS FROST PA           Moore Stephens Frost PA                           NR/NR    34,737   5.6%    $13.30      2013
HEIFER PROJECT INTERNATIONAL      Heifer Project International                      NR/NR    29,077   4.7%    $16.51      2006

(1)  Membership interests in the borrower were pledged to secure the payment of a note in the amount of $22,645,203.00 of which $2,128,957.87 remains to be funded. The mezzanine loan is held by Rogers-Flake Investment, LLC, an affiliate of the borrower.

(2)  The borrower is required to make monthly payments until such time as the balance equals $300,000. Thereafter, if there is a draw causing the reserve to go below such balance, borrower is required to commence making payments until the $300,000 minimum balance is maintained.

(3)  Commencing on October 1, 2009, the borrower is required to commence making monthly payments of $31,423, until such time as the balance equals
     $1,508,312.52.

(4)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-63

--------------------------------------------------------------------------------
                              CHURCH STREET PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            [MAP INDICATING LOCATION OF CHURCH STREET PLAZA OMITTED]

                     [2 CHURCH STREET PLAZA PHOTOS OMITTED]

--------------------------------------------------------------------------------

                                     A-3-64

--------------------------------------------------------------------------------
                               CHURCH STREET PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                            $39,000,000
CUT-OFF DATE PRINCIPAL BALANCE:                        $39,000,000
% OF POOL BY IPB:                                      1.5%
LOAN SELLER:                                           LaSalle Bank National
                                                       Association
BORROWER:                                              Church Street Plaza, LLC
SPONSOR:                                               Arthur Hill & Co., L.L.C.
ORIGINATION DATE:                                      07/21/05
INTEREST RATE:                                         5.23000%
INTEREST ONLY PERIOD:                                  60 months
MATURITY DATE:                                         08/01/10
AMORTIZATION TYPE:                                     Interest Only
ORIGINAL AMORTIZATION:                                 N/A
REMAINING AMORTIZATION:                                N/A
CALL PROTECTION:                                       L(24),Def(30),O(5)
CROSS-COLLATERALIZATION:                               No
LOCK BOX:                                              Hard
ADDITIONAL DEBT:                                       No
ADDITIONAL DEBT TYPE:                                  N/A
LOAN PURPOSE:                                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                          INITIAL    MONTHLY
                                                          --------   --------
TAXES:                                                    $537,268   $107,454
INSURANCE:                                                $ 34,890   $  3,489
CAPEX:                                                    $      0   $  2,203(1)
TILC:                                                     $      0   $ 11,015(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                       Single Asset
COLLATERAL INTEREST:                                          Fee and Leasehold
PROPERTY TYPE:                                                Retail -- Anchored
SQUARE FOOTAGE:                                               176,243
LOCATION:                                                     Evanston, IL
YEAR BUILT/RENOVATED:                                         2003
OCCUPANCY:                                                    100.0
OCCUPANCY DATE:                                               07/20/05
NUMBER OF TENANTS:                                            17
HISTORICAL NOI:
  2003:                                                       $ 3,235,266
  2004:                                                       $ 3,706,637
  TTM AS OF 05/31/05:                                         $ 3,835,226
UW REVENUES:                                                  $ 5,560,079
UW EXPENSES:                                                  $ 2,124,649
UW NOI:                                                       $ 3,435,430
UW NET CASH FLOW:                                             $ 3,253,218
APPRAISED VALUE:                                              $52,100,000
APPRAISAL DATE:                                                  07/01/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 221
CUT-OFF DATE LTV:                                                          74.9%
MATURITY DATE LTV:                                                         74.9%
UW DSCR:                                                                   1.57x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------
                                                                                             LEASE
                                                  MOODY'S/   SQUARE    % OF   BASE RENT   EXPIRATION    SALES PSF
TENANT NAME               PARENT COMPANY          FITCH(3)    FEET      GLA      PSF         YEAR      AS OF 2004
-----------------------------------------------------------------------------------------------------------------

CENTURY THEATRES         Century Theatres, Inc.     NR/NR    69,000   39.2%   $23.19         2020      $601,334(4)
BORDERS                  Borders Group Inc.         NR/NR    21,979   12.5%   $30.29         2023          N/A
COST PLUS WORLD MARKET   Cost Plus, Inc.            NR/NR    18,160   10.3%   $22.00         2011      $   178
URBAN OUTFITTERS         Urban Outfitters, Inc.     NR/NR    14,100    8.0%   $20.85         2010          N/A
THE ART STORE, INC.      The Art Store, Inc.        NR/NR     9,615    5.5%   $23.50         2010          N/A
-----------------------------------------------------------------------------------------------------------------

(1)  The borrower is required to make monthly payments until such time as the balance equals $79,310. Thereafter, if there is a draw causing the reserve to go below such balance, borrower is required to commence making payments until the $79,310 minimum balance is maintained.

(2)  The borrower is required to make monthly payments until such time as the balance equals $400,000. Thereafter, if there is a draw causing the reserve to go below such balance, borrower is required to commence making payments until the $400,000 minimum balance is maintained.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(4)  Sales are represented on a per screen basis.

                                     A-3-65

--------------------------------------------------------------------------------
                         STERLING POINTE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      [MAP INDICATING LOCATION OF STERLING POINTE SHOPPING CENTER OMITTED]

               [2 STERLING POINTE SHOPPING CENTER PHOTOS OMITTED]

--------------------------------------------------------------------------------

                                     A-3-66

--------------------------------------------------------------------------------
                         STERLING POINTE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:                   $38,775,000
CUT-OFF DATE PRINCIPAL BALANCE:               $38,775,000
% OF POOL BY IPB:                             1.4%
LOAN SELLER:                                  LaSalle Bank National Association
BORROWER:                                     MAH--Sterling Pointe, LLC
SPONSOR:                                      G. Drew Gibson, David P. Middlemas
ORIGINATION DATE:                             07/22/05
INTEREST RATE:                                5.30000%
INTEREST ONLY PERIOD:                         60 months
MATURITY DATE:                                08/01/15
AMORTIZATION TYPE:                            IO-Balloon
ORIGINAL AMORTIZATION:                        360 months
REMAINING AMORTIZATION:                       360 months
CALL PROTECTION:                              L(24),Def(92),O(3)(1)
CROSS-COLLATERALIZATION:                      No
LOCK BOX:                                     CMA
ADDITIONAL DEBT:                              No
ADDITIONAL DEBT TYPE:                         N/A
LOAN PURPOSE:                                 Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                            INITIAL     MONTHLY
                                                            --------     -------
OTHER:                                                      $225,000(2)     $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                       Single Asset
COLLATERAL INTEREST:                                          Fee
PROPERTY TYPE:                                                Retail -- Anchored
SQUARE FOOTAGE:                                               129,020
LOCATION:                                                     Lincoln, CA
YEAR BUILT/RENOVATED:                                         2005
OCCUPANCY:                                                    96.5%
OCCUPANCY DATE:                                               09/01/05
NUMBER OF TENANTS:                                            29
UW REVENUES:                                                  $ 4,120,521
UW EXPENSES:                                                  $   986,059
UW NOI:                                                       $ 3,134,462
UW NET CASH FLOW:                                             $ 3,078,007
APPRAISED VALUE:                                              $48,600,000
APPRAISAL DATE:                                               05/24/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                                                     $ 301
CUT-OFF DATE LTV:                                                          79.8%
MATURITY DATE LTV:                                                         73.9%
UW DSCR:                                                                   1.19x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS
----------------------------------------------------------------------------------------------------------------------
                                                                                                 LEASE
                                                  MOODY'S/                  % OF   BASE RENT   EXPIRATION    SALES PSF
TENANT NAME           PARENT COMPANY              FITCH(3)   SQUARE FEET    GLA       PSF         YEAR      AS OF 2004
----------------------------------------------------------------------------------------------------------------------

RALEY'S SUPERMARKET   RALEY'S                      NA/NA        65,283     50.6%     $17.95       2025          NA
HOLLYWOOD VIDEO       Hollywood Entertainment
                      Corporation                  B2/NA         5,500      4.3%     $24.00       2015          NA
BANK OF AMERICA       Bank of America, N.A.       Aa2/AA--       5,060      3.2%     $36.00       2025          NA
WELLS FARGO BANK      Wells Fargo Bank, N.A.       Aa1/AA        4,300      3.3%     $34.00       2015          NA
WENDY'S               Wendy's International Inc.  Baa2/NA        3,263      2.5%     $22.07       2015          NA
----------------------------------------------------------------------------------------------------------------------

(1)  The borrower is permitted, subject to certain conditions set forth in the loan documents, to obtain the partial release of improved portions of the property in connection with the partial defeasance of 105% or 110% of the allocated loan amount (depending on the parcel being released).

(2)  This holdback will be disbursed once the borrower provides proof that certain identified tenants have commenced paying full rent, have taken possession and are open for business. The borrower must also have a final certificate of occupancy ("C of O") for the building located on Parcel 9 before it can get a release of the holdback. If it does not obtain the final C of O within 90 days following the closing date, the lender is permitted to use up to $116,460 of the holdback to obtain the final C of O.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-67

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #   ORIGINATOR              PROPERTY NAME                      STREET ADDRESS                 CITY        STATE   ZIP CODE
------   ----------   ----------------------------------   -------------------------------   ---------------   -----   --------

   6         EHY      Creekside Apartments                 2500 Knights Road                 Bensalem            PA      19020
  18         PNC      AMLI at Walnut Creek                 12001 Dessau Road                 Austin              TX      78754
  22        JPMCB     Central Park Estates                 47305 Central Park Boulevard      Novi                MI      48374
  28         EHY      Brookwood Club - Milestone           1385 Brookwood Forest Boulevard   Jacksonville        FL      32225
  31        JPMCB     Superstition Vista Apartments        450 South Acacia Avenue           Mesa                AZ      85204
  34         EHY      James Pointe - Milestone             632 East 6400 Street South        Murray              UT      84107
  36         EHY      Terra Vida - Milestone               150 South Roosevelt Road          Mesa                AZ      85202
  37         AMCC     Windermere Apartments                3701 North Marleon Drive          Muncie              IN      47304
  39       LaSalle    Stoney Falls Apartments              2020 Armstrong Mill Road          Lexington           KY      40515
  45         KEY      University Club                      700 South Howard Street           Kalamazoo           MI      49006
  47         EHY      Preston Greens - Milestone           5990 Arapaho Road                 Dallas              TX      75248
  50         EHY      Stone Farm Apartments                42 Wolf Road                      Lebanon             NH      03766
  53        JPMCB     The Meadows Apartments               2151 East Southern Avenue         Mesa                AZ      85204
  54         PNC      Silver Hills Apartments              2602 Silver Hills Drive           Orlando             FL      32818
  56         EHY      Costa del Sol - Milestone            16100 Henderson Pass              San Antonio         TX      78232
  57         EHY      Country View - Milestone             8727 Fredericksburg Road          San Antonio         TX      78240
  58         PNC      Country Creek Apartments             1702 North Jupiter Road           Garland             TX      75042
  60         AMCC     Grandview Estates Apartments         1125 First Street South           Sartell             MN      56377
  61         EHY      Springfield - Milestone              2305 Driftwood Drive              Mesquite            TX      75150
  62         PNC      Highland Pointe of Maumelle          100 Commercial Park Court         Maumelle            AR      72113
  65         EHY      Lakes at Renaissance - Milestone     14000 Renaissance Court           Austin              TX      78728
  66        JPMCB     Oakridge Apartments                  3330 West Greenway Road           Phoenix             AZ      85053
  69       LaSalle    Stoney Brooke Apartments             175 North Mount Tabor Road        Lexington           KY      40509
  70        JPMCB     Venable Court Apartments             402 14th Street NW                Charlottesville     VA      22903
  71        JPMCB     Oakwood Estates Apartments           6869 Chickering Road              Fort Worth          TX      76116
  73         EHY      The Gables - Milestone               1500 Eldorado Parkway             McKinney            TX      75069
  78        JPMCB     The Scottsdale Apartments            8550 East McDowell Road           Scottsdale          AZ      85257
  83         EHY      Arbors of Wells Branch - Milestone   1831 Wells Branch Parkway         Austin              TX      78728
  84       LaSalle    Hulen Gardens                        7415 Tallow Wind Trail            Fort Worth          TX      76133
  85         KEY      Kla Ha Ya Village                    1100 Avenue D                     Snohomish           WA      98290
  88         PNC      Oaks at St. Johns Apartments         210 Nettles Lane                  St. Augustine       FL      32095
  97       LaSalle    Bayou Village Apartments             6310 Dumfries Drive               Houston             TX      77096
  104        PNC      Polo Club Apartments                 12817 East 40th Street            Tulsa               OK      74146
  111        AMCC     Le Parc Apartments                   631 East Call Street              Tallahassee         FL      32301
  118        EHY      Harbor View & Lakeview Apartments    85 Worth Road                     Sackets Harbor      NY      13685
  124      LaSalle    Emerling Apartment Portfolio         Various                           Various             NY     Various
124.01                Oakwood Apartments                   7287 Boston State Road            Hamburg             NY      14075
124.02                Maple Wood Apartments                366 West Main Street              Springville         NY      14141
124.03                Creekside Court Apartments           5457-5482 Creekside Court         Hamburg             NY      14075
124.04                Parkside Apartments                  56 North Buffalo Street           Springville         NY      14141
  126        AMCC     Heartland Pointe Apartments          13515, 13517, 13525, 13527 &
                                                           13625 Bradley Boulevard           Becker              MN      55308
  143      LaSalle    La Prairie Apartments                2007 Teasley Lane                 Denton              TX      76205
  149        AMCC     Bungalows Apartments                 12400 Gettysburg Avenue North     Champlin            MN      55316
  150       JPMCB     Woodland Court Apartments            3913-4060 South 76th Street and
                                                           7636-7638 West Waterford Avenue   Milwaukee           WI      53220
  157      LaSalle    Primavera Apartments                 2201 East Berry Street            Forth Worth         TX      76119
  168      LaSalle    Sea Breeze MHC                       101 Adler Street                  Suisun City         CA      94585
  173      LaSalle    California Brook Estates             93 California Brook Road          West Swanzey        NH      03446
  177      LaSalle    Arlington Arms Apartments            18 1/2 Arlington Street           Nashua              NH      03060
  181      LaSalle    Lexington Townhomes                  Lexington Heights Road and
                                                           Pamela Drive                      Athens              GA      30605

                                 NUMBER OF         PROPERTY               PROPERTY            CURRENT
LOAN #          COUNTY          PROPERTIES           TYPE                  SUBTYPE          BALANCE ($)    LOAN #
------   --------------------   ----------   --------------------   --------------------   -------------   ------

   6     Bucks                       1       Multifamily            Garden                 68,000,000.00        6
  18     Travis                      1       Multifamily            Garden                 33,300,000.00       18
  22     Oakland                     1       Multifamily            Garden                 29,000,000.00       22
  28     Duval                       1       Multifamily            Garden                 22,200,000.00       28
  31     Maricopa                    1       Multifamily            Garden                 20,500,000.00       31
  34     Salt Lake                   1       Multifamily            Garden                 17,360,000.00       34
  36     Maricopa                    1       Multifamily            Garden                 16,750,000.00       36
  37     Delaware                    1       Multifamily            Garden                 16,250,000.00       37
  39     Fayette                     1       Multifamily            Garden                 15,030,000.00       39
  45     Kalamazoo                   1       Multifamily            Garden                 13,700,000.00       45
  47     Dallas                      1       Multifamily            Garden                 13,680,000.00       47
  50     Grafton                     1       Multifamily            Garden                 13,500,000.00       50
  53     Maricopa                    1       Multifamily            Garden                 11,500,000.00       53
  54     Orange                      1       Multifamily            Garden                 11,341,000.00       54
  56     Bexar                       1       Multifamily            Garden                 11,200,000.00       56
  57     Bexar                       1       Multifamily            Garden                 11,200,000.00       57
  58     Dallas                      1       Multifamily            Garden                 11,200,000.00       58
  60     Stearns                     1       Multifamily            Garden                 11,000,000.00       60
  61     Dallas                      1       Multifamily            Garden                 10,600,000.00       61
  62     Pulaski                     1       Multifamily            Garden                 10,600,000.00       62
  65     Travis                      1       Multifamily            Garden                 10,000,000.00       65
  66     Maricopa                    1       Multifamily            Garden                  9,875,000.00       66
  69     Fayette                     1       Multifamily            Garden                  8,720,000.00       69
  70     Charlottesville City        1       Multifamily            Garden                  8,650,000.00       70
  71     Tarrant                     1       Multifamily            Garden                  8,500,000.00       71
  73     Collin                      1       Multifamily            Garden                  8,460,000.00       73
  78     Maricopa                    1       Multifamily            Garden                  8,000,000.00       78
  83     Travis                      1       Multifamily            Garden                  7,800,000.00       83
  84     Tarrant                     1       Multifamily            Garden                  7,600,000.00       84
  85     Snohomish                   1       Multifamily            Garden                  7,432,870.88       85
  88     St. Johns                   1       Multifamily            Garden                  6,996,088.72       88
  97     Harris                      1       Multifamily            Garden                  5,800,000.00       97
  104    Tulsa                       1       Multifamily            Garden                  5,300,000.00      104
  111    Leon                        1       Multifamily            Garden                  4,800,000.00      111
  118    Jefferson                   1       Multifamily            Garden                  4,146,301.81      118
  124    Erie                        4       Multifamily            Garden                  3,800,000.00      124
124.01   Erie                        1       Multifamily            Garden                  1,705,565.53   124.01
124.02   Erie                        1       Multifamily            Garden                  1,125,673.25   124.02
124.03   Erie                        1       Multifamily            Garden                    607,181.33   124.03
124.04   Erie                        1       Multifamily            Garden                    361,579.89   124.04
  126
         Sherburne                   1       Multifamily            Garden                  3,694,372.58      126
  143    Denton                      1       Multifamily            Garden                  3,040,000.00      143
  149    Hennepin                    1       Multifamily            Garden                  2,889,365.85      149
  150
         Milwaukee                   1       Multifamily            Garden                  2,800,000.00      150
  157    Tarrant                     1       Multifamily            Garden                  2,447,600.03      157
  168    Solano                      1       Manufactured Housing   Manufactured Housing    1,823,137.32      168
  173    Cheshire                    1       Manufactured Housing   Manufactured Housing    1,748,222.41      173
  177    Hillsborough                1       Multifamily            Garden                  1,398,631.93      177
  181
         Clarke                      1       Multifamily            Garden                  1,276,711.30      181

                                       PAD                  STUDIO                ONE BEDROOM              TWO BEDROOM
                                -----------------   ---------------------   ----------------------   ----------------------
         LOAN    TOTAL UNITS/   NO. OF    AVERAGE    NO. OF     AVERAGE       NO. OF      AVERAGE       NO. OF     AVERAGE
LOAN #   GROUP     BEDS/PADS     PADS    PAD RENT   STUDIOS   STUDIO RENT   1-BR UNITS   1-BR RENT   2-BR UNITS   2-BR RENT
------   -----   ------------   ------   --------   -------   -----------   ----------   ---------   ----------   ---------

  6        2         1,026         0          0         0            0          524          810         502          859
  18       2           460         0          0         0            0          232          642         208          857
  22       1           254         0          0         0            0           30        1,195         137        1,421
  28       2           360         0          0         0            0          200          628         160          771
  31       1           464         0          0         0            0          104          633         360          760
  34       2           312         0          0         0            0          144          589         168          689
  36       2           384         0          0         0            0          128          529         224          673
  37       2           672         0          0         0            0            0            0          96          465
  39       2           396         0          0         0            0          220          502         176          626
  45       2           480         0          0         0            0            0            0           0            0
  47       1           257         0          0         0            0          165          694          92          949
  50       1           145         0          0         0            0            1          775         143        1,051
  53       1           306         0          0         0            0          136          570         170          718
  54       2           273         0          0         0            0            0            0         189          657
  56       1           244         0          0         0            0          170          600          74          786
  57       2           272         0          0         0            0          176          575          96          767
  58       2           296         0          0         0            0          142          572         154          717
  60       2           162         0          0         4          708           43          870          97        1,048
  61       2           264         0          0         0            0          204          558          60          821
  62       2           168         0          0         0            0           40          724          88          852
  65       2           308         0          0         0            0          218          554          84          781
  66       2           282         0          0        30          516          172          584          80          725
  69       2           232         0          0         0            0          104          575         128          668
  70       2           176         0          0         0            0            0            0           4          600
  71       2           280         0          0         0            0           87          535         164          654
  73       2           220         0          0         0            0          160          552          60          732
  78       2           160         0          0        12          559           72          690          76          805
  83       2           212         0          0         0            0          164          649          48          824
  84       2           200         0          0         0            0           80          525         112          683
  85       1        54,150         0          0         0            0            6          785          30          875
  88       2           158         0          0         0            0           36          509          46          607
  97       2           314         0          0         0            0           56          430         226          543
 104       2           232         0          0         0            0          184          377          48          594
 111       2           186         0          0        12          375          157          440          17          567
 118       2           122         0          0         3        1,225           23          633          70          856
 124       2           141         0          0         0            0            0            0           0            0
124.01     2            56         0          0         0            0            7          490          49          585
124.02     2            40         0          0         0            0            5          475          35          558
124.03     2            28         0          0         0            0            8          450          20          525
124.04     2            17         0          0         0            0            2          450          15          515
 126       2            75         0          0         0            0            5          600          55          740
 143       2           112         0          0         0            0           56          499          56          599
 149       2            72         0          0         0            0           12          660          60          749
 150       2           196         0          0         0            0           56          540         112          645
 157       2           164         0          0         0            0           52          525         112          560
 168       2            54        54        404         0            0            0            0           0            0
 173       1            98        98        330         0            0            0            0           0            0
 177       2            19         0          0         2          695            5          895          12        1,050
 181       2            42         0          0         0            0            0            0          42          455

              THREE BEDROOM            FOUR BEDROOM
         ----------------------   ----------------------
           NO. OF      AVERAGE       NO. OF     AVERAGE             UTILITIES            ELEVATOR
LOAN #   3-BR UNITS   3-BR RENT   4-BR UNITS   4-BR RENT           TENANT PAYS            PRESENT   LOAN NO.
------   ----------   ---------   ----------   ---------   ---------------------------   --------   --------

  6            0             0          0           0               Electric                No            6
  18          20         1,229          0           0            Electric, Water            No           18
  22          87         1,708          0           0             Electric, Gas             No           22
  28           0             0          0           0        Electric, Water, Sewer         No           28
  31           0             0          0           0        Electric, Water, Sewer         No           31
  34           0             0          0           0      Electric, Gas, Water, Sewer      No           34
  36          32           889          0           0        Electric, Water, Sewer         No           36
  37         288           400        288         370               Electric                Yes          37
  39           0             0          0           0               Electric                No           39
  45           0             0        480         395         Electric, Gas, Water          No           45
  47           0             0          0           0        Electric, Water, Sewer         No           47
  50           1         1,300          0           0               Electric                No           50
  53           0             0          0           0        Electric, Water, Sewer         No           53
  54          84           748          0           0               Electric                No           54
  56           0             0          0           0        Electric, Water, Sewer         No           56
  57           0             0          0           0        Electric, Water, Sewer         No           57
  58           0             0          0           0               Electric                No           58
  60          18         1,147          0           0               Electric                Yes          60
  61           0             0          0           0            Electric, Water            No           61
  62          40           989          0           0               Electric                No           62
  65           6           984          0           0        Electric, Water, Sewer         No           65
  66           0             0          0           0               Electric                No           66
  69           0             0          0           0               Electric                No           69
  70          72           600        100         475               Electric                No           70
  71          31           824          0           0            Electric, Water            No           71
  73           0             0          0           0        Electric, Water, Sewer         No           73
  78           0             0          0           0             Electric, Gas             No           78
  83           0             0          0           0        Electric, Water, Sewer         No           83
  84           8           943          0           0               Electric                No           84
  85           0             0          0           0         Electric, Water, Gas          No           85
  88          44           707         32         779        Electric, Water, Sewer         No           88
  97          32           700          0           0                 Water                 No           97
 104           0             0          0           0            Electric, Water            No          104
 111           0             0          0           0               Electric                No          111
 118          26           880          0           0               Electric                No          118
 124           0             0          0           0               Electric                No          124
124.01         0             0          0           0               Electric                No       124.01
124.02         0             0          0           0               Electric                No       124.02
124.03         0             0          0           0               Electric                No       124.03
124.04         0             0          0           0               Electric                No       124.04
 126          15           860          0           0               Electric                No          126
 143           0             0          0           0               Electric                No          143
 149           0             0          0           0               Electric                No          149
 150          28           825          0           0        Electric, Water, Sewer         No          150
 157           0             0          0           0                 None                  No          157
 168           0             0          0           0                 None                  NAP         168
 173           0             0          0           0                 None                  NAP         173
 177           0             0          0           0             Electric, Gas             No          177
 181           0             0          0           0      Electric, Water, Gas, Sewer      No          181

                                                                         ANNEX C
SEPTEMBER 22, 2005                                               JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------
                                   ----------

                                 $2,069,907,000
                                  (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-LDP4

                                   ----------

                            JPMORGAN CHASE BANK, N.A.
                        LASALLE BANK NATIONAL ASSOCIATION
                          EUROHYPO AG, NEW YORK BRANCH
                         PNC BANK, NATIONAL ASSOCIATION
                          KEYBANK NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                              Mortgage Loan Sellers

JPMORGAN                                                 ABN AMRO INCORPORATED

DEUTSCHE BANK SECURITIES    KEYBANC CAPITAL MARKETS    PNC CAPITAL MARKETS, INC.

The analysis in this report is based on information provided by JPMorgan Chase
Bank, N.A., LaSalle Bank National Association, Eurohypo AG, New York Branch,
PNC Bank, National Association, KeyBank National Assocation, and Artesia
Mortgage Capital Corporation (the "Sellers"). The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein supersedes any previous such information delivered to you. These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational
Materials' appropriateness in any particular context; or as to whether the
Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These
Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational
Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational
Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the
Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of J.P. Morgan Securities Inc., ABN AMRO Incorporated, Deutsche
Bank Securities Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and PNC Capital Markets, Inc. (the "Underwriters") or any of
their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES OR ANY OF THE MORTGAGE LOAN
SELLERS. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION
WITH THE PROPOSED TRANSACTION.

--------------------------------------------------------------------------------

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                         ABN AMRO Incorporated

CO-MANAGERS:             Deutsche Bank Securities Inc.
                         KeyBanc Capital Markets,
                         a Division of McDonald Investments Inc.
                         PNC Capital Markets, Inc.

MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (36.4%);
                         LaSalle Bank National Association (23.6%);
                         Eurohypo AG, New York Branch (14.7%);
                         PNC Bank, National Association (12.9%);
                         KeyBank National Association (8.0%);
                         Artesia Mortgage Capital Corporation (4.4%)

MASTER SERVICERS:        GMAC Commercial Mortgage Corporation with respect to
                         64.4% of the cut-off date principal balance of the
                         mortgage loans
                         Midland Loan Services, Inc. with respect to 35.6% of
                         the cut-off date principal balance of the mortgage
                         loans

SPECIAL SERVICER:        J. E. Robert Company, Inc.

TRUSTEE:                 Wells Fargo Bank, N.A.

PAYING AGENT:            LaSalle Bank National Association

RATING AGENCIES:         Moody's Investors Service, Inc./ Fitch, Inc./ Dominion
                         Bond Rating Service, Inc.

PRICING DATE:            On or about September 22, 2005

CLOSING DATE:            On or about September 29, 2005

CUT-OFF DATE:            With respect to each mortgage loan, the related due
                         date of that mortgage loan in September 2005, or with
                         respect to those loans have their first payment date in
                         either October or November 2005, the later of September
                         1, 2005 or the origination date.

DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a
                         business day, on the next succeeding business day,
                         beginning in October 2005

PAYMENT DELAY:           15 days and with respect to the Class A-2FL
                         Certificates, none

TAX STATUS:              REMIC

ERISA CONSIDERATION:     It is expected that the Offered Certificates will be
                         ERISA eligible

OPTIONAL TERMINATION:    1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:   $10,000 ($1,000,000 in the case of Class X-2)

SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

COLLATERAL CHARACTERISTICS                                 MORTGAGE LOANS    LOAN GROUP 1    LOAN GROUP 2
--------------------------------------------------------   --------------   --------------   ------------

INITIAL POOL BALANCE (IPB):                                $2,677,074,880   $2,280,726,670   $396,348,210
NUMBER OF MORTGAGE LOANS:                                             184              147             37
NUMBER OF MORTGAGED PROPERTIES:                                       242              202             40
AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:            $   14,549,320   $   15,515,147   $ 10,712,114
AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                 $   11,062,293   $   11,290,726   $  9,908,705
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                       5.1879%          5.1677%        5.3042%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                            1.49x            1.51x          1.35x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                   73.0%            72.2%          77.4%
WEIGHTED AVERAGE MATURITY DATE LTV(1):                               65.9%            65.0%          71.2%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(2):              105              104            109
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):              347              346            354
WEIGHTED AVERAGE SEASONING (MONTHS):                                    1                1              2
10 LARGEST MORTGAGE LOANS AS % OF IPB:                               38.9%            44.9%          56.8%
% OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                            11.3%             7.6%          32.6%
% OF MORTGAGE LOANS WITH SINGLE TENANTS(4):                          14.3%            16.8%           0.0%

----------
(1)  Excludes the fully amortizing mortgage loans.

(2)  Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

(3)  Excludes mortgage loans that are interest only for the entire term.

(4)  Based on the allocated loan amounts.

                                     2 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

-----------------------------------------------------------------------------------------------------------------
            EXPECTED RATINGS       APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS   (MOODY'S / FITCH / DBRS)       AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-----------------------------------------------------------------------------------------------------------------

A-1            Aaa/AAA/AAA          $   84,707,000         30.000%                2.59             10/05 - 05/10
A-2            Aaa/AAA/AAA          $  227,323,000         30.000%                4.80             06/10 - 08/10
A-2FL          Aaa/AAA/AAA          $  200,000,000         30.000%                4.80             06/10 - 08/10
A-3A1          Aaa/AAA/AAA          $  179,929,000         30.000%                5.96             06/11 - 08/12
A-3A2          Aaa/AAA/AAA          $   75,000,000         30.000%                7.02             08/12 - 05/13
A-4            Aaa/AAA/AAA          $  580,269,000         30.000%                9.83             11/14 - 08/15
A-SB           Aaa/AAA/AAA          $  130,376,000         30.000%                6.98             05/10 - 11/14
A-M            Aaa/AAA/AAA          $  267,707,000         20.000%                9.89             08/15 - 09/15
A-J            Aaa/AAA/AAA          $  204,127,000         12.375%                9.96             09/15 - 09/15
X-2            Aaa/AAA/AAA          $2,602,260,000            N/A                  N/A                       N/A
B               Aa2/AA/AA           $   50,196,000         10.500%                9.96             09/15 - 09/15
C           Aa3/AA--/AA (low)       $   23,424,000          9.625%                9.96             09/15 - 09/15
D                A2/A/A             $   46,849,000          7.875%                9.96             09/15 - 09/15
-----------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES

-----------------------------------------------------------------------------------------------------------------
            EXPECTED RATINGS       APPROXIMATE FACE     CREDIT SUPPORT      EXPECTED WEIGHTED    EXPECTED PAYMENT
CLASS   (MOODY'S / FITCH / DBRS)       AMOUNT(1)      (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)       WINDOW(3)
-----------------------------------------------------------------------------------------------------------------

X-1            Aaa/AAA/AAA          $2,677,074,880            N/A                 N/A                   N/A
A-1A           Aaa/AAA/AAA          $  396,348,000         30.000%                N/A                   N/A
E            A3/A--/A (low)         $   23,424,000          7.000%                N/A                   N/A
F         Baa1/BBB+/BBB (high)      $   40,156,000          5.500%                N/A                   N/A
G             Baa2/BBB/BBB          $   26,771,000          4.500%                N/A                   N/A
H         Baa3/BBB--/BBB (low)      $   30,117,000          3.375%                N/A                   N/A
J           Ba1/BB+/BB (high)       $   10,039,000          3.000%                N/A                   N/A
K               Ba2/BB/BB           $   13,386,000          2.500%                N/A                   N/A
L           Ba3/BB--/BB (low)       $   13,385,000          2.000%                N/A                   N/A
M            B1/B+/B (high)         $    6,693,000          1.750%                N/A                   N/A
N                B2/B/B             $    3,346,000          1.625%                N/A                   N/A
P            B3/B--/B (low)         $   10,039,000          1.250%                N/A                   N/A
NR              NR/NR/NR            $   33,463,880            N/A                 N/A                   N/A
-----------------------------------------------------------------------------------------------------------------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A certificates and the Class A-2FL regular interest are represented in the aggregate.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans, (b)
     each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    3 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o    For the purposes of making distributions to the Class A-1, A-2, A-3A1,
     Class A-3A2, A-4, A-SB and A-1A Certificates and the Class A-2FL Regular
     Interest, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2"). Generally, interest and principal distributions on the Class A-1, A-2, A-3A1, Class A-3A2, A-4 and
     A-SB Certificates and the Class A-2FL Regular Interest will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the Class A-1A Certificates will be based on amounts available relating to Loan Group 2.

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3A1,
     Class A-3A2, A-4, A-SB and A-1A Certificates and the Class A-2FL Regular
     Interest (and the fixed interest payment on the Class A-2FL Regular
     Interest will be converted under a swap contract to a floating interest payment to the Class A-2FL Certificates as described in the prospectus supplement) (pro rata to the Class A-1, A-2, A-3A1, Class A-3A2, A-4 and
     A-SB Certificates and the Class A-2FL Regular Interest, from Loan Group 1, and to the Class A-1A Certificates from Loan Group 2, the foregoing classes, collectively, the "Class A Certificates"), Class X-1 and X-2
     Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class A-M, A-J, B, C, D, E, F, G, H, J, K,
     L, M, N, P and NR Certificates.

o    The pass-through rates on the Class A-1, Class A-2, Class A-3A1, Class
     A-3A2, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
     Class L, Class M, Class N, Class P and Class NR Certificates and Class
     A-2FL Regular Interest will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii)
     above or (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o    The pass-through rate on the Class A-2FL Certificates will be based on
     LIBOR plus a specified percentage, provided, that interest payments made under the swap contract are subject to reduction as described in the prospectus supplement. The initial LIBOR rate will be determined 2 LIBOR business days prior to the Closing Date and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the Class A-2FL interest accrual period. Under certain circumstances described in the prospectus supplement, the pass-through rate for the Class A-2FL
     Certificates may convert to a fixed rate. See "Description of the Swap
     Contract--The Swap Contract" in the prospectus supplement. There may be special requirements under ERISA for purchasing the Class A-2FL
     Certificates. See "Certain ERISA Considerations" in the prospectus supplement.

o    All Classes of Certificates (except for the Class A-2FL Certificates) and the Class A-2FL Regular Interest will accrue interest on a 30/360 basis.
     The Class A-2FL Certificates will accrue interest on an actual/360 basis;
     provided that if the pass-through rate for the Class A-2FL Certificates converts to a fixed rate, interest will accrue on a 30/360 basis.
--------------------------------------------------------------------------------

                                    4 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
o    Generally, the Class A-1, A-2, A-3A1, Class A-3A2, A-4 and A-SB
     Certificates and the Class A-2FL Regular Interest will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class
     A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balances of the Class A-4 and Class A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3A1, Class A-3A2, A-4, A-SB and A-1A
     Certificates and the Class A-2FL Regular Interest on a pro rata basis.
     Principal will generally be distributed on each Distribution Date to the
     Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the prospectus supplement). After the certificate balances of the Class A-1, A-2, A-3A1, Class A-3A2, A-4, A-SB and A-1A Certificates
     and the Class A-2FL Regular Interest have been reduced to zero, principal payments will be paid sequentially to the Class A-M, A-J, B, C, D, E, F, G,
     H, J, K, L, M, N, P and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2
     Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-M Certificates, and then, pro rata, to the Class A-1,
     Class A-2, Class A-3A1, Class A-3A2, Class A-4, Class A-SB and Class A-1A
     Certificates and the Class A-2FL Regular Interest (without regard to loan group or the Class A-SB planned principal balance).

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates
     (other than the Class A-2FL Certificates and the Class X-2 Certificates)
     and the A-2FL Regular Interest and the Class A-1A, E, F, G and H
     Certificates in the following manner: the holders of each class of offered certificates (other than the Class A-2FL Certificates and the Class X-2
     Certificates) and the A-2FL Regular Interest and the Class A-1A, E, F, G,
     and H Certificates will receive (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3A1, Class A-3A2, A-4, A-SB and A-1A Certificates and the Class A-2FL Regular Interest) on each
     Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates). Any Yield Maintenance Charges
     payable to the A-2FL Regular Interest will be paid to the Swap
     Counterparty.

  YM     Group Principal Paid to Class   (Pass-Through Rate on Class -- Discount Rate)
Charge x ----------------------------- x ---------------------------------------------
           Group Total Principal Paid       (Mortgage Rate on Loan -- Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.
--------------------------------------------------------------------------------

                                    5 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF                         NUMBER       PRINCIPAL      % OF    WA    WA UW
PRINCIPAL BALANCES              OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
$1,080,000 - $2,999,999             40     $   83,244,935     3.1%  66.5%  1.47x
$3,000,000 - $3,999,999             23         77,645,113     2.9   71.8%  1.37x
$4,000,000 - $4,999,999             15         67,256,934     2.5   70.7%  1.45x
$5,000,000 - $6,999,999             19        111,793,476     4.2   74.4%  1.38x
$7,000,000 - $9,999,999             22        181,341,295     6.8   74.8%  1.35x
$10,000,000 - $14,999,999           26        319,381,195    11.9   75.2%  1.44x
$15,000,000 - $24,999,999           16        315,004,758    11.8   72.6%  1.50x
$25,000,000 - $49,999,999           12        429,937,985    16.1   73.7%  1.54x
$50,000,000 - $149,999,999          10        741,739,189    27.7   71.2%  1.46x
$150,000,000 - $349,730,000          1        349,730,000    13.1   75.1%  1.67x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            184     $2,677,074,880   100.0%  73.0%  1.49x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:                  $   14,549,320
AVERAGE BALANCE PER PROPERTY:              $   11,062,293
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
RANGE OF                         NUMBER       PRINCIPAL      % OF    WA    WA UW
MORTGAGE INTEREST RATES         OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
4.7000% - 4.9999%                    13    $  324,239,385    12.1%  67.0%  1.65x
5.0000% - 5.2499%                    76     1,440,297,817    53.8   73.2%  1.51x
5.2500% - 5.4999%                    68       640,942,239    23.9   76.5%  1.36x
5.5000% - 5.9999%                    26       264,599,350     9.9   70.8%  1.52x
6.0000% - 7.3600%                     1         6,996,089     0.3   75.8%  1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             184    $2,677,074,880   100.0%  73.0%  1.49x
--------------------------------------------------------------------------------
WA INTEREST RATE:                5.1879%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
RANGE OF ORIGINAL TERM           NUMBER       PRINCIPAL      % OF    WA    WA UW
TO MATURITY/ARD                 OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
60                                   8     $  443,678,868    16.6%  74.0%  1.68x
61 - 84                             17        376,524,971    14.1   73.5%  1.49x
85 - 120                           150      1,780,579,775    66.5   72.9%  1.45x
121 - 180                            6         53,525,677     2.0   69.3%  1.36x
181 - 240                            3         22,765,590     0.9   64.7%  1.53x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            184     $2,677,074,880   100.0%  73.0%  1.49x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:             106
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
                              NUMBER         PRINCIPAL     % OF     WA    WA UW
GEOGRAPHIC LOCATION       OF PROPERTIES       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
CALIFORNIA                      26        $  333,055,851    12.4%  72.1%  1.38x
   SOUTHERN                     20           271,222,714    10.1   70.8%  1.41x
   NORTHERN                      6            61,833,137     2.3   77.9%  1.24x
TEXAS                           36           318,933,602    11.9   74.3%  1.49x
PENNSYLVANIA                    14           247,884,738     9.3   77.0%  1.49x
VIRGINIA                        12           202,095,515     7.5   74.6%  1.60x
NEW JERSEY                       8           149,757,255     5.6   72.1%  1.45x
MASSACHUSETTS                    4           149,129,971     5.6   68.7%  1.44x
OTHER                          142         1,276,217,948    47.7   72.5%  1.51x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        242        $2,677,074,880   100.0%  73.0%  1.49X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
RANGE OF                         NUMBER       PRINCIPAL      % OF    WA    WA UW
UW DSCR                         OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
1.18X - 1.19X                        2     $   43,575,000     1.6%  79.4%  1.19x
1.20X - 1.29X                       51        644,252,301    24.1   75.9%  1.24x
1.30X - 1.39X                       51        509,800,168    19.0   75.5%  1.34x
1.40X - 1.49X                       30        441,961,371    16.5   71.1%  1.43x
1.50X - 1.69X                       28        677,609,248    25.3   75.1%  1.62x
1.70X - 1.99X                       17        312,508,438    11.7   64.2%  1.81x
2.00X - 2.99X                        4         11,368,354     0.4   49.4%  2.10x
3.00X - 3.60X                        1         36,000,000     1.3   46.5%  3.60x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            184     $2,677,074,880   100.0%  73.0%  1.49x
--------------------------------------------------------------------------------
WA UW DSCR:                       1.49X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------
RANGE OF REMAINING               NUMBER       PRINCIPAL      % OF    WA    WA UW
TERMS TO MATURITY               OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
57 - 60                             8     $  443,678,868    16.6%  74.0%  1.68x
61 - 84                            17        376,524,971    14.1   73.5%  1.49x
85 - 120                          150      1,780,579,775    66.5   72.9%  1.45x
121 - 180                           6         53,525,677     2.0   69.3%  1.36x
181 - 240                           3         22,765,590     0.9   64.7%  1.53x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           184     $2,677,074,880   100.0%  73.0%  1.49x
--------------------------------------------------------------------------------
WA REMAINING TERM:                105
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                      PROPERTY TYPE DISTRIBUTION
-----------------------------------------------------------------------------------------------------
                                                    NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PROPERTY TYPE             SUB PROPERTY TYPE        PROPERTIES       BALANCE       IPB     LTV    DSCR
-----------------------------------------------------------------------------------------------------

RETAIL                    Anchored                     51       $  705,979,246    26.4%  73.2%  1.56x
                          Unanchored                   32          171,712,330     6.4   73.9%  1.45x
                          Shadow Anchored              15           73,918,292     2.8   75.2%  1.37x
                             Subtotal                  98       $  951,609,868    35.5%  73.5%  1.53x
-----------------------------------------------------------------------------------------------------
OFFICE                    Suburban                     39       $  527,309,004    19.7%  74.1%  1.39x
                          CBD                           7          251,343,574     9.4   72.6%  1.43x
                             Subtotal                  46       $  778,652,578    29.1%  73.6%  1.40x
-----------------------------------------------------------------------------------------------------
MULTIFAMILY               Garden                       46       $  501,337,943    18.7%  77.2%  1.35x
                             Subtotal                  46       $  501,337,943    18.7%  77.2%  1.35x
-----------------------------------------------------------------------------------------------------
INDUSTRIAL                Warehouse/Distribution       26       $  254,430,529     9.5%  67.4%  1.56x
                          Flex                         11           46,406,629     1.7   68.7%  1.46x
                             Subtotal                  37       $  300,837,158    11.2%  67.6%  1.54x
-----------------------------------------------------------------------------------------------------
HOTEL                     Full Service                  2       $   89,100,000     3.3%  60.1%  2.48x
                             Subtotal                   2       $   89,100,000     3.3%  60.1%  2.48x
-----------------------------------------------------------------------------------------------------
SELF STORAGE              Self Storage                 11       $   51,965,974     1.9%  68.8%  1.46x
                             Subtotal                  11       $   51,965,974     1.9%  68.8%  1.46x
-----------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING      Manufactured Housing          2       $    3,571,360     0.1%  66.7%  1.47x
                             Subtotal                   2       $    3,571,360     0.1%  66.7%  1.47x
-----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                               242       $2,677,074,880   100.0%  73.0%  1.49x
-----------------------------------------------------------------------------------------------------

                                     6 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF ORIGINAL                NUMBER       PRINCIPAL      % OF    WA    WA UW
AMORTIZATION TERM               OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
120 - 240                           11     $  133,279,226     7.0%  62.1%  1.75x
241 - 300                           11         93,402,449     4.9   66.6%  1.44x
331 - 360                          137      1,652,848,447    87.3   74.2%  1.36x
361 - 371                            1         13,500,000     0.7   77.1%  1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            160     $1,893,030,122   100.0%  73.0%  1.39x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:            347
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
RANGE OF                         NUMBER       PRINCIPAL      % OF    WA    WA UW
CUT-OFF LTV                     OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
28.0% - 50.0%                        7     $   46,643,664     1.7%  44.7%  3.21x
50.1% - 60.0%                       14        103,065,952     3.8   57.6%  1.72x
60.1% - 65.0%                       17        289,601,633    10.8   63.6%  1.68x
65.1% - 70.0%                       21        363,781,829    13.6   68.6%  1.44x
70.1% - 75.0%                       34        387,338,945    14.5   73.6%  1.36x
75.1% - 80.0%                       88      1,460,080,555    54.5   77.6%  1.43x
80.1% - 82.9%                        3         26,562,302     1.0   81.7%  1.43x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            184     $2,677,074,880   100.0%  73.0%  1.49x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:        73.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                                 NUMBER       PRINCIPAL      % OF    WA    WA UW
 AMORTIZED TYPES                OF LOANS       BALANCE       IPB    LTV     DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
   PARTIAL INTEREST-ONLY(4)         67     $1,053,686,900    39.4%  74.9%  1.33x
   BALLOON(2,5)                     86        813,809,044    30.4   71.1%  1.47x
   INTEREST-ONLY(6)                 24        784,044,758    29.3   73.1%  1.72x
SUBTOTAL                           177     $2,651,540,702    99.0%  73.2%  1.49x
--------------------------------------------------------------------------------
FULLY AMORTIZING                     7     $   25,534,178     1.0%  52.1%  1.65x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            184     $2,677,074,880   100.0%  73.0%  1.49X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------
PARTIAL                          NUMBER       PRINCIPAL      % OF    WA    WA UW
INTEREST-ONLY PERIODS           OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
12                                 12      $  144,362,900    13.7%  72.4%  1.38x
13 - 24                            22         234,556,000    22.3   74.3%  1.38x
25 - 36                            14         155,253,000    14.7   76.6%  1.29x
37 - 48                             2          30,200,000     2.9   74.3%  1.45x
49 - 60                            17         489,315,000    46.4   75.4%  1.29x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            67      $1,053,686,900   100.0%  74.9%  1.33x
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Includes 3 partial interest-only ARD loans representing approximately 2.2%
     of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(5)  Includes 8 amortizing ARD loans representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(6)  Includes 1 interest-only ARD loan representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(7)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS (1)
--------------------------------------------------------------------------------
   RANGE OF REMAINING            NUMBER       PRINCIPAL      % OF    WA    WA UW
    AMORTIZATION TERM           OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
120 - 240                           11     $  133,279,226     7.0%  62.1%  1.75x
241 - 300                           11         93,402,449     4.9   66.6%  1.44x
331 - 360                          137      1,652,848,447    87.3   74.2%  1.36x
361 - 371                            1         13,500,000     0.7   77.1%  1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            160     $1,893,030,122   100.0%  73.0%  1.39x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:           347
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
-------------------------------------------------------------------------------------
             RANGE OF                 NUMBER       PRINCIPAL      % OF    WA    WA UW
           MATURITY LTV              OF LOANS       BALANCE       IPB     LTV    DSCR
-------------------------------------------------------------------------------------

34.4% - 50.0%                            18     $  259,020,182     9.8%  60.3%  1.93x
50.1% - 60.0%                            38        276,425,919    10.4   66.0%  1.54x
60.1% - 70.0%                            81      1,085,036,602    40.9   74.1%  1.39x
70.1% - 80.0%                            40      1,031,058,000    38.9   77.4%  1.47x
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 177     $2,651,540,702   100.0%  73.2%  1.49x
-------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:     65.9%
-------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(7)
--------------------------------------------------------------------------------
        RANGE OF               NUMBER OF      PRINCIPAL      % OF    WA    WA UW
  YEAR BUILT/RENOVATED        PROPERTIES       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
1956 - 1959                        1       $    2,300,000     0.1%  63.0%  1.49x
1960 - 1969                        7           25,429,113     0.9   63.0%  1.65x
1970 - 1979                       15          148,215,088     5.5   75.9%  1.33x
1980 - 1989                       48          643,121,659    24.0   74.8%  1.45x
1990 - 1999                       47          677,805,141    25.3   71.9%  1.58x
2000 - 2005                      124        1,180,203,879    44.1   72.5%  1.48x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          242       $2,677,074,880   100.0%  73.0%  1.49X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                                 NUMBER       PRINCIPAL      % OF    WA    WA UW
   PREPAYMENT PROTECTION        OF LOANS       BALANCE       IPB     LTV    DSCR
--------------------------------------------------------------------------------
DEFEASANCE                        160      $2,109,813,358    78.8%  72.9%  1.45x
DEFEASANCE/YIELD MAINTENANCE        2         360,050,000    13.4   75.2%  1.67x
YIELD MAINTENANCE                  22         207,211,522     7.7   70.5%  1.55x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           184      $2,677,074,880   100.0%  73.0%  1.49x
--------------------------------------------------------------------------------

                                    7 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
RANGE OF                       NUMBER       PRINCIPAL                 WA    WA UW
PRINCIPAL BALANCES            OF LOANS       BALANCE      % OF IPB   LTV     DSCR
---------------------------------------------------------------------------------

$1,080,000 - $2,999,999           34     $   70,609,488      3.1%    68.0%  1.48x
$3,000,000 - $3,999,999           20         67,110,741      2.9     71.4%  1.37x
$4,000,000 - $4,999,999           13         58,310,632      2.6     69.4%  1.48x
$5,000,000 - $6,999,999           16         93,697,388      4.1     74.0%  1.41x
$7,000,000 - $9,999,999           14        113,736,295      5.0     75.0%  1.33x
$10,000,000 - $14,999,999         18        229,740,195     10.1     73.8%  1.44x
$15,000,000 - $24,999,999         11        227,414,758     10.0     70.4%  1.53x
$25,000,000 - $49,999,999         11        396,637,985     17.4     73.2%  1.56x
$50,000,000 - $149,999,999         9        673,739,189     29.5     70.4%  1.49x
$150,000,000 - $349,730,000        1        349,730,000     15.3     75.1%  1.67x
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          147     $2,280,726,670    100.0%    72.2%  1.51x
---------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:                $   15,515,147
---------------------------------------------------------------------------------
AVERAGE BALANCE PER PROPERTY:            $   11,290,726
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
RANGE OF MORTGAGE             NUMBER       PRINCIPAL                 WA    WA UW
INTEREST RATES               OF LOANS       BALANCE      % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
4.7000% - 4.9999%                 10    $  309,900,020     13.6%    67.2%  1.66x
5.0000% - 5.2499%                 62     1,232,560,307     54.0     72.3%  1.53x
5.2500% - 5.4999%                 56       528,971,007     23.2     76.4%  1.37x
5.5000% - 5.9700%                 19       209,295,337      9.2     68.5%  1.54x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          147    $2,280,726,670    100.0%    72.2%  1.51x
--------------------------------------------------------------------------------
WA INTEREST RATE:             5.1677%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
RANGE OF ORIGINAL             NUMBER       PRINCIPAL                 WA    WA UW
TERMS TO MATURITY/ARD        OF LOANS       BALANCE      % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
60                                6     $  427,578,868     18.7%    73.8%  1.68x
61 - 84                           8        258,454,971     11.3     70.9%  1.50x
85 - 120                        128      1,542,428,020     67.6     72.2%  1.47x
121 - 180                         3         36,495,311      1.6     70.0%  1.25x
181 - 240                         2         15,769,501      0.7     59.8%  1.65x
TOTAL/WEIGHTED AVERAGE:         147     $2,280,726,670    100.0%    72.2%  1.51x

WA ORIGINAL LOAN TERM:          105
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
                              NUMBER       PRINCIPAL                 WA    WA UW
GEOGRAPHIC LOCATION          OF LOANS       BALANCE      % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
CALIFORNIA                       25     $  331,232,714     14.5%    72.1%  1.38x
SOUTHERN                         20        271,222,714     11.9     70.8%  1.41x
NORTHERN                          5         60,010,000      2.6     78.2%  1.24x
TEXAS                            24        198,986,002      8.7     71.6%  1.53x
VIRGINIA                         11        193,445,515      8.5     74.5%  1.61x
PENNSYLVANIA                     13        179,884,738      7.9     75.8%  1.60x
NEW JERSEY                        8        149,757,255      6.6     72.1%  1.45x
MASSACHUSETTS                     4        149,129,971      6.5     68.7%  1.44x
OTHER                           117      1,078,290,476     47.3     71.9%  1.54x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         202     $2,280,726,670    100.0%    72.2%  1.51X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
RANGE OF                      NUMBER       PRINCIPAL                 WA    WA UW
UW DSCR                      OF LOANS       BALANCE      % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
1.19X                             1     $   38,775,000      1.7%    79.8%  1.19x
1.20X - 1.29X                    37        461,763,764     20.2     75.3%  1.25x
1.30X - 1.39X                    43        450,351,496     19.7     75.5%  1.34x
1.40X - 1.49X                    25        387,951,371     17.0     70.1%  1.43x
1.50X - 1.69X                    20        584,808,248     25.6     74.4%  1.64x
1.70X - 1.99X                    16        309,708,438     13.6     64.5%  1.81x
2.00X - 2.99X                     4         11,368,354      0.5     49.4%  2.10x
3.00X - 3.60X                     1         36,000,000      1.6     46.5%  3.60x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         147     $2,280,726,670    100.0%    72.2%  1.51x
--------------------------------------------------------------------------------
WA UW DSCR:                    1.51
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER       PRINCIPAL                 WA    WA UW
TERMS TO MATURITY            OF LOANS       BALANCE      % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
57 - 60                           6     $  427,578,868     18.7%    73.8%  1.68x
61 - 84                           8        258,454,971     11.3     70.9%  1.50x
85 - 120                        128      1,542,428,020     67.6     72.2%  1.47x
121 - 180                         3         36,495,311      1.6     70.0%  1.25x
181 - 240                         2         15,769,501      0.7     59.8%  1.65x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         147     $2,280,726,670    100.0%    72.2%  1.51x
--------------------------------------------------------------------------------
WA REMAINING TERM:              104
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                      PROPERTY TYPE DISTRIBUTION
-----------------------------------------------------------------------------------------------------
                                                    NUMBER OF      PRINCIPAL      % OF    WA    WA UW
PROPERTY TYPE                SUB PROPERTY TYPE     PROPERTIES       BALANCE       IPB     LTV    DSCR
-----------------------------------------------------------------------------------------------------

RETAIL                    Anchored                      51      $  705,979,246    31.0%  73.2%  1.56x
                          Unanchored                    32         171,712,330     7.5   73.9%  1.45x
                          Shadow Anchored               15          73,918,292     3.2   75.2%  1.37x
                             Subtotal                   98      $  951,609,868    41.7%  73.5%  1.53x
-----------------------------------------------------------------------------------------------------
OFFICE                    Suburban                      39      $  527,309,004    23.1%  74.1%  1.39x
                          CBD                            7         251,343,574    11.0   72.6%  1.43x
                             Subtotal                   46      $  778,652,578    34.1%  73.6%  1.40x
-----------------------------------------------------------------------------------------------------
INDUSTRIAL                Warehouse/Distribution        26      $  254,430,529    11.2%  67.4%  1.56x
                          Flex                          11          46,406,629     2.0   68.7%  1.46x
                             Subtotal                   37      $  300,837,158    13.2%  67.6%  1.54x
-----------------------------------------------------------------------------------------------------
MULTIFAMILY               Garden                         7      $  106,812,871     4.7%  76.5%  1.35x
                             Subtotal                    7      $  106,812,871     4.7%  76.5%  1.35x
-----------------------------------------------------------------------------------------------------
HOTEL                     Full Service                   2      $   89,100,000     3.9%  60.1%  2.48x
                             Subtotal                    2      $   89,100,000     3.9%  60.1%  2.48x
-----------------------------------------------------------------------------------------------------
SELF STORAGE              Self Storage                  11      $   51,965,974     2.3%  68.8%  1.46x
                             Subtotal                   11      $   51,965,974     2.3%  68.8%  1.46x
-----------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING      Manufactured Housing           1      $    1,748,222     0.1%  66.5%  1.70x
                             Subtotal                    1      $    1,748,222     0.1%  66.5%  1.70x
-----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                202      $2,280,726,670   100.0%  72.2%  1.51x
-----------------------------------------------------------------------------------------------------

                                    8 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF                        NUMBER      PRINCIPAL                WA    WA UW
ORIGINAL AMORTIZATION TERM     OF LOANS      BALANCE     % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
120 - 240                           8   $  123,789,860     7.7%     62.9%  1.76x
241 - 300                           9       88,431,365     5.5      66.1%  1.45x
331 - 360                         115    1,391,430,687    86.0      73.5%  1.38x
361 - 371                           1       13,500,000     0.8      77.1%  1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           133   $1,617,151,912   100.0%     72.3%  1.41x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:           346
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
RANGE OF                        NUMBER      PRINCIPAL                WA    WA UW
CUT-OFF LTV                    OF LOANS      BALANCE     % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
29.1% - 50.0%                       6     $   43,843,664     1.9%   45.7%  3.29x
50.1% - 60.0%                      13        100,176,586     4.4    57.7%  1.73x
60.1% - 65.0%                      16        279,726,633    12.3    63.6%  1.69x
65.1% - 70.0%                      17        348,760,060    15.3    68.7%  1.45x
70.1% - 75.0%                      32        362,588,945    15.9    73.6%  1.36x
75.1% - 80.0%                      62      1,134,555,782    49.7    77.3%  1.46x
80.1% - 81.7%                       1         11,075,000     0.5    81.7%  1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           147     $2,280,726,670   100.0%   72.2%  1.51x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:       72.2%
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                               AMORTIZATION TYPES
---------------------------------------------------------------------------------
                               NUMBER       PRINCIPAL                 WA    WA UW
AMORTIZED TYPES               OF LOANS       BALANCE      % OF IPB    LTV    DSCR
---------------------------------------------------------------------------------

BALLOON LOANS
   PARTIAL INTEREST-ONLY(4)       54     $  839,220,900     36.8%    74.2%  1.35x
   BALLOON(2,5)                   74        758,086,201     33.2     70.7%  1.48x
   INTEREST-ONLY(6)               14        663,574,758     29.1     72.0%  1.77x
SUBTOTAL                         142     $2,260,881,859     99.1%    72.4%  1.51x
---------------------------------------------------------------------------------
FULLY AMORTIZING                   5     $   19,844,812      0.9%    55.4%  1.65x
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          147     $2,280,726,670    100.0%    72.2%  1.51x
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------
RANGE OF PARTIAL                NUMBER      PRINCIPAL                WA    WA UW
NTEREST-ONLY PERIODS           OF LOANS      BALANCE     % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
12                                10      $128,562,900     15.3%    72.0%  1.40x
13 - 24                           19       203,715,000     24.3     73.5%  1.38x
25 - 36                            7        55,428,000      6.6     78.3%  1.33x
37 - 48                            2        30,200,000      3.6     74.3%  1.45x
49 - 60                           16       421,315,000     50.2     74.6%  1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           54      $839,220,900    100.0%    74.2%  1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
RANGE OF REMAINING            NUMBER       PRINCIPAL                 WA    WA UW
AMORTIZATION TERM            OF LOANS       BALANCE      % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
120 - 240                         8     $  123,789,860      7.7%    62.9%  1.76x
241 - 300                         9         88,431,365      5.5     66.1%  1.45x
331 - 360                       115      1,391,430,687     86.0     73.5%  1.38x
361 - 371                         1         13,500,000      0.8     77.1%  1.22x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         133     $1,617,151,912    100.0%    72.3%  1.41x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:        346
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
----------------------------------------------------------------------------------------
RANGE OF                              NUMBER      PRINCIPAL                  WA    WA UW
MATURITY LTV                         OF LOANS      BALANCE       % OF IPB    LTV    DSCR
----------------------------------------------------------------------------------------

34.4% - 50.0%                            17     $  255,220,182     11.3%    60.2%  1.94x
50.1% - 60.0%                            32        244,638,688     10.8     65.6%  1.57x
60.1% - 70.0%                            68        989,184,989     43.8     73.8%  1.39x
70.1% - 80.0%                            25        771,838,000     34.1     76.8%  1.51x
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 142     $2,260,881,859    100.0%    72.4%  1.51x
----------------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:     65.0%
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(7)
--------------------------------------------------------------------------------
RANGE OF                      NUMBER      PRINCIPAL                  WA    WA UW
YEAR BUILT/RENOVATED         OF LOANS      BALANCE       % OF IPB    LTV    DSCR
--------------------------------------------------------------------------------
1956 - 1959                       1     $    2,300,000      0.1%    63.0%  1.49x
1960 - 1969                       5         20,805,975      0.9     67.4%  1.65x
1970 - 1979                      10         66,176,797      2.9     71.1%  1.44x
1980 - 1989                      38        525,121,659     23.0     74.1%  1.46x
1990 - 1999                      42        640,133,165     28.1     71.5%  1.58x
2000 - 2005                     106      1,026,189,073     45.0     72.0%  1.50x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         202     $2,280,726,670    100.0%    72.2%  1.51x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                               PREPAYMENT PROTECTION
----------------------------------------------------------------------------------
                                NUMBER      PRINCIPAL                  WA    WA UW
PREPAYMENT PROTECTION          OF LOANS      BALANCE       % OF IPB    LTV    DSCR
----------------------------------------------------------------------------------

DEFEASANCE                        128     $1,769,234,588     77.6%    72.1%  1.47x
DEFEASANCE/YIELD MAINTENANCE        2        360,050,000     15.8     75.2%  1.67x
YIELD MAINTENANCE                  17        151,442,083      6.6     67.3%  1.63x
----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           147     $2,280,726,670    100.0%    72.2%  1.51x
----------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Includes 3 partial interest-only ARD loans representing approximately 2.5%
     of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(5)  Includes 8 amortizing ARD loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(6)  Includes 1 interest-only ARD loan representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(7)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                                     9 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------
                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
 RANGE OF PRINCIPAL BALANCES       LOANS        BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
$1,276,711 - $2,999,999               6      $ 12,635,446     3.2%  58.6%  1.44x
$3,000,000 - $3,999,999               3        10,534,373     2.7   74.1%  1.37x
$4,000,000 - $4,999,999               2         8,946,302     2.3   79.3%  1.24x
$5,000,000 - $6,999,999               3        18,096,089     4.6   76.5%  1.23x
$7,000,000 - $9,999,999               8        67,605,000    17.1   74.4%  1.38x
$10,000,000 - $14,999,999             8        89,641,000    22.6   78.7%  1.45x
$15,000,000 - $24,999,999             5        87,590,000    22.1   78.5%  1.41x
$25,000,000 - $49,999,999             1        33,300,000     8.4   79.3%  1.24x
$50,000,000 - $68,000,000             1        68,000,000    17.2   80.0%  1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              37      $396,348,210   100.0%  77.4%  1.35x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:                    $ 10,712,114
AVERAGE BALANCE PER PROPERTY:                $  9,908,705
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
   RANGE OF MORTGAGE               NUMBER      PRINCIPAL     % OF    WA    WA UW
    INTEREST RATES                OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
4.7100% - 4.9999%                       3    $ 14,339,366     3.6%  61.8%  1.46x
5.0000% - 5.2499%                      14     207,737,510    52.4   78.1%  1.35x
5.2500% - 5.4999%                      12     111,971,232    28.3   76.9%  1.31x
5.5000% - 5.9999%                       7      55,304,013    14.0   79.8%  1.42x
6.0000% - 7.3600%                       1       6,996,089     1.8   75.8%  1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                37    $396,348,210   100.0%  77.4%  1.35x
--------------------------------------------------------------------------------
WA INTEREST RATE:                  5.3042%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------
   RANGE OF ORIGINAL               NUMBER      PRINCIPAL     % OF    WA    WA UW
 TERMS TO MATURITY/ARD            OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
60                                     2     $ 16,100,000     4.1%  77.3%  1.49x
61 - 84                                9      118,070,000    29.8   79.0%  1.48x
85 - 120                              22      238,151,755    60.1   77.3%  1.27x
121 - 180                              3       17,030,366     4.3   67.6%  1.60x
181 - 216                              1        6,996,089     1.8   75.8%  1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               37     $396,348,210   100.0%  77.4%  1.35x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:               111
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
                                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
GEOGRAPHIC LOCATION             PROPERTIES      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
TEXAS                               12       $119,947,600    30.3%  78.8%  1.43x
PENNSYLVANIA                         1         68,000,000    17.2   80.0%  1.21x
FLORIDA                              4         45,337,089    11.4   79.2%  1.45x
ARIZONA                              3         34,625,000     8.7   71.4%  1.31x
KENTUCKY                             2         23,750,000     6.0   79.9%  1.27x
MINNESOTA                            3         17,583,738     4.4   71.6%  1.27x
OTHER                               15         87,104,782    22.0   75.2%  1.36x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             40       $396,348,210   100.0%  77.4%  1.35X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------
       RANGE OF                    NUMBER      PRINCIPAL     % OF    WA    WA UW
        UW DSCR                   OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
1.18X - 1.19X                          1     $  4,800,000     1.2%  76.2%  1.18x
1.20X - 1.29X                         14      182,488,537    46.0   77.5%  1.23x
1.30X - 1.39X                          8       59,448,672    15.0   75.6%  1.33x
1.40X - 1.49X                          5       54,010,000    13.6   77.8%  1.46x
1.50X - 1.69X                          8       92,801,000    23.4   79.4%  1.55x
1.70X - 1.95X                          1        2,800,000     0.7   28.0%  1.95x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               37     $396,348,210   100.0%  77.4%  1.35x
--------------------------------------------------------------------------------
WA UW DSCR:                         1.35
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
--------------------------------------------------------------------------------
  RANGE OF REMAINING               NUMBER      PRINCIPAL     % OF    WA    WA UW
   TERMS TO MATURITY              OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
59 - 60                               2      $ 16,100,000     4.1%  77.3%  1.49x
61 - 84                               9       118,070,000    29.8   79.0%  1.48x
85 - 120                             22       238,151,755    60.1   77.3%  1.27x
121 - 180                             3        17,030,366     4.3   67.6%  1.60x
181 - 215                             1         6,996,089     1.8   75.8%  1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              37      $396,348,210   100.0%  77.4%  1.35x
--------------------------------------------------------------------------------
WA REMAINING TERM:                  109
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
-------------------------------------------------------------------------------------------------
                                                  NUMBER OF     PRINCIPAL     % OF     WA   WA UW
     PROPERTY TYPE          SUB PROPERTY TYPE    PROPERTIES      BALANCE      IPB     LTV    DSCR
-------------------------------------------------------------------------------------------------

MULTIFAMILY               Garden                     39       $394,525,072    99.5%  77.4%  1.35x
                             Subtotal                39       $394,525,072    99.5%  77.4%  1.35x
MANUFACTURED HOUSING      Manufactured Housing        1       $  1,823,137     0.5%  66.8%  1.24x
                             Subtotal                 1       $  1,823,137     0.5%  66.8%  1.24x
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              40       $396,348,210   100.0%  77.4%  1.35x
-------------------------------------------------------------------------------------------------

                                    10 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
   RANGE OF ORIGINAL               NUMBER      PRINCIPAL    % OF     WA    WA UW
   AMORTIZATION TERM              OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
180 - 240                             3      $  9,489,366     3.4%  51.6%  1.58x
241 - 300                             2         4,971,084     1.8   76.5%  1.31x
331 - 360                            22       261,417,760    94.8   77.6%  1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              27      $275,878,210   100.0%  76.7%  1.29x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:             354
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------
       RANGE OF                    NUMBER      PRINCIPAL     % OF    WA    WA UW
      CUT-OFF LTV                 OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
28.0% - 50.0%                          1     $  2,800,000     0.7%  28.0%  1.95x
50.1% - 60.0%                          1        2,889,366     0.7   52.5%  1.38x
60.1% - 65.0%                          1        9,875,000     2.5   63.7%  1.22x
65.1% - 70.0%                          4       15,021,769     3.8   67.1%  1.29x
70.1% - 75.0%                          2       24,750,000     6.2   74.2%  1.38x
75.1% - 80.0%                         26      325,524,773    82.1   78.9%  1.34x
80.1% - 82.9%                          2       15,487,302     3.9   81.7%  1.50x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               37     $396,348,210   100.0%  77.4%  1.35x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:          77.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------
                                   NUMBER      PRINCIPAL     % OF    WA    WA UW
    AMORTIZED TYPES               OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
   PARTIAL INTEREST-ONLY             13      $214,466,000    54.1%  77.6%  1.26x
   INTEREST-ONLY                     10       120,470,000    30.4   78.8%  1.50x
   BALLOON(2)                        12        55,722,844    14.1   77.1%  1.35x
SUBTOTAL                             35      $390,658,844    98.6%  77.9%  1.35x
--------------------------------------------------------------------------------
FULLY AMORTIZING                      2      $  5,689,366     1.4%  40.4%  1.66x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              37      $396,348,210   100.0%  77.4%  1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          PARTIAL INTEREST-ONLY PERIODS
--------------------------------------------------------------------------------
   RANGE OF PARTIAL                NUMBER      PRINCIPAL     % OF    WA    WA UW
 INTEREST-ONLY PERIODS            OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
12                                    2      $ 15,800,000     7.4%  75.6%  1.21x
13 - 24                               3        30,841,000    14.4   79.3%  1.39x
25 - 36                               7        99,825,000    46.5   75.7%  1.26x
49 - 60                               1        68,000,000    31.7   80.0%  1.21x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              13      $214,466,000   100.0%  77.6%  1.26x
--------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for the entire term.

(2)  Excludes the mortgage loans that pay interest-only for a portion of their term.

(3)  Excludes the fully amortizing mortgage loans.

(4)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------
   RANGE OF ORIGINAL               NUMBER      PRINCIPAL    % OF     WA    WA UW
   AMORTIZATION TERM              OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
179 - 240                              3     $  9,489,366     3.4%  51.6%  1.58x
241 - 300                              2        4,971,084     1.8   76.5%  1.31x
331 - 360                             22      261,417,760    94.8   77.6%  1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               27     $275,878,210   100.0%  76.7%  1.29x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:             353
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                    LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
-----------------------------------------------------------------------------------
             RANGE OF                 NUMBER      PRINCIPAL     % OF    WA    WA UW
           MATURITY LTV              OF LOANS      BALANCE      IPB     LTV    DSCR
-----------------------------------------------------------------------------------

43.6% - 50.0%                             1     $  3,800,000     1.0%  68.2%  1.46x
50.1% - 60.0%                             6       31,787,231     8.1   68.8%  1.24x
60.1% - 70.0%                            13       95,851,613    24.5   77.6%  1.35x
70.1% - 80.0%                            15      259,220,000    66.4   79.3%  1.36x
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  35     $390,658,844   100.0%  77.9%  1.35x
-----------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY/ARD DATE:     71.2%
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             YEAR BUILT/RENOVATED(4)
--------------------------------------------------------------------------------
        RANGE OF                 NUMBER OF     PRINCIPAL     % OF    WA    WA UW
  YEAR BUILT/RENOVATED          PROPERTIES      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
1967 - 1969                         2        $  4,623,137     1.2%  43.3%  1.67x
1970 - 1979                         5          82,038,291    20.7   79.7%  1.23x
1980 - 1989                        10         118,000,000    29.8   78.2%  1.42x
1990 - 1999                         5          37,671,975     9.5   79.1%  1.55x
2000 - 2005                        18         154,014,806    38.9   76.0%  1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            40        $396,348,210   100.0%  77.4%  1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------
                                   NUMBER      PRINCIPAL     % OF    WA    WA UW
 PREPAYMENT PROTECTION            OF LOANS      BALANCE      IPB     LTV    DSCR
--------------------------------------------------------------------------------
DEFEASANCE                           32      $340,578,770    85.9%  77.1%  1.36x
YIELD MAINTENANCE                     5        55,769,439    14.1   79.0%  1.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              37      $396,348,210   100.0%  77.4%  1.35x
--------------------------------------------------------------------------------

                                    11 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                             JPMCC 2005-LDP4

------------------------------------------------------------------------------------------------------------------------------
                                                     TOP 15 MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------
LOAN       LOAN NAME                          CUT-OFF DATE   % OF             UNIT OF  LOAN PER    UW    CUT-OFF     PROPERTY
SELLER(1)  (LOCATION)                            BALANCE      IPB    UNITS    MEASURE    UNIT     DSCR  LTV RATIO      TYPE
------------------------------------------------------------------------------------------------------------------------------

JPMCB      Regency Portfolio                 $  349,730,000  13.1% 2,253,353     SF    $    155  1.67x    75.1%       Retail
           (Various)
EHY        Silver City Galleria              $  137,514,971   5.1%   714,898     SF    $    192  1.42x    68.8%       Retail
           (Taunton, MA)
PNC        Plastipak Portfolio               $  100,000,000   3.7% 4,447,890     SF    $     22  1.80x    64.2%     Industrial
           (Various)
LASALLE    One World Trade Center            $   90,000,000   3.4%   564,752     SF    $    159  1.27x    68.7%       Office
           (Long Beach, CA)
JPMCB      Western US Alliance Data Systems                   2.6%   485,989     SF    $    146  1.34x    74.0%       Office
           Portfolio                         $   70,750,000
           (Various)                                          2.5%     1,026   Units   $ 66,277  1.21x    80.0%    Multifamily
EHY        Creekside Apartments              $   68,000,000
           (Bensalem, PA)                                     2.4% 1,464,595     SF    $     44  1.63x    76.3%       Office
LASALLE    Gateway Center                    $   64,874,218
           (Pittsburgh, PA)                                   2.1% 1,092,074     SF    $     50  1.45x    63.6%     Industrial
LASALLE    Roundy's Distribution Center      $   55,000,000
           (Oconomowoc, WI)                                   2.0%       351   Rooms   $151,282  1.72x    69.4%       Hotel
KEY        Hilton Glendale                   $   53,100,000
           (Glendale, CA)                                     2.0%   366,043     SF    $    143  1.36x    76.1%       Office
PNC        Waterway Plaza I & II             $   52,500,000
           (The Woodlands, TX)                                1.9%   276,461     SF    $    181  1.41x    79.4%       Office
JPMCB      Highland Landmark Building        $   50,000,000
           (Downers Grove, IL)                                1.9%   995,770     SF    $     50  1.26x    79.9%     Industrial
JPMCB      901 W. Landstreet Road Portfolio  $   49,952,442
           (Various)                                          1.9%   624,527     SF    $     80  1.34x    79.9%       Office
LASALLE    Metropolitan Bank Tower           $   49,950,542
           (Little Rock, AR)                                  1.5%   176,243     SF    $    221  1.57x    74.9%       Retail
LASALLE    Church Street Plaza               $   39,000,000
           (Evanston, IL)                                     1.4%   129,020     SF    $    301  1.19x    79.8%       Retail
LASALLE    Sterling Pointe Shopping Center   $   38,775,000
           (Lincoln, CA)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
           TOP 5 TOTAL/WEIGHTED AVERAGE      $  747,994,971  27.9%                               1.56x    71.6%
           TOP 10 TOTAL/WEIGHTED AVERAGE     $1,041,469,189  38.9%                               1.54x    72.1%
           TOP 15 TOTAL/WEIGHTED AVERAGE     $1,269,147,174  47.4%                               1.50x    73.4%
------------------------------------------------------------------------------------------------------------------------------

(1)  "JPMCB" = JPMorgan Chase Bank, N.A.; "EHY" = Eurohypo AG, New York Branch;
     "PNC" = PNC Bank, National Association; "LaSalle" = LaSalle Bank National
     Association; "KEY" = KeyBank National Association

                                    12 of 12

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

                                                                         ANNEX D

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
                                                                                      Analyst:
Administrator:

                                             REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                    JPMC05L4
      Monthly Data File Name:                         JPMC05L4_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:
      First Payment Date:                                      10/17/2005
      Rated Final Payment Date:

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
        DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
             UNDERWRITER: J.P. Morgan Securities Inc., ABN AMRO Inc.
             PNC Capital Markets Inc., KeyBanc Capital Markets Inc.,
                          Deutsche Bank Securities Inc.
                 MASTER SERVICER: GMAC Commercial Mortgage Corp.,
                           Midland Loan Services Inc.
                   SPECIAL SERVICER: J.E. Robert Company Inc.
           RATING AGENCY: Fitch Inc., Moody's Investors Services Inc.,
                       Dominion Bond Rating Service Inc.
================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005
WAC:
WA Life Term:
WA Amort Term:                                 ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)  ADJUSTMENT        RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000   Per 1,000      Per 1,000   Per 1,000     Per 1,000    Per 1,000     Next Rate (3)
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             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
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                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                            BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &               Prior        Int Accrual    Prepay-     Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------
10/17/05
------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses (2)      Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------
10/17/05
---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                     Special
Disclosure     Thru   Current P&I      P&I        Protection      Advance         Servicer    Foreclosure   Bankruptcy    REO
Control #      Date     Advance     Advances**     Advances   Description (1)   Transfer Date     Date         Date       Date
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but <1 month delinq        2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         5. Prepaid in Full
                                                         6. Specially Serviced
                                                         5. Prepaid in Full
                                                         6. Specially Serviced
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
                                                         9. REO
                                                        10. DPO
                                                        11. Modification
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================    0 to  60
                                               Weighted Average     61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                            Minimum Remaining Term                    Minimum Remaining Term 0
                            Maximum Remaining Term                    Maximum Remaining Term 0

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                              MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period           1. P&I Adv - delinquent 1 month        7. Foreclosure
              B. P&I Adv - < one month delinq        2. P&I Adv - delinquent 2 months       8. Bankruptcy
                                                     3. P&I Adv - delinquent 3+ months      9. REO
                                                     4. Mat. Balloon/Assumed P&I           10. DPO
                                                     5. Prepaid in Full                    11. Modification
                                                     6. Specially Serviced
====================================================================================================================================

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - <1 month delinq.           2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        5. Prepaid in Full
                                                        6. Specially Serviced
                                                        7. Foreclosure
                                                        8. Bankruptcy
                                                        9. REO
                                                       10. DPO
                                                       11. Modification
====================================================================================================================================

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 10/17/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   10/17/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP4                 Next Payment:   11/15/2005
                                                                                      Record Date:     9/30/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================

09/08/2005 - 09:10 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                    ---------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                               September 22, 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering.
The capitalized terms used in this prospectus are defined on the pages indicated
under the caption "Index of Defined Terms" beginning on page 122 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270
Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                                       ii

SUMMARY OF PROSPECTUS ....................................................     1
RISK FACTORS .............................................................     9
   Your Ability to Resell Certificates May Be Limited Because of Their
      Characteristics ....................................................     9
   The Assets of the Trust Fund May Not Be Sufficient to Pay Your
      Certificates .......................................................     9
   Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
      Flow and May Affect Your Yield .....................................    10
   Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks ..    11
   Commercial and Multifamily Mortgage Loans Have Risks That May Affect

   Failure to Comply with Environmental Law May Result in Additional
      Losses .............................................................    15
   Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged
      Properties .........................................................    16
   Poor Property Management May Adversely Affect the Performance of the
      Related Mortgaged Property .........................................    16
   One Action Jurisdiction May Limit the Ability of the Servicer to
      Foreclose on a Mortgaged Property ..................................    17
   Rights Against Tenants May Be Limited if Leases Are Not Subordinate to
      Mortgage or Do Not Contain Attornment Provisions ...................    17
   If Mortgaged Properties Are Not in Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss May Be Limited ...............    17
   Inspections of the Mortgaged Properties Will Be Limited ...............    18
   Compliance with Americans with Disabilities Act May Result in

   Certain Federal Tax Considerations Regarding Original Issue Discount ..    19
   Bankruptcy Proceedings Could Adversely Affect Payments on Your
      Certificates .......................................................    19
   Book-Entry System for Certain Classes May Decrease Liquidity and Delay
      Payment ............................................................    20
   Delinquent and Non-Performing Mortgage Loans Could Adversely Affect
      Payments on Your Certificates ......................................    20
   In The Event of an Early Termination of a Swap Agreement Due to Certain
      Swap Termination Events, a Trust May Be Required to Make a Large
      Termination Payment to any Related Swap Counterparty ...............    21
   Your Securities Will Have Greater Risk if an Interest Rate Swap
      Agreement Terminates ...............................................    21
   Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have
      Tendered Your Reset Rate Certificates ..............................    21
   If a Failed Remarketing Is Declared, You Will Be Required To Rely On a
      Sale Through the Secondary Market If You Wish To Sell Your Reset

                                       iii

   Distributions on the Certificates in Respect of Prepayment Premiums or

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                        v

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                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each series
                                 of certificates will, in general, consist of a
                                 pool of loans secured by liens on, or security
                                 interests in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively-owned
                                      dwelling units or shares allocable to a
                                      number of those units and the related
                                      leases; or

                                 o    office buildings, shopping centers, retail
                                      stores and establishments, hotels or
                                      motels, nursing homes, hospitals or other
                                      health-care related facilities, mobile
                                      home parks, warehouse facilities,
                                      mini-warehouse facilities, self-storage
                                      facilities, industrial plants, parking
                                      lots, mixed use or various other types of
                                      income-producing properties described in
                                      this prospectus or unimproved land.

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                                        1

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                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus supplement,
                                 some mortgage loans may be delinquent. In no
                                 event will delinquent mortgage loans comprise
                                 20 percent or more of the trust fund at the
                                 time the mortgage loans are transferred to the
                                 trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o    may provide for no accrual of interest or
                                      for accrual of interest at a mortgage
                                      interest rate that is fixed over its term
                                      or that adjusts from time to time, or that
                                      the borrower may elect to convert from an
                                      adjustable to a fixed mortgage interest
                                      rate, or from a fixed to an adjustable
                                      mortgage interest rate;

                                 o    may provide for level payments to maturity
                                      or for payments that adjust from time to
                                      time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of certain events, and may
                                      permit negative amortization;

                                 o    may be fully amortizing or partially
                                      amortizing or non-amortizing, with a
                                      balloon payment due on its stated maturity
                                      date;

                                 o    may prohibit prepayments over its term or
                                      for a certain period and/or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with
                                      certain prepayments; and

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, quarterly, semi-annually or at
                                      another interval specified in the related
                                      prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the Trust
                                 Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to
                                 a series of certificates may also include, or
                                 consist of:

                                 o    private mortgage participations, mortgage
                                      pass-through certificates or other
                                      mortgage-backed securities; or

                                 o    Certificates insured or guaranteed by any
                                      of the Federal Home Loan Mortgage
                                      Corporation, the Federal National Mortgage
                                      Association, the Governmental National
                                      Mortgage Association or the Federal
                                      Agricultural Mortgage Corporation.

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                                        2

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                                 Each of the above mortgage assets will evidence
                                 an interest in, or will be secured by a pledge
                                 of, one or more mortgage loans that conform to
                                 the descriptions of the mortgage loans
                                 contained in this prospectus. See "Description
                                 of the Trust Funds--MBS" in this prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Other Accounts.............   The prospectus supplement for each trust fund
                                 will also describe any other accounts
                                 established for a series of offered
                                 certificates. These may include, for any series
                                 that contains reset rate certificates, a
                                 remarketing fee account.

D. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

E. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also include
                                 interest rate exchange agreements, interest
                                 rate

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                                        3

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                                 cap or floor agreements, or currency exchange
                                 agreements, all of which are designed to reduce
                                 the effects of interest rate or currency
                                 exchange rate fluctuations on the mortgage
                                 assets or on one or more classes of
                                 certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                 o    are senior or subordinate to one or more
                                      other classes of certificates in
                                      entitlement to certain distributions on
                                      the certificates;

                                 o    are principal-only certificates entitled
                                      to distributions of principal, with
                                      disproportionately small, nominal or no
                                      distributions of interest;

                                 o    are interest-only certificates entitled to
                                      distributions of interest, with
                                      disproportionately small, nominal or no
                                      distributions of principal;

                                 o    provide for distributions of interest on,
                                      or principal of, the certificates that
                                      begin only after the occurrence of certain
                                      events, such as the retirement of one or
                                      more other classes of certificates of that
                                      series;

                                 o    provide for distributions of principal of
                                      the certificates to be made, from time to
                                      time or for designated periods, at a rate
                                      that is faster or slower than the rate at
                                      which payments or other collections of
                                      principal are received on the mortgage
                                      assets in the related trust fund;

                                 o    provide for controlled distributions of
                                      principal to be made based on a specified
                                      schedule or other methodology, subject to
                                      available funds; or

                                 o    provide for distributions based on
                                      collections of prepayment premiums, yield
                                      maintenance penalties or equity
                                      participations on the mortgage

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                                        4

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                                      assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal balance
                                 or, in the case of interest-only certificates,
                                 on a notional amount. Each class of
                                 certificates entitled to interest will accrue
                                 interest based on a fixed, variable, reset or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or fixed
                                 pass-through interest rate, or, in the case of
                                 a variable, reset or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided in
                                 the related prospectus supplement. See "Risk
                                 Factors--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" and
                                 "Description of the Certificates" in this
                                 prospectus.

Distributions of Interest on
   the Certificates...........   Interest on each class of offered certificates,
                                 other than certain classes of principal-only
                                 certificates and certain classes of residual
                                 certificates, of each series will accrue at the
                                 applicable fixed, variable, reset or adjustable
                                 pass-through interest rate on the principal
                                 balance or, in the case of certain classes of
                                 interest-only certificates, on the notional
                                 amount, outstanding from time to time. Interest
                                 will be distributed to you as provided in the
                                 related prospectus supplement on specified
                                 distribution dates. Distributions of interest
                                 with respect to one or more classes of accrual
                                 certificates may not begin until the occurrence
                                 of certain events, such as the retirement of
                                 one or more other classes of certificates, and
                                 interest accrued with respect to a class of
                                 accrual certificates before the occurrence of
                                 that event will either be added to its
                                 principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and in the related prospectus
                                 supplement. See "Risk Factors--Prepayments of
                                 the Mortgage Assets Will Affect the Timing of
                                 Your Cash Flow and May Affect Your Yield";
                                 "Yield and Maturity Considerations" and
                                 "Description of the Certificates--Distributions
                                 of Interest on the Certificates" in this
                                 prospectus.

Distributions of Principal of
   the Certificates...........   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain

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                                        5

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                                 classes of residual certificates, will have a
                                 principal balance. The principal balance of a
                                 class of certificates will represent the
                                 maximum amount that you are entitled to receive
                                 as principal from future cash flows on the
                                 assets in the related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o    be made at a rate that is faster, and, in
                                      some cases, substantially faster, than the
                                      rate at which payments or other
                                      collections of principal are received on
                                      the mortgage assets in the related trust
                                      fund;

                                 o    be made at a rate that is slower, and, in
                                      some cases, substantially slower, than the
                                      rate at which payments or other
                                      collections of principal are received on
                                      the mortgage assets in the related trust
                                      fund;

                                 o    not commence until the occurrence of
                                      certain events, such as the retirement of
                                      one or more other classes of certificates
                                      of the same series;

                                 o    be made, subject to certain limitations,
                                      based on a specified principal payment
                                      schedule resulting in a controlled
                                      amortization class of certificates; or

                                 o    be contingent on the specified principal
                                      payment schedule for a controlled
                                      amortization class of the same series and
                                      the rate at which payments and other
                                      collections of principal on the mortgage
                                      assets in the related trust fund are
                                      received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the Certificates--Distributions
                                 of Principal on the Certificates" in this
                                 prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit support
                                 and/or any other specified person may be
                                 obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any of
                                 the advances of principal and interest made
                                 with respect to a particular mortgage loan will
                                 be reimbursable from subsequent recoveries from
                                 the related mortgage loan and otherwise to the
                                 extent described in this prospectus and in the
                                 related prospectus supplement. If provided in
                                 the prospectus supplement for a series of
                                 certificates, any entity making these advances
                                 may be entitled to receive interest on those
                                 advances while they are outstanding, payable
                                 from amounts in the related trust fund. If a

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                                        6

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                                 trust fund includes mortgage participations,
                                 pass-through certificates or other
                                 mortgage-backed securities, any comparable
                                 advancing obligation will be described in the
                                 related prospectus supplement. See "Description
                                 of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
   Certificates...............   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

Certain Federal Income Tax
   Consequences...............   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations..   If you are a fiduciary of any retirement plans
                                 or certain other employee benefit plans and
                                 arrangements, including individual retirement
                                 accounts, annuities,

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                                        7

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                                 Keogh plans, and collective investment funds
                                 and insurance company general and separate
                                 accounts in which those plans, accounts,
                                 annuities or arrangements are invested, that
                                 are subject to ERISA or Section 4975 of the
                                 Internal Revenue Code, you should carefully
                                 review with your legal advisors whether the
                                 purchase or holding of offered certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 either under ERISA or the Internal Revenue
                                 Code. See "Certain ERISA Considerations" in
                                 this prospectus and in the related prospectus
                                 supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

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                                        8

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o    The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o    The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o    The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o    The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                        9

     o    The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o    A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk"
          or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o    A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o    the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the
Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o    Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o    Increases in interest rates, real estate tax rates and other operating expenses;

     o    Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o    Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o    Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

     o    The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o    Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o    Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to

                                       13

alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o    The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o    The financial condition and operating history of the borrower and the related mortgaged property;

     o    Tax laws and rent control laws, with respect to certain residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o    The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot

                                       14

assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of

                                       15

any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, see
"Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies."

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

                                       16

     o    responding to changes in the local market; and

     o    advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

     ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE
ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one
"one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial

                                       17

casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction

                                       18

rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the
Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA
Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion"
income to you, which:

     o    generally, will not be subject to offset by losses from other activities;

     o    if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o    if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

                                       19

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

     o    the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o    your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o    your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
          Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o    you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans

                                       20

that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust
Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
TERMINATION EVENTS, A TRUST FUND MAY BE REQUIRED TO MAKE A LARGE TERMINATION
PAYMENT TO ANY RELATED SWAP COUNTERPARTY

     To the extent described in the related prospectus supplement, a trust fund may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust fund or the related swap counterparty.

     If a termination event under any of these swap agreements occurs and the trust fund owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust fund may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
TERMINATES

     If on any distribution date a payment is due to the trust fund under an interest rate swap agreement, but the related swap counterparty defaults and the trust fund is unable to arrange for a replacement swap agreement, holders of securities entitled to payment under an interest rate swap agreement will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust fund would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust fund may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
YOUR RESET RATE CERTIFICATES

     The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform DTC,
Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

     Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive

                                       21

timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

     In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund may include:

     1.   various types of multifamily or commercial mortgage loans,

     2.   mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans,

     3.   direct obligations of the United States or other governmental agencies, or

     4.   a combination of the assets described above.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o    Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o    Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

                                       22

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related
Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o    debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected

                                       23

more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o    the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
          Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

          (a)  the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

          (b)  the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o    the cost replacement method which calculates the cost of replacing the property at that date,

     o    the income capitalization method which projects value based upon the property's projected net cash flow, or

     o    upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on

                                       24

inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o    will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o    may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o    may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o    may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o    the type or types of property that provide security for repayment of the mortgage loans,

     o    the earliest and latest origination date and maturity date of the mortgage loans,

     o    the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

                                       25

     o    the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
          Loan-to-Value Ratio of the mortgage loans,

     o    the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o    with respect to mortgage loans with adjustable mortgage interest rates
          ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o    the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
          Service Coverage Ratios, and the weighted average of the Debt Service
          Coverage Ratios, and

     o    the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission following that issuance.

MBS

     MBS may include:

     o    private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o    certificates insured or guaranteed by the Federal Home Loan Mortgage
          Corporation ("FHLMC"), the Federal National Mortgage Association
          ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
          the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each
          MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                       26

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o    the original and remaining term to stated maturity of the MBS, if applicable,

     o    the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o    the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o    the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
          Prospectus Supplements" above, and

     o    the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

     The prospectus supplement for each trust fund will also describe any other accounts established for a series of offered certificates. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the

                                       27

identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk
Factors--Credit Support May Not Cover Losses" and "Description of Credit
Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       28

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable, reset or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See
"Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your
Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable, reset or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.
The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       29

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       30

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o    the availability of mortgage credit,

     o    the relative economic vitality of the area in which the Mortgaged
          Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o    requirements that principal prepayments be accompanied by Prepayment
          Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       31

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.
Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or
"shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       32

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related
Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.
This slower

                                       33

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       34

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1.   amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a
Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue,
New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                                       35

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

     o    are senior (collectively, "Senior Certificates") or subordinate
          (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o    are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o    provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o    provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o    provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any

                                       36

distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the
Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive
Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset or adjustable.
The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued
Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1.   based on the principal balances of some or all of the mortgage assets in the related trust fund,

                                       37

     2.   equal to the principal balances of one or more other classes of certificates of the same series, or

     3.   an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

     Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. Unless otherwise specified in the related prospectus supplement, for any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not
LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

     o    "30/360" which means that interest is calculated on the basis of a
          360-day year consisting of twelve 30-day months;

     o    "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

     o    "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

     o    "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

                                       38

     o    "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be;
          and

     o    "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International Securities
          Market Association ("ISMA"), which means that interest is calculated on the following basis:

          o    where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such
               determination period and (B) the number of distribution dates that would occur in one calendar year; or

          o    where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

               (1)  the number of days in such accrual period falling in the determination period in which the accrual period begins
                    divided by the product of (x) the number of days in such
                    determination period and (y) the number of distribution
                    dates that would occur in one calendar year; and

               (2)  the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the
                    number of distribution dates that would occur in one
                    calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

     For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

     LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading

                                       39

European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

     For this purpose:

     o    "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

     o    "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

     o    "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

     For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

     Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

     If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

     o    If the rate described above is not published in H.15(519) by 3:00
          p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the
          Remarketing Terms Determination Date, as published in H.15 Daily
          Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper-- Financial". The "Bond
          Equivalent Yield" will be calculated as follows:

               Bond Equivalent Yield =     N x D
                                       ------------ x 100
                                       360 (D x 90)

          where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N"
          refers to 365 or 366, as the case may be.

     o    If the rate described in the prior paragraph cannot be determined, the
          Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

     o    The Commercial Paper Rate will be subject to a lock-in period of six
          New York City business days.

     CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

                                       40

     o    If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

     o    If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

     The following procedures will apply if the CMT Rate cannot be determined as described above:

     o    If the rate described above is not displayed on the relevant page by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the
          CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

     o    If the applicable rate described above is not published in H.15(519)
          or another recognized electronic source for displaying such rate by
          3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the
          Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the
          Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated CMT Money line Telerate
          Page shown above and published in H.15(519).

     o    If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New
          York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

     o    If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

                                       41

     o    If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

     o    If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

     Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

     o    If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
          City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily
          Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
          (Effective)".

     o    If the rate described above does not appear on Money line Telerate
          Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00
          p.m., New York City time, on that interest determination date, the
          Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight
          U.S. Dollar Federal funds arranged by three leading brokers of Federal
          Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

     o    If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

     91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the
United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

     In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

     The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

     Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

     The following procedures will be observed if the Prime Rate cannot be determined as described above:

                                       42

     o    If the rate described above is not published in H.15(519) prior to
          3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15
          Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

     o    If the above rate is not published in either H.15(519), H.15 Daily
          Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
          Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

     o    If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

     o    If the selected banks are not quoting as mentioned above, the Prime
          Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless

                                       43

otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

     Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

     Interest will be payable on the reset rate certificates on the applicable distribution date as set forth in the related prospectus supplement. Unless otherwise specified in the prospectus supplement:

     o    interest on a class of reset rate certificates during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

     o    interest on a class of reset rate certificates during any reset period when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
          and

     o    interest on a class of reset rate certificates during any reset period when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under "--Determination of Interest Rates--Day Count Basis; Interest Rate Change Dates;
          Interest Rate Determination Dates" above.

     Except for the initial accrual period and unless otherwise specified in the related prospectus supplement:

     o    an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

     o    accrual periods when a class of reset rate certificates bears interest at a fixed rate will begin generally on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

     Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

     Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

     The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

                                       44

     o    the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

     o    the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

     The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

     Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

     Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of Reset
Rate Certificates; Remarketing Procedures" below.

     Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

     o    at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

     o    at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

     Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

     o    the expected weighted average life of that class of reset rate certificates;

     o    the name and contact information of the remarketing agents;

     o    the next reset date and reset period;

     o    the applicable minimum denomination and additional increments;

     o    if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

     o    the interest rate mode, i.e., fixed rate or floating rate;

                                       45

     o    if in floating rate mode, the applicable interest rate index;

     o    if in floating rate mode, the interval between interest rate change dates;

     o    if in floating rate mode, the applicable interest rate determination date;

     o    if in fixed rate mode, the applicable fixed rate pricing benchmark;

     o    whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

     o    the applicable interest rate day count convention;

     o    the related all-hold rate, if applicable; and

     o    the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

     The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in Europe
("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

     On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

     If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

     If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

     Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to the reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the

                                       46

principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

     In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

     Timeline: The following chart shows an example of a timeline of the remarketing process:

                               [FLOWCHART OMITTED]

     The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

     Failed Remarketing. There will be a failed remarketing if:

     o    the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

                                       47

     o    the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

     o    either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

     o    one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
          "--Floating Rate Mode" and "--Fixed Rate Mode" below;

     o    certain conditions specified in the related remarketing agreement are not satisfied; or

     o    any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

     In the event a failed remarketing is declared with respect to a class of reset rate certificates:

     o    all holders of that class will retain their reset rate certificates;

     o    the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

     o    the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

     o    any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

     If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

     Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

     In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

     Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

                                       48

     o    the applicable spread as determined by the remarketing agents on the spread determination date; and

     o    the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

     Unless otherwise specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

     In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust fund may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

     Each such swap agreement will terminate, unless otherwise provided in the related prospectus supplement, on the earliest to occur of:

     o    the next succeeding reset date;

     o    the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

     o    if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

     Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

     Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

     o    inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates,
          and

     o    request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and
          Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

                                       49

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

     On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

     If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

     The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

     No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that

                                       50

reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

     Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

     Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the

                                       51

advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o    the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o    the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o    if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o    information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       52

     o    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o    the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued
          Certificate Interest has been added to that balance;

     o    if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o    the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o    if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o    to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       53

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in
this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See
"Description of the Pooling Agreements--Events of Default" and "--Resignation
and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o    the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is

                                       54

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry Certificate
(a "Certificate Owner") is in turn to be recorded on the Direct and Indirect
Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate
Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o    the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       55

     o    the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
          DTC, the Participants holding beneficial interests in the Book-Entry
          Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                                       56

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017,
Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days

                                       57

after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the
Depositor, and one of those persons will be required to notify the relevant
Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the
Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset
Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o    the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o    the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
          Mortgage;

     o    the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage
Asset Seller; however, the Warranting Party may also be an affiliate of the
Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the

                                       58

related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1.   the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3.   the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in

                                       59

the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing
Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing
Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the

                                       60

following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and
          Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation
          Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any
          Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6.   any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7.   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage
          Asset Seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases" above, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon
          Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
          Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8.   any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses"
          below;

     9.   to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" below;

     11.  any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

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     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to the certificateholders on each distribution date;

     2.   to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3.   to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
          Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4.   to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
          Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5.   to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4)
          above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise
          distributable on one or more classes of Subordinate Certificates of the related series;

     6.   if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7.   if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8.   to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the
          Master Servicer and the Depositor" below;

     9.   if described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
          Regarding the Trustee" below;

                                       62

     11.  if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13.  to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
          Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Federal Income Tax Consequences for
          REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in
          this prospectus;

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
          certificateholders;

     18.  to make any other withdrawals permitted by the related Pooling
          Agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable

                                       63

party to assume the mortgage loan and the laws of the jurisdiction in which the
Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related
Mortgaged Property, the coverage consistent with the requirements of the
Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The Pooling
Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements

                                       64

less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See
"Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in
this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other
(which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified

                                       65

twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2.   to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3.   to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the

                                       66

trustee) adversely affect in any material respect the interests of any holder;
and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1.   reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2.   adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3.   modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various

                                       67

certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o    any conditions to payment under the credit support not otherwise described in this prospectus,

     o    any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
          Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       69

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC after issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the SEC after issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC after issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       70

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                                       71

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC. In cases where hotels or motels constitute

                                       72

loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to

                                       73

determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.
For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"), and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and

                                       74

burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks"
below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize

                                       75

upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the

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bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

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     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried

                                       78

on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA"), and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o    may pose an imminent or substantial endangerment to human health or welfare or the environment,

     o    may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

     o    may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial, treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

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     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

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     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a
"due-on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential,

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including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant

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governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1.   hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2.   the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1.   the making of an election,

     2.   compliance with the Pooling Agreement and any other governing documents and

     3.   compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC
          Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made"
in this prospectus.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in

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the same proportion that the assets of the REMIC Pool would be treated as "loans
.. . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section
856(c)(5)(B), and interest, including original issue discount, on the Regular
Certificates and income with respect to Residual Certificates will be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.
For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of
Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations"
and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

                                       85

     1.   the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day
          (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2.   substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o    a mortgage in default or as to which default is reasonably foreseeable,

     o    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o    a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

     In addition to the foregoing requirements, the various interests in a REMIC
Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which

                                       86

distributions, if any, are made pro rata. A regular interest is an interest in a
REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.
The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes

                                       87

as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on
Treasury regulations (the "OID Regulations") under Code Sections 1271 through
1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular
Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference
Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID
Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular
Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity

                                       88

of the Regular Certificate multiplied by the weighted average maturity of the
Regular Certificate. For this purpose, the weighted average maturity of the
Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated
redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The
Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The
Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     1.   the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated
          redemption price at maturity and (b) the distributions made on the
          Regular Certificate during the accrual period that are included in the
          Regular Certificate's stated redemption price at maturity, over

     2.   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2.   events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       89

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1.   the issue price does not exceed the original principal balance by more than a specified amount, and

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     2.   the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d)  a single fixed rate and a single objective rate that is a
               "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the

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stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in

                                       92

which the related market discount income is recognized or the Regular
Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the
Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

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Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1.   if a Regular Certificate is held as part of a "conversion transaction"
          as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
          Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2.   in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3.   to the extent that the gain does not exceed the excess, if any, of (a)
          the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general

                                       94

be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of
Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular
Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual
Certificateholders in proportion to their respective holdings of Residual
Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1.   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3.   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

                                       95

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual
Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual
Certificateholder as to whom that loss was disallowed and may be used by that
Residual Certificateholder only to offset any income generated by the same REMIC
Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

                                       96

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market
Discount" below regarding the basis of mortgage loans to the REMIC Pool and
"--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the
Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of
Regular Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the

                                       97

closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of
Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable
Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by
(2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual
Certificate at the beginning of a quarter is the issue price of the Residual
Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual
Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of

                                       98

dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not
U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual
Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1.   "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or

                                       99

          instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization
          (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
          Section 511,

     2.   "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
          Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity,
          and

     3.   an "electing large partnership" means any partnership having more than
          100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor

                                      100

conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)  the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term

                                      101

"U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations)
created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United
States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to
Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

     The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of

                                      102

Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a)  substitution within two years of the Startup Day for a defective
               (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily

                                      103

residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the
REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC
Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In

                                      104

general, that allocable portion will be determined based on the ratio that a
REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding
REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual
Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular
Certificate; and Form W-8IMY, with supporting documentation as specified in the
Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary
(other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury
Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular
Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S.
financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are
Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

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Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning
Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on "reportable payments"
(including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the
Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury Regulations
Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the
Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS

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Publication 938 with respect to a particular series of Regular Certificates.
Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard
Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under
Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through
2009, and reinstated after 2010 under the Economic Growth and Tax Relief
Reconciliation Act of 2001. As a result, those investors holding Standard
Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Standard
Certificates--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

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     1.   Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2.   Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
          Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3.   Standard Certificate owned by a REMIC will be considered to represent an "obligation... which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual

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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the

                                      110

sale of a Standard Certificate will be treated as ordinary income (1) if a
Standard Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.
Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1.   we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2.   the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3.   certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage

                                      111

pool containing variable-rate mortgage loans, in the opinion of Cadwalader,
Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of
Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.
While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of
Stripped Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable
Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount

                                      112

required to be included in the income of a holder of a Stripped Certificate
(referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates" above. However, with the apparent exception of a Stripped
Certificate qualifying as a market discount obligation, as described under
"--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated
redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped
Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped

                                      113

Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2.   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3.   a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

     As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and an interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts

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required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped
Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "Federal
Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

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     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60
exempt from the application of the prohibited transaction provisions of Sections
406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the
Exemptions would have to be satisfied in order for PTCE 95-60 to be available.
Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to
ERISA, which provides certain exemptive relief from the provisions of Part 4 of
Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan

                                       117

invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences for REMIC Certificates--Taxation of
Residual Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the
Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the

                                       118

affected investors to rely solely upon existing state law, and not SMMEA.
Pursuant to Section 347 of the Riegle Community Development and Regulatory
Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities,"
but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this regard, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain
"residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and
"commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the
NCUA, effective

                                       119

October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1.   by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus

                                      120

supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

     In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust fund and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of

                                       121

any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents
(unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017,
Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement")
relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement
includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling The
Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       122

                             INDEX OF DEFINED TERMS

1998 Policy Statement ....................................................   118
30/360 ...................................................................    37
401(c) Regulations .......................................................   116
91-day Treasury Bill Rate ................................................    41
91-day Treasury Bills ....................................................    41
Accrual Certificates .....................................................    36
Accrued Certificate Interest .............................................    36
Actual/360 ...............................................................    37
Actual/365 (fixed) .......................................................    37
Actual/Actual (accrual basis) ............................................    37
Actual/Actual (ISMA) .....................................................    38
Actual/Actual (payment basis) ............................................    38
ADA ......................................................................    82
Amendments ...............................................................   116
ARM Loans ................................................................    25
Available Distribution Amount ............................................    35
Bankruptcy Code ..........................................................    73
Bond Equivalent Yield ....................................................    39
Book-Entry Certificates ..................................................    35
Cash Flow Agreement ......................................................    27
CERCLA ...................................................................    78
Certificate Owner ........................................................    54
Clearstream ..............................................................    45
CMT Rate .................................................................    39
Code .....................................................................    52
Commercial Paper Rate ....................................................    39
Cooperatives .............................................................    22
CPR ......................................................................    31
Debt Service Coverage Ratio ..............................................    23
defective obligation .....................................................    85
Definitive Certificates ..................................................    35
Depositor ................................................................    22
Determination Date .......................................................    28
Direct Participants ......................................................    53
Disqualified Organization ................................................    98
Distribution Date Statement ..............................................    51
DOL ......................................................................   115
Dow Jones Market Service Page 3750 .......................................    39
DTC ......................................................................    35
Due Dates ................................................................    24
Due Period ...............................................................    28
EDGAR ....................................................................   121
electing large partnership ...............................................    99
Equity Participation .....................................................    25
Euroclear ................................................................    45
Event of Default .........................................................    65
Excess Funds .............................................................    34
excess servicing .........................................................   109
Exemptions ...............................................................   116
FAMC......................................................................    26
Federal Funds Rate .......................................................    41
FHLMC ....................................................................    26
FNMA .....................................................................    26
Garn Act .................................................................    80
GNMA .....................................................................    26
Indirect Participants ....................................................    54
Insurance and Condemnation Proceeds ......................................    60
IRS ......................................................................    83
ISMA .....................................................................    38
L/C Bank .................................................................    69
LIBOR Determination Date .................................................    39
Liquidation Proceeds .....................................................    60
Loan-to-Value Ratio ......................................................    24
Lock-out Date ............................................................    25
Lock-out Period ..........................................................    25
MBS ......................................................................    22
MBS Agreement ............................................................    26
MBS Issuer ...............................................................    26
MBS Servicer .............................................................    26
MBS Trustee...............................................................    26
Mortgage Asset Seller ....................................................    22
Mortgage Notes ...........................................................    22
Mortgaged Properties .....................................................    22
Mortgages ................................................................    22
NCUA .....................................................................   118
Net Leases ...............................................................    23
Net Operating Income .....................................................    23
Nonrecoverable Advance ...................................................    50
Non-SMMEA Certificates ...................................................   117
Non-U.S. Person ..........................................................   104
OCC ......................................................................   118
OID Regulations ..........................................................    87
OTS ......................................................................   118
Participants .............................................................    53
Parties in Interest ......................................................   115
Pass-Through Entity ......................................................    99
Permitted Investments ....................................................    59
Plans ....................................................................   115
Pooling Agreement ........................................................    56
prepayment ...............................................................    31
Prepayment Assumption ....................................................    88
Prepayment Interest Shortfall ............................................    28
Prepayment Premium .......................................................    25
Prime Rate ...............................................................    41
PTCE .....................................................................   116
Random Lot Certificates ..................................................    87
Record Date ..............................................................    36

                                       123

Reference Banks .......................................................      39
Reform Act ............................................................      86
Registration Statement ................................................     121
Regular Certificateholder .............................................      86
Regular Certificates ..................................................      83
Related Proceeds ......................................................      50
Relief Act ............................................................      81
REMIC .................................................................   7, 83
REMIC Certificates ....................................................      83
REMIC Pool. ...........................................................      83
REMIC Pool ............................................................      83
REMIC Regulations .....................................................      83
REO Property ..........................................................      58
Residual Certificateholders ...........................................      94
Residual Certificates .................................................      36
secured-creditor exemption ............................................      79
Securities Act ........................................................     120
Senior Certificates ...................................................      35
Servicing Standard ....................................................      58
Similar Law ...........................................................     115
SMMEA .................................................................     117
SPA ...................................................................      31
Standard Certificateholder ............................................     107
Standard Certificates .................................................     107
Startup Day ...........................................................      84
Stripped Certificateholder ............................................     112
Stripped Certificates .................................................     110
Subordinate Certificates ..............................................      35
Sub-Servicing Agreement ...............................................      59
Title V ...............................................................      80
Treasury ..............................................................      83
Treasury Notes ........................................................      40
U.S. Person ...........................................................     101
Value .................................................................      24
Warranting Party ......................................................      57

                                       124

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     The attached diskette contains a Microsoft Excel(1), 2000 spreadsheet file
(the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-LDP4.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in
Annex A-1, Annex A-2 and Annex B to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement.
To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2 and Annex B to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

Federal Income Tax Consequences for Certificates as to Which No REMIC

     DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL DECEMBER
21, 2005.

                                 $2,069,907,000
                                  (APPROXIMATE)

                                J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2005-LDP4

Class A-1 Certificates     $   84,707,000
Class A-2 Certificates     $  227,323,000
Class A-2FL Certificates   $  200,000,000
Class A-3A1 Certificates   $  179,929,000
Class A-3A2 Certificates   $   75,000,000
Class A-4 Certificates     $  580,269,000
Class A-SB Certificates    $  130,376,000
Class A-M Certificates     $  267,707,000
Class A-J Certificates     $  204,127,000
Class X-2 Certificates     $2,602,260,000
Class B Certificates       $   50,196,000
Class C Certificates       $   23,424,000
Class D Certificates       $   46,849,000

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                    JPMORGAN
                              ABN AMRO INCORPORATED
                            DEUTSCHE BANK SECURITIES
                             KEYBANC CAPITAL MARKETS
                            PNC CAPITAL MARKETS, INC.

                               SEPTEMBER 22, 2005

================================================================================

    J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., SERIES 2005-LDP4